Filed Pursuant to Rule 424(b)(3)

Registration No. 333-199129

PROSPECTUS

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

$1,000,000,000 of Common Stock: Class A Shares, Class T Shares and Class T-3 Shares

We are a Maryland corporation organized on December 19, 2013 and sponsored by Inland Real Estate Investment Corporation, or IREIC. We intend to primarily acquire, directly or indirectly, a portfolio of multi-family properties located primarily in the top 100 metropolitan statistical areas throughout the United States. We expect that once we have used all of the net proceeds raised in this offering to acquire real estate assets, our real estate portfolio will consist primarily of “stabilized” Class A and Class B multi-family properties. We are offering and selling up to $1.0 billion of shares of our common stock on a “reasonable best efforts” basis, referred to herein as the “primary offering,” through Inland Securities Corporation, or Inland Securities, our dealer manager. Inland Securities is a member of the Financial Industry Regulatory Authority, Inc., or FINRA. “Reasonable best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We are offering three classes of our common stock: Classes A, T and T-3 common stock, which we refer to individually as our Class A, T and T-3 Shares, and collectively as our common stock. We are also offering and selling up to $190.0 million of Class A, T and T-3 Shares, in any combination, to be issued pursuant to our distribution reinvestment plan. There are differing selling fees and commissions for each class. The Company will also pay a distribution and stockholder servicing fee, subject to certain limits, on the Class T and T-3 Shares sold in the primary offering. We reserve the right to reallocate shares of common stock between our distribution reinvestment plan and our primary offering, and among classes of common stock. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (a “REIT”), commencing with the tax year ended December 31, 2015.

INVESTING IN OUR COMMON STOCK INVOLVES A SUBSTANTIAL DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. See “Risk Factors” beginning on page 41. Material risks of an investment in our common stock include:

•	No public market currently exists, and one may never exist, for our shares. Our board does not have any current plans to list our shares or pursue any other liquidity event, and we cannot guarantee that a liquidity event will occur.

•	The offering prices are not indicative of the prices at which you may be able to sell your shares, and are not based on the book value or net asset value of our current or expected investments or our current or expected cash flow.

•	We cannot guarantee that we will continue to pay distributions.

•	We have paid, and may continue to pay, all or a substantial portion of our distributions from net offering proceeds. If our cash flow from operations is not sufficient to pay distributions for any particular period, we may continue to fund distributions from net offering proceeds or other sources other than cash flow from operations, including borrowings. Paying cash distributions from these sources reduces the proceeds available to invest in real estate assets, which may lower our overall return.

•	The number and value of real estate assets we acquire will depend, in part, on the net proceeds raised in this offering.

•	We do not have employees and rely on our business manager and real estate manager to manage our business and assets.

•	Persons performing services for our business manager and our real estate manager are employed by IREIC or its affiliates and face competing demands for their time and service.

•	We do not have arm’s-length agreements with our business manager, real estate manager or other affiliates of our sponsor.
•	We have paid and will continue to pay fees, which may be significant, to our business manager, real estate manager and other affiliates of IREIC.

•	We have not identified all of the specific real estate assets that we will acquire with the net proceeds raised in this offering, thus this is a “blind pool” offering.

•	On acquiring shares, you will experience dilution in the net tangible book value of your investment.

•	Principal and interest payments on any borrowings reduce the funds available for distribution or investment in additional real estate assets.

•	There are limits on the ownership and transferability of our shares. Please see “Description of Securities — Restrictions on Ownership and Transfer.”

•	We may fail to continue to qualify as a REIT and thus be required to pay entity-level taxes.

The minimum purchase requirement in this offering is $1,000 for qualified accounts and $3,000 for all other investors, in any combination of Class A Shares, Class T Shares and Class T-3 Shares, at a price of $25.00 per Class A Share, $23.95 per Class T Share and $24.14 per Class T-3 Share. This offering will end no later than February 16, 2018, unless extended.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock are not permitted. No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our Company contained in this prospectus was accurate as of April 24, 2017. We will amend or supplement this prospectus if there are any material changes in our affairs.

	Maximum Aggregate Price to Public	Maximum Selling Commissions		Maximum Dealer Manager Fee		Proceeds, Before Expenses, to Us(1)
Maximum Offering	$1,000,000,000.00	$53,000,000.00	(2)	$27,250,000.00	(2)	$919,750,000.00
Class A Shares, Per Share	$25.00	$1.50		$0.69		$22.81
Class T Shares, Per Share (3)	$23.95	$0.48		$0.66		$22.81
Class T-3 Shares, Per Share (3)	$24.14	$0.72		$0.60		$22.81
Distribution Reinvestment Plan (4)	$190,000,000.00	—		—		$190,000,000.00
Class A Shares, Per Share	$23.75	—		—		$23.75
Class T Shares, Per Share	$22.81	—		—		$22.81
Class T-3 Shares, Per Share	$22.81	—		—		$22.81

(1)	The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organization and offering expenses and fees, are estimated to be approximately $92,750,000 if the maximum primary offering amount is sold (assuming the sale of 80% of Class A Shares, 10% of Class T Shares and 10% of Class T-3 Shares). Other organization and offering expenses including any “issuer costs” will not exceed 2.0% of the gross offering proceeds from the primary offering. To the extent that all other organization and offering expenses exceed the maximum expense cap, the excess expenses will be paid by our business manager. See “Plan of Distribution” for additional information.
(2)	The maximum selling commissions and dealer manager fee assume that 80%, 10% and 10% of the shares sold in the primary offering are Class A, Class T and Class T-3, respectively. The dealer manager fee is equal to 2.75%, 2.75% and 2.5% of gross proceeds for Class A, T and T-3 Shares, respectively, and the estimated selling commissions are equal to 6.0%, 2.0% and 3.0% of gross proceeds for Class A, T and T-3 Shares, respectively.
(3)	The Company has paid and will continue to pay a distribution and stockholder servicing fee, subject to certain limits, on the Class T and T-3 Shares sold in the primary offering in an annual amount equal to 1.0% of the purchase price per share (or, once reported, the per share estimated value of the applicable share), payable on a monthly basis.
(4)	We have not and will not pay selling commissions, dealer manager fees, distribution and stockholder servicing fees, or reimburse issuer costs in connection with shares of common stock issued through our distribution reinvestment plan. For participants in the distribution reinvestment plan, distributions paid on Class A Shares, Class T Shares and Class T-3 Shares, as applicable, will be used to purchase Class A Shares, Class T Shares and Class T-3 Shares, respectively.

The date of this prospectus is April 24, 2017.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF PENNSYLVANIA ONLY

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $100.0 MILLION, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

WE WILL PLACE ALL PENNSYLVANIA INVESTOR SUBSCRIPTIONS IN ESCROW UNTIL THE COMPANY HAS RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $50.0 MILLION, OR FOR AN ESCROW PERIOD OF 120 DAYS, WHICHEVER IS SHORTER.

IF THE COMPANY HAS NOT RECEIVED TOTAL SUBSCRIPTIONS OF AT LEAST $50.0 MILLION BY THE END OF THE ESCROW PERIOD, THE COMPANY MUST:

A. RETURN THE PENNSYLVANIA INVESTORS’ FUNDS WITHIN 15 CALENDAR DAYS OF THE END OF THE ESCROW PERIOD; OR

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B. NOTIFY THE PENNSYLVANIA INVESTORS IN WRITING BY CERTIFIED MAIL OR ANY OTHER MEANS WHEREBY RECEIPT OF DELIVERY IS OBTAINED WITHIN 10 CALENDAR DAYS AFTER THE END OF THE ESCROW PERIOD, THAT THE PENNSYLVANIA INVESTORS HAVE A RIGHT TO HAVE THEIR INVESTMENT RETURNED TO THEM. IF AN INVESTOR REQUESTS THE RETURN OF SUCH FUNDS WITHIN 10 CALENDAR DAYS AFTER RECEIPT OF NOTIFICATION, THE COMPANY MUST RETURN SUCH FUNDS WITHIN 15 CALENDAR DAYS AFTER RECEIPT OF THE INVESTOR’S REQUEST.

ANY PENNSYLVANIA INVESTOR WHO REQUESTS A RETURN OF FUNDS AT THE END OF THE INITIAL 120-DAY ESCROW PERIOD OR ANY SUBSEQUENT 120-DAY ESCROW PERIOD WILL BE ENTITLED TO RECEIVE INTEREST EARNED, IF ANY, FOR THE TIME THAT THE INVESTOR’S FUNDS REMAIN IN ESCROW.

FOR RESIDENTS OF WASHINGTON ONLY

SUBSCRIPTION PROCEEDS RECEIVED FROM RESIDENTS OF THE STATE OF WASHINGTON WILL BE PLACED IN ESCROW WITH THE ESCROW AGENT UNTIL WE HAVE RECEIVED AND ACCEPTED PAID SUBSCRIPTIONS FOR AT LEAST $50.0 MILLION. IF SUBSCRIPTIONS FOR AT LEAST $50.0 MILLION HAVE NOT BEEN RECEIVED, ACCEPTED AND PAID FOR WITHIN THREE YEARS FROM THE ORIGINAL EFFECTIVE DATE OF THIS PROSPECTUS, THE ESCROW AGENT WILL PROMPTLY REFUND THE WASHINGTON INVESTORS’ FUNDS, TOGETHER WITH ANY INTEREST EARNED ON THEIR INVESTMENTS.

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our Company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and

•	purchase at least the minimum number of shares as described below.

We have established suitability standards for initial investors and subsequent purchasers of shares from our stockholders. These suitability standards require that an investor have, excluding the value of the investor’s home, home furnishings and automobiles, either:

•	minimum net worth of at least $250,000; or

•	minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

Alabama

•	In addition to the general suitability requirements described above, this investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.

California

•	In addition to the general suitability requirements described above, investors’ maximum investment in our common shares will be limited to 10% of the investor’s net worth. In addition, California investors must have either, (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $250,000.

Iowa

•	In addition to the general suitability requirements described above, an Iowa investor must have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Kansas

•	In addition to the general suitability requirements described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should not invest, in the aggregate, more than 10% of their liquid net worth in this and other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

•	In addition to the general suitability requirements described above, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliates’ non-publicly traded real estate investment trusts.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•	In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates and other illiquid direct participation programs cannot exceed 10% of the Massachusetts resident’s liquid net worth.

Michigan

•	The maximum investment allowable in our Company for a Michigan investor is 10% of his or her net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

Nebraska

•	Investors must have either (a) a minimum net worth of $100,000 and minimum annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum aggregate investment in the issuer and other non-publicly traded real estate investment programs cannot exceed 10% of the investor’s net worth (excluding home, home furnishings, and automobiles).

New Jersey

•	New Jersey investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico

•	A New Mexico investor’s aggregate investment in our common shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

North Dakota

•	Our common shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and that they meet one of the general suitability standards described above.

Ohio

•	An Ohio investor’s aggregate investment in our common shares, shares of our affiliates, and in other non-traded investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oregon, Pennsylvania and Washington

•	In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Oregon, Pennsylvania or Washington resident’s net worth.

Tennessee

•	In addition to the general suitability requirements described above, investors’ maximum investment in our common shares and our affiliates shall not exceed 10% of the resident’s net worth.

As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and InPoint Commercial Real Estate Income, Inc., but does not include (i) InvenTrust Properties Corp. (f/k/a Inland American Real Estate Trust, Inc.), a REIT previously sponsored by IREIC, which internalized its management in March 2014, (ii) IRC Retail Centers LLC (f/k/a Inland Real Estate Corporation), an entity previously sponsored by IREIC, or (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange.

In the case of sales to fiduciary accounts (such as an IRA or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase shares of our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We, IREIC, our dealer manager and each soliciting dealer must make every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on the information provided by the investor in the subscription agreement or otherwise.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially invest at least $3,000, or qualified accounts that invest at least $1,000, in any combination of Class A Shares, Class T Shares and Class T-3 Shares. Except in respect of a transfer made pursuant to a transfer on death designation or a qualified transfer to meet a required minimum distribution, you may not transfer fewer shares than the minimum purchase requirement. A tax-exempt entity is generally any investor that is exempt from U.S. federal income taxation, including:

•	a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 of the Code.

The term “plan” includes plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

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An investment in our common stock will not, in itself, create a retirement plan; in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of $1,000. These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the USA PATRIOT ACT, the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any:

•	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. References in this prospectus to “we,” “us” or the “Company” refer to Inland Residential Properties Trust, Inc., a Maryland corporation, together with its consolidated wholly owned or majority owned subsidiaries, including Inland Residential Operating Partnership, L.P., a Delaware limited partnership, of which we are the sole general partner, which we refer to in this prospectus as “the operating partnership,” except in each case where the context indicates otherwise. References in this prospectus to “Inland” refer to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been previously sponsored or managed by our sponsor or its subsidiaries. We use the terms “multi-family” and “apartment” interchangeably throughout this prospectus to mean a classification of housing where multiple separate housing units for residential inhabitants are contained within one building or several buildings within one complex.

Q: What is Inland Residential Properties Trust, Inc.?

A: We are an externally managed, Maryland corporation formed in December 2013 to acquire a portfolio of multi-family properties located primarily in the top 100 metropolitan statistical areas (MSAs) throughout the United States, which generally contain populations greater than 500,000 people. We expect that once we have used all of the net proceeds raised in this offering to acquire real estate assets, our portfolio will primarily include “stabilized” Class A and Class B multi-family properties. Stabilized properties generally have already completed the initial lease-up period and have reached occupancy levels that are reasonably expected to continue into the future with proper marketing, management and maintenance. In terms of risk, stabilized properties tend to present lower volatility in their cash flows and also tend to be more liquid than opportunistic properties. This latter category of properties generally falls into the more volatile spectrum of risk, which we seek to avoid. We currently own the real property described in the section of this prospectus entitled “Description of Real Estate Assets.”

We may acquire individual assets or portfolios of assets, other REITs or real estate companies. Within the multi-family sector, we plan to diversify our portfolio by class, size and geographic location. We have elected to be taxed as a REIT commencing with the tax year ended December 31, 2015. Our office is located at 2901 Butterfield Road, Oak Brook, IL 60523.

Q: Why multi-family properties?

A: Our research indicates that, over the last few years, the multi-family sector has experienced significant demand driven by the changing demographics of Baby Boomers and Millennials. Baby Boomers are people born between 1946 and 1964, and Millennials are those born between 1980 and 1996 and are actually the largest generational cohort. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multi-family units located in urban cultural centers. Millennials are renting multi-family units because they generally have a high level of student debt and credit standards for mortgage loans have increased, both of which hinder Millennials from buying traditional single family detached houses. According to the Federal Reserve Bank of New York, overall student debt as of the first quarter of 2016 was $1.26 trillion. In the United States, aggregate student debt trails only mortgage debt and has surpassed automotive, home equity lines of credit and credit card debt. Also, due to the high unemployment rate among Millennials, they prefer the relative mobility of apartment living to pursue job opportunities. For the third quarter of 2016, just 35.2% of Americans under the age of 35 owned a home, which is down from 42% in 2007 and one of the lowest levels since 1982.

According to Green Street Advisors, Inc., multi-family apartment prices peaked in 2015 and are currently approximately 4% lower over the past 12 months. Strong demand, strong occupancy, elevated prices and favorable financing coming out of the global credit crisis were market signals inviting new supply, which is coming to the market now in the multi-family residential sector. Fannie Mae is expecting 400,000 units to be delivered to the market in 2017, resulting in cap rates increasing in 2017 and 2018 before declining again in 2019 to 2021.

We believe this new supply will result in lower prices or at least constrain price growth and, consequently, higher cap rates. New supply will continue to enter the market as long as banks continue to lend to developers. According to the Wall Street Journal article on January 2, 2017, banks are pulling back on lending, which could help slow the pace of construction starting in late 2018.

Based on the foregoing, we believe that there is a fundamental shift towards increased rental demand for multi-family units over the foreseeable future, coupled with a short term, dramatic increase in supply. We believe this represents an ideal time to increase acquisition activity.

Sources: Federal Reserve Bank of New York (report dated May 2016); US Department of Housing and Urban Development (news release dated March 16, 2016); US Census Bureau (news releases dated January 29, 2008 and October 27, 2016); Green Street Advisors, Inc. (reports dated January 17, 2014, May 18, 2014, October 21, 2015 and April 6, 2017); Fannie Mae (report dated January 2017); The Wall Street Journal (article dated January 2, 2017).

Q: What are the target markets for your multi-family properties?

A: Our target markets primarily include the top 100 U.S. MSAs, generally metropolitan areas with a population greater than 500,000 people and areas in close proximity to landmarks and attractions, such as universities, corporate headquarters, convention centers and other destinations. Within those subsets, we seek to acquire assets for our portfolio in suburban, commuter locations in growing MSAs with access to public transportation and markets characterized by increasing population and job growth and low single-family affordability.

Q: What are Class A and Class B multi-family properties?

A: We consider a Class A property to be one that is well designed, using above-average materials, workmanship and finish, is very well maintained and typically less than ten years old or that has been the subject of a significant renovation in the past ten years. We consider a Class B property to be one that has functional design, with standard materials, workmanship and finish, with average to good maintenance and typically more than ten years old. We do not expect to invest in Class C properties, which are properties located in less desirable locations with dated exteriors, “original” appliances and few amenities, if any. Class C properties may also require capital expenditures to renovate, particularly if the property is more than 20 years old.

Q: Does the Company intend to invest in joint ventures?

A: While not our primary investment strategy, we may acquire multi-family properties through joint ventures, including joint ventures in which we do not own a controlling interest. We may make these investments to diversify our portfolio in terms of geographic region, to access the capital or expertise of third parties and to enable us to make investments sooner than would be possible otherwise. In compliance with our conflicts of interest policies, however, we have not and will not invest in any joint ventures with other IREIC-affiliated entities, unless approved by a majority of our disinterested directors.

Q: Will you use leverage?

A: Yes. We are using leverage and expect that we will finance approximately 60% of the total value of our assets based on purchase price. There is, however, no limit on the amount we may borrow to purchase any single property. We have placed limits in our charter, however, prohibiting us from borrowing more than 75% of the cost of our assets. We may exceed this limit if a majority of our independent directors approves each borrowing in excess of the limit and we disclose the reasons for doing so to our stockholders.

Financing a portion of the purchase price of our assets will allow us to diversify our portfolio by increasing the funds available for investment. Financing a portion of the purchase price is not free from risk, however. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our stockholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Q: What are the Company’s investment objectives?

A: Our investment objectives generally are:

•	to preserve and protect our stockholders’ investments;

•	to acquire a quality portfolio of primarily Class A and Class B multi-family real estate assets that generate, over time, sufficient cash flow from operations to fund sustainable and predictable distributions to our stockholders; and

•	to realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus.

We cannot guarantee that we will achieve any of these investment objectives.

Q: Why should I consider an investment in real estate?

A: Allocating some portion of your portfolio to investments in real estate may diversify and reduce overall risk in your portfolio, hedge against inflation and provide the potential to earn attractive returns. You and your financial advisor should determine whether investing in our shares would benefit your investment portfolio.

Q: How do I decide if an investment in the Company’s shares is appropriate for me?

A: An investment in our shares may be appropriate as part of your investment portfolio if:

•	You satisfy the minimum suitability standards described in this prospectus.

•	Your primary investment focus is current income through monthly cash distributions.

•	You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation.

•	You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in an entity that invests in the multi-family sector.

•	You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Q: What competitive advantages does the Company achieve through its relationship with Inland?

A: We believe our relationship with Inland provides us with many benefits, including:

•	Sponsor Experience – Inland has more than forty-five years of experience in acquiring and managing real estate assets. Inland has sponsored 712 programs, including 507 private and public limited partnerships, 197 Section 1031 exchange programs and eight non-listed REITs (including one private REIT), as of December 31, 2016.

•	Experienced Acquisition Team – Inland Real Estate Acquisitions, Inc., or “IREA,” and other affiliates of IREIC assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since January 2007, the individuals performing services for these entities have closed over 1,700 transactions involving real estate with an aggregate purchase price of approximately $23.6 billion.

•	Experienced Management Team – Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate, including multi-family properties. As of December 31, 2016, Inland entities cumulatively owned properties located in 43 states and managed assets with a value of approximately $9.0 billion.

•	Experienced Multi-family Acquirer and Manager – Since 1968, Inland has acquired and managed over 73,000 multi-family units for an aggregate purchase price of approximately $4.3 billion throughout the United States as of December 31, 2016. Currently, Inland owns and operates 55 multi-family properties throughout the United States. Mitchell Sabshon, our president and chief executive officer, has over 18 years of experience acquiring, financing and managing multi-family properties. Mr. Sabshon has been actively involved in financing and acquiring multi-family properties since 1991 at several firms, including Lehman Brothers, Goldman Sachs and GFI Capital.

•	Strong Multi-family Relationships – We believe that Inland’s extensive network of relationships with the real estate brokerage, development and investor communities enable us to successfully execute our strategies. These relationships augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, we believe that Inland’s strong multi-family relationships with the residential brokerage communities will aid in attracting and retaining tenants.

•	Centralized Resources – Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Q: Are there any risks involved in buying our shares?

A: Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	No public market currently exists, and one may never exist, for our shares. Although our board will evaluate the time and form of a liquidity event or events for our stockholders, there is no assurance that our board will in fact pursue any particular type of event or the timing thereof;

•	The offering prices of our shares are not based on our book value or the net asset value of our current or expected investments, or our current or expected cash flow. The offering prices may be greater than the per share “estimated values” that we publish in the future or the proceeds you would receive upon our liquidation or upon the sale of your shares;

•	Investors who purchase shares of our common stock in this offering will incur immediate dilution;

•	There is no assurance that we will be able to achieve our investment objectives;

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate all of our investments at the time you purchase our shares. The number and value of real estate assets we acquire will depend, in part, on the net proceeds raised in this offering;

•	We have paid and may, in the future, continue to pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP. As used herein, “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the Securities and Exchange Commission (the “SEC”). As a result, we have paid and may, in the future, continue to pay all or a substantial portion of our distributions from sources other than cash flows from operations. Specifically, some or all of our distributions for any period in which our cash flow from operations is not sufficient may be paid from other sources such as from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions;

•	As of December 31, 2016, 90% of our cash distributions have been funded with net offering proceeds. If our cash flow from operations continues to be insufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our business manager, Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”), or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement that was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions;

•	We are subject to the risks associated with the significant dislocations and liquidity disruptions that occur in the global credit markets;

•	Our share repurchase program is subject to numerous restrictions, may be amended, suspended or terminated by our board of directors at any time, and should not be relied upon as a source of liquidity;

•	We do not have any employees; we rely entirely on our Business Manager and Real Estate Manager (as defined below) to manage our business and assets;

•	We may borrow up to 300% of our net assets, equivalent to 75% of the cost of our assets, and principal and interest payments on our borrowings will reduce the funds available for other purposes, including distributions to our stockholders;

•	Our charter limits any person from owning or controlling more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board of directors;

•	If we seek to become self-managed by internalizing our management functions, we may incur significant costs and lose key personnel; and

•	We may fail to continue to qualify as a REIT, and thus be required to pay entity-level taxes.

Q: What is a public, non-listed REIT?

A: In general, a REIT is an entity that:

•	combines the capital of many investors to, among other things, acquire or invest in commercial real estate or other real-estate related assets;

•	allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•	makes a U.S. federal income tax election to be treated as a REIT;

•	makes aggregate annual distributions (other than capital gain dividends) to its stockholders of at least 90% of its annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and

•	generally avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

A public, non-listed REIT includes all of the characteristics listed above. The shares of a public, non-listed REIT are not, however, listed and traded on a national securities exchange. A public, non-listed REIT, like a listed REIT, does, however, file all financial statements and material updates with the SEC and all other applicable regulatory authorities.

Q: How does an investment in shares of your common stock differ from an investment in the shares of a listed REIT?

A: An investment in shares of our common stock generally differs from an investment in listed REITs, in a few respects, as set forth below.

•	Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. Our board of directors, rather than the “market,” determined the offering price of our shares in its sole discretion. The value of our real estate assets and liabilities will be used to determine the estimated value for each class of our shares once we begin publishing estimates.

•	Listed REITs are typically self-managed, whereas we will, at least during our capital-raising phase, rely on the Business Manager to manage our day to day operations.

•	Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents. For example, our charter limits the fees we may pay to our Business Manager and its affiliates, limits the aggregate amount we may borrow and requires our independent directors to approve certain actions. These limits cannot be changed except by a vote of the holders of a majority of our common stock. A listed REIT does not typically provide for these restrictions within its charter.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited or no liquidity. Our repurchase program may be limited, modified, suspended or terminated. In contrast, shares in a listed REIT may typically be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including the expenses related to this offering and other fees and expenses that we may pay.

Q: How will the Company identify investments and make decisions on whether to acquire properties?

A: Our Business Manager has the authority to implement our investment strategy, subject to the direction and approval of our board of directors.

Our Business Manager works with IREIC and IREA to identify potential investments and evaluates all elements of a proposed investment, including: geographic location; condition and use of the assets; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the assets are located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing; and tax considerations. Because the factors considered, including the specific weight we place on each factor, may vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Q: What are your potential strategies for providing stockholders with a liquidity event?

A: A liquidity event could take many forms. For example, our board may decide to:

•	list our shares on a national securities exchange;

•	sell all or substantially all of our assets, or sell certain subsidiaries or joint venture interests, any of which could result in a distribution to our stockholders of the net proceeds; or

•	enter into a merger or other business combination, which results in our stockholders receiving cash or shares of another entity.

Q: Have you set a finite date for a liquidity event?

A: Our board will evaluate the timing and form of a liquidity event, although we do not expect this to occur until after we have completed raising capital under this or any subsequent primary offering and invested substantially all of the net proceeds thereof. The timing of any liquidity event will be influenced by many factors, including market conditions and the performance of our real estate portfolio. We are not required to sell our assets or engage in any other type of liquidity event, so you should be prepared to hold your shares as a long term investment.

Q: Will the Company consider becoming self-managed by internalizing the services performed by the Business Manager in the future?

A: Yes, we may become self-managed by internalizing the functions performed for us by our Business Manager (referred to herein as being “self-managed” or “self-management”). There are many ways of doing so. For example, we could terminate the Business Manager and hire all new, outside employees unaffiliated with our Business Manager. Alternatively, we may take advantage of certain provisions contained in our business management agreement. These provisions are designed to allow us to transition from an externally managed entity to an internally managed entity, without having to pay an internalization fee, by giving us time to transition the services performed by certain affiliates of the Business Manager, sometimes referred to herein as the “service providers,” that currently provide the various services and licenses needed to operate our business.

More specifically, the business management agreement provides that at any time following the one year anniversary of the completion of the “reasonable best efforts” portion of this offering, we can begin the process of internalizing the functions performed by our Business Manager by notifying the Business Manager of our intent to internalize (referred to herein as the “internalization notice”). The decision to pursue the internalization will be made by our board of directors and will require the approval of a majority of our independent directors. During the period beginning upon the Business Manager’s receipt of the internalization notice and ending on the one-year anniversary thereof (referred to herein as the “transition period”), we will transition the services provided by the Business Manager to us. During the transition period, the Business Manager will permit us to solicit for hire the “key” employees of the Business Manager and its affiliates, including all of the persons serving as the executive officers of our Company or the Business Manager who do not also serve as directors or officers of any other IREIC-sponsored REITs. However, presently substantially all of the executive officers of the Company and the Business Manager also serve as directors or officers of at least one other IREIC-sponsored REIT. During all other times beginning on the date of the business management agreement and ending one year following termination of the business management agreement, we are restricted from soliciting, hiring or offering to hire these persons pursuant to provisions set forth in the business management agreement. In addition, during the transition period, at our request, the Business Manager will assign any or all of the service provider agreements to us. We will have full discretion to determine which agreements or services we will continue to obtain directly from these service providers. See “Management — The Business Management Agreement — Service Provider Agreements.”

Q: Will the Company pay a fee to the Business Manager or its affiliates in connection with becoming self-managed?

A: No. Our board may choose to cause us to become self-managed by having us hire, after a certain period of time, some or all of the employees of our Business Manager, Real Estate Manager or their affiliates or all new, outside executives and other employees or by entering into an arrangement with our Business Manager, Real Estate Manager or their affiliates or a third party, such as a merger, which would result in us having our own management team. The terms of that transaction, including the amount of any consideration or compensation to be paid by us, would be negotiated by our board of directors, or a committee thereof. As part of a self-management transaction, we will not pay a fee to the Business Manager or its affiliates in connection with becoming self-managed, but we will continue to pay and reimburse the Business Manager in the ordinary course under the terms of the existing business management agreement during any transition to becoming self-managed. In addition, we will reimburse expenses incurred by our Business Manager in connection with becoming self-managed, and we may incur costs that are incidental to the transaction, such as the cost of purchasing certain tangible assets, like office equipment or computer hardware, from the Business Manager. Once we complete the transition, the business management agreement will terminate, and the Business Manager will neither be entitled to receive any additional management fees nor be entitled to the reimbursement of any expenses that it would have been entitled to had the agreement not been terminated. However, the special limited partner will continue to be entitled to receive the applicable performance-based subordinated incentive distribution under the partnership agreement. We will also be required to reimburse the expenses of the service providers pursuant to any service agreements assigned to us with our approval. Further, if we seek to internalize the functions performed for us by the Real Estate Manager, the transaction will be separately negotiated by our independent directors, or a committee thereof, and will not be covered by the procedures described above.

Q: If I buy shares, will I receive distributions and, if so, how often?

A: We currently pay cash distributions on Class A Shares, Class T Shares and Class T-3 Shares based on daily record dates, payable monthly in arrears. We also paid monthly stock dividends to stockholders of record of Class A Shares and Class T Shares, which were the only classes of common stock issued and outstanding as of the date of each declaration, at the close of business on the last day of each month beginning November 30, 2015 through March 31, 2017. On February 21, 2017, our board of directors declared a special stock dividend of 1% of each outstanding share of common stock, which is equal to 0.01 Class A Shares per each outstanding Class A Share, 0.01 Class T Shares per each outstanding Class T Share and 0.01 Class T-3 Shares per each outstanding Class T-3 Share, payable to stockholders of record of each applicable class at the close of business on May 31, 2017. Our board of directors does not presently intend to declare dividends payable in additional shares on any class of our common stock after we pay the special stock dividend. See “Description of Securities — Distribution Policy” for additional information.

The class-specific distribution and stockholder servicing fee may reduce the per share amount of cash distributions payable with respect to Class T Shares and Class T-3 Shares, as applicable, reduce the estimated value per Class T Share and Class T-3 Share, as applicable, or reduce a combination of the foregoing. If the class-specific distribution and stockholder servicing fees paid by the Company exceed the amount by which the cash distributions are reduced for holders of Class T Shares and Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares in a particular month (the “Excess Fee”), the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. The cash distributions on Class T Shares have been less than the cash distributions on Class A Shares by an amount equal to the distribution and stockholder servicing fee on the Class T Shares. The cash distributions on Class T-3 Shares are less than the cash distributions on Class A Shares, partially reflecting the distribution and stockholder servicing fee on the Class T-3 Shares. The remaining distribution and stockholder servicing fee will impact the estimated value per share of the Class T-3 Shares.

The actual amount and timing of distributions is determined by our board of directors, in its discretion, based on its analysis of our actual and expected earnings, cash flow, capital expenditures and investments, as well as general financial conditions. We have paid cash distributions from offering proceeds and may continue to pay all or a substantial portion of our cash distributions from sources other than cash flow from operations, including an unlimited amount of borrowings and the net offering proceeds from this offering, and we have not limited our use of any of these other sources. Actual cash available for distribution may vary substantially from estimates made by our board. As a result, our distribution rates and payment frequency may vary from time to time and there is no assurance that we will continue to declare and pay cash distributions in any particular amount or on any particular date, if at all.

Q: Will distributions I receive be taxable?

A: The distributions of Class A Shares, Class T Shares and Class T-3 Shares as stock dividends in respect of Class A Shares, Class T Shares and Class T-3 Shares, respectively, are non-taxable distributions to the recipient stockholders. Other than with respect to certain non-taxable stock dividends, for U.S. federal income tax purposes, any distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be considered ordinary income to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either attributable to income subject to corporate-level taxation or designated as a capital gain dividend). However, because certain deductible items, such as depreciation expense, for example, reduce taxable income but do not reduce cash available for distribution, we expect a portion of your distributions might exceed our current and accumulated earnings and profits and be considered a return of capital for U.S. federal income tax purposes up to the amount of your tax basis in your shares (and any excess over your tax basis in your shares will result in capital gain). The amount of distributions considered a return of capital for U.S. federal income tax purposes will not be subject to tax immediately but will instead reduce the tax basis of your investment, generally deferring any tax on that portion of the distribution until you sell your shares or we liquidate. Because each investor’s tax implications are different, you are encouraged to consult with your tax advisor. The Form 1099-DIV described below will report to you, each year, the portion of your distribution that is considered ordinary income, the portion that is considered a capital gain dividend and the portion that is considered a return of capital for tax purposes.

Q: Are the distributions paid by a REIT taxed differently than distributions paid by a typical corporation?

A: Yes. Generally, the taxable portion, if any, of distributions paid by a REIT are taxed at a higher rate than the taxable portion of distributions paid by the typical corporation known as a “C Corporation.” In general, taxable distributions paid by a C Corporation are currently taxed at a maximum U.S. federal income tax rate of 20%. Taxable distributions paid by a REIT (not designated as capital gain dividends or qualified dividend income), however, are currently taxed at the maximum ordinary U.S. federal income tax rate, which could be as high as 39.6%. Further, if the 3.8% Medicare surtax on dividends is added to the income tax that certain states impose, your highest marginal income tax rate for taxable REIT distributions could be over 50%.

Q: Can anything be done to defer or reduce the amount of taxes imposed on distributions paid by a REIT?

A: Yes. A distribution paid by a REIT or a C Corporation is taxable to the extent of the entity’s “current and accumulated earnings and profits,” as calculated for U.S. federal income tax purposes. Thus, anything that reduces earnings and profits below the amount of our distributions reduces or eliminates the tax on the distributions. For example, an entity’s earnings and profits are decreased by expenses incurred by the entity including non-cash expenses such as depreciation. These non-cash expenses reduce the amount of an entity’s earnings and profits but do not reduce the cash generated by the entity.

Q: What influences the amount of depreciation expense that an entity incurs?

A: Depreciation is an expense recognized by an entity for both financial reporting and U.S. federal income tax purposes designed to reflect the cost associated with the use of the entity’s assets during any given period. Methods of computing depreciation and the periods over which assets are depreciated may vary between asset types and by entity. Further, there are several methods of computing depreciation such as straight line or accelerated cost recovery.

Q: What is “cost segregation” and how can it reduce the amount of our distributions that are taxable to our stockholders?

A: We use a valuation analysis known as “cost segregation.” Cost segregation is an analysis of the values of the components of a company’s real estate assets. This valuation process may increase asset depreciation deductions for U.S. federal income tax purposes in the earlier years after acquisition of an asset. Using this valuation approach, the acquired real estate assets consist not only of land and buildings but also tangible personal property and land improvements. The premise behind cost segregation is that some real estate components and personal property have a shorter life than the shell of a building and thus should be depreciated over a shorter time. This increases our depreciation expense in the earlier years after acquisition of an asset, which, all things equal, will reduce our U.S. federal taxable income and our earnings and profits in the early years.

The use of cost segregation studies also may reduce the amount of our distributions that are taxable to our stockholders during the initial years after purchase of the particular asset. Accordingly, our stockholders may be able to defer paying taxes to a later period and, under certain circumstances, may pay these taxes at a reduced rate. The use of cost segregation studies will not impact depreciation expense reported for financial reporting purposes under GAAP.

Q: Will cost segregation be used for each asset we own?

A: Not necessarily. A cost segregation study may be performed on an asset-by-asset basis and does not need to be performed on every asset. The study can be prepared after an asset is purchased and may, in conjunction with provisions of the Code, allow an entity to “catch up” any previously under-reported depreciation. This approach allows us to use cost segregation to the extent that it would benefit us and our stockholders without requiring us to incur the expense of performing cost segregation studies on all assets if not necessary.

Q: Does depreciation expense reduce cash flow?

A: No, depreciation is a non-cash expense and does not reduce the cash generated by property operations.

Q: Does using accelerated depreciation methods and cost segregation studies impact the amount of distributions we may pay?

A: No, the increase in depreciation expense during the initial years after purchase of an asset that may result from accelerated depreciation and cost segregation studies will not impact the amount of cash available for distribution.

Q: How does depreciation expense impact the amount of U.S. federal income taxes that a stockholder may pay?

A: As noted above, depreciation expenses will reduce our earnings and profits. If our earnings and profits are reduced below the amount of our distributions, the distributions that may be taxable for U.S. federal income tax purposes generally will be reduced, and distributions in excess of current and accumulated earnings and profits are treated as a non-taxable return of capital. Depreciation expenses reduce the adjusted tax basis of an asset, which may increase the gain, if any, recognized upon disposition. The use of cost segregation studies helps us identify assets which can be depreciated over a shorter period of time. As a result, these assets, with shorter depreciable lives, generally will increase our depreciation expense for U.S. federal income tax purposes, for each asset for which we use these studies, which will have the effect of reducing the amount of our distributions that are taxable to our stockholders. We intend to try to minimize the portion of our distributions that may be taxable to our stockholders. We may not be able to use cost segregation to minimize our taxable income in all cases. There are times when, despite our best efforts, our taxable income might exceed our projections. For example, events may increase our taxable income, such as when prepaid rent is higher than expected, our sponsor or its affiliates make an unscheduled contribution to capital, unanticipated capital gains occur, or our expenses are lower than projected because, for example, our Business Manager determines to waive its business management fee, or we have lower than projected interest expense.

Q: What is the impact of being an “emerging growth company”?

A: We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt out of the extended transition period for complying with new or revised accounting standards available to emerging growth companies. In addition, we cannot assure you that we will be able to take advantage of the other benefits of the JOBS Act. So long as we are externally managed by our Business Manager and we do not directly compensate our executive officers, or reimburse our Business Manager or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Business Manager, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

We will remain an emerging growth company until the earliest of: (1) December 31, 2020; (2) the last date of the fiscal year during which we had total annual gross revenues of $1.0 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

Q: How will you structure the ownership and operation of your assets?

A: We plan to own substantially all of our assets through the operating partnership. We are the sole general partner and a limited partner of the operating partnership. Inland Residential Properties Trust Special Limited Partner, LLC (the “special limited partner”), a wholly owned subsidiary of our sponsor, owns a special limited partner interest in the operating partnership. The operating partnership is referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

Q: Do you currently have any shares outstanding?

A: Yes. As of March 31, 2017, we have approximately 1,232,825 Class A Shares, approximately 336,235 Class T Shares and approximately 4,971 Class T-3 Shares outstanding.

Q: What kind of offering is this?

A: We are offering $1.0 billion in shares, in any combination of Class A Shares, Class T Shares and Class T-3 Shares, on a “reasonable best efforts” basis, and we are also offering up to $190.0 million in shares to be sold at a purchase price of $23.75 per Class A Share, $22.81 per Class T Share and $22.81 per Class T-3 Share to stockholders who elect to participate in our distribution reinvestment plan. We reserve the right to reallocate the shares offered between our primary offering and the distribution reinvestment plan, and among classes of common stock.

If you choose to purchase shares in this offering and you are not a Pennsylvania or Washington investor, you will need to fill out a subscription agreement, a form of which is included in this prospectus as Appendix C-1A, and pay for the shares at the time you subscribe. Any current stockholder in the Company who desires to purchase additional shares of the same share class of our common stock currently owned and who purchased his, her or its shares from the Company may alternatively fill out an additional investment subscription agreement, a form of which is included in this prospectus as Appendix C-1B. If you are a Pennsylvania or Washington investor and you decide to purchase shares, you will need to fill out a subscription agreement, a form of which is included in this prospectus as Appendix C-1C, and our escrow agent will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q: Why are you offering three classes of common stock and what are the similarities and differences between the classes?

A: We are offering three classes of our common stock in order to provide broker-dealers and their clients with multiple options for making an investment in us. Many broker-dealers are equalizing commissions across the product category and many sponsors of alternative investment products are electing to utilize share class structures that involve reduced upfront selling commissions in comparison to Class A Shares coupled with a distribution and stockholder servicing fee that we pay over a period of time. Our board of directors may decide to offer additional classes of our common stock in the future with other characteristics in response to changing market conditions.

Each share of our common stock, regardless of class, is entitled to one vote per share on matters presented to the common stockholders for approval. The differences among the share classes relate to front-end selling commissions, dealer manager fees and ongoing distribution and stockholder servicing fees.

Class A Shares

•	Class A Shares have a higher front-end selling commission, which is a one-time fee charged at the time of purchase of the shares, than charged on the Class T and Class T-3 Shares. There are ways to reduce these charges. See “Plan of Distribution — Volume Discounts (Class A Shares Only)” for additional information.

•	Class A Shares and Class T Shares have a higher dealer manager fee than Class T-3 Shares.

•	No annual distribution and stockholder servicing fees.

•	Registered investment advisors may only sell Class A Shares.

Class T Shares

•	Class T Shares have a lower front-end selling commission than Class A and Class T-3 Shares.

•	Class A Shares and Class T Shares have a higher dealer manager fee than Class T-3 Shares.

•	The Company pays distribution and stockholder servicing fees in an annual amount equal to 1.0% of the purchase price per Class T Share sold in the primary offering (or, once reported, the amount of the estimated value per Class T Share), payable on a monthly basis. This fee will cease when the amount of the underwriting compensation paid in the primary offering on the Class T Shares plus the distribution and stockholder servicing fee paid with respect to the Class T Shares equals 10% of the gross offering price of those Class T Shares, or earlier as described below.

•	The distribution and stockholder servicing fees will likely be paid for a longer period of time than the same fee on the Class T-3 Shares.

Class T-3 Shares

•	Class T-3 Shares have a lower front-end selling commission than Class A Shares but a higher front-end selling commission than Class T Shares.

•	Class T-3 Shares have a lower dealer manager fee than Class A Shares and Class T Shares.

•	The Company pays distribution and stockholder servicing fees in an annual amount equal to 1.0% of the purchase price per Class T-3 Share sold in the primary offering (or, once reported, the amount of the estimated value per Class T-3 Share), payable on a monthly basis. This fee will cease when the amount of the underwriting compensation paid in the primary offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares equals 8.5% (or a lower limit described below) of the gross offering price of those Class T-3 Shares, or earlier as described below.

•	The distribution and stockholder servicing fees on the Class T-3 Shares will likely be paid for a shorter period of time than the same fee on the Class T Shares.

The distribution and stockholder servicing fee is paid on each Class T Share and Class T-3 Share that is purchased in the primary offering. Although the services to be provided to the Class T and Class T-3 stockholders will likely vary depending on the broker-dealer of record, there are numerous ongoing services that might be provided to holders of Class T Shares and Class T-3 Shares, including: acting as a broker-dealer of record for the shares; providing ongoing or regular account or portfolio maintenance for the stockholder; assisting with recordkeeping; assisting with processing distribution payments; assisting with share conversion processing; and discussing with the holders of the Class T and Class T-3 Shares, upon request, any questions related to the financial condition, portfolio composition and the applicable holder’s investment in the Company. Holders of Class T and Class T-3 Shares are expected to continue to receive these ongoing services upon conversion of the applicable shares into Class A Shares. We have not and will not pay the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares issued under our distribution reinvestment plan or distributed by us to the record holders of Class T Shares or Class T-3 Shares as stock dividends, if any. Although the broker-dealer of record for a Class A stockholder provides similar services to a Class A stockholder, the broker-dealer of record receives no additional compensation for doing so.

We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares held in any particular account and those Class T Shares or Class T-3 Shares, along with any Class T Shares or Class T-3 Shares purchased through our distribution reinvestment plan in respect of distributions on those Class T Shares or Class T-3 Shares purchased in the primary offering and which are held in the same account and any Class T Shares or Class T-3 Shares distributed by us as stock dividends in respect of the Class T Shares or Class T-3 Shares held in the account, will convert into a number of Class A Shares determined by multiplying each Class T Share or Class T-3 Share, as applicable, to be converted by the “Conversion Rate” described herein on the earlier of (1) a listing of the Class A Shares on a national securities exchange (we do not intend to list the Class T or Class T-3 Shares); (2) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (3) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares or Class T-3 Shares, as applicable, sold in the primary offering is equal to 10% of the gross proceeds of the primary offering; and (4) the end of the month in which the underwriting compensation paid in the primary offering on the Class T Shares or the Class T-3 Shares, as applicable, plus the distribution and stockholder servicing fee paid with respect to the Class T Shares or the Class T-3 Shares, as applicable, held by a stockholder within his or her particular account equals 10% or 8.5% (or a lower limit described below) of the gross offering price of those Class T Shares or Class T-3 Shares, respectively. With respect to item (4) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on Class T Shares in a particular account is reached, and all of the Class T-3 Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 8.5% limit on Class T-3 Shares (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached. In the case of a Class T Share or Class T-3 Share purchased in the primary offering at a price equal to $23.95 or $24.14, respectively, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share or Class T-3 Share will be equal to approximately $1.26 per Class T Share or approximately $0.72 per Class T-3 Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares or Class T-3 Shares, we expect that this fee would be paid over approximately 5.25 years or three years, respectively, from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share or $24.14 per Class T-3 Share. We will further cease paying the distribution and stockholder servicing fee on any Class T or Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares or Class T-3 Shares as a class are exchanged for cash or other securities. If we liquidate (voluntarily or otherwise), dissolve or wind up, immediately before liquidation, dissolution or winding up, our Class T Shares and Class T-3 Shares will automatically convert to Class A Shares at the Conversion Rate, and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A Shares, which will include all converted Class T Shares and Class T-3 Shares, in accordance with their proportionate interests.

We expect that a one-time investment in $10,000 in shares of each class of our shares would be subject to the following front-end selling commissions, dealer manager fees and distribution and stockholder servicing fees:

	Upfront Selling Commissions	Dealer Manager Fees	Annual Stockholder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)(1)		Total (Length of Time)(1)
Class A	$600	$275	$0	$0		$875 (Front-end	)
Class T	$200	$275	$100	$525 (5.25 years	)	$1,000 (5.25 years	)
Class T-3	$300	$250	$100	$300 (3 years	)	$850 (3 years	)

(1)	Assuming a constant estimated value of $23.95 per Class T Share and $24.14 per Class T-3 Share and assuming applicable distribution and stockholder servicing fees are paid until the 10% of gross proceeds limit for Class T Shares or the 8.5% of gross proceeds limit for Class T-3 Shares, as applicable, is reached. See “Compensation Table — Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record.”

The class-specific distribution and stockholder servicing fee may reduce the per share amount of cash distributions payable with respect to Class T Shares and Class T-3 Shares, as applicable, reduce the estimated value per Class T Share and Class T-3 Share, as applicable, or reduce a combination of the foregoing. If the class-specific distribution and stockholder servicing fees paid by the Company exceed the amount by which the cash distributions are reduced for holders of Class T Shares and Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares in a particular month, the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. See “Description of Securities — General Description of Shares — Class T Shares,” “Description of Securities — General Description of Shares — Class T-3 Shares” and “Risk Factors — Risks Related to the Offering — If our board of directors declares the same daily cash distribution amount with respect to our three classes of shares, the class-specific distribution and stockholder servicing fee will reduce the estimated value per Class T Share and Class T-3 Share, as applicable, resulting in a lower Conversion Rate for purposes of converting into Class A Shares.”

Volume discounts are available for Class A Shares only. See “Plan of Distribution — Volume Discounts (Class A Shares Only)” for additional information. In addition, Inland Securities or any of its or our directors, officers, employees or affiliates or any directors, officers and employees of its affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase Class A Shares net of sales commissions and the dealer manager fee for $22.81 per Class A Share.

Q: How should I determine which class of common stock to invest in?

A: In selecting among our Class A, Class T and Class T-3 Shares, you should consider whether you would prefer an investment with higher upfront commissions but no ongoing distribution and stockholder servicing fees, possibly resulting in higher distributions or a higher estimated value per share (Class A Shares), versus an investment with lower upfront commissions but ongoing distribution and stockholder servicing fees, possibly resulting in lower distributions or a lower estimated value per share (Class T and Class T-3 Shares). The upfront commissions will be higher for Class T-3 Shares than Class T Shares but the distribution and stockholder servicing fees for Class T-3 Shares will likely be paid for a shorter period of time than Class T Shares. Therefore, Class T-3 Shares will likely convert into Class A Shares within a shorter period of time than Class T Shares. In addition, for the same investment amount, you will receive more Class T Shares than Class T-3 Shares and more Class T-3 Shares than Class A Shares, due to the differences in the purchase prices of the Class A, Class T and Class T-3 Shares.

Furthermore, you should consider whether you qualify for any volume discounts if you choose to purchase Class A Shares.

An investor’s analysis in selecting among Class A, Class T and Class T-3 Shares will depend on numerous variables, certain of which cannot be determined with certainty at the present time. For example, we may decide to reduce or stop paying distributions in the future. In addition, our share repurchase program is subject to numerous restrictions and may be amended, suspended or terminated by the board at any time upon 30 days’ prior written notice. We believe an investor should view an investment in our common stock as a long-term investment and should not assume that the share repurchase program would be available as an exit strategy. See “Risk Factors —Risks Related to Our Business — The amount and timing of distributions, if any, may vary. To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of this offering and our distribution reinvestment plan.” and “Risk Factors — Risks Related to the Offering — There is no established public trading market for our shares, and our stockholders may not be able to sell their shares under our share repurchase program.” Please review the more detailed description of our classes of shares in the section entitled “Description of Securities” in this prospectus, and consult with your financial advisor before making your investment decision.

Q: What is the significance of the “blind pool” offering?

A: Traditionally, public real estate programs acquire interests in various real estate properties. The properties in which these public programs intend to invest are not always known prior to commencing the offering. A real estate program is commonly referred to as a “blind pool” program when a significant number of the properties that the real estate program intends to acquire have not been identified. During this blind pool offering, we will identify acquisition opportunities during and possibly after our public offering has closed. Pending investment in real estate assets, we expect to invest the net offering proceeds in short-term government securities, money market funds or other liquid instruments.

We believe that the blind pool offering format offers us a greater degree of flexibility than a specified asset program because we are more likely to have funds available before identifying specific assets for acquisition. Otherwise, IREIC would need to begin the SEC registration process only after identifying the assets we may acquire. Under this scenario, we believe we would operate at a significant competitive disadvantage as compared to entities that may have currently available sources of financing.

Because we have not identified all of the specific real estate assets that we may acquire with the net proceeds raised in this offering, investors will not be able to fully assess how we will use the net proceeds of this offering. Therefore, we provide you with “prior performance” or a “track record” of information of other programs sponsored by IREIC. Please note, however, that the prior performance of IREIC’s other programs does not indicate, and should not be relied upon as to, how we may perform in the future.

Q: How long will the offering last?

A: This offering will end no later than February 16, 2018, unless extended. If we file another registration statement on or before February 16, 2018, we may continue to sell shares in the primary offering until the earlier of 180 days after the third anniversary of commencing this offering or the effective date of the subsequent registration statement. Our board may terminate this offering at any time. If we decide to extend the primary offering beyond February 16, 2018, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. The offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop offering and selling in any state in which the registration is not renewed annually.

Q: Will I receive a stock certificate?

A: No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q: Will fractional shares be issued?

A: Yes, we may issue fractional shares of common stock in this offering.

Q: Is there any minimum required investment?

A: Yes. The minimum purchase requirement in this offering is $1,000 for qualified accounts and $3,000 for all other investors, in any combination of Class A Shares, Class T Shares and Class T-3 Shares. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $1,000.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment, including:

•	regular correspondence to stockholders;

•	supplements to this prospectus, during the course of the primary offering;

•	an annual report; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary: U.S. mail or other courier; facsimile; electronic delivery; or posting on our web site at inland-investments.com/inland-residential-trust.

We expect to provide a per share estimated value of our shares as determined by our board of directors no later than February 6, 2018, which is 150 days following the second anniversary of breaking escrow in this offering, referred to as the “valuation date.” From and after the valuation date, we expect to update our estimate of value on an annual basis.

Q: How will the Company estimate the per share value of the classes of its shares of common stock in the future?

A: Unless and until our shares are listed, to assist in determining the per share estimated value, we will engage an independent valuation expert to value our real estate assets and related liabilities. The conclusions reached by our independent valuation expert will likely be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, as well as a number of caveats and conditions. Although our board of directors will rely on our independent valuation expert’s valuation, our board of directors will, as appropriate, consider other factors. Our board of directors will have sole discretion to accept or revise the valuation, and our board of directors will be ultimately and solely responsible for estimating per share value. Further, neither the gross offering price of each class of common stock nor any future estimated value is likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares or what a third party may offer on a proposal to acquire the Company.

To estimate per share value, our independent valuation expert will, consistent with the guidelines established by the Investment Program Association, use the net asset value method described herein, by estimating the value of our real estate and other assets using a discounted cash flow analysis for our real estate assets and subtracting the fair value of our liabilities, along with any value allocable to preferred securities and the present value of any estimated incentive fees, participations or special interests held by or allocable to our sponsor, our Business Manager or our management from the fair value of our assets, assuming that we liquidate our assets on the date of the estimated value.

Following the aggregation of the estimated value of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, we will incorporate any class-specific adjustments to our estimated value, including additional issuances and repurchases of our common stock and the amounts paid in respect of the class-specific distribution and stockholder servicing fees. The class-specific distribution and stockholder servicing fee may reduce the per share amount of cash distributions payable with respect to Class T Shares and Class T-3 Shares, as applicable, reduce the estimated value per Class T Share and Class T-3 Share, as applicable, or reduce a combination of the foregoing. If the class-specific distribution and stockholder servicing fees paid by the Company exceed the amount by which the cash distributions are reduced for holders of Class T Shares and Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares in a particular month, the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. The declaration of distributions will reduce the estimated value for each class of our common stock in an amount equal to the accrued liability to pay any applicable distribution to our stockholders of record of each class. The per share estimated value for each class is calculated by dividing the class’s estimated value at the end of the applicable period by the number of shares outstanding for that class at the end of the applicable period.

The per share estimated value is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in determining the per share estimated value will differ from GAAP. You should not consider the per share estimated value to be equivalent to stockholders’ equity or any other GAAP measure. See “ERISA Considerations — Annual Valuation Requirement” for more information regarding the calculation of our per share estimated value of each class and how our real estate and other assets will be valued.

Q: When will I get my tax information?

A: We expect to mail a U.S. Internal Revenue Service, or IRS, Form 1099-DIV with your tax information by January 31st of each year.

Q: Who can help answer questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your financial advisor or our dealer manager:

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

Attention: Ms. Sandra L. Perion

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock.

Inland Residential Properties Trust, Inc.

We are an externally managed, Maryland corporation formed in December 2013 to acquire a portfolio of multi-family properties located primarily in the top 100 MSAs throughout the United States, which generally contain populations greater than 500,000 people. We expect that once we have used all of the net proceeds raised in this offering to acquire real estate assets, our portfolio will primarily include “stabilized” Class A and Class B apartment properties. Stabilized properties generally have already completed the initial lease-up period and have reached occupancy levels that are reasonably expected to continue into the future with proper marketing, management and maintenance. In terms of risk, stabilized properties tend to present lower volatility in their cash flows and also tend to be more liquid than opportunistic properties. This latter category of properties generally falls into the more volatile spectrum of risk, which we seek to avoid.

We may acquire individual assets or portfolios of assets, other REITs or real estate companies. Within the multi-family sector, we plan to diversify our portfolio by class, size and geographic location.

We have elected to be taxed as a REIT commencing with the tax year ended December 31, 2015. Our office is located at 2901 Butterfield Road, Oak Brook, Illinois 60523. Our toll-free telephone number is 800-826-8228 and our website address is inland-investments.com/inland-residential-trust.

Our Management

We operate under the direction of our board of directors, the members of which owe to us and our stockholders fiduciary duties. Our board, including a majority of our independent directors, must approve certain actions as set forth in our charter. We have five members on our board of directors, three of whom are independent of IREIC and its affiliates. These independent directors are responsible for reviewing the performance of our Business Manager and Real Estate Manager, as described below. Our directors are elected annually by our stockholders.

Our external manager is Inland Residential Business Manager & Advisor, Inc., also referred to herein as our Business Manager. Our Business Manager is an indirect subsidiary of Inland Real Estate Investment Corporation, or IREIC, our sponsor. The Business Manager also owes fiduciary duties to our stockholders. Various other affiliates of the Business Manager and IREIC are or will be involved in our operations, and we will continue to rely upon the executive officers of our Business Manager and the executive officers and employees of other IREIC-affiliated entities to manage our day-to-day affairs and to identify and acquire property and make other investments on our behalf. Inland Residential Real Estate Services LLC, which we refer to herein as our Real Estate Manager, manages our properties, and IREA, an indirect wholly owned subsidiary of The Inland Group, Inc., along with IREIC, assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring properties on our behalf.

Terms of the Offering

We are offering a maximum of $1.0 billion of common stock, in any combination of Class A Shares, Class T Shares and Class T-3 Shares, on a “reasonable best efforts” basis, known as the “primary offering.” A “reasonable best efforts” offering is one in which the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. No specified number of securities is, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. The offering price of our shares was determined by our board of directors in its sole discretion. In determining the offering price, the board specifically considered the offering price of other REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of our dealer manager. The offering price is not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. See “Risk Factors — Risks Related to the Offering” for additional discussion regarding the offering prices of our shares.

We also are offering up to $190.0 million of shares of common stock, in any combination of Class A Shares, Class T Shares and Class T-3 Shares, to be sold to stockholders who elect to participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions from your: (i) Class A Shares in additional Class A Shares at a purchase price per share initially equal to $23.75 per Class A Share; (ii) Class T Shares in additional Class T Shares at a purchase price per share initially equal to $22.81 per Class T Share; and (iii) Class T-3 Shares in additional Class T-3 Shares at a purchase price per share initially equal to $22.81 per Class T-3 Share. Distributions may be fully reinvested. If you participate, you will be taxed on income attributable to the reinvested distributions based on the fair market value of shares of our common stock received in lieu of a cash distribution. Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may amend, suspend or terminate the plan, including increasing or decreasing the per share purchase price, in its sole discretion, upon ten days prior written notice to participants.

We reserve the right to reallocate the shares offered between our primary offering and the distribution reinvestment plan, and among classes of common stock.

Status of the Offering

As of March 31, 2017, we have sold approximately 1,190,173 Class A Shares, approximately 330,399 Class T Shares and approximately 4,971 Class T-3 Shares in our primary offering, resulting in aggregate gross proceeds of approximately $37.2 million. As of March 31, 2017, approximately 23,779 Class A Shares and approximately 4,140 Class T Shares were issued pursuant to our distribution reinvestment plan, resulting in aggregate gross proceeds of $659,194. As of March 31, 2017, approximately $962.8 million in Class A, Class T and Class T-3 Shares remained available for sale in our primary offering, and approximately $189.3 million in Class A, Class T and Class T-3 Shares remained available for issuance through our distribution reinvestment plan.

We also sold 8,000 shares of our common stock to IREIC, our sponsor, for an aggregate purchase price of $200,000 or $25.00 per share. We did not pay any selling commissions or dealer manager fees in connection with the sale. These 8,000 shares were converted into Class A Shares upon the filing of our Articles of Amendment and Restatement. IREIC or its affiliates may not sell this initial investment while IREIC is our sponsor but it may transfer the shares to other affiliates.

Our REIT Status

As long as we continue to qualify as a REIT, we generally will not be subject to U.S. federal income tax on the portion of our taxable income or capital gain that we distribute to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they make aggregate annual distributions (other than capital gain dividends) to their stockholders of at least 90% of their annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we fail to qualify for taxation as a REIT in any year, without the benefit of certain relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT. Even if we continue to qualify as a REIT, we may still be subject to state and local taxes on our income, property or net worth and to U.S. federal income and excise taxes in certain situations including on our undistributed income. For additional discussion regarding REITs and REIT qualification, see “Material U.S. Federal Income Tax Consequences.”

Risk Factors

Investing in our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our shares only if you can afford a complete loss of your investment. Some of the more significant risks relating to this offering and an investment in our shares include:

•	No public market currently exists, and one may never exist, for our shares. Although our board will evaluate the time and form of a liquidity event or events for our stockholders, there is no assurance that our board will in fact pursue any particular type of event or the timing thereof;

•	The offering prices of our shares are not based on our book value or the net asset value of our current or expected investments, or our current or expected cash flow. The offering prices may be greater than the per share “estimated values” that we publish in the future or the proceeds you would receive upon our liquidation or upon the sale of your shares;

•	Investors who purchase shares of our common stock in this offering will incur immediate dilution;

•	There is no assurance that we will be able to achieve our investment objectives;

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate all of our investments at the time you purchase our shares. The number and value of real estate assets we acquire will depend, in part, on the net proceeds raised in this offering;

•	We have paid and may, in the future, continue to pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP. As a result, we have paid and may, in the future, continue to pay all or a substantial portion of our distributions from sources other than cash flows from operations. Specifically, some or all of our distributions for any period in which our cash flow from operations is not sufficient may be paid from other sources such as from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions;

•	As of December 31, 2016, 90% of our cash distributions have been funded with net offering proceeds. If our cash flow from operations continues to be insufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement that was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions;

•	We are subject to the risks associated with the significant dislocations and liquidity disruptions that occur in the global credit markets;

•	Our share repurchase program is subject to numerous restrictions, may be amended, suspended or terminated by our board of directors at any time, and should not be relied upon as a source of liquidity;

•	We do not have any employees; we rely entirely on our Business Manager and Real Estate Manager to manage our business and assets;

•	We may borrow up to 300% of our net assets, equivalent to 75% of the cost of our assets, and principal and interest payments on our borrowings will reduce the funds available for other purposes, including distributions to our stockholders;

•	Our charter limits any person from owning or controlling more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board of directors;

•	If we seek to become self-managed by internalizing our management functions, we may incur significant costs and lose key personnel; and

•	We may fail to continue to qualify as a REIT, and thus be required to pay entity-level taxes.

Summary Conflicts of Interest

During the ten year period ended December 31, 2016, IREIC sponsored five other REITs (including one private REIT): Retail Properties of America, Inc., referred to herein as “RPAI,” InvenTrust Properties Corp. (formerly known as Inland American Real Estate Trust, Inc.), referred to herein as “InvenTrust,” Inland Diversified Real Estate Trust, Inc., referred to herein as “Inland Diversified,” Inland Real Estate Income Trust, Inc., referred to herein as “IREIT,” and InPoint Commercial Real Estate Income, Inc., referred to herein as “InPoint.” During the same period, our sponsor, IREIC, and Inland Private Capital Corporation (formerly, Inland Real Estate Exchange Corporation), or “IPCC,” sponsored, in the aggregate, 144 real estate exchange private placement limited partnerships, Delaware statutory trusts and limited liability companies. Two of the REITs, IREIT and InPoint, are presently managed by affiliates of our Business Manager. On July 1, 2014, Inland Diversified merged with and into a subsidiary of Kite Realty Group Trust or “Kite,” a publicly traded Maryland real estate investment trust listed on the New York Stock Exchange or “NYSE” (NYSE: KRG). InvenTrust and RPAI are self-managed. Neither IREIC nor its affiliates have responsibility for the day-to-day operations of RPAI or InvenTrust. IREIC and its affiliates own shares of RPAI’s outstanding common stock, primarily acquired in the internalization of that entity in 2007. RPAI’s Class A Common Stock is listed on the NYSE under the symbol “RPAI.”

The following is a summary of other conflicts of interest that we believe are most relevant to an investment in shares of our common stock.

•	Certain persons performing services for our Business Manager and Real Estate Manager are employees of IREIC or its affiliates, and may also perform services for its affiliates and other programs sponsored by IREIC or IPCC. These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and assets and the business and assets of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources among these entities and may be unable to retain these persons if we internalize our management functions.

•	We do not have arm’s-length agreements with our Business Manager, Real Estate Manager or any other affiliates of IREIC, and will pay these entities fees, which may be significant. In some cases, these fees will be based on the aggregate book value, including acquired intangibles, of our invested assets and the contract purchase price of our assets. This may result in our Business Manager recommending investments, or other action.

•	We rely on the real estate professionals employed by IREA and other affiliates of our sponsor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Inland maintains an investment committee that reviews each potential investment and determines whether the investment is acceptable for acquisition. In determining whether an investment is suitable, the investment committee considers, among other things, the investment objectives of each program currently advised by our sponsor or its affiliates. See “— Investment Approval and Allocation Policies and Procedures” below for additional discussion regarding our allocation and acquisition procedures.

•	Certain IREIC- or IPCC-sponsored programs own and manage the type of properties that we intend to own, including in the same geographical areas that we plan to target. Therefore, our properties may compete for tenants with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Manager may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants. In addition, a conflict could arise in connection with the resale of properties in the event that we and another IREIC- or IPCC-sponsored program were to attempt to sell similar properties at the same time.

•	Inland Securities, our dealer manager, is an affiliate of IREIC.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us (except as noted below), without the approval of our independent directors, from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and does not enter the chain of title but merely assigns the purchase agreement to us);

•	making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements, waivers of fees due under certain agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•	investing in joint ventures with any IREIC-affiliated entities.

Likewise, our agreements or relationships between us and IREIC and its affiliates must also be approved by our independent directors prior to our entry into those agreements. Notwithstanding the foregoing, to facilitate an acquisition or borrowing, the Business Manager, or an affiliate thereof (including IREA), may purchase properties or other assets in its own name or assume loans in connection with the purchase of properties pending allocation of the property to us or our decision to acquire the property. Any asset acquired by the Business Manager or an affiliate thereof will be transferred to us at the lesser of: (1) the price paid for the asset by the entity plus any cost incurred by the entity in acquiring or financing the asset; or (2) a price not to exceed its “fair market value” on an “as is” basis as determined by an MAI appraisal prepared by an unaffiliated third party and dated no earlier than six months prior to the time the asset is transferred to us.

Investment Approval and Allocation Policies and Procedures

We rely on the real estate professionals employed by IREA and other affiliates of our sponsor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Inland maintains an investment committee that reviews each potential investment and determines whether an investment is acceptable for acquisition. In determining whether an investment is suitable, the investment committee considers investment objectives, portfolio and criteria of all programs currently advised by our sponsor or its affiliates (collectively referred to as the “Programs”). Other factors considered by the investment committee may include cash flow, the effect of the acquisition on portfolio diversification, the estimated income or unrelated business tax effects of the purchase, policies relating to leverage, regulatory restrictions and the capital available for investment. Our Business Manager does not recommend any investments for us unless the investment is approved for consideration in advance by Inland’s investment committee. Once an investment has been approved for consideration by Inland’s investment committee, the Programs are advised and provided an opportunity to elect to acquire the investment.

If more than one of the Programs is interested in acquiring an investment, Inland’s allocation committee determines which Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. In the event that an investment opportunity becomes available that is considered suitable for both us and another Program, then the Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. Our board of directors determines, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

We are presently unable to determine how our status as a company with a limited operating history will impact our ability to obtain investment opportunities. On the one hand, we will likely have a greater amount of funds available for new investments during our initial offering, as compared to other Programs that have completed their capital raising. On the other hand, we may not benefit from the allocation policy if we have capital which cannot be deployed until additional investment opportunities become available to us. In addition, the economic recovery may cause other Programs to receive new capital to invest, thereby creating a queue of Programs seeking new investments.

Ownership Structure

The following chart shows the ownership structure of the various IREIC controlled entities that are affiliated with us and our Business Manager:

(1)	The investors in this offering will own shares of common stock in us.
(2)	Our sponsor is directly or indirectly controlled by Daniel L. Goodwin, one of our directors.
(3)	Each property to be held in a special purpose LLC or LP wholly-owned by the operating partnership.
(4)	The special limited partner is entitled to receive the subordinated incentive participation if certain conditions are satisfied.
(5)	The special limited partner is 100% owned by our sponsor.

We expect to acquire 1,000 shares of common stock, for $1,000, in The Inland Real Estate Group of Companies, Inc., a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other programs previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, group materials as well as identifying and monitoring legislation that may impact us and our stockholders.

Compensation Payable To Affiliates of IREIC

We have paid and will continue to pay fees to affiliates of IREIC, including Inland Securities, our Business Manager and our Real Estate Manager and their respective affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf.

Set forth below is a summary of the fees and expenses that we expect to pay to these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we will sell the maximum of $1.0 billion in shares in the primary offering. Based on the recommendation of our dealer manager, the allocation of amount between the Class A Shares, Class T Shares and Class T-3 Shares assumes that 80% of the common stock sold in the primary offering is Class A Shares, 10% is Class T Shares and 10% is Class T-3 Shares. Based on this allocation, we expect that at least approximately 90.725% of the proceeds of the $1.0 billion offering will be available for investments, while the remaining 9.275% will be used to pay selling commissions and dealer manager fees plus the payment of other organization and offering expenses. We will not pay selling commissions, dealer manager fees, distribution and stockholder servicing fees or reimburse issuer costs in connection with shares of common stock issued through our distribution reinvestment plan. The fees and expenses that we expect to pay or reimburse (except offering stage expenses) will be reviewed by our independent directors at least annually. For additional discussion regarding these fees and expenses, see “Compensation Table” beginning on page 78.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
Offering Stage

Selling Commissions — Inland Securities and Participating Soliciting Dealers	We pay Inland Securities a selling commission equal to 6.0% of the sale price, or $1.50, for each Class A Share, 2.0% of the sale price, or approximately $0.48, for each Class T Share, and 3.0% of the sale price, or approximately $0.72, for each Class T-3 Share sold in the primary offering. Inland Securities anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers.

$53.0 million ($48.0 million for the Class A Shares, $2.0 million for the Class T Shares and $3.0 million for the Class T-3 Shares) (assumes no special sales).

Assuming we sell the maximum offering amount of 100% of Class A Shares, Class T Shares or Class T-3 Shares, the maximum amount of selling commissions payable to the dealer manager would be $60.0 million, $20.0 million or $30.0 million, respectively.

From December 19, 2013 (inception) to December 31, 2016, we paid selling commissions of $1,231,698 for the Class A Shares and $135,250 for the Class T Shares.

Dealer Manager Fee — Inland Securities and Participating Soliciting Dealers	We pay Inland Securities a dealer manager fee in an amount equal to 2.75% of the sale price, or approximately $0.69, for each Class A Share,	$27.25 million ($22.0 million for the Class A Shares, $2.75 million for the Class T Shares

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
2.75% of the sale price, or approximately $0.66, for each Class T Share, and 2.5% of the sale price, or approximately $0.60, for each Class T-3 Share sold in the primary offering. Inland Securities may reallow (pay) a portion of this dealer manager fee to participating soliciting dealers.

and $2.5 million for the Class T-3 Shares) (assumes no special sales).

Assuming we sell the maximum offering amount of 100% of Class A Shares, Class T Shares or Class T-3 Shares, the maximum amount of dealer manager fees payable to the dealer manager would be $27.5 million, $27.5 million and $25.0 million, respectively.

From December 19, 2013 (inception) to December 31, 2016, we paid dealer manager fees of $613,771 for the Class A Shares and $187,343 for the Class T Shares.

Acquisitions and Operations Stage

Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record

We pay Inland Securities a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the per share estimated value of the applicable share) for each Class T Share and Class T-3 Share sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. Our dealer manager may reallow the fee to the soliciting dealer, if any, who sold the Class T or Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T or Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares held in any particular account and those Class T Shares or Class T-3 Shares, along with any Class T Shares or Class T-3 Shares purchased through our distribution reinvestment plan in respect of distributions on those Class T Shares or Class T-3 Shares purchased

$1.0 million annually for Class T Shares, assuming sale of $100.0 million of Class T Shares; $1.0 million annually for Class T-3 Shares, assuming sale of $100.0 million of Class T-3 Shares.

Assuming sale of $100.0 million of Class T Shares, we estimate that up to a maximum of $5.25 million in such fees will be paid over the life of the Company. Assuming sale of $100.0 million of Class T-3 Shares, we estimate that up to a maximum of $3.0 million in such fees will be paid over the life of the Company. See “Compensation Table” for a detailed calculation of the distribution and stockholder servicing fee.

Assuming we sell the maximum offering amount, and all shares sold are Class T

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 in the primary offering and which are held in the same account and any Class T Shares or Class T-3 Shares distributed by us as stock dividends in respect of the Class T Shares or Class T-3 Shares held in the account, will convert into a number of Class A Shares determined by multiplying each Class T Share or Class T-3 Share, as applicable, to be converted by the “Conversion Rate” described herein on the earlier of (1) a listing of the Class A Shares on a national securities exchange (we do not intend to list the Class T or Class T-3 Shares); (2) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (3) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares or Class T-3 Shares, as applicable, sold in the primary offering is equal to 10% of the gross proceeds of the primary offering; and (4) the end of the month in which the underwriting compensation paid in the primary offering on the Class T Shares or the Class T-3 Shares, as applicable, plus the distribution and stockholder servicing fee paid with respect to the Class T Shares or the Class T-3 Shares, as applicable, held by a stockholder within his or her particular account equals 10% or 8.5% (or a lower limit described below) of the gross offering price of those Class T Shares or Class T-3 Shares, respectively. With respect to item (4) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on Class T Shares in a particular account is reached, and all of the Class T-3 Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 8.5% limit on Class T-3 Shares (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached. In the case of a Class T Share or Class T-3 Share purchased in the primary offering at a price equal to

Shares or Class T-3 Shares, the amount of distribution and stockholder servicing fees on an annual basis would be $10.0 million.

From December 19, 2013 (inception) to December 31, 2016, we paid distribution and stockholder servicing fees of $18,235 for the Class T Shares.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016

$23.95 or $24.14, respectively, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share or Class T-3 Share will be equal to approximately $1.26 per Class T Share or approximately $0.72 per Class T-3 Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares or Class T-3 Shares, we expect that this fee would be paid over approximately 5.25 years or three years, respectively, from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share or $24.14 per Class T-3 Share. We will further cease paying the distribution and stockholder servicing fee on any Class T or Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares or Class T-3 Shares as a class are exchanged for cash or other securities.

The distribution and stockholder servicing fee is payable with respect to all Class T Shares and Class T-3 Shares purchased in our primary offering. We have not and will not pay the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares issued under our distribution reinvestment plan or distributed by us to the record holders of Class T Shares or Class T-3 Shares as stock dividends, if any.

Acquisition Expenses — our Business Manager, Real Estate Manager and their Affiliates	We reimburse our Business Manager, Real Estate Manager and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs.

$4.54 million

($3.6 million for the Class A Shares, $470,000 for the Class T Shares and $466,250 for the Class T-3 Shares) (assumes no borrowings)

$11.34 million

($9.0 million for the Class A Shares, $1.18 million for the Class T Shares and $1.17 million for the Class T-3 Shares) (assumes aggregate borrowings equivalent to 60% of the total fair market value of our assets, consistent with our borrowing policy)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
	We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with six other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. In addition, the total of all acquisition fees and acquisition expenses must be reasonable, and may not exceed an amount equal to 6% of the contract price of each property.	From December 19, 2013 (inception) to December 31, 2016, we reimbursed acquisition expenses of $25,407.

Business Management Fees — our Business Manager

We pay our Business Manager an annual business management fee equal to 0.6% of our “average invested assets,” payable quarterly in an amount equal to 0.15% of our average invested assets as of the last day of the immediately preceding quarter. Our Business Manager may decide, in its sole discretion, to be paid in either cash or the equivalent amount of our Class A Shares, or a combination thereof. For these purposes, the price for each Class A Share is equal to the estimated value per share as determined by the most recent appraisal performed by an independent third party. If we have not published an estimate of value, the price, for these purposes, is equal to $22.81 per share (the gross offering price of the Class A Shares net of sales commissions and the dealer manager fee). To increase our cash flow from operating activities, the Business Manager may also, in its sole discretion, choose to waive or defer some or all of the fee due for any particular quarter. Any fee that is deferred or waived will not bear interest. The Business Manager is not under any obligation to waive this fee.

“Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities or consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

Not determinable at this time. The actual amount of the business management fee will depend on the carrying value of our assets.

From December 19, 2013 (inception) to December 31, 2016, we did not pay any fees but have accrued $365,995 as of December 31, 2016.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
Real Estate Management Fees — our Real Estate Manager

We pay the Real Estate Manager a monthly management fee of up to 4% of the gross income from any property managed directly by the Real Estate Manager or its affiliates. The Real Estate Manager may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits.

We also reimburse the Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses, benefits and severance payments for persons performing services, including without limitation acquisition due diligence services, for the Real Estate Manager and its affiliates (excluding the executive officers of the Real Estate Manager and our executive officers).

The actual amount depends on the gross income, as defined in our management agreement, generated by properties managed by the Real Estate Manager and its affiliates, and cannot be determined at the present time.

From December 19, 2013 (inception) to December 31, 2016, we paid real estate management fees of $195,456.

Expense Reimbursement — IREIC, our Business Manager and their Affiliates	We reimburse IREIC, our Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Business Manager). Expenses include, but are not limited to: issuer costs, expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

From December 19, 2013 (inception) to December 31, 2016, we reimbursed expenses of $1,992,418.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained for the use of persons employed by the Business Manager or its affiliates who provide services to us.

We also will reimburse our Business Manager and its affiliates for costs and expenses our Business Manager incurs in connection with becoming self-managed pursuant to the process set forth in our business management agreement.

Restricted Stock Awards — our independent directors	We have established an Employee and Director Incentive Restricted Share Plan pursuant to which our directors, officers and employees (if we ever have employees), directors, officers or employees of our Business Manager or any of our affiliates may be granted incentive awards in the form of restricted stock.	The total number of Class A Shares that may be issued as restricted stock awards under our Employee and Director Incentive Restricted Share Plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 438,404 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Liquidation Stage

Subordinated Incentive Participation in Net Sales Proceeds — the special limited partner or its designees	The special limited partner will receive from time to time, when available, including in connection with a merger, consolidation, sale or other disposition of all or substantially all of our assets, 15.0% of the value accorded to our shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in our charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation.	The actual amount of the subordinated incentive participation will depend on numerous variables and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
Subordinated Incentive Listing Distribution — the special limited partner or its designees	Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation.	The actual amount of the subordinated incentive listing distribution will depend on numerous variables and cannot be determined at the present time.

Subordinated Incentive Distribution upon Termination — the special limited partner or its designees

Upon termination or non-renewal of the business management agreement with or without cause, the special limited partner will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation. In addition, the special limited partner may elect to defer its right to receive this subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

If the business management agreement is terminated with or without cause and the amount of the termination distribution is zero, the special limited partner will continue to be entitled to receive a subordinated incentive distribution. Specifically, the special limited partner will be entitled to a subordinated incentive participation in net sales proceeds (including by way of merger) or subordinated incentive listing distribution, as applicable, equal to the product of: (1) 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors through the termination date; and (2) the quotient of the number of days elapsed from the inception of the Company through and including the date of termination of the business management agreement, and the number of days elapsed from the inception of the Company through and including the listing date or liquidity event date, as applicable.

The actual amount of the subordinated incentive distribution upon termination will depend on numerous variables and cannot be determined at the present time.

Compensation Paid To Affiliates of IREIC

Set forth below is a summary of the most significant fees and expenses that we have incurred as well as paid or reimbursed to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Manager and their respective affiliates, including the ancillary service providers, for the years ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016			2015
Type of Compensation	Incurred	Paid	Unpaid	Incurred	Paid	Unpaid
Offering Stage
Selling Commissions	$1,130,212	$1,130,212	$—	$236,736	$236,736	$—
Dealer Manager Fee	$678,677	$678,677	$—	$122,437	$122,437	$—
Issuer Costs	$779,131	$406,699	$1,476,746	$251,955	$303,659	$1,104,314

Operational Stage
Distribution and Stockholder Servicing Fee	$334,504	$18,045	$335,326	$19,057	$190	$18,867
Acquisition Fees and Expenses	$11,402	$15,637	$686,250	$711,657	$21,172	$690,485
Business Management Fee	$274,540	$—	$365,995	$91,455	$—	$91,455
Real Estate Management Fee and Costs	$508,717	$516,263	$11,001	$95,738	$77,191	$18,547
Mortgage Financing Fee	$—	$—	$114,375	$114,375	$—	$114,375
General and Administrative Expenses	$421,673	$436,526	$80,386	$198,095	$179,505	$95,239

Prior to August 8, 2016, we were required to pay our Business Manager or its affiliates acquisition fees of 1.5% of the contract purchase price of each property and real estate-related asset we acquired, real estate sales commissions up to the lesser of (1) one-half of the customary commission paid to a third-party broker for the sale of a comparable property and (2) 1.0% of the gross sales price of the property sold, and mortgage financing fees equal to 0.25% of the amount available or borrowed under the financing or the assumed debt. Our business management agreement was subsequently amended to eliminate acquisition fees, real estate sales commissions and mortgage financing fees and accordingly, we do not have an obligation to pay our Business Manager such fees for transactions occurring on or after August 8, 2016. From December 19, 2013 (inception) to August 8, 2016, we incurred an acquisition fee of $686,250 and a mortgage financing fee of $114,375 in connection with the acquisition of our first property, and we incurred no real estate sales commissions. As of December 31, 2016, we had not yet paid any of these fees.

Expenses

Our charter requires that we monitor our expenses on a trailing 12-month basis, and states that our “total operating expenses” will be deemed to be excessive if, at the end of any quarter, they exceed for the prior trailing 12-month period, the greater of 2% of our “average invested assets” or 25% of our “net income,” each as defined in our charter. For the trailing 12 months ended December 31, 2016, our “total operating expenses” as a percentage of “average invested assets” was approximately 3.1%, which exceeded the “2%/25% guidelines.” Our board of directors, including all of our independent directors, have reviewed an analysis of our expenses and unanimously determined that the excess was justified, because we are in the early stages of acquiring properties.

We May Borrow Money

We have funded, and may continue to fund, a portion of the purchase price of any asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other third-party lenders. Any money that we borrow may be secured by a mortgage or other security interest in some, or all, of our assets. The interest we will pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.

We expect that our aggregate borrowings, secured by all of our assets, will average approximately 60% of the total fair market value of our assets. For these purposes, the fair market value of each asset will be equal to the greater of the contract purchase price paid for the asset or the value reported in a more recent appraisal of the asset. This policy, however, will not apply to individual assets and only will apply once we have completed raising capital under this or any subsequent primary offering and invested substantially all of the net proceeds thereof. As a result, we expect to borrow more than 60% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Our charter limits the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets, equivalent to 75% of the cost of our assets, unless our board (including a majority of the independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. Loan agreements with our lenders may impose additional restrictions on the amount we may borrow and may impose limits on, among other things, our ability to pay distributions. We do not intend to exceed the leverage limits in our charter except that we may do so from time to time during this or any future offering (excluding offerings solely through a distribution reinvestment plan).

Distribution Policy

We currently pay cash distributions on Class A Shares, Class T Shares and Class T-3 Shares based on daily record dates, payable monthly in arrears. We began paying cash distributions to stockholders of record each day beginning on the close of business November 1, 2015 through the close of business December 31, 2015, in a daily amount equal to $0.003424658 per day per Class A Share and $0.002768493 per day per Class T Share, based upon a 365-day period. Our board of directors subsequently declared cash distributions payable to stockholders of record each day beginning on the close of business January 1, 2016 through the close of business December 31, 2016, in a daily amount equal to $0.003415301 per day per Class A Share and $0.002760929 per day per Class T Share, based upon a 366-day period. Our board of directors has also declared cash distributions payable to stockholders of record each day beginning on the close of business January 1, 2017 through the close of business June 30, 2017, in an amount equal to $0.003424658 per day per Class A Share and $0.002768493 per day per Class T Share, based on a 365-day period. The cash distributions that we currently pay would be equal to (i) $1.25 per Class A Share, equivalent to a 5.0% annualized rate, based on a purchase price of $25.00 per Class A Share, and (ii) $1.01 per Class T Share, equivalent to a 4.219% annualized rate, based on a purchase price of $23.95 per Class T Share. With respect to the Class T-3 Shares, which we began offering in February 2017, our board of directors declared cash distributions payable to stockholders of record of Class T-3 Shares as of the close of business on each day beginning March 1, 2017 and ending June 30, 2017, in an amount equal to $0.003306849 per day per Class T-3 Share.

There is no assurance, however, that we will continue to declare and pay cash distributions in any particular amount or on any particular date, if at all. Our board of directors may change the amount of any distributions that it declares in the future as well as suspend or cease paying cash or other distributions. The cash distributions on Class T Shares have been less than the cash distributions on Class A Shares by an amount equal to the distribution and stockholder servicing fee on the Class T Shares. The cash distributions on Class T-3 Shares are less than the cash distributions on Class A Shares, partially reflecting the distribution and stockholder servicing fee on the Class T-3 Shares. The remaining distribution and stockholder servicing fee will impact the estimated value per share of the Class T-3 Shares.

We have also paid stock dividends on Class A Shares and Class T Shares based on monthly record dates. Our board of directors declared a monthly stock dividend of 0.000833333 Class A Shares and 0.000833333 Class T Shares per Class A Share and Class T Share owned, respectively, payable to stockholders of record at the close of business on the last day of each month beginning November 30, 2015 through March 31, 2017. On February 21, 2017, our board of directors declared a special stock dividend of 1% of each outstanding share of common stock, which is equal to 0.01 Class A Shares per each outstanding Class A Share, 0.01 Class T Shares per each outstanding Class T Share and 0.01 Class T-3 Shares per each outstanding Class T-3 Share, payable to stockholders of record of each applicable class at the close of business on May 31, 2017. Our board of directors does not presently intend to declare dividends payable in additional shares on any class of our common stock after we pay the special stock dividend.

The distributions of Class A Shares, Class T Shares and Class T-3 Shares as stock dividends in respect of Class A Shares, Class T Shares and Class T-3 Shares, respectively, are non-taxable distributions to the recipient stockholders and are disregarded in calculating returns on invested capital for the purpose of determining the special limited partner’s entitlement to the subordinated incentive participation in net sales proceeds, subordinated incentive listing distribution and subordinated incentive distribution upon termination. To maintain our qualification as a REIT, we are required to make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. However, stock dividends are non-taxable distributions and will not be considered dividends for U.S. federal income tax purposes for purposes of meeting the 90% distribution requirement. See the section entitled “Material U.S. Federal Income Tax Consequences — REIT Qualification Tests — Annual Distribution Requirements” for a more detailed discussion of the tax consequences.

Distributions

For the year ended December 31, 2016, we paid and declared cash distributions of $456,246 and $1,008,178, respectively, and issued stock dividends of 6,864 Class A Shares and 913 Class T Shares to our stockholders. A summary of the cash distributions declared and paid, cash flows provided by (used in) operations and net offering proceeds through December 31, 2016 follows:

	Class A		Class T					Cash Flow
	Distributions Declared	Distributions Declared Per Share (1)	Distributions Declared	Distributions Declared Per Share (1)	Cash	Reinvested via DRP	Total	provided by (used in) Operations	Net Offering Proceeds
4th Quarter 2016	$315,572	$0.31	$59,249	$0.25	$158,555	$182,413	$340,968	$(97,800)	$6,431,747	(2)
3rd Quarter 2016	$263,083	$0.32	$27,752	$0.26	$126,390	$138,724	$265,114	$(93,120)	$5,083,531	(3)
2nd Quarter 2016	$298,845	$0.31	$12,402	$0.25	$100,997	$86,899	$187,896	$86,608	$5,680,808	(4)
1st Quarter 2016	$25,535	$0.31	$5,740	$0.25	$70,304	$30,427	$100,731	$13,971	$5,495,353	(5)
Year 2015 (7)	$36,567	$0.72	$854	$1.01	$12,226	$1,457	$13,683	$(1,205,484)	$3,790,713	(6)
Year 2014	$—	$—	$—	$—	$—	$—	$—	$(2,513)	$(264,852)
Year 2013	$—	$—	$—	$—	$—	$—	$—	$—	$—

(1)	Per share amounts are based on weighted average number of Class A Shares or Class T Shares, as applicable, outstanding.
(2)	100% of cash distributions paid for the 4th quarter of 2016 were paid from the net proceeds of our offering.
(3)	100% of cash distributions paid for the 3rd quarter of 2016 were paid from the net proceeds of our offering.
(4)	53.9% of cash distributions paid for the 2nd quarter of 2016 were paid from the net proceeds of our offering.
(5)	100% of cash distributions paid for the 1st quarter of 2016 were paid from the net proceeds of our offering.
(6)	100% of cash distributions paid for the year ended December 31, 2015 were paid from the net proceeds of our offering.

(7)	The offering commenced on February 17, 2015. We began declaring cash distributions and stock dividends to stockholders of record during November 2015 and as of November 30, 2015, respectively.

The following table shows the sources for the payment of cash distributions to common stockholders for the periods indicated:

	Year Ended December 31,
	2016		2015
(In thousands)		Percentage of Distributions		Percentage of Distributions
Distributions	$894,709		$13,683

Source of distribution coverage:
Cash flows provided by operating activities	$86,608	10%	$—	0%
Proceeds from issuances of common stock	808,101	90%	13,683	100%

Total source of distribution coverage	$894,709	100%	$13,683	100%

Cash flows provided by (used in) operating activities (GAAP basis)	$(90,341)		$(1,205,484)

Net loss (in accordance with GAAP)(1)	$(2,307,419)		$(2,492,602)

(1)	Net loss for the years ended December 31, 2016 and 2015 include acquisition related costs of $29,607 and $1,247,622, respectively.

The following table compares cumulative cash distributions paid to cumulative net loss (in accordance with GAAP) for the period from December 19, 2013 (date of inception) through December 31, 2016:

For the Period from December 19, 2013 (Date of Inception) to December 31, 2016
Distributions paid:	$908,392
Reconciliation of net loss:
Revenues	$4,892,844
Acquisition and transaction related	(1,277,229)
Depreciation and amortization	(2,444,605)
Other operating expenses	(4,280,130)
Other non-operating expenses	(1,875,922)

Net loss (in accordance with GAAP) (1)	$(4,985,042)

Cash flows used in operating activities	$(1,298,338)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

To date, we have paid most of our distributions from net offering proceeds. Until we generate sufficient cash flow from operations as determined in accordance with GAAP, we may continue to pay distributions during a given period using sources other than cash flows from operations. For example, in addition to paying distributions from retained earnings (to the extent we have retained earnings) or using our common stock, some or all of our distributions may be funded from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions.

If our cash flow from operations is not sufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or our sponsor or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor our sponsor has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions. See “Risk Factors — Risks Related to Our Business.”

Stockholder Voting Rights and Limitations

We will elect directors and conduct other business matters that may be properly presented at our annual meetings of stockholders. We also may call special meetings of stockholders from time to time. The holders of our common stock are generally entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board. This limit may be further reduced if our board of directors waives this limit for certain holders. See “Description of Securities — Restrictions on Ownership and Transfer.” These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding restrictions on share ownership.

Share Repurchase Program (Class A, Class T and Class T-3 Shares)

No public market currently exists, and one may never exist, for our shares. Our board will evaluate the time and form of a liquidity event or events for our stockholders. There is no assurance, however, that our board will in fact pursue any particular type of event or the timing thereof. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price. Our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. In addition, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. As a result, you may find it difficult to find a buyer for your shares.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us if we choose to repurchase them. We may make ordinary repurchases of Class A Shares, Class T Shares and Class T-3 Shares through the program, from time to time, from stockholders who have owned their shares continuously for at least a year. The repurchase price will be $21.60 per Class A Share, $21.61 per Class T Share and $21.61 per Class T-3 Share until the initial valuation date, and thereafter the repurchase price will be 96.0% of the most recent applicable estimated value per share reported by the Company. In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to $22.50 per Class A Share, $22.51 per Class T Share and $22.51 per Class T-3 Share until the initial valuation date, and thereafter the repurchase price will be equal to the most recent applicable estimated value per share reported by the Company.

Notwithstanding the foregoing, the repurchase price of the shares for ordinary repurchases and exceptional repurchases may never be greater than the then-current public offering price. Stockholders who purchased their shares from us or received their shares through a non-cash transfer and who have held their shares for at least one year may request that we repurchase any number of shares by submitting a repurchase request, the form of which is available on our website, to our repurchase agent. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.

We are authorized to use only the proceeds from our distribution reinvestment plan to fund repurchases. Further, we limit the number of shares repurchased during any calendar year to no more than 5% of the aggregate number of Class A Shares, Class T Shares and Class T-3 Shares outstanding on December 31st of the previous calendar year.

The terms of our share repurchase program differ slightly with respect to repurchases sought upon a stockholder’s death or qualifying disability. In these instances, the one-year holding period will be waived, we are authorized to use any funds to complete the repurchase and the limit regarding funds available from the distribution reinvestment plan will not apply. In order for a determination of disability to entitle a stockholder to these special repurchase terms: (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental entities specified in the share repurchase program. See “Distribution Reinvestment Plan and Share Repurchase Program — Share Repurchase Program (Class A, Class T and Class T-3 Shares)” for a more detailed definition of “qualifying disability.”

The share repurchase program will immediately terminate if the Class A Shares are listed on any national securities exchange or if we enter into a merger or other business combination pursuant to which our stockholders will receive shares of another entity that are listed on a national securities exchange. In addition, our board of directors, in its sole discretion, may at any time amend, suspend (in whole or in part), or terminate our share repurchase program. Another IREIC-sponsored REIT, RPAI, suspended its share repurchase program, until further notice, effective November 19, 2008, and terminated the program at the time it listed its Class A Common Stock in April 2012. InvenTrust also suspended its share repurchase program, effective March 30, 2009, but later adopted an amended and restated program, which became effective on April 11, 2011, to repurchase shares upon the death of a beneficial owner, and again amended its program, effective February 1, 2012, for repurchases in connection with a qualifying disability or confinement to a long-term care facility. InvenTrust’s board voted to suspend the second amended program on January 29, 2014 in connection with its approximately $394.3 million issuer tender offer as described below in “Prior Performance of IREIC-Sponsored Entities — Liquidity of Prior Programs.” Inland Diversified suspended its share repurchase program, effective December 13, 2013, in connection with its merger with Kite as described herein in “Prior Performance of IREIC-Sponsored Entities — Liquidity of Prior Programs.” Except in the case of a termination upon the listing of our shares on any national securities exchange or our entry into a merger or other business combination, which results in our stockholders receiving shares of another entity that are listed on a national securities exchange, if we amend, suspend or terminate the share repurchase program, we will send stockholders notice at least thirty days prior to any amendment, suspension or termination. Further, our board reserves the right in its sole discretion to reject any requests for repurchases.

ERISA Considerations

The section of this prospectus captioned “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing the IRA, plan or other account; (2) whether the investment satisfies the fiduciary requirements associated with the IRA, plan or other account; (3) whether the investment will generate unrelated business taxable income, or UBTI, to the IRA, plan or other account; (4) whether there is sufficient liquidity for that investment under the IRA, plan or other account; (5) the need to value the assets of the IRA, plan or other account annually or more frequently; and (6) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Investment Company Act of 1940

We engage primarily in the business of investing in real estate and believe that we have conducted, and intend to continue conducting, our operations so that neither our Company nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if: (i) under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We have acquired, and intend to continue acquiring, real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. Our assets generally are and will be held in wholly and majority-owned subsidiaries of the Company, each formed to hold a particular asset.

We believe we have conducted, and intend to continue conducting, our operations so that the Company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of the Company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the Company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the Company nor any of its wholly or majority-owned subsidiaries is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our Company and our subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, our Company and our subsidiaries conduct our respective operations such that none of them is required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If the Company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We measure our 3(c)(5)(C) exemption on an unconsolidated basis.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our Company and our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Business.”

Estimated Use of Proceeds

Assuming that 80% of the common stock sold in the primary offering are Class A Shares, 10% are Class T Shares and 10% are Class T-3 Shares, we expect that at least approximately 90.725% of the proceeds of the $1.0 billion offering will be available for investments, while the remaining 9.275% will be used to pay selling commissions and dealer manager fees plus the payment of other organization and offering expenses. In addition, we have paid and may continue to pay distributions during a given period in an aggregate amount that exceeds our cash flow from operations for that period, determined in accordance with GAAP. As a result, we have paid and may, in the future, continue to pay all or a substantial portion of our distributions from sources other than cash flows from operations. Specifically, some or all of our distributions for any period in which our cash flow from operations is not sufficient may be paid from other sources such as from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions. Please see the “Estimated Use of Proceeds” section for more details, including information regarding the use of proceeds raised in this offering specifically with respect to Class A Shares, Class T Shares and Class T-3 Shares.

Estimated Value

Unless and until our shares of common stock are listed for trading on a national securities exchange, we do not expect a public market for our shares to develop. We expect to provide a per share estimated value of our shares as determined by our board of directors beginning with the valuation date. From and after the valuation date, we expect to update our estimate of value on an annual basis. Any estimated valuations are not intended to represent the amount you would receive if you attempt to sell your shares or if our assets were sold and the proceeds distributed to you in a liquidation of our Company.

Unless and until our shares are listed, to assist in determining the per share estimated value, we will engage an independent valuation expert to value our real estate assets and related liabilities. The conclusions reached by our independent valuation expert will likely be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, as well as a number of caveats and conditions. Although our board of directors will rely on our independent valuation expert’s valuation, our board of directors will, as appropriate, consider other factors. Our board of directors will have sole discretion to accept or revise the valuation, and our board of directors will be ultimately and solely responsible for estimating per share value.

To estimate per share value, our independent valuation expert will, consistent with the guidelines established by the Investment Program Association, use the net asset value method described herein, by estimating the value of our real estate and other assets using a discounted cash flow analysis for our real estate assets and subtracting the fair value of our liabilities, along with any value allocable to preferred securities and the present value of any estimated incentive fees, participations or special interests held by or allocable to our sponsor, our Business Manager or our management from the fair value of our assets, assuming that we liquidate our assets on the date of the estimated value.

Changes in our estimated value will include, without limitation, accruals of our net portfolio income, interest expense, the business management fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our estimated value will also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the applicable period. On an ongoing basis, we will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of accruals for which financial information is available.

Following the aggregation of the estimated value of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, we will incorporate any class-specific adjustments to our estimated value, including additional issuances and repurchases of our common stock and the amounts paid in respect of the class-specific distribution and stockholder servicing fees. Because stockholder servicing fees allocable to a specific class of shares will only be included in the per share estimated value calculation for that class, the per share estimated value for our share classes may differ. The class-specific distribution and stockholder servicing fee may reduce the per share amount of cash distributions payable with respect to Class T Shares and Class T-3 Shares, as applicable, reduce the estimated value per Class T Share and Class T-3 Share, as applicable, or reduce a combination of the foregoing. If the class-specific distribution and stockholder servicing fees paid by the Company exceed the amount by which the cash distributions are reduced for holders of Class T Shares and Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares in a particular month, the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. The declaration of distributions will reduce the estimated value for each class of our common stock in an amount equal to the accrued liability to pay any applicable distribution to our stockholders of record of each class.

At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. From time to time our board of directors, including a majority of our independent directors, may adopt changes to our valuation procedures if regulatory requirements change.

We cannot assure you that the estimated values, or the method used to establish these values, will comply with ERISA or any other regulatory requirements. Please see “Risk Factors—Risks Related to the Offering—We will be required to disclose an estimated value per share of each class of our common stock no later than February 6, 2018.”

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following risks and who are able to bear the risk of losing their entire investment. The occurrence of any of the risks discussed in this prospectus, particularly those described under the subheadings “— Risks Related to the Offering,” “— Risks Related to Our Business,” “— Risks Related to Investments in Real Estate” “— Risks Associated with Debt Financing,” “— Risks Related to Conflicts of Interest,” “— Risks Related to Our Corporate Structure,” “— U.S. Federal Income Tax Risks,” and “— Retirement Plan Risks,” could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have a limited operating history, and the prior performance of programs sponsored by IREIC should not be used to predict our future results.

We have a limited operating history and are subject to all of the risks, uncertainties and difficulties frequently encountered by other similarly-situated companies. We and our Business Manager must, among other things, continue to:

•	raise offering proceeds;

•	identify and acquire real estate assets consistent with our investment strategies;

•	increase awareness of the Inland Residential Properties Trust, Inc. name within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

•	build and expand our operations structure to support our business.

You should not rely upon the past performance of other IREIC-sponsored programs as an indicator of our future performance. There is no assurance that we will achieve our investment objectives.

There is no established public trading market for our shares, and our stockholders may not be able to sell their shares under our share repurchase program.

There is no established public trading market for our shares and no assurance that one may develop. Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. There is no assurance the board will pursue a listing or other liquidity event at any time in the future. In addition, even if our board decides to seek a listing of our shares of common stock, there is no assurance that we will satisfy the listing requirements or that our shares will be approved for listing. Thus, investors in our common stock should be prepared to hold their shares for an unlimited period of time. Our charter also limits any person or group from owning or controlling more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board.

Moreover, our share repurchase program contains numerous restrictions that limit our stockholders’ ability to sell their shares, including those relating to the number of shares of our common stock that we can repurchase at any time and the funds we may use to repurchase shares pursuant to the program. Also, we may only make ordinary repurchases, as defined in the share repurchase program, from stockholders who purchased their shares from us or received their shares through a non-cash transfer and who have owned their shares continuously for at least a year. Even if our stockholders are able to sell their shares under the share repurchase program, or otherwise, they may not be able to recover the amount of their investment in our shares. The repurchase price is equal to $21.60 per Class A Share, $21.61 per Class T Share and $21.61 per Class T-3 Share until the initial valuation date, and thereafter the repurchase price will be 96.0% of the most recent applicable estimated value per share reported by us. In the case of exceptional repurchases, as defined in the share repurchase program, we may repurchase shares at a repurchase price equal to $22.50 per Class A Share, $22.51 per Class T Share and $22.51 per Class T-3 Share until the initial valuation date, and thereafter the repurchase price will be equal to the most recent applicable estimated value per share reported by us.

Notwithstanding the foregoing, the repurchase price of the shares for ordinary repurchases and exceptional repurchases may never be greater than the then-current public offering price.

We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds from our distribution reinvestment plan during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we limit the number of shares repurchased during any calendar year to no more than 5% of the aggregate number of Class A Shares, Class T Shares and Class T-3 Shares outstanding on December 31st of the previous calendar year. In the case of exceptional repurchases, neither the one year holding period, the limit regarding funds available from the distribution reinvestment plan nor the 5% limit applies. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. The share repurchase program will immediately terminate if our shares become listed for trading on a national securities exchange.

Moreover, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program. Further, our board reserves the right in its sole discretion to change the repurchase prices or reject any requests for repurchases. Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. Therefore, our stockholders may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program and our stockholders may not be able to sell any of their shares of common stock back to us. As a result of these restrictions and circumstances, the ability of our stockholders to sell their shares should they require liquidity is significantly restricted. Moreover, if our stockholders do sell their shares of common stock back to us pursuant to the share repurchase program, they may be forced to do so at a discount to the purchase price such stockholders paid for their shares.

The offering prices of our shares were determined by the board in its sole discretion.

Our board of directors established the offering prices of our shares in its sole discretion. The board did not consider any projection of the book or net value of our assets or operating income. The offering prices also are not based on an arm’s-length third party negotiation among our sponsor, us and the dealer manager, or on an independent valuation. The offering prices are not indicative of the proceeds that you would receive upon liquidation, or the prices at which you may be able to sell your shares. Further, the offering prices may be significantly more than the prices at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Investors will experience dilution in the net tangible book value of their Class A Shares, Class T Shares and Class T-3 Shares equal to the offering costs associated with those shares.

Investors who purchase Class A Shares, Class T Shares and Class T-3 Shares in this offering will incur immediate dilution equal to the costs of the offering associated with those respective share classes. Further, funding distributions to our stockholders from the net proceeds of this offering results in further dilution. Funding distributions with the net proceeds of this offering or other sources such as from borrowings will reduce the amount of funds available to invest in real estate, potentially reducing your overall return, and adversely impact and dilute the value of your investment in shares of our common stock.

You will not have the opportunity to evaluate all of our investments before we make them.

Because we cannot be certain how much money we will be able to raise in the offering and have not identified all of the specific real estate assets that we intend to purchase with the net proceeds from this offering, we are considered a “blind pool,” which makes an investment in our common stock speculative. We have established policies relating to the types of investments we will make, but our Business Manager has wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our Business Manager has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment.

Purchases of common stock by our sponsor, directors, officers and other affiliates in this offering should not influence investment decisions of independent, unaffiliated investors.

Our sponsor, directors, officers and other affiliates have purchased, and may continue to purchase, shares of our common stock. For these purposes, “affiliates” means those individuals who have prior business or personal relationships with our executive officers, directors or sponsor, including, without limitation, any service provider. There are no written or other binding commitments with respect to the acquisition of shares by these parties, and there can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in the offering. Any shares purchased by our sponsor, directors, officers and other affiliates will be purchased for investment purposes only. However, the investment decisions made by any of our sponsor, directors, officers and other affiliates should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

We depend on our dealer manager to raise funds in this offering. Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering.

The success of this offering depends to a large degree on the efforts of our dealer manager, Inland Securities, an affiliate of our sponsor. Our dealer manager has limited capital. In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates. If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell shares on our behalf. In the event that Inland Securities became unable to serve in the capacity of dealer manager for this or any public offering of our shares, we believe that it could be difficult to secure the services of another dealer manager. Therefore, any event that hinders the ability of our dealer manager to conduct the offering on our behalf would jeopardize the success of the offering.

Our charter authorizes us to issue additional shares of stock, which may reduce the percentage of our common stock owned by our other stockholders, subordinate stockholders’ rights or discourage a third party from acquiring us.

Investors purchasing in this offering will not have preemptive rights to purchase any shares issued by us in the future. Our charter authorizes us to issue up to 450,000,000 shares of capital stock, of which 400,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. We may, in the sole discretion of our board:

•	sell additional shares in this or future offerings;

•	issue equity interests in a private offering of securities;

•	classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the stock;

•	amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue; or

•	issue shares of our capital stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of the operating partnership.

In addition, the partnership agreement for the operating partnership contains provisions that would allow, under certain circumstances, other entities, including other IREIC-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of the operating partnership. Because the limited partnership interests of the operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between the operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

Future issuances of common stock will reduce the percentage of our outstanding shares owned by our other stockholders. Further, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders. See “Description of Securities — General Description of Shares” for additional discussion regarding the issuance of additional shares.

We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operations are not equivalent to our net income or loss or cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose, funds from operations, or FFO, and modified funds from operations, or MFFO, which are not equivalent to our net income or loss or cash flow from operations, as determined under GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization, adjust for unconsolidated partnerships and joint ventures, and further exclude acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustment of such items related to noncontrolling interests.

Because of these differences, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

We will be required to disclose an estimated value per share of each class of our common stock no later than February 6, 2018. The purchase price you pay for shares in this offering may be higher than the applicable estimated value per share. The estimated value per share may not be an accurate reflection of the fair market value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

We are required, due to rules adopted by the Financial Industry Regulatory Authority, or FINRA, and contractual obligations in the selling agreements between our participating broker dealers and our dealer manager, to disclose an estimated value per share of our shares no later than February 6, 2018, which is 150 days following the second anniversary of breaking escrow in this offering. Our board of directors may determine to modify the offering prices to reflect the estimated value per share, but the offering price may differ from the estimated value per share. Also, on and after the date on which we report an estimated value of our shares, the price at which the Class A Shares, Class T Shares or Class T-3 Shares are offered pursuant to our distribution reinvestment plan will be adjusted to reflect the estimated value per share for the applicable share class. Any estimated value per share that we disclose in the future may not be an accurate reflection of the fair value of our assets and liabilities in accordance with GAAP, may not reflect the price at which we would be able to sell all or substantially all of our assets or the outstanding shares of our common stock in an arm’s length transaction, may not represent the value that stockholders could realize upon a sale of the Company or upon the liquidation of our assets and settlement of our liabilities, and may not be indicative of the prices at which shares of our common stock would trade if they were listed on a national securities exchange.

The methodology used to determine the estimated value per share of our common stock may be based upon assumptions, estimates and judgments that may not be accurate or complete, such that, if different property-specific and general real estate and capital market assumptions, estimates and judgments were used, it could result in an estimated value per share that is significantly different. In addition, the policies and procedures that are employed to calculate an estimated value per share in the future may not meet the then-current regulatory requirements.

If our board of directors declares the same daily cash distribution amount with respect to our three classes of shares, the class-specific distribution and stockholder servicing fee will reduce the estimated value per Class T Share and Class T-3 Share, as applicable, resulting in a lower Conversion Rate for purposes of converting into Class A Shares.

We may decide to pay the same dollar amount of distributions on each class of our common shares even though we pay a distribution and stockholder servicing fee on the Class T and Class T-3 Shares. If we do so, the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. If our board of directors declares the same daily cash distribution amount with respect to our three classes of shares, the annualized distribution percentage rate (when compared to the purchase price) on Class T Shares will be higher than the initial yield based on the purchase price on the Class T-3 Shares, and Class T-3 Shares will be higher than the initial yield based on the purchase price on the Class A Shares. The class-specific distribution and stockholder servicing fee will reduce the estimated value per Class T Share and Class T-3 Share, as applicable, resulting in a lower Conversion Rate for purposes of converting into Class A Shares. Until the initial valuation date, the reduction in the estimated value per Class T Share and Class T-3 Share, as applicable, will not be reflected on the investor’s customer account statement.

The interest of later investors in our common stock will be diluted as a result of our payment of stock dividends that have been declared and will be further diluted if we make additional stock dividends.

We have declared and paid, and may continue to declare and pay, distributions in cash and stock. We have not adjusted, and do not intend to adjust, the gross offering price of the applicable shares to reflect any stock dividends. Investors who purchase our shares early in this offering, as compared with later investors, will receive more shares for the same cash investment as a result of any stock dividends not received by later investors. Because they would own more shares, upon a sale or liquidation of the Company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors.

Risks Related to Our Business

We have incurred net losses on a GAAP basis for the years ended December 31, 2016, 2015 and 2014.

We have incurred net losses on a GAAP basis for the years ended December 31, 2016, 2015 and 2014 of approximately $2.3 million, $2.5 million and $154,000, respectively. Our losses can be attributed, in part, to property operating, interest and general and administrative expenses, acquisition related expenses and non-cash charges for depreciation and amortization. We may incur net losses in the future. We are subject to all of the business risks and uncertainties associated with any business. We were formed in December 2013 and, as of December 31, 2016, had acquired one multi-family property. We cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

The amount and timing of distributions, if any, may vary. To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of this offering and our distribution reinvestment plan.

There are many factors that can affect the availability and timing of distributions paid to our stockholders such as our ability to buy, and earn positive yields on, assets, our operating expense levels, as well as many other variables. We may not generate sufficient cash flow from operations to fund any distributions paid to our stockholders. The actual amount and timing of distributions, if any, are determined by our board of directors in its discretion, based on its analysis of our actual and expected cash flow, capital expenditures and investments, as well as general financial conditions. Actual cash available for distribution may vary substantially from estimates made by our board.

To date, we have not generated sufficient cash flow from operations to pay distributions, and, therefore, we have paid, and may continue to pay, distributions from the net proceeds of this offering and our distribution reinvestment plan. We began declaring cash distributions and stock dividends to stockholders of record of Class A Shares and Class T Shares during November 2015 and as of November 30, 2015, respectively. Of the cash distributions paid to stockholders through December 31, 2016, 90% ($821,784) have been paid from the net proceeds of this offering and our distribution reinvestment plan, which reduces the proceeds available for other purposes, including investing in real estate assets. There is no assurance we will generate sufficient cash flow from operations to cover distributions. Distributions funded from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering.

Funding distributions from the proceeds of this offering, borrowings or asset sales will result in us having less funds available to acquire properties or other real estate-related investments. We have not limited the amount of monies from any of these sources that may be used to fund distributions, except as limited by Maryland law. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

We may have difficulty funding the distribution and stockholder servicing fees payable to the dealer manager with funds provided by our operations.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund the distribution and stockholder servicing fees payable to the dealer manager. Therefore, particularly in the earlier part of this offering, we may fund these ongoing fees from other sources, such as offering proceeds, borrowings, cash resulting from a waiver or deferral of fees otherwise payable to the Business Manager or its affiliates, interest income from our cash balances and proceeds from sales of assets. The use of these sources and the ultimate repayment of any liabilities incurred (such as from borrowings) could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce the overall return and adversely impact and dilute the value of your investment in shares of our common stock.

Our Business Manager is under no obligation, and may not agree, to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have forgone or deferred a portion of certain fees due them from the other REITs previously sponsored by IREIC to ensure that the particular REIT generated sufficient cash from operating activities to pay distributions. In addition, from time to time, IREIC or its affiliates have contributed monies to the other IREIC-sponsored REITs to fund distributions. In each case, IREIC or its affiliates determined the amounts that would be forgone, deferred or contributed in its or their sole discretion.

Likewise, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fees, or waives its right to be reimbursed for certain expenses. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of these fees or reimbursements. Further, there is no assurance that any of these other sources will be available to fund distributions.

Market disruptions may adversely impact many aspects of our operating results and operating condition.

The availability of debt financing secured by commercial real estate varies based, in part, by changes in underwriting standards. Further, interest rates have generally increased in the last 16 months, and may continue to increase, which may affect U.S. economic conditions as a whole, or real estate industry conditions such as:

•	an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;

•	our ability to borrow on terms and conditions that we find acceptable may be limited, which could result in our investment operations (real estate assets) generating lower overall economic returns and a reduced level of cash flow from what was anticipated at the time we acquired the asset, which could potentially impact our ability to make distributions to our stockholders, or pursue acquisition opportunities, among other things, and increase our interest expense;

•	a reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate activity, and reduce the loan to value ratio upon which lenders are willing to lend;

•	the value of certain of our real estate assets may decrease below the amounts we pay for them, which would limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by these assets and could reduce the availability of unsecured loans;

•	the value and liquidity of short-term investments, if any, could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for these investments or other factors; and

•	one or more counterparties to derivative financial instruments that we may enter into could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of these instruments.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

If we fail to raise sufficient funds through this offering, then we will be unable to build a large, diversified portfolio of properties and the poor performance of a single investment could materially adversely affect our overall investment performance.

Shares of our common stock are being offered on a “reasonable best efforts” basis through a public offering, which commenced on February 17, 2015. As of December 31, 2016, we have sold approximately $33.4 million of our shares and have invested in one property. Our initial public offering must end no later than February 16, 2018, unless extended. If we are unable to raise significant additional proceeds, we will not be able to achieve a broadly diversified portfolio. Failure to build a diversified portfolio increases the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

We may suffer from delays in selecting, acquiring and developing suitable assets.

Regardless of the amount of capital we raise or borrow, we may experience delays in deploying our capital into assets or in realizing a return on the capital we invest. The more money we raise in this offering, the more important it will be to invest the net offering proceeds promptly. We could suffer from delays in locating suitable investments as a result of competition in the relevant market, regulatory requirements, such as those imposed by the SEC which require us to provide audited financial statements for certain significant acquisitions, and our reliance on IREA and other affiliates of IREIC to locate suitable investments for us at times when those entities are simultaneously seeking to locate suitable investments for other IREIC-sponsored programs. We also may experience delays as a result of negotiating or obtaining the necessary purchase documentation to close an acquisition. Further, our investments may not yield immediate returns, if at all.

We also invest the net proceeds we receive from this offering in short-term, highly liquid but very low-yield investments. These yields are less than the distribution yield paid to stockholders, requiring us to earn a greater return from our other investments to make up for this “negative spread.” There is no assurance we will be able to do so. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay expenses or to acquire real estate assets instead of funding distributions.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for implementing them, and our other objectives, policies and procedures may be altered by a majority of the directors (which must include a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

Actions of our joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties. Our organizational documents do not limit the amount of funds that we may invest in these joint ventures. We intend to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to, the following:

•	that the current economic conditions make it more likely that our partner in an investment may become bankrupt, which would mean that we and any other remaining partner would generally remain liable for the entity’s liabilities;

•	that our partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and that we may not agree on all proposed actions to certain aspects of the venture;

•	that our partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our objective to qualify as a REIT;

•	that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

•	that venture agreements often restrict the transfer of a partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•	that our relationships with our partners are contractual in nature and may be terminated or dissolved under the terms of the agreements and that, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership;

•	that disputes between us and our partners may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business; and

•	that we may in certain circumstances be liable for our partner’s actions.

The failure of any bank in which we deposit our funds would reduce the amount of cash we have available to fund operations, pay distributions or invest in real estate assets.

The Federal Deposit Insurance Corporation, or FDIC, generally only insures limited amounts per depositor per insured bank. The FDIC insures up to $250,000 per depositor per insured bank for interest-bearing accounts. At December 31, 2016, we had cash and cash equivalents exceeding these federally insured levels. If any of the banking institutions in which we have deposited our funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits would reduce the amount of cash we have available to fund operations, distribute or invest.

We rely on IREIC and its affiliates and subsidiaries to manage and conduct our operations, including this offering. Any material adverse change in IREIC’s financial condition or our relationship with IREIC could have a material adverse effect on our business and ability to achieve our investment objectives.

We depend on IREIC and its affiliates and subsidiaries to manage and conduct our operations, including this offering. IREIC directly owns and controls our dealer manager. IREIC also owns and controls our Business Manager and Real Estate Manager through subsidiaries. IREIC has sponsored numerous public and private programs and through its affiliates or subsidiaries has provided offering, asset, property and other management and ancillary services to these entities. From time to time, IREIC or the applicable affiliate or subsidiary has waived fees or made capital contributions to support these public or private programs. IREIC or its applicable affiliates or subsidiaries may waive fees or make capital contributions in the future. Further, IREIC and its affiliates or subsidiaries may from time to time be parties to litigation or other claims arising from sponsoring these entities or providing these services. As such, IREIC and these other entities may incur costs, liabilities or other expenses arising from litigation or claims that are either not reimbursable or not covered by insurance. Future waivers of fees, additional capital contributions or costs, liabilities or other expenses arising from litigation or claims could have a material adverse effect on IREIC’s financial condition and ability to fund our Business Manager or Real Estate Manager to the extent necessary.

If our Business Manager or Real Estate Manager lose or are unable to obtain key personnel, our ability to implement our investment strategies could be hindered.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Business Manager and Real Estate Manager. Neither we nor our Business Manager or Real Estate Manager has employment agreements with these persons, and we cannot guarantee that all, or any particular one, will continue to be available to provide services to us. If any of the key personnel of our Business Manager or Real Estate Manager were to cease their employment or other relationship with our Business Manager or Real Estate Manager, respectively, our results and ability to pursue our business plan could suffer. Further, we do not intend to separately maintain “key person” life insurance that would provide us with proceeds in the event of the death or disability of these persons. We believe our future success depends, in part, upon the ability of our Business Manager and Real Estate Manager to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Business Manager or Real Estate Manager will be successful in attracting and retaining skilled personnel. If our Business Manager or Real Estate Manager lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment could decline.

If we become self-managed by internalizing our management functions, we may be unable to retain key personnel.

At some point in the future, we may consider becoming self-managed by internalizing the functions performed for us by our Business Manager. Even if we become self-managed, we may not be able to hire certain key employees of the Business Manager and its affiliates, even if we are allowed to offer them positions with our Company. Although we are generally restricted from soliciting these persons pursuant to certain provisions set forth in the business management agreement, during the one-year period after the Business Manager’s receipt of an internalization notice the Business Manager will permit us to solicit for hire the “key” employees of the Business Manager and its affiliates, including all of the persons serving as the executive officers of our Company or the Business Manager who do not also serve as directors or officers of any other IREIC-sponsored REITs. However, presently substantially all of the executive officers of our Company and the Business Manager also serve as directors or officers of at least one other IREIC-sponsored REIT. Failure to hire or retain key personnel could result in increased costs and deficiencies in our disclosure controls and procedures or our internal control over financial reporting. These deficiencies could cause us to incur additional costs and divert management’s attention from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

If we seek to become self-managed other than as provided for under our business management agreement, we could incur greater costs and lose key personnel.

Our board may decide that we should pursue self-management by hiring our own group of executives and other employees or entering into an agreement with a third party, such as a merger, instead of by transitioning the services performed by our Business Manager. The costs that we would incur in this case are uncertain and may be substantial. Further, we would lose the benefit of the experience of our Business Manager. Further, if we seek to internalize the functions performed for us by our Real Estate Manager, the purchase price will be separately negotiated by our independent directors, or a committee thereof, and will not be subject to the transition procedures described in our business management agreement.

Our operations, including any potential self-management transaction, could be subject to litigation which could cause us to suffer a financial loss and could adversely impact the ability of our Business Manager to manage our operations.

Our operations, including any self-management transaction, may be subject to litigation or regulatory investigations which may distract management’s attention and may cause us to incur substantial costs even if we are not liable or the investigation does not find problems or wrongdoing. For example, RPAI, a REIT previously sponsored by IREIC, has publicly disclosed that in 2012 certain stockholders of RPAI had filed putative class action lawsuits against RPAI and certain of its officers and directors alleging, among other things, that RPAI and its directors and officers breached their fiduciary duties to RPAI’s stockholders and, as a result, unjustly enriched RPAI and the individual defendants and that the breaches of fiduciary duty led certain RPAI stockholders to acquire additional stock and caused RPAI’s stockholders to suffer a loss in share value. On April 19, 2013, the defendants filed motions to dismiss the stockholder complaints. On June 10, 2014, the U.S. District Court in the Northern District of Illinois (the Court) dismissed four of the five lawsuits with prejudice and entered judgment in favor of RPAI and its officers and directors. The plaintiffs did not file a timely appeal in these four cases and, consequently, they are now closed. The Court dismissed the fifth lawsuit without prejudice and granted the plaintiff in that case permission to file an amended complaint. The amended complaint does not name RPAI or its officers and directors as defendants. Although these lawsuits were dismissed, the lawsuits distracted management’s attention and caused RPAI to incur substantial costs.

In its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, InvenTrust, a REIT previously sponsored by IREIC, stated that it learned the SEC had initiated a non-public, formal, fact-finding investigation to determine whether there had been violations of certain provisions of the federal securities laws regarding the payment of fees to InvenTrust’s former business manager and property managers, transactions with InvenTrust’s former affiliates, timing and amount of distributions paid to InvenTrust’s investors, determination of property impairments, and any decision regarding whether InvenTrust would become a self-administered REIT. After a multi-year investigation, on March 24, 2015, the Staff of the SEC informed InvenTrust that it had concluded its investigation and that, based on the information received as of that date, it did not intend to recommend any enforcement action against InvenTrust. Nevertheless, InvenTrust incurred significant expenses in connection with responding to the investigation. InvenTrust disclosed in its Annual Report on Form 10-K for the year ended December 31, 2012 that it also received three related demands by stockholders to conduct investigations regarding claims that InvenTrust’s officers, its board of directors, its former business manager, and affiliates of its former business manager breached their fiduciary duties to InvenTrust in connection with the matters disclosed above that were subject to the investigation. In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, InvenTrust reported that on December 8, 2014, the special litigation committee of the InvenTrust board of directors completed its investigation and concluded that there is no evidence to support the allegations of wrongdoing in the stockholder demands but that nonetheless, in the course of its investigation, the special litigation committee uncovered facts indicating that certain then-related parties breached their fiduciary duties to InvenTrust by failing to disclose to the independent directors certain facts and circumstances associated with the payment of fees to InvenTrust’s former business manager and property managers. The Circuit Court of Cook County, Illinois entered an order consolidating the stockholder actions on March 26, 2015 (the “Consolidated Action”). InvenTrust further reported that on September 18, 2015, the parties entered into the Stipulation and Agreement of Compromise, Settlement, and Release (the “Settlement”) to resolve all matters related to the stockholder demands and the Consolidated Action. The Settlement resulted in Midwest Risk Management, LLC, as agent for InvenTrust’s former business manager, property managers, and Inland American Holdco Management LLC, paying InvenTrust $7.4 million. In addition, the Settlement released InvenTrust’s directors, officers, and former external managers and their affiliates from any liability related to the allegations asserted in the demand letters and the Consolidated Action, and any additional allegations investigated by the special litigation committee. The Settlement also resulted in the dismissal of the Consolidated Action with prejudice. On October 23, 2015, the Circuit Court of Cook County, Illinois approved the Settlement as fair, reasonable, adequate and in the best interests of InvenTrust and its stockholders.

As an “emerging growth company,” we are permitted to rely on exemptions from certain reporting and disclosure requirements, which may make our future public filings different than that of other public companies.

We are an “emerging growth company” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. We will remain an emerging growth company until the earliest of: (1) December 31, 2020; (2) the last date of the fiscal year during which we had total annual gross revenues of $1.0 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

If we choose to take advantage of any or all of these provisions, the information that we provide you in our future public filings may be different than that of other public companies. The exact implications of the JOBS Act for us are still subject to interpretations and guidance by the SEC and other regulatory agencies. In addition, as our business grows, we may no longer satisfy the conditions of an emerging growth company. We continue to evaluate and monitor developments with respect to these rules and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Your return on your investment in our common stock may be reduced if we are required to register as an investment company under the Investment Company Act.

Our Company is not registered, and we do not intend to register ourself or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register our Company or any of our subsidiaries as an investment company, the registered entity would have to comply with regulation under the Investment Company Act with respect to capital structure (including the registered entity’s ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would limit our ability to make certain investments and require us to significantly restructure our operations and business plan. The costs we would incur and the limitations that would be imposed on us as a result of such compliance and restructuring would negatively affect the value of our common stock, our ability to make distributions and the sustainability of our business and investment strategies.

We believe that neither we nor any subsidiaries we own fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act because we primarily engage in the business of investing in real property, through our wholly or majority-owned subsidiaries, each of which has at least 60% of their assets in real property. Our Company conducts its operations, directly and through wholly or majority-owned subsidiaries, so that neither we nor any of our subsidiaries is registered or will be required to register as an investment company under the Investment Company Act. Section 3(a)(1) of the Investment Company Act, in relevant part, defines an investment company as (i) any issuer that is, or holds itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities, or (ii) any issuer that is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We and our subsidiaries are primarily engaged in the business of investing in real property and, as such, fall outside of the definition of an investment company under Section 3(a)(1)(A) of the Investment Company Act. We also conduct our operations and the operations of our subsidiaries so that each complies with the 40% test.

Accordingly, we believe that neither we nor any of our wholly and majority-owned subsidiaries will be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act. To rely upon Section 3(c)(5)(C) of the Investment Company Act as it has been interpreted by the SEC staff, an entity would have to invest at least 55% of its total assets in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate investments,” and maintain an additional 25% of its total assets in qualifying real estate investments or other real estate-related assets. The remaining 20% of the entity’s assets can consist of miscellaneous assets. These criteria may limit what we buy, sell and hold.

We classify our assets for purposes of Section 3(c)(5)(C) based in large measure upon no-action letters issued by the SEC staff and other interpretive guidance provided by the SEC and its staff. The no-action positions are based on factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage-backed securities, other mortgage-related instruments, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets, and therefore, we may limit our investments in these types of assets. The SEC or its staff may not concur with the way we classify our assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause us to no longer be in compliance with the exemption from the definition of an “investment company” provided by Section 3(c)(5)(C) and may force us to re-evaluate our portfolio and our investment strategy. For example, on August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” To the extent that the SEC or its staff provides more specific or different guidance, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to be free from registration and regulation under the Investment Company Act. To avoid being required to register our Company or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Sales may be required during adverse market conditions, and we could be forced to accept a price below that which we would otherwise consider appropriate. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Any such selling, acquiring or holding of assets driven by Investment Company Act considerations could negatively affect the value of our common stock, our ability to make distributions and the sustainability of our business and investment strategies, which may have a material adverse effect on our business, results of operations and financial condition.

If we were required to register our Company or any of our subsidiaries as an investment company but failed to do so, we or the applicable subsidiary would be prohibited from engaging in our or its business, and criminal and civil actions could be brought against us or the applicable subsidiary. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

A potential change in current GAAP accounting standards or SEC and FINRA regulations, regarding the accounting for the distribution and stockholder servicing fees, may impact how this fee is currently accounted for by us, which may require us to restate previously issued financial statements.

We pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of our estimated value per share) for each Class T Share and Class T-3 Share sold in the primary offering. The fee is on-going and is not paid at the time of purchase and is paid monthly in arrears. We originally adopted industry accounting guidance in the application of accounting for the distribution and stockholder servicing fee, which has been subsequently amended in 2016. In 2015, we accounted for this fee as a charge to equity on a periodic basis as it became contractually due and payable. Although no accrual for an estimate of the full amount of distribution and stockholder servicing fees was established at the time a Class T Share was sold, we concluded the impact of non-accrual was immaterial at December 31, 2015.

In accordance with the new guidance, in 2016, we accounted for the fee as a charge to equity at the time each Class T Share was sold in the primary offering and recorded a corresponding payable in due to related parties. At December 31, 2016, the unpaid fee was equal to $335,327.

The occurrence of cyber incidents, or a deficiency in our cybersecurity, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information or damage to our business relationships.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Our three primary risks that could directly result from the occurrence of a cyber incident include operational interruption, damage to our relationship with our tenants, and private data exposure. We have implemented processes, procedures and controls to help mitigate these risks, but these measures, as well as our increased awareness of a risk of a cyber incident, do not guarantee that our financial results will not be negatively impacted by such an incident.

A failure of the information technology (IT) systems of our Business Manager and its affiliates could adversely impact our business and operations.

We rely upon the capacity, reliability and security of the information technology systems of our Business Manager and its affiliates and the ability of our Business Manager and its affiliates to expand and continually update these systems in response to the changing needs of our business. If there are technological impediments, unforeseen complications, errors or breakdowns in implementing necessary upgrades to the IT systems, the disruptions could have an adverse effect on our business and financial condition.

Risks Related to Investments in Real Estate

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly sold, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which, for example, reduce the demand for rental of multi-family units.

Among the factors that could impact our real estate assets and the value of an investment in us are:

•	local conditions such as an oversupply of multi-family units or reduced demand for properties of the type that we acquire;

•	inability to collect rent from tenants;

•	vacancies or inability to rent units on favorable terms;

•	inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•	deflation which could reduce the value of our assets;

•	adverse changes in the federal, state or local laws and regulations applicable to us;

•	the relative illiquidity of real estate investments;

•	changing market demographics;

•	an inability to acquire and finance real estate assets on favorable terms, if at all;

•	acts of God, such as earthquakes, floods or other uninsured losses; and

•	changes or increases in interest rates and availability of financing.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international financial markets have been volatile, particularly over the last several years. The effects of this volatility may persist particularly as financial institutions continue to restructure their business and capital structures in response to new, or enhanced, regulation requirements, all of which could impact the availability of credit and overall economic activity as a whole.

In addition, we are subject to the risks generally incident to the ownership of real estate assets. For example, even though we may purchase assets at a discount from historical cost or market value due to, among other things, substantial deferred maintenance, abandonment, undesirable location or market, or poorly structured financing of the real estate or debt instruments underlying the assets, there is no assurance that we will be able to overcome these factors. All of these factors could further decrease the value of real estate assets.

Further, the fluctuation in market conditions makes judging the future performance of these assets difficult. The real estate assets we acquire may substantially decline in value, which would, among other things, negatively impact our ability to finance or refinance debt secured by these assets or earn positive returns on these assets, and may require us to write down or impair the value of these assets, which would have a negative impact on our results of operations and ability to pay or sustain distributions.

We may be unable to renew leases as leases expire.

We may not be able to lease multi-family units which are vacant or become vacant because a tenant decides not to renew its lease. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. Our occupancy levels and lease terms may be adversely affected by national and local economic and market conditions including, without limitation, new construction and excess inventory of multi-family and single family housing, rental housing subsidized by the government, other government programs that favor single family rental housing or owner occupied housing over multi-family rental housing, governmental regulations, slow or negative employment growth and household formation, the availability of low interest mortgages for single family home buyers, changes in social preferences and the potential for geopolitical instability, all of which are beyond our control. In addition, various state and local municipalities are considering and may continue to consider rent control legislation or take other actions which could limit our ability to raise rents. Finally, the federal government’s policies, many of which may encourage home ownership, can increase competition and possibly limit our ability to raise rents. Some of our properties may also contain retail space. The long term nature of the leases for this type of space and the characteristics of retail tenants likely to inhabit the space (generally small, local businesses) may subject us to certain risks. We may not be able to lease new space for rents that are consistent with our projections or for market rates. We also may not be able to re-lease or the terms of the new lease, including the cost of allowances and concessions to tenants, may be less favorable than the terms of the old lease. Any retail space in our properties will also compete with other retail properties. The presence of competitive alternatives may affect our ability to lease space and the level of rents we can obtain. If our retail tenants experience financial distress or bankruptcy, they may fail to comply with their contractual obligations, seek concessions in order to continue operations or cease their operations.

Impact of climate change

To the extent that climate change does occur, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for properties located in these areas or affected by these conditions. If the impact of climate change is material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. Any increases in the expenses we incur to repair or rebuild our properties would reduce our cash flow and ability to pay distributions.

In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties and could also require us to spend more on our newly acquired properties without a corresponding increase in revenue. Any increases in the expenses we incur to own and maintain our properties would reduce our cash flow and ability to pay distributions.

Our real estate assets may be subject to impairment charges.

We continually evaluate the recoverability of the carrying value of our real estate assets under GAAP. Factors considered in evaluating impairment of our multi-family assets held for investment include significant declines in property operating profits, recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Generally, a multi-family asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of the asset over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. Assumptions used to estimate annual and residual cash flow and the estimated holding period of the assets require the judgment of management. However, these estimates require the use of estimated market values, which are currently difficult to assess. If external or internal circumstances change requiring the need to shorten the holding periods or adjust the estimated future cash flows of certain of our assets, we could be required to record additional impairment charges. Any future impairment could have a material adverse effect on our results of operations and financial condition in the period in which the charge is taken. We may be required to take charges in the future related to the impairment of our assets. An impairment charge or charges may indicate a permanent diminution in value of the impacted asset or assets.

Increased competition and increased affordability of residential homes could limit our ability to retain tenants, lease multi-family homes or increase or maintain rents.

The multi-family sector is highly competitive. This competition could reduce occupancy levels and revenues at our multi-family communities, which would adversely affect our operations. We face competition from many sources. We face competition from other multi-family communities both in the immediate vicinity and in the larger geographic market where our multi-family community is located. These competitors may have greater experience and financial resources than us giving them an advantage in attracting tenants to their properties. For example, our competitors may be willing to offer multi-family homes at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our property. Overbuilding of multi-family communities may also occur. If so, this will increase the number of multi-family homes available and may decrease occupancy and multi-family rental rates. In addition, increases in operating costs due to inflation may not be offset by increased multi-family rental rates. Furthermore, multi-family communities we acquire most likely compete, or will compete, with numerous housing alternatives in attracting tenants, including owner occupied single- and multi-family homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single and multi-family homes available to rent or buy caused by historically low mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our tenants, lease multi-family homes and increase or maintain rental rates.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multi-family housing.

Fannie Mae and Freddie Mac are a major source of financing for multi-family real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government assumed control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses, or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multi-family housing more generally may adversely affect interest rates, capital availability, development of multi-family communities and the value of multi-family assets and, as a result, may adversely affect our future growth and operations.

Our multi-family assets may not achieve anticipated results.

Our multi-family properties may not achieve anticipated results because:

•	We fail to achieve expected occupancy and rental rates; and

•	We are unable to successfully integrate acquired properties and operations.

Costs associated with moisture infiltration and resulting mold remediation may be costly.

As a general matter, concern about indoor exposure to mold has been increasing as such exposure has been alleged to have a variety of adverse effects on health. As a result, there have been a number of lawsuits against owners and managers of multi-family properties relating to moisture infiltration and resulting mold. Mold growth may be attributed to the use of exterior insulation finishing systems. The terms of our property and general liability policies will generally exclude certain mold-related claims. In this case, we would be required to use our funds to resolve the issue, including litigation costs. Liabilities resulting from moisture infiltration and the presence of or exposure to mold will have an adverse impact on our business, results of operations and financial condition.

We may experience increased costs to own and maintain our properties.

We may experience increased costs associated with capital improvements and routine property maintenance, such as repairs to the foundation, exterior walls, and rooftops of our properties. Any increases in the expenses we incur to own and maintain our properties would reduce our cash flow and ability to pay distributions.

We depend on tenants for our revenue, and therefore, our revenue and our ability to make distributions to our stockholders is dependent upon the ability of the tenants of our properties to pay their rents in a timely manner. A substantial number of non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the tenants of our properties to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our Company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make rental payments. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing the affected units. We may be unable to re-lease the affected units for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

For the year ended December 31, 2016, 100% of our rental income was generated by a property located in Maryland. Your investment is subject to greater risk because we lack a geographically diversified portfolio of properties.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Business Manager and Real Estate Manager in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

We may be unable to sell assets if or when we decide to do so.

Qualifying as a REIT and avoiding registration under the Investment Company Act as well as many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type, may limit our ability to sell real estate assets. These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

Operating expenses may increase in the future and to the extent these increases cannot be passed on to our tenants in the form of rent increases, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance, are not fixed and may increase in the future. Any increases would cause our cash flow and our operating results to decrease, which could have a material adverse effect on our ability to pay or sustain distributions.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.

An increase in real estate taxes may decrease our income from properties.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes will increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. In fact, property taxes may increase even if the value of the underlying property declines. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Such increases will adversely affect our cash flow from operations and our ability to pay distributions.

If we contract with a development company for a newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with third parties, to acquire real property from a development company that is engaged in construction and development of commercial real estate. We may be required to pay a substantial earnest money deposit at the time of contracting with a development entity. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will have only a contract to acquire land and a development agreement to develop a building on the land. If the development company fails to develop the property, we may not be able to obtain a refund of our earnest money deposit.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Uninsured losses or premiums for insurance coverage may adversely affect our returns.

The nature of the activities at certain properties may expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or that may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot provide any assurance that we will have adequate coverage for these losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot provide any assurance that we will be able to fund any uninsured losses.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations. Some of these laws and regulations may impose joint and several liability on owners or operators for the costs of investigating or remediating contaminated properties. These laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The cost of removing or remediating could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use the property as collateral for borrowing.

Environmental laws and regulations also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures by us. Environmental laws and regulations provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. Compliance with new or more stringent laws or regulations or stricter interpretations of existing laws may require material expenditures by us. For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. These requirements could increase the costs of maintaining or improving our existing properties or developing new properties.

We may acquire properties in regions that are particularly susceptible to natural disasters.

We may acquire properties located in geographical areas that are regularly impacted by severe storms, such as hurricanes or tornados, or other natural disasters such as flooding or earthquakes. In addition, global climate change could result in heightened severe weather, thus further impacting these geographical areas. Natural disasters in these areas may cause damage to our properties beyond the scope of our insurance coverage, thus requiring us to make substantial expenditures to repair these properties and resulting in a loss of revenues from these properties. Any properties located near either coast may be exposed to more severe weather than properties located inland. Elements such as salt water and humidity in these areas can increase or accelerate wear on the properties’ weatherproofing and mechanical, electrical and other systems, and cause mold issues over time. As a result, we may incur additional operating costs and expenditures for capital improvements at properties that we acquire in these areas.

We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

Our properties are subject to the Americans With Disabilities Act of 1990, as amended, which we refer to as the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.

The requirements of the Disabilities Act or the Fair Housing Amendments Act, or FHAA, could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot provide assurance that we will be able to acquire properties that comply with the Disabilities Act and the FHAA or that we will be able to place the burden on the seller or other third party to ensure compliance with these laws. We may incur significant costs to comply with these laws.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

We may acquire properties located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy.

Risks Associated with Debt Financing

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in existing or future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

Further, economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing any loan investments we may make, which could have various negative impacts. Specifically, the value of collateral securing any loan investment we may make could decrease below the outstanding principal amounts of such loans, requiring us to pledge more collateral.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

We have acquired a property by borrowing monies in an amount equal to the purchase price of the acquired property and, in some instances, we may acquire properties by assuming existing financing or borrowing new monies. We may also borrow money for other purposes to, among other things, satisfy the requirement that we make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we continue to qualify as a REIT. Over the long term, however, payments required on any amounts we borrow reduce the funds available for, among other things, acquisitions, capital expenditures for existing properties or distributions to our stockholders because cash otherwise available for these purposes is used to pay principal and interest on this debt.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt secured by a property, then the amount of cash flow from operations available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In such a case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure is treated as a sale of the property or properties for a purchase price equal to the outstanding balance of the debt secured by the property or properties. If the outstanding balance of the debt exceeds our tax basis in the property or properties, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate properties. In these cases, we will likely be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates. Increases in interest rates will increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Interest-only indebtedness may increase our risk of default.

We have obtained, and may continue to enter into, mortgage indebtedness that does not require us to pay principal for all or a portion of the life of the debt instrument. During the period when no principal payments are required, the amount of each scheduled payment is less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan is not reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal required during this period. After the interest-only period, we may be required either to make scheduled payments of principal and interest or to make a lump-sum or “balloon” payment at or prior to maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan if we do not have funds available or are unable to refinance the obligation.

Our loan documents may restrict certain aspects of our operations.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

The terms of any loan that we may enter into may preclude us from pre-paying the principal amount of the loan, which could restrict us from selling or otherwise disposing of or refinancing properties. For example, lock-out provisions may, for a specified period of time, prohibit us from reducing the outstanding indebtedness secured by any of our properties, refinancing this indebtedness, or increasing the amount of indebtedness secured by our properties. Lock-out provisions could impair our ability to take other actions during the lock-out period. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

From time to time, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. There is no assurance that our hedging strategy will achieve our objectives. We may be subject to costs, such as transaction fees or breakage costs, if we terminate these arrangements.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract, increasing the risk that we may not realize the benefits of these instruments. As a result of the global credit crisis, there is a risk that counterparties could fail, shut down, file for bankruptcy or be unable to pay out contracts. The failure of a counterparty that holds collateral that we post in connection with an interest rate swap agreement could result in the loss of that collateral.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We expect to finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we do not expect to enter into contracts to purchase properties that include financing contingencies. Thus, we may be contractually obligated to purchase properties even if we are unable to secure financing for the acquisitions. In this event, we may choose to close on the properties by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

The total amount we may borrow is limited by our charter.

Our charter generally limits the total amount we may borrow to 300% of our net assets, equivalent to 75% of the cost of our assets, unless our board of directors (including a majority of our independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. This limit could adversely affect our business, including:

•	limiting our ability to purchase real estate assets;

•	causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•	causing operational problems if there are cash flow shortfalls for working capital purposes; and

•	causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

Risks Related to Conflicts of Interest

IREIC may face a conflict of interest in allocating personnel and resources among its affiliates, our Business Manager and our Real Estate Manager.

We do not have any employees and rely on persons performing services for our Business Manager and Real Estate Manager and their affiliates to manage our day-to-day operations. Some of these persons also provide services to one or more investment programs currently or previously sponsored by IREIC. These individuals face competing demands for their time and service, and are required to allocate their time among our business and assets and the business and assets of IREIC, its affiliates and the other programs formed and organized by IREIC. Certain of these individuals have fiduciary duties to both us and our stockholders. If these persons are unable to devote sufficient time or resources to our business due to the competing demands of the other programs, they may violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets, and our operating cash flows and ability to pay distributions could be adversely affected.

In addition, if another investment program sponsored by IREIC decides to become self-managed in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Manager, and, if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with Inland Securities, our Business Manager, our Real Estate Manager or any other affiliates of IREIC.

The agreements and arrangements with Inland Securities, our Business Manager, our Real Estate Manager and any other affiliates of IREIC were not negotiated at arm’s-length. These agreements may contain terms and conditions (which are subject to change) that are not in our best interest or would not be present if we entered into arm’s-length agreements with third parties.

The Business Manager and the Real Estate Manager and other affiliates of IREIC face conflicts of interest caused by compensation or other arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

We pay fees to the Business Manager and the Real Estate Manager and other affiliates of IREIC for services provided to us. Depending on the size of our portfolio and the revenues generated by the properties, these fees could be significant. For example, our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets. Further, our Real Estate Manager receives fees based on the gross income from properties under management. Other parties related to, or affiliated with, our Business Manager or Real Estate Manager, including Inland Securities, may also receive fees or cost reimbursements from us. These compensation or other arrangements may cause these entities to take or not take certain actions. For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; or (2) sell or not sell assets, or engage or not engage in other transactions such as a merger or listing even if we would be better served by pursuing or not pursuing these options.

The partnership agreement requires us to pay a performance-based termination distribution to the special limited partner or its designees if we terminate the business management agreement prior to the listing of our shares for trading on an exchange, upon listing if the special limited partner elects to defer receipt of the termination distribution until listing or, absent such listing, in respect of its participation in net sales proceeds. Our independent directors must consider the payment of this distribution when deciding whether it would be in our best interest to list our shares or dispose of our investments. In addition, the requirement to pay the distribution could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the special limited partner. Moreover, our Business Manager has the right to terminate the business management agreement for “managerial cause,” as defined in the business management agreement, and thereby trigger the payment of the termination distribution to the special limited partner, which could have the effect of delaying, deferring or preventing the change of control.

Because we conduct all of our operations through the operating partnership, we depend on it and its subsidiaries for cash flow and we are structurally subordinated in right of payment to the obligations of the operating partnership and its subsidiaries, which could adversely affect our ability to make distributions to you.

Because we conduct all of our operations through the operating partnership, we derive cash to pay distributions from the operating partnership and its subsidiaries. We cannot assure you that the operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders. Each of the operating partnership’s subsidiaries will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. Any claim you may have against us will be structurally subordinated to all existing and future liabilities and obligations of the operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of the operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and the operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

We rely on entities affiliated with IREIC to identify real estate assets.

We rely on the real estate professionals employed by IREA and other affiliates of our sponsor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Inland maintains an investment committee that reviews each potential investment and determines whether an investment is acceptable for acquisition. In determining whether an investment is suitable, the investment committee considers investment objectives, portfolio and criteria of all Programs. Other factors considered by the investment committee may include cash flow, the effect of the acquisition on portfolio diversification, the estimated income or unrelated business tax effects of the purchase, policies relating to leverage, regulatory restrictions and the capital available for investment. Our Business Manager will not recommend any investments for us unless the investment is approved for consideration in advance by Inland’s investment committee. Once an investment has been approved for consideration by Inland’s investment committee, the Programs are advised and provided an opportunity to elect to acquire the investment.

From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. For example, IPCC, like us, acquires and owns multi-family properties. As of December 31, 2016, IPCC owned 44 multi-family properties with an aggregate purchase price of approximately $1.8 billion. If more than one Program is interested in acquiring an investment, then the Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. We may not, therefore, be able to acquire properties that we otherwise would be interested in acquiring.

Our properties may compete with the properties owned by other programs previously sponsored by IREIC or IPCC.

Certain IREIC- or IPCC-sponsored programs own and manage multi-family properties. Therefore, our properties, especially those located in the same geographical area, may compete for tenants or purchasers with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Manager may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants. In addition, a conflict could arise in connection with the resale of properties in the event that we and another IREIC- or IPCC-sponsored program were to attempt to sell similar properties at the same time, including in particular in the event another IREIC- or IPCC-sponsored program engages in a liquidity event at approximately the same time as us, thus impacting our ability to sell the properties or complete a proposed liquidity event.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Our legal counsel also serves as the legal counsel to Inland Securities in connection with this offering and from time to time other entities that are affiliated with our sponsor. Under applicable legal ethics rules, our counsel may be precluded from representing us due to a conflict of interest between us and our dealer manager or any of those other entities. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Inland Securities signed a Letter of Acceptance, Waiver and Consent with FINRA. Any further action, proceeding or litigation with respect to compliance with the Letter of Acceptance, Waiver and Consent, or with respect to similar allegations by FINRA relating to future conduct, could adversely affect our dealer manager.

In August 2014, Inland Securities submitted a Letter of Acceptance, Waiver and Consent, or “AWC,” to FINRA, the self-regulatory organization that oversees broker dealers, for the purpose of proposing a settlement of certain rule violations alleged by FINRA. Without admitting or denying the findings, Inland Securities consented to an entry of findings of certain violations of FINRA Rules, including those related to its due diligence obligations in connection with its activities as placement agent to two private placement offerings. FINRA accepted the AWC on August 27, 2014. In connection with the AWC, Inland Securities consented to a fine of $40,000, and agreed to (1) retain an independent consultant to review its written supervisory procedures, and (2) revise its written supervisory procedures as recommended by the independent consultant. Inland Securities has complied with the terms and conditions of the AWC. Although Inland Securities has never before been the subject of any FINRA action and although no complaints have been received regarding the two private placement programs, to the extent any action would be taken against Inland Securities in connection with its compliance with the AWC, or if future violations of FINRA rules are alleged, the ability of Inland Securities to perform its obligations as dealer manager could be adversely affected.

Risks Related to Our Corporate Structure

Our rights, and the rights of our stockholders, to recover claims against our officers, directors, Business Manager and Real Estate Manager are limited.

Under our charter, no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law and our charter permits the limitation of the liability of directors and officers of a corporation, and we must generally indemnify and advance expenses to our directors, officers, and employees, the Business Manager, the Real Estate Manager and their respective affiliates. However, we may not indemnify any of them for any losses or liabilities suffered by any of them or hold any of them harmless for any losses or liabilities suffered by us unless: (1) these persons or entities have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), officers, employees, Business Manager or Real Estate Manager or their respective affiliates; and (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders. As a result, we and our stockholders may have more limited rights against our directors, officers and employees, our Business Manager, the Real Estate Manager and their respective affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers and employees or our Business Manager and the Real Estate Manager and their respective affiliates in some cases.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that a stockholder would receive a “control premium” for his or her shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to protect themselves from unsolicited proposals or offers to acquire the company by electing to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•	staggering the board of directors into three classes;

•	requiring a two-thirds vote of stockholders to remove directors;

•	providing that only the board can fix the size of the board;

•	providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	requiring that special stockholders meetings be called only by holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. Our charter does not prohibit our board from opting into any of the above provisions.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•	two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our directors have adopted a resolution exempting any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Real Estate Manager, from the provisions of this law.

Our charter places limits on the amount of common stock that any person may own without the prior approval of our board of directors.

No more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year (other than the first taxable year for which an election to be taxed as a REIT has been made). Our charter prohibits any persons or groups from owning or controlling more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to issue up to 50,000,000 shares of preferred stock without stockholder approval. Further, our board may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Description of Securities — Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws — Control Share Acquisition.”

U.S. Federal Income Tax Risks

Our failure to remain qualified as a REIT would subject us to U.S. federal income tax and state and local income tax, and would adversely affect our operations and the value of our common stock.

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2015 and intend to continue to operate in a manner that would allow us to remain qualified as a REIT. However, we may terminate our REIT election, if our board of directors determines that not qualifying as a REIT is in our best interests. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will continue to qualify as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we maintain our status as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed taxable income. We also may be subject to state and local taxes on our income, property or net worth, including franchise, payroll and transfer taxes, either directly or at the level of the operating partnership or at the level of the other companies through which we may indirectly own assets, such as taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for other uses including to pay distributions to our stockholders.

Early investors may receive tax benefits from our election to accelerate depreciation expense deductions of certain components of our investments, including land improvements and fixtures, which later investors may not benefit from.

For U.S. federal income tax purposes, distributions received, including distributions that are reinvested pursuant to our distribution reinvestment plan, by our investors generally will be considered ordinary dividends to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amounts either attributable to income subject to corporate-level taxation or designated as a capital gain dividend). However, depreciation expenses, among other deductible items, reduce taxable income and earnings and profits but do not reduce cash available for distribution. To the extent that a portion of any distributions to our investors exceed our current and accumulated earnings and profits, that portion will be considered a return of capital (a non-taxable distribution) for U.S. federal income tax purposes up to the amount of their tax basis in their shares (and any excess over their tax basis in their shares will result in capital gain from the deemed disposition of the investors’ shares). The amount of distributions considered a return of capital for U.S. federal income tax purposes will not be subject to tax immediately but will instead reduce the tax basis of our investors’ investments, generally deferring any tax on that portion of the distribution until they sell their shares or we liquidate. Because we may choose to increase depreciation expense deductions in the earlier years after acquisition of an asset, for U.S. federal income tax purposes, of certain components of our investments, including land improvements and fixtures through the use of cost segregation studies, our early investors may benefit to the extent that increased depreciation causes all or a portion of the distributions they receive to be considered a return of capital for U.S. federal income tax purposes thereby deferring tax on those distributions, while later investors may not benefit to the extent that the depreciation of these components has already been deducted.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including the operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. During the time as we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for the production of rental income for at least two years. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including the operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. Accordingly, we may use taxable REIT subsidiaries generally to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income from real estate and could be characterized by the IRS as non-qualifying income for purposes of satisfying the 75% and 95% gross income tests required for REIT qualification. If the aggregate of non-qualifying income under the 95% gross income test in any taxable year ever exceeded 5% of our gross revenues for the taxable year or non-qualifying income under the 75% gross income test in any taxable year ever exceeded 25% of our gross revenues for the taxable year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status unless we are entitled to a relief provision under the Code.

If the operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders to the extent of our current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from non-REIT corporations, such as our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital distribution is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or the amount of dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends. Tax rates could be changed in future legislation.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets or in certain cases to hedge previously acquired hedges entered into to manage risks associated with property that has been disposed of or liabilities that have been extinguished, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than securities of one or more taxable REIT subsidiaries, government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than securities of one or more taxable REIT subsidiaries, government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 25% of the value of our assets may be securities, excluding government securities, stock issued by our qualified REIT subsidiaries and other securities that qualify as real estate assets and no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT.

The ability of our board of directors to revoke our REIT election without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we have elected and intend to continue to qualify to be taxed as a REIT, we may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Reform proposals have been recently put forth by members of Congress and the President which, if ultimately proposed as legislation and enacted as law, would substantially change the U.S. federal taxation of (among other things) individuals and businesses. Their proposals set forth a variety of principles to guide potential tax reform legislation. As of the date of this prospectus, no legislation has been introduced in Congress. If ultimately reduced to legislation enacted by Congress and signed into law by the President in a form that is consistent with those principles, such reform could change dramatically the U.S. federal taxation applicable to us and our stockholders. No reform proposal specifically addresses the taxation of REITs, but because any tax reform is likely to significantly reduce the tax rates applicable to corporations and dividends received by stockholders, the tax benefits applicable to the REIT structure may be diminished in relation to corporations. Furthermore, proposed tax reform could limit the deductibility of net interest expense and could allow for the immediate deduction of any investment in tangible property (other than land) and intangible assets. Finally, the tax reform proposals do not include any principles regarding how to transition from our current system of taxation to a new tax system based on the principles in such proposed reform. Given how dramatic the changes could be, transition rules are crucial. While it is impossible to predict whether and to what extent any tax reform legislation (or other legislative, regulatory or administrative change to the U.S. federal tax laws) will be proposed or enacted, any such change in the U.S. federal tax laws could affect materially the value of any investment in our stock. Stockholders are encouraged to consult with their tax advisor regarding possible legislative and regulatory changes and the potential effect of such changes on an investment in our shares.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted prospectively or retroactively by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder (other than a qualified foreign pension plan, entities wholly owned by a qualified foreign pension plan and certain publicly traded foreign entities) as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 10% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, if at all, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Retirement Plan Risks

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA should consider whether investing in our common stock: is subject to the “plan assets” rules under ERISA and the Code; satisfies the fiduciary standards of care established under ERISA; is subject to the unrelated business taxation rules under Section 511 of the Code; or constitutes a prohibited transaction under ERISA or the Code.

We intend to satisfy an exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that an exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA. Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

The U.S. Department of Labor’s regulation expanding the definition of fiduciary investment advice under ERISA could impact the demand for our shares.

On April 6, 2016, the U.S. Department of Labor, or the DOL, issued its final regulation addressing when a person providing investment advice with respect to an employee benefit plan or individual retirement account is considered to be a fiduciary under ERISA and the Code. The final regulation, which we refer to as the Fiduciary Rule, would significantly expand the class of advisers and the scope of investment advice that are subject to fiduciary standards, imposing the same fiduciary standards on advisers to individual retirement accounts that have historically only applied to plans covered under ERISA. The Fiduciary Rule also contains certain exemptions that allow investment advisers to receive compensation for providing investment advice under arrangements that would otherwise be prohibited due to conflicts of interest, such as the Best Interest Contract Exemption and the Principal Transaction Exemption. The Fiduciary Rule was scheduled to take effect on April 10, 2017. However, the memorandum issued by the new presidential administration on February 3, 2017 has caused the DOL to seek a delay of the implementation date from the Office of Management and Budget. In addition, the DOL announced a temporary enforcement policy related to its recent proposal to extend the applicability date of the Fiduciary Rule for 60 days. As a result, we cannot predict when or how the Fiduciary Rule may be implemented.

The changes required in contemplation of the Fiduciary Rule have already triggered significant changes in the operations of financial advisors and broker-dealers. The implementation of the Fiduciary Rule could (i) have negative implications on our ability to raise capital from potential investors, including those investing through individual retirement accounts; and (ii) impact our ability to raise funds from individual retirement accounts. In the near term, we believe that these changes have already created uncertainty in the industry, which has negatively impacted fundraising from individual retirement accounts for unlisted REITs and direct participation programs generally.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors.” We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

CAPITALIZATION

The following table sets forth our historical capitalization as of December 31, 2016 and December 31, 2015. The information set forth in the following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, as incorporated by reference into this prospectus.

	December 31, 2016	December 31, 2015
Debt:
Mortgages payable	$27,447,459	$45,646,954
Stockholders’ Equity (Deficit):
Preferred stock, $.001 par value, 50,000,000 shares authorized, none outstanding	—	—
Class A common stock, $.001 par value, 320,000,000 shares authorized, 1,098,858 shares and 274,481 shares issued and outstanding as of December 31, 2016 and 2015, respectively	1,099	274
Class T common stock, $.001 par value, 80,000,000 shares authorized, 284,283 shares and 15,157 shares issued and outstanding as of December 31, 2016 and 2015, respectively	284	15
Additional paid in capital (net of offering costs of $8,268,768 and $4,597,765 as of December 31, 2016 and 2015, respectively)	25,539,970	2,398,277
Accumulated distributions and net loss	(6,227,832)	(2,718,480)

TOTAL COMPANY STOCKHOLDERS’ EQUITY (DEFICIT):	19,313,521	(319,914)

TOTAL CAPITALIZATION:	$46,760,980	$45,327,040

DILUTION

In connection with this ongoing offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is equal to total book value of our assets minus total liabilities, divided by the total number of shares of common stock outstanding. Although the distribution and stockholder servicing fees on Class T Shares and Class T-3 Shares are not paid at the time of purchase and are paid monthly in arrears, our total liabilities reflect the unpaid amount of distribution and stockholder servicing fees owed. This calculation assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to our Business Manager and its affiliates in connection with the management of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including selling commissions and dealer manager fees re-allowed by our dealer manager to participating soliciting dealers. As of December 31, 2016, our net tangible book value per share was $13.96. The current offering price of shares under our primary offering (ignoring purchase price discounts for certain categories of purchasers) is $25.00 per Class A Share, $23.95 per Class T Share and $24.14 per Class T-3 Share.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, as incorporated by reference into this prospectus.

	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Balance Sheet Data:
Total Assets	$52,882,963	$50,887,071	$2,867,123	$996,053
Mortgages payable	$27,447,459	$45,646,954	$—	$—

	For the Year Ended	For the Year Ended	For the Year Ended	For the Period from December 19, 2013 (inception) through
	December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
Total income	$3,925,373	$967,471	—	—
Net Loss	$(2,307,419)	$(2,492,602)	$(154,710)	$(30,311)
Net loss per common share, basic and diluted (a)	$(2.80)	$(48.07)	$(19.34)	$(3.79)
Distributions paid to common stockholders	$456,246	$12,226	—	—
Distributions declared to common stockholders	$1,008,178	$37,421	—	—
Distributions declared per Class A Share (a)	$1.25	$0.72	—	—
Distributions declared per Class T Share (a)	$1.01	$1.01	—	—
Cash flows used in operating activities	$(90,341)	$(1,205,484)	$(2,513)	—
Cash flows used in investing activities	$(85,091)	$(45,901,562)	—	—
Cash flows provided by (used in) financing activities	$3,932,902	$52,155,583	$(264,852)	$500,000

(a)	The net loss per common share, basic and diluted is based upon the weighted average number of common shares outstanding for the period ended. The distributions per Class A Share and Class T Share are based upon the weighted average number of Class A Shares and Class T Shares, respectively, outstanding for the period ended.

COMPENSATION TABLE

We have paid and will continue to pay fees to affiliates of IREIC, including Inland Securities, our Business Manager and our Real Estate Manager and their respective affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category. Our independent directors determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. Each determination is reflected in the minutes of our board of directors meetings.

Set forth below are the fees and expenses that we expect to pay to these entities. For purposes of illustrating offering stage fees and expenses, we have assumed that we will sell the maximum of $1.0 billion in shares in the primary offering. Based on the recommendation of our dealer manager, the allocation of amount between the Class A Shares, the Class T Shares and the Class T-3 Shares assumes that 80% of the common stock sold in the primary offering is Class A Shares, 10% is Class T Shares and 10% is Class T-3 Shares. Based on this allocation, we expect that at least approximately 90.725% of the proceeds of the $1.0 billion offering will be available for investments, while the remaining 9.275% will be used to pay selling commissions and dealer manager fees plus the payment of other organization and offering expenses. The estimated amounts of fees listed in the following table are based on the assumptions that (a) 80% of Class A Shares, 10% of Class T Shares and 10% of Class T-3 Shares are sold in the primary offering, based on the initial offering price of $25.00, $23.95 and $24.14 per Class A, Class T and Class T-3 Share, respectively, and (b) the net proceeds of the offering available for investment are approximately $907,250,000 as discussed under “Estimated Use of Proceeds.” We will not pay selling commissions, dealer manager fees, distribution and stockholder servicing fees or reimburse issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
Offering Stage

Selling Commissions — Inland Securities and Participating Soliciting Dealers(1)(2)(3)	We pay Inland Securities a selling commission equal to 6.0% of the sale price, or $1.50, for each Class A Share, 2.0% of the sale price, or approximately $0.48, for each Class T Share, and 3.0% of the sale price, or approximately $0.72, for each Class T-3 Share sold in the primary offering, subject to reduction for special sales under the circumstances as described in “Plan of Distribution — Compensation We Pay For the Sale of Our Shares.” Inland Securities anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers.

$53.0 million ($48.0 million for the Class A Shares, $2.0 million for the Class T Shares and $3.0 million for the Class T-3 Shares) (assumes no special sales).

Assuming we sell the maximum offering amount of 100% of Class A Shares, Class T Shares or Class T-3 Shares, the maximum amount of selling commissions payable to the dealer manager would be $60.0 million, $20.0 million or $30.0 million, respectively.

From December 19, 2013 (inception) to December 31, 2016, we paid selling commissions of $1,231,698 for the Class A Shares and $135,250 for the Class T Shares.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
Dealer Manager Fee — Inland Securities and Participating Soliciting Dealers(1)(2)(3)	We pay Inland Securities a dealer manager fee in an amount equal to 2.75% of the sale price, or approximately $0.69, for each Class A Share, 2.75% of the sale price, or approximately $0.66, for each Class T Share, and 2.5% of the sale price, or approximately $0.60, for each Class T-3 Share sold in the primary offering. Inland Securities may reallow (pay) a portion of this dealer manager fee to participating soliciting dealers. We will not pay the dealer manager fee in connection with special sales, except as specifically set forth in “Plan of Distribution — Compensation We Pay For the Sale of Our Shares.”

$27.25 million ($22.0 million for the Class A Shares, $2.75 million for the Class T Shares and $2.5 million for the Class T-3 Shares) (assumes no special sales).

Assuming we sell the maximum offering amount of 100% of Class A Shares, Class T Shares or Class T-3 Shares, the maximum amount of dealer manager fees payable to the dealer manager would be $27.5 million, $27.5 million and $25.0 million, respectively.

From December 19, 2013 (inception) to December 31, 2016, we paid dealer manager fees of $613,771 for the Class A Shares and $187,343 for the Class T Shares.

Acquisitions and Operations Stage(4)(5)

Distribution and Stockholder Servicing Fee — Inland Securities / Soliciting Dealers / Broker-Dealer of Record(1)(3)	We pay Inland Securities a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the per share estimated value of the applicable share) for each Class T Share and Class T-3 Share sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. Our dealer manager may reallow the fee to the soliciting dealer, if any, who sold the Class T or Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T or Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. Although the services to be provided to the Class T and Class T-3 stockholders will likely vary depending on the broker-dealer of record, there are numerous ongoing services that might be

$1.0 million annually for Class T Shares, assuming sale of $100.0 million of Class T Shares; $1.0 million annually for Class T-3 Shares, assuming sale of $100.0 million of Class T-3 Shares.

Assuming sale of $100.0 million of Class T Shares, we estimate that up to a maximum of $5.25 million in such fees will be paid over the life of the Company. Assuming sale of $100.0 million of Class T-3 Shares, we estimate that up to a maximum of $3.0 million in such fees will be paid over the life of the Company.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 provided to holders of Class T and Class T-3 Shares, including: acting as a broker-dealer of record for the shares; providing ongoing or regular account or portfolio maintenance for the stockholder; assisting with recordkeeping; assisting with processing distribution payments; assisting with share conversion processing; and discussing with the holders of the Class T and Class T-3 Shares, upon request, any questions related to the financial condition, portfolio composition and the applicable holder’s investment in the Company.

We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares held in any particular account and those Class T Shares or Class T-3 Shares, along with any Class T Shares or Class T-3 Shares purchased through our distribution reinvestment plan in respect of distributions on those Class T Shares or Class T-3 Shares purchased in the primary offering and which are held in the same account and any Class T Shares or Class T-3 Shares distributed by us as stock dividends in respect of the Class T Shares or Class T-3 Shares held in the account, will convert into a number of Class A Shares determined by multiplying each Class T Share or Class T-3 Share, as applicable, to be converted by the “Conversion Rate” described herein on the earlier of (1) a listing of the Class A Shares on a national securities exchange (we do not intend to list the Class T or Class T-3 Shares); (2) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (3) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares or Class T-3 Shares, as applicable, sold in the primary offering is equal to 10% of the gross proceeds of the primary offering; and (4) the end of the month in which the underwriting compensation paid in the primary offering on the Class T Shares or the Class T-3 Shares, as applicable, plus the distribution and stockholder servicing fee paid with respect to the Class T Shares or the Class T-3 Shares, as applicable, held by a stockholder within his or her particular account equals 10% or 8.5% (or a lower

We estimate that the aggregate maximum amount of distribution and stockholder servicing fees on the Class T and Class T-3 Shares payable to Inland Securities over the life of the Company will be approximately $5.25 million and $3.0 million, respectively, before the 10% limit on Class T Shares and 8.5% limit on Class T-3 Shares is reached. This estimated aggregate maximum amount of distribution and stockholder servicing fees assumes that (1) we sell the maximum offering amount of $1.0 billion in shares (consisting of $800.0 million in Class A Shares, at $25.00 per share, $100.0 million in Class T Shares, at $23.95 per share, and $100.0 million in Class T-3 Shares, at $24.14 per share) and therefore, the maximum amount of underwriting compensation from all sources for the Class T and Class T-3 Shares is $10.0 million and $8.5 million, respectively, which is 10% of the amount of gross offering proceeds for the Class T Shares and 8.5% of the amount of gross offering proceeds for the Class T-3 Shares, and (2) all other underwriting compensation for the Class T and Class T-3 Shares other than the distribution and stockholder servicing fees will equal approximately $4.75 million and $5.5 million, respectively, which includes the maximum selling commissions and dealer manager fees payable for the Class T and Class T-3 Shares, as set forth under “Plan of Distribution — Compensation

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 limit described below) of the gross offering price of those Class T Shares or Class T-3 Shares, respectively. With respect to item (4) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on Class T Shares in a particular account is reached, and all of the Class T-3 Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 8.5% limit on Class T-3 Shares (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached. In the case of a Class T Share or Class T-3 Share purchased in the primary offering at a price equal to $23.95 or $24.14, respectively, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share or Class T-3 Share will be equal to approximately $1.26 per Class T Share or approximately $0.72 per Class T-3 Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares or Class T-3 Shares, we expect that this fee would be paid over approximately 5.25 years or three years, respectively, from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share or $24.14 per Class T-3 Share. We will further cease paying the distribution and stockholder servicing fee on any Class T or Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares or Class T-3 Shares as a class are exchanged for cash or other securities.

The distribution and stockholder servicing fee is payable with respect to all Class T Shares and Class T-3 Shares purchased in our primary offering. We have not and will not pay the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares issued under our distribution reinvestment plan or distributed by us to the record holders of Class T Shares or Class T-3 Shares as stock dividends, if any.

We Pay For the Sale of Our Shares.” The aggregate amount of underwriting compensation for the Class A Shares, Class T Shares and Class T-3 Shares, including the distribution and stockholder servicing fee for the Class T Shares and Class T-3 Shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Assuming we sell the maximum offering amount, and all shares sold are Class T Shares or Class T-3 Shares, the amount of distribution and stockholder servicing fees on an annual basis would be $10.0 million.

From December 19, 2013 (inception) to December 31, 2016, we paid distribution and stockholder servicing fees of $18,235 for the Class T Shares.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
Acquisition Expenses — our Business Manager, Real Estate Manager and their Affiliates

We reimburse our Business Manager, Real Estate Manager and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs.

We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with six other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. In addition, the total of all acquisition fees and acquisition expenses must be reasonable, and may not exceed an amount equal to 6% of the contract price of each property.

$4.54 million

($3.6 million for the Class A Shares, $470,000 for the Class T Shares and $466,250 for the Class T-3 Shares) (assumes no borrowings)

$11.34 million

($9.0 million for the Class A Shares, $1.18 million for the Class T Shares and $1.17 million for the Class T-3 Shares) (assumes aggregate borrowings equivalent to 60% of the total fair market value of our assets, consistent with our borrowing policy)

From December 19, 2013 (inception) to December 31, 2016, we reimbursed acquisition expenses of $25,407.

Business Management Fees — our Business Manager	We pay our Business Manager the business management fee for services that it provides or arranges such as managing our day-to-day business operations, arranging for the services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our assets and providing other services as our board deems appropriate. We pay our Business Manager an annual business management fee equal to 0.6% of our “average invested assets,” payable quarterly in an amount equal to 0.15% of our average

Not determinable at this time. The actual amount of the business management fee will depend on the carrying value of our assets.

From December 19, 2013 (inception) to December 31, 2016, we did not pay any fees but have accrued $365,995 as of December 31, 2016.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 invested assets as of the last day of the immediately preceding quarter. Our Business Manager may decide, in its sole discretion, to be paid in either cash or the equivalent amount of our Class A Shares, or a combination thereof. For these purposes, the price for each Class A Share is equal to the estimated value per share as determined by the most recent appraisal performed by an independent third party. If we have not published an estimate of value, the price, for these purposes, is equal to $22.81 per share (the gross offering price of the Class A Shares net of sales commissions and the dealer manager fee). To increase our cash flow from operating activities, the Business Manager may also, in its sole discretion, choose to waive or defer some or all of the fee due for any particular quarter. Any fee that is deferred or waived will not bear interest. The Business Manager is not under any obligation to waive this fee.

“Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities or consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

Separate and distinct from any business management fees, we also reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including, but not limited to, the salaries, bonuses, benefits and severance payments for persons performing services for the Business Manager or its affiliates on our behalf, except for the salaries, bonuses, benefits and severance payments for persons who serve as our executive officers or as an executive officer of our Business Manager. For these purposes, secretary is not considered an “executive officer.”

Real Estate Management Fees — our Real Estate Manager	We pay the Real Estate Manager a monthly management fee of up to 4% of the gross income	The actual amount depends on the gross income, as defined in

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 from any property managed directly by the Real Estate Manager or its affiliates. The Real Estate Manager may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits.

We also reimburse the Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses, benefits and severance payments for persons performing services, including without limitation acquisition due diligence services, for the Real Estate Manager and its affiliates (excluding the executive officers of the Real Estate Manager and our executive officers). See “Management — Real Estate Management Agreement” for more information about the services provided or arranged by our Real Estate Manager.

our management agreement, generated by properties managed by the Real Estate Manager and its affiliates, and cannot be determined at the present time.

From December 19, 2013 (inception) to December 31, 2016, we paid real estate management fees of $195,456.

Expense Reimbursement — IREIC, our Business Manager and their Affiliates	We reimburse IREIC, our Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Business Manager). Expenses include, but are not limited to: issuer costs, expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained for the use of persons

The actual amount will depend on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

From December 19, 2013 (inception) to December 31, 2016, we reimbursed expenses of $1,992,418.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 employed by the Business Manager or its affiliates who provide services to us. See “Management — The Business Management Agreement — Service Provider Agreements” for a description of how we may reimburse these service providers.

We also will reimburse our Business Manager and its affiliates for costs and expenses our Business Manager incurs in connection with becoming self-managed pursuant to the process set forth in our business management agreement.

Restricted Stock Awards — our independent directors	We have established an Employee and Director Incentive Restricted Share Plan pursuant to which our directors, officers and employees (if we ever have employees), directors, officers or employees of our Business Manager or any of our affiliates may be granted incentive awards in the form of restricted stock.	The total number of Class A Shares that may be issued as restricted stock awards under our Employee and Director Incentive Restricted Share Plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 438,404 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Liquidation Stage

Subordinated Incentive Participation in Net Sales Proceeds — the special limited partner or its designees(6)(7)	The special limited partner will receive from time to time, when available, including in connection with a merger, consolidation, sale or other disposition of all or substantially all of our assets, 15.0% of the value accorded to our shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in our charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation.	The actual amount of the subordinated incentive participation will depend on numerous variables and cannot be determined at the present time.

Subordinated Incentive Listing Distribution — the special limited partner or its designees(6)(8)	Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business	The actual amount of the subordinated incentive listing distribution will depend on

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016
	combination, the special limited partner will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation.	numerous variables and cannot be determined at the present time.

Subordinated Incentive Distribution upon Termination — the special limited partner or its designees(8)(9)

Upon termination or non-renewal of the business management agreement with or without cause, the special limited partner will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation. In addition, the special limited partner may elect to defer its right to receive this subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

If the business management agreement is terminated with or without cause and the amount of the termination distribution is zero, the special limited partner will continue to be entitled to receive a subordinated incentive distribution. Specifically, the special limited partner will be entitled to a subordinated incentive participation in net sales proceeds (including by way of merger) or subordinated incentive listing distribution, as applicable, equal to the product of: (1) 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors through the termination date; and (2) the quotient of the number of days elapsed from the inception of the Company through

The actual amount of the subordinated incentive distribution upon termination will depend on numerous variables and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering ($1.0 billion in shares) and Actual Amounts Paid from December 19, 2013 (inception) to December 31, 2016 and including the date of termination of the business management agreement, and the number of days elapsed from the inception of the Company through and including the listing date or liquidity event date, as applicable.

(1)	In no event will the amount of underwriting compensation we pay to FINRA members, including selling commissions, the dealer manager fee and the distribution and stockholder servicing fees, exceed, in the aggregate, FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA are subject to FINRA’s 10% cap. In connection with FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to, wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap. Also, our dealer manager will repay to the Company any compensation over FINRA’s 10% cap if the offering is abruptly terminated before reaching the maximum amount of offering proceeds.
(2)	Inland Securities or any of its or our directors, officers, employees or affiliates or any directors, officers and employees of its affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase shares net of sales commissions and the dealer manager fee for $22.81 per Class A Share. Each soliciting dealer and their respective directors, officers, employees or affiliates may purchase shares net of selling commissions, but not dealer manager fees, for $23.50 per Class A Share.
(3)	We have not and will not pay selling commissions, the dealer manager fee, the distribution and stockholder servicing fee or reimburse issuer costs, including due diligence expenses, in connection with shares of common stock issued through our distribution reinvestment plan.
(4)	For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: (i) 2% of our average invested assets for that fiscal year; or (ii) 25% of our net income for that fiscal year. For these purposes, items such as organization and offering expenses, property-level expenses (including any fees payable under our agreements with our Real Estate Manager), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fees payable to the special limited partner, acquisition fees and expenses and any other expenses incurred in connection with acquiring, disposing and owning real estate assets are excluded from the definition of total operating expenses.

We define “net income” for these purposes as total revenues less expenses, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and acquisition expenses to the extent not capitalized, and excluding any gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA, on May 7, 2007, but is not in accordance with GAAP. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA guidelines.

(5)

Prior to August 8, 2016, we were also required to pay our Business Manager or its affiliates acquisition fees of 1.5% of the contract purchase price of each property and real estate-related asset we acquired, real estate sales commissions up to the lesser of (1) one-half of the customary commission paid to a third-party broker for the sale of a comparable property and (2) 1.0% of the gross sales price of the property sold, and mortgage financing fees equal to 0.25% of the amount available or borrowed under the financing or the assumed debt. Our business management agreement was subsequently amended to eliminate acquisition fees, real estate sales commissions and mortgage financing fees and accordingly, we do not have an obligation to pay our Business Manager such fees for transactions occurring on or after August 8, 2016. From December 19, 2013 (inception) to August 8, 2016, we incurred an acquisition fee of $686,250 and a mortgage financing fee of $114,375 in connection with the acquisition of our first property, and we incurred no real estate sales commissions. As of December 31, 2016, we had not yet paid any of these fees.

(6)	Neither our Business Manager nor any of its affiliates (including the special limited partner) and assignees can earn both the subordinated incentive participation in net sales proceeds and the subordinated incentive listing distribution. Any subordinated incentive participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder will be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated incentive participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution.
(7)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale occurs, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive distributions of an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the value accorded to our shares of common stock outstanding immediately prior to the effective time of the investment liquidity event by the relevant transaction documents or the net sales proceeds of an asset sale, as applicable, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated incentive participation in net sales proceeds or the subordinated incentive listing distribution.
(8)	The market value of our outstanding common stock will be calculated based on the weighted average market value of the shares of common stock issued and outstanding at listing over the 30 days beginning 180 days after the shares are first listed or included for quotation. Upon the listing of our shares on a national securities exchange, any previous payments of the subordinated incentive participation in net sales proceeds will offset the amount due pursuant to the subordinated incentive listing distribution, and the special limited partner will no longer be entitled to receive any distributions of net sales proceeds pursuant to a subordinated incentive participation in net sales proceeds or a subordinated incentive distribution upon termination.
(9)	The subordinated incentive distribution upon termination, if any, will be payable in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received limited partnership units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated incentive participation in net sales proceeds or the subordinated incentive listing distribution, as applicable. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated incentive distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity).

If the special limited partner elects to defer its right to receive a subordinated incentive distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated incentive distribution upon termination, payable in one or more payments, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the weighted average market value of our shares of common stock issued and outstanding at listing over the 30 days beginning 180 days after the shares are first listed or included for quotation multiplied by the number of shares of common stock outstanding on the day trading first commenced upon listing, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received limited partnership units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated incentive participation in net sales proceeds or the subordinated incentive listing distribution, as applicable.

If the special limited partner elects to defer its right to receive a subordinated incentive distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated incentive distribution upon termination, payable in one or more payments, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the value accorded to our shares of common stock outstanding immediately prior to the effective time of the investment liquidity event by the relevant transaction documents or the net sales proceeds of an asset sale, as applicable, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received limited partnership units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated incentive participation in net sales proceeds or the subordinated incentive listing distribution, as applicable.

If the special limited partner receives the subordinated incentive distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated incentive participation in net sale proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our Business Manager and its affiliates may receive.

ESTIMATED USE OF PROCEEDS

The following tables present information about how the proceeds raised in this offering will be used. Information is provided assuming (i) the sale of the maximum offering amount and (ii) the sale of 80% of Class A Shares, 10% of

Class T Shares and 10% of Class T-3 Shares in the offering, based on the initial offering price of $25.00, $23.95 and $24.14 per Class A, Class T and Class T-3 Share, respectively. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the aggregate amount borrowed. The actual use of proceeds is likely to be different than the figures presented in the table because we may not raise the maximum offering amount. Raising less than the maximum offering amount or selling a different percentage of Class A, Class T and Class T-3 Shares will alter the amounts of commissions, fees and expenses set forth below. In addition, we currently estimate that, on average, our portfolio will be approximately 60% leveraged. We expect that approximately 90.725% of the proceeds of the $1.0 billion offering will be used for investments, while the remaining 9.275% will be used to pay expenses and fees, including the payment of fees to Inland Securities and the payment of fees and reimbursement of expenses to our Business Manager, our Real Estate Manager and their affiliates.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

Our management expects to continue funding all, or some portion, of distributions from the net proceeds from this offering, borrowings or other sources, without limitation. Using offering proceeds for this purpose reduces the amount of offering proceeds available for investment which could reduce your overall return. We may use the net proceeds of this offering to fund some or all of our distributions for any period.

	Maximum Sale of $800,000,000 in Class A Shares in the Offering		Sale of $400,000,000 in Class A Shares in the Offering (Half Offering)
	Amount ($)	Percent of Public Offering Proceeds From Sale of Class A Shares	Amount ($)	Percent of Public Offering Proceeds From Sale of Class A Shares
Gross Public Offering Proceeds	800,000,000	100.00%	400,000,000	100.00%
Less Public Offering Expenses
Selling Commissions	48,000,000	6.00	24,000,000	6.00
Dealer Manager Fee	22,000,000	2.75	11,000,000	2.75
Other Organization and Offering Expenses(1)	10,000,000	1.25	5,000,000	1.25
Total Organization and Offering Expenses(2)	80,000,000	10.00	40,000,000	10.00
Amount of Public Offering Proceeds Available for Investment	720,000,000	90.00	360,000,000	90.00
Acquisition Fees(3)	549,000	0.07	549,000	0.14
Acquisition Expenses(4)(5)	3,600,000	0.45	1,800,000	0.45
Total Proceeds to be Invested(6)	715,851,000	89.48	357,651,000	89.41

(1)	We estimate that our “Other Organization and Offering Expenses” including any “issuer costs” will equal 1.25% of the gross offering proceeds from our primary offering, but in no event will they exceed 2.0% of the gross offering proceeds from our primary offering. “Other Organization and Offering Expenses” include amounts for SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer fees, data processing fees, bank fees and other administrative expenses of the offering. Amounts of certain of the “Other Organization and Offering Expenses” are not determinable at this time. If “Other Organization and Offering Expenses” exceed the 2.0% maximum expense cap, the excess will be paid by our Business Manager with no recourse to us.

(2)	With respect to the sale of our Class A Shares, we have voluntarily limited our total organization and offering expenses to 10.75% of the gross offering proceeds from the sale of our Class A Shares. We, however, estimate that our total organization and offering expenses will not exceed approximately 10.00% of the gross offering proceeds from the sale of our Class A Shares.

We estimate that payments deemed to be “underwriting compensation” by FINRA are estimated to be 8.9638% of the gross proceeds from the maximum sale of $800.0 million in Class A Shares. The “underwriting compensation” described in the table above excludes non-transaction based compensation paid to dual employees by our sponsor and the amount that Inland Securities expects to incur in excess of the dealer manager fee that will be paid to Inland Securities by us. We will not reimburse our sponsor or Inland Securities for these payments. Nonetheless, these payments will be deemed to be “underwriting compensation” by FINRA.

(3)	In connection with the acquisition of our first property, we will pay our Business Manager or its affiliates an acquisition fee of $686,250, or 1.5% of the contract purchase price. Effective August 8, 2016, we do not have an obligation to pay our Business Manager acquisition fees for future transactions.
(4)	For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, we currently expect that we will fund approximately 60% of the acquisition price of any property through the incurrence of debt. The acquisition expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt at a rate greater than reflected, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets. For example, assuming $800.0 million of gross proceeds is raised in this offering from the sale of Class A Shares, the amount of public offering proceeds available for investment from such sales would be $720.0 million and, consistent with our borrowing policy, we fund 60% of the total value of our acquisitions through the incurrence of debt, the amount of acquisition expenses reimbursable to our Business Manager is estimated to be $9.0 million.
(5)	We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with six other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. If we sell the maximum amount of shares in our primary offering, we will reimburse acquisition expenses equal to approximately $11.34 million assuming aggregate borrowings equivalent to 60% of the total fair market value of our assets, consistent with our borrowing policy. For these purposes, the fair market value of each asset will be equal to the greater of the contract purchase price paid for the asset or the value reported in a more recent appraisal of the asset.
(6)	Pending the acquisition of real estate assets, we may invest proceeds in cash and short-term, highly liquid investments. Further, we may use proceeds to fund certain capital expenditures approved at the time of acquisition and principal payments on our indebtedness, as well as to pay operating expenses or to fund reserves. We have not limited the amount of these proceeds that may be used to fund distributions.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T Shares.

Our management expects to continue funding all, or some portion, of distributions from the net proceeds from this offering, borrowings or other sources, without limitation. Using offering proceeds for this purpose reduces the amount of offering proceeds available for investment which could reduce your overall return. We may use the net proceeds of this offering to fund some or all of our distributions for any period.

	Maximum Sale of $100,000,000 in Class T Shares in the Offering		Sale of $50,000,000 in Class T Shares in the Offering (Half Offering)
	Amount ($)	Percent of Public Offering Proceeds From Sale of Class T Shares	Amount ($)	Percent of Public Offering Proceeds From Sale of Class T Shares
Gross Public Offering Proceeds	100,000,000	100.00%	50,000,000	100.00%
Less Public Offering Expenses
Selling Commissions	2,000,000	2.00	1,000,000	2.00
Dealer Manager Fee	2,750,000	2.75	1,375,000	2.75
Other Organization and Offering Expenses(1)	1,250,000	1.25	625,000	1.25
Total Organization and Offering Expenses(2)	6,000,000	6.00	3,000,000	6.00
Amount of Public Offering Proceeds Available for Investment	94,000,000	94.00	47,000,000	94.00
Acquisition Fees(3)	68,625	0.07	68,625	0.14
Acquisition Expenses(4)(5)	470,000	0.47	235,000	0.47
Total Proceeds to be Invested(6)	93,461,375	93.46	46,696,375	93.39

(1)	We estimate that our “Other Organization and Offering Expenses” including any “issuer costs” will equal 1.25% of the gross offering proceeds from our primary offering, but in no event will they exceed 2.0% of the gross offering proceeds from our primary offering. “Other Organization and Offering Expenses” include amounts for SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer fees, data processing fees, bank fees and other administrative expenses of the offering. In addition, we pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of the estimated value per share) for each Class T Share sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. We pay the distribution and stockholder servicing fee to our dealer manager, which may reallow the fee to the soliciting dealer, if any, who sold the Class T Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase, are not intended to be a principal use of offering proceeds and are not included in the above table. See “Plan of Distribution” for a description of these fees. Amounts of certain of the “Other Organization and Offering Expenses” are not determinable at this time. If “Other Organization and Offering Expenses” exceed the 2.0% maximum expense cap, the excess will be paid by our Business Manager with no recourse to us.
(2)	With respect to the sale of our Class T Shares, we have voluntarily limited our total organization and offering expenses to 6.75% of the gross offering proceeds from the sale of our Class T Shares. We, however, estimate that our total organization and offering expenses will not exceed approximately 6.00% of the gross offering proceeds from the sale of our Class T Shares.

We estimate that payments deemed to be “underwriting compensation” by FINRA, including the distribution and stockholder servicing fee, is estimated to be 10.0% of the gross proceeds from the maximum sale of $100.0 million in Class T Shares. The “underwriting compensation” described in the table above excludes non-transaction based compensation paid to dual employees by our sponsor and the amount that Inland Securities expects to incur in excess of the dealer manager fee that will be paid to Inland Securities by us. We will not reimburse our sponsor or Inland Securities for these payments. Nonetheless, these payments will be deemed to be “underwriting compensation” by FINRA.

(3)	In connection with the acquisition of our first property, we will pay our Business Manager or its affiliates an acquisition fee of $686,250, or 1.5% of the contract purchase price. Effective August 8, 2016, we do not have an obligation to pay our Business Manager acquisition fees for future transactions.
(4)

For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, we currently expect that we will fund approximately 60% of the acquisition price of any property through the incurrence of debt. The acquisition expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt at a rate greater than reflected, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets. For example, assuming $100.0 million of gross proceeds is raised in this offering from the sale of Class T Shares, the amount of public offering proceeds available for investment would be $94.0 million and, consistent with our borrowing policy, we fund 60% of the total value of our acquisitions through the incurrence of debt, the amount of acquisition expenses reimbursable to our Business Manager is estimated to be approximately $1.18 million.

(5)	We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with six other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. If we sell the maximum amount of shares in our primary offering, we will reimburse acquisition expenses equal to approximately $11.34 million assuming aggregate borrowings equivalent to 60% of the total fair market value of our assets, consistent with our borrowing policy. For these purposes, the fair market value of each asset will be equal to the greater of the contract purchase price paid for the asset or the value reported in a more recent appraisal of the asset.
(6)	Pending the acquisition of real estate assets, we may invest proceeds in cash and short-term, highly liquid investments. Further, we may use proceeds to fund certain capital expenditures approved at the time of acquisition and principal payments on our indebtedness, as well as to pay operating expenses or to fund reserves. We also may use the net proceeds of this offering to fund some or all of our distributions for any period in which our cash flow from operations is not sufficient. We have not limited the amount of these proceeds that may be used to fund distributions.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T-3 Shares.

Our management expects to continue funding all, or some portion, of distributions from the net proceeds from this offering, borrowings or other sources, without limitation. Using offering proceeds for this purpose reduces the amount of offering proceeds available for investment which could reduce your overall return. We may use the net proceeds of this offering to fund some or all of our distributions for any period.

	Maximum Sale of $100,000,000 in Class T-3 Shares in the Offering		Sale of $50,000,000 in Class T-3 Shares in the Offering (Half Offering)
	Amount ($)	Percent of Public Offering Proceeds From Sale of Class T-3 Shares	Amount ($)	Percent of Public Offering Proceeds From Sale of Class T-3 Shares
Gross Public Offering Proceeds	100,000,000	100.00%	50,000,000	100.00%
Less Public Offering Expenses
Selling Commissions	3,000,000	3.00	1,500,000	3.00
Dealer Manager Fee	2,500,000	2.50	1,250,000	2.50
Other Organization and Offering Expenses(1)	1,250,000	1.25	625,000	1.25
Total Organization and Offering Expenses(2)	6,750,000	6.75	3,375,000	6.75
Amount of Public Offering Proceeds Available for Investment	93,250,000	93.25	46,625,000	93.25
Acquisition Fees(3)	68,625	0.07	68,625	0.14
Acquisition Expenses(4)(5)	466,250	0.47	233,125	0.47
Total Proceeds to be Invested(6)	92,715,125	92.72	46,323,250	92.65

(1)	We estimate that our “Other Organization and Offering Expenses” including any “issuer costs” will equal 1.25% of the gross offering proceeds from our primary offering, but in no event will they exceed 2.0% of the gross offering proceeds from our primary offering. “Other Organization and Offering Expenses” include amounts for SEC registration fees, FINRA filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer fees, data processing fees, bank fees and other administrative expenses of the offering. In addition, we pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of the estimated value per share) for each Class T-3 Share sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. We pay the distribution and stockholder servicing fee to our dealer manager, which may reallow the fee to the soliciting dealer, if any, who sold the Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase, are not intended to be a principal use of offering proceeds and are not included in the above table. See “Plan of Distribution” for a description of these fees. Amounts of certain of the “Other Organization and Offering Expenses” are not determinable at this time. If “Other Organization and Offering Expenses” exceed the 2.0% maximum expense cap, the excess will be paid by our Business Manager with no recourse to us.
(2)	With respect to the sale of our Class T-3 Shares, we have voluntarily limited our total organization and offering expenses to 7.5% of the gross offering proceeds from the sale of our Class T-3 Shares. We, however, estimate that our total organization and offering expenses will not exceed approximately 6.75% of the gross offering proceeds from the sale of our Class T-3 Shares.

We estimate that payments deemed to be “underwriting compensation” by FINRA, including the distribution and stockholder servicing fee, is estimated to be 8.7138% of the gross proceeds from the maximum sale of $100.0 million in Class T-3 Shares. The “underwriting compensation” described in the table above excludes non-transaction based compensation paid to dual employees by our sponsor and the amount that Inland Securities expects to incur in excess of the dealer manager fee that will be paid to Inland Securities by us. We will not reimburse our sponsor or Inland Securities for these payments. Nonetheless, these payments will be deemed to be “underwriting compensation” by FINRA.

(3)	In connection with the acquisition of our first property, we will pay our Business Manager or its affiliates an acquisition fee of $686,250, or 1.5% of the contract purchase price. Effective August 8, 2016, we do not have an obligation to pay our Business Manager acquisition fees for future transactions.
(4)	For purposes of this table, we have assumed that we will fund acquisitions solely from net proceeds from the sale of shares in our primary offering; however, we currently expect that we will fund approximately 60% of the acquisition price of any property through the incurrence of debt. The acquisition expenses will be greater than that shown to the extent we also fund acquisitions through the incurrence of debt at a rate greater than reflected, retained cash flow from operations, proceeds from the sale of shares under our distribution reinvestment plan or net proceeds from the sale of real estate assets. For example, assuming $100.0 million of gross proceeds is raised in this offering from the sale of Class T-3 Shares, the amount of public offering proceeds available for investment would be $93.25 million and, consistent with our borrowing policy, we fund 60% of the total value of our acquisitions through the incurrence of debt, the amount of acquisition expenses reimbursable to our Business Manager is estimated to be approximately $1.17 million.
(5)	We expect that acquisition expenses will be equal to approximately 0.5% of the contract purchase price of each real estate asset acquired. This amount was estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in connection with six other REITs it has sponsored. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the aggregate purchase price paid to acquire each real estate asset, the aggregate amount borrowed, if any, to acquire each real estate asset and the number of real estate assets acquired. If we sell the maximum amount of shares in our primary offering, we will reimburse acquisition expenses equal to approximately $11.34 million assuming aggregate borrowings equivalent to 60% of the total fair market value of our assets, consistent with our borrowing policy. For these purposes, the fair market value of each asset will be equal to the greater of the contract purchase price paid for the asset or the value reported in a more recent appraisal of the asset.

(6)	Pending the acquisition of real estate assets, we may invest proceeds in cash and short-term, highly liquid investments. Further, we may use proceeds to fund certain capital expenditures approved at the time of acquisition and principal payments on our indebtedness, as well as to pay operating expenses or to fund reserves. We also may use the net proceeds of this offering to fund some or all of our distributions for any period in which our cash flow from operations is not sufficient. We have not limited the amount of these proceeds that may be used to fund distributions.

We intend to contribute the net proceeds of this offering and our distribution reinvestment plan to the operating partnership. The operating partnership will use the net proceeds received from us: (1) to fund acquisitions and investments in accordance with our investment guidelines; (2) for working capital purposes; (3) to fund our ongoing operations and pay our expenses, including, but not limited to, payment of distributions to stockholders; (4) to fund repurchases of our common stock in accordance with the terms of our repurchase program; and (5) to repay indebtedness.

The following table presents information about proceeds raised under our distribution reinvestment plan, assuming we sell all of the shares available under the plan, in one case, and half of the available shares, in the other case. We will pay no selling commissions or dealer manager fees in connection with purchases through our distribution reinvestment plan, and we will not use offering proceeds to pay administrative expenses of the plan. Class T and Class T-3 Shares purchased through the distribution reinvestment plan will not be subject to the ongoing distribution and stockholder servicing fee. Over the life of our Company, we generally expect that the amount of proceeds received under our distribution reinvestment plan will be used to fund requests for repurchases by our stockholders. In the early years of our program, when we expect to receive fewer repurchase requests, the proceeds from our distribution reinvestment plan will likely exceed repurchase requests. Any such excess proceeds will not be reserved, but will be available for other purposes, which may include funding investments or for working capital. In the later years of our program, repurchase requests may exceed the amount of proceeds received under our distribution reinvestment plan, in which event we may use other funds, to the extent available, to fund such repurchases, but only to the extent that such repurchases are “exceptional repurchases” (as defined below).

	Maximum Sale of $190,000,000 in Shares in the Distribution Reinvestment Plan	Sale of $95,000,000 in Shares in the Distribution Reinvestment Plan
Gross Proceeds	$190,000,000	$95,000,000

PRIOR PERFORMANCE OF IREIC-SPONSORED ENTITIES

During the ten year period ended December 31, 2016, IREIC and its affiliates sponsored five other REITs (including one private REIT) and 144 real estate exchange private placement programs, which altogether have raised more than $12.4 billion from over 182,000 investors in offerings for which Inland Securities has served as dealer manager. During this period, the five REITs, RPAI, InvenTrust, Inland Diversified, IREIT and InPoint, raised more than $9.9 billion in the aggregate from approximately 174,000 investors. The monies raised by these IREIC-sponsored REITs represent, during the ten year period, approximately 80% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 96% of the aggregate number of investors, approximately 75% of properties purchased and approximately 78% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Real Estate Manager, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Compensation Table.” The other REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, real estate managers and affiliates.

The following discussion and the Prior Performance Tables, included in the prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC for the applicable periods. Past performance is not necessarily indicative of future performance.

Summary Information

The following table provides aggregate summarized information concerning public prior programs sponsored by IREIC or its affiliates during the applicable ten year period for each program sponsored by IREIC, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A. For purposes of these tables and the narrative information contained herein, we consider a program to be completed at the earlier of the time when affiliates of IREIC are no longer serving as the business manager, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger. The information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager and, where noted, through their respective distribution reinvestment plans.

WE ARE NOT, BY INCLUDING THIS TABLE, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLE BECAUSE OUR YIELD ON INVESTMENTS, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Retail Properties of America, Inc. as of September 30, 2007 (1)	InvenTrust Properties Corp. as of December 31, 2013(2)	Inland Diversified Real Estate Trust, Inc. as of March 31, 2014(3)	Inland Real Estate Income Trust, Inc. as of December 31, 2016(4)
Number of public primary offerings	2	2	1	1
Approx. aggregate amount raised from investors (5)	$4,632,263,000	$9,308,724,000	$1,188,170,000	$888,734,921
Approximate aggregate number of investors	114,900	184,000	27,620	16,966
Number of properties purchased	305	1,058	144	56
Approximate aggregate cost of properties	$7,808,015,720	$13,860,346,405	$2,328,710,000	$1,337,826,942
Percentage of properties (based on cost) that were:
Commercial—
Retail	70%	29%	78%	98%
Single-user net lease	30%	9%	14%	2%
Nursing homes	0%	0%	0%	0%
Offices	0%	4%	4%	0%
Industrial	0%	1%	2%	0%
Health clubs	0%	0%	0%	0%
Mini-storage	0%	0%	0%	0%
Multi-family residential	0%	1%	2%	0%
Student housing	0%	8%	0%	0%
Lodging	0%	48%	0%	0%
Total commercial	100%	100%	100%	100%
Land	0%	0%	0%	0%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38%	14%	23%	13%
Existing construction	62%	86%	77%	87%

Number of properties sold in whole or in part (includes held for sale)	7	781	84	0

Number of properties exchanged	0	0	0	0

Geographic concentration
East	40%	58%	43%	25%
Midwest	17%	15%	16%	30%
South	25%	17%	33%	32%
West	18%	10%	8%	13%

(1)	With respect to RPAI, affiliates of IREIC served as the business manager until November 15, 2007, when the company internalized the functions performed by its business manager. The information contained in the chart above for RPAI is for the period from inception through the last completed quarter prior to internalization.
(2)	With respect to InvenTrust, affiliates of IREIC served as the business manager until March 12, 2014, when the company internalized the functions performed by its business manager. The information contained in the chart above for InvenTrust is for the period from inception through the last completed quarter prior to internalization.
(3)	On July 1, 2014, Inland Diversified merged with and into a subsidiary of Kite and ceased filing reports under the Exchange Act. The information contained in the chart above for Inland Diversified is for the period from inception through the last completed quarter prior to the merger for which Inland Diversified filed financial statements.
(4)	Affiliates of IREIC serve as the business manager of IREIT. IREIT commenced its public offering on October 18, 2012. IREIT completed its initial public offering on October 16, 2015.
(5)	Includes proceeds from the issuance of shares under each program’s distribution reinvestment plan.

During the applicable three years ended with the last full quarter prior to the completion of the program: (i) InvenTrust purchased 44 properties; (ii) IREIT purchased 42 properties (as of December 31, 2016); and (iii) Inland Diversified purchased 113 properties. Upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by InvenTrust or IREIT. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Programs of Our Sponsor

As of December 31, 2016, Inland has sponsored 509 completed programs, including 457 private and public limited partnerships, 47 Section 1031 exchange programs and five non-listed REITs. The information set forth below relates to the four public REITs set forth above (three of which are completed) that have been sponsored by IREIC, the Company’s sponsor, in the last ten years, and two additional completed public REITs sponsored by IREIC prior to this ten-year period.

Inland Real Estate Corporation, or IRC, was formed by IREIC in May 1994. IRC acquired, owned and managed high-quality, open-air shopping centers primarily in the Central and Southeastern United States. Through a total of four public offerings for which Inland Securities served as dealer manager, the last of which was completed in 1998, IRC sold a total of 51.6 million shares of common stock. IRC internalized the functions performed by the business manager and property manager on July 1, 2000. As of June 30, 2000, the last full quarter prior to the time that IRC internalized the functions performed by the business manager and property manager, the portfolio was comprised of ownership interests in 119 retail properties. On June 9, 2004, IRC listed its shares on the NYSE (NYSE: IRC) and terminated its share repurchase program.

On March 30, 2016, funds managed by DRA Advisors LLC acquired IRC through a merger. As a result of the merger, IRC is now a privately held real estate company known as IRC Retail Centers LLC and is no longer listed for trading on the NYSE.

Inland Retail Real Estate Trust, Inc., or IRRETI, was formed in September 1998. IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. Through a total of three public offerings, the last of which was completed in 2003, IRRETI sold a total of approximately 213.7 million shares of its common stock. IRRETI internalized the functions performed by the business manager and property managers on December 29, 2004. As of September 30, 2004, the last full quarter prior to the time that IRRETI internalized the functions performed by the business manager and property managers, the portfolio was comprised of ownership interests in 274 retail properties. On January 22, 2004, the IRRETI board of directors increased the limitation on the number of shares that could be acquired by the company through the share repurchase program to two percent (2%) of the weighted average of the company’s outstanding shares as of the end of the prior calendar year. IRRETI adopted an amended and restated share repurchase program, effective March 15, 2005, and again amended and restated the program, effective February 7, 2006, each time to set the repurchase price of shares. IRRETI suspended its share repurchase program, effective October 20, 2006, and terminated the program at the time the merger with Developers Diversified Realty Corporation, now known as DDR Corp. (NYSE: DDR), was completed on February 27, 2007.

Retail Properties of America, Inc., or RPAI, was formed in March 2003. Prior to March 2012, RPAI was named Inland Western Retail Real Estate Trust, Inc. RPAI was formed to own and operate shopping centers as well as office and industrial properties. As of September 30, 2007, the last full quarter prior to the time that RPAI internalized the functions performed by the business manager, RPAI’s portfolio was comprised of 305 retail operating properties with approximately 46.2 million square feet of gross leasable area. As of September 30, 2007, RPAI had issued 452.5 million shares of common stock in its offerings.

RPAI completed its initial public offering on March 22, 2005 and completed its follow-on offering on September 9, 2005. RPAI sold a total of 250 million shares of its common stock through its “best efforts” offering. On April 5, 2012, RPAI’s Class A Common Stock began trading on the NYSE under the symbol “RPAI.”

InvenTrust Properties Corp., or InvenTrust, was formed in October 2004. InvenTrust historically focused on acquiring and managing a diversified portfolio of commercial real estate, including primarily retail, lodging and student housing properties in the United States. As of December 31, 2013, the last full quarter prior to the time that InvenTrust internalized the functions performed by the business manager, InvenTrust’s portfolio was comprised of 277 properties representing 17.0 million square feet of retail space, 19,337 hotel rooms, 8,290 student housing beds and 7.3 million square feet of non-core space, which consisted primarily of office and industrial properties.

InvenTrust completed its initial public offering on July 31, 2007 and completed its follow-on offering on April 6, 2009. InvenTrust sold a total of approximately 790.2 million shares of its common stock through its “best efforts” offering.

In its quarterly report on Form 10-Q for the quarter ended September 30, 2015, InvenTrust reported the following:

In May 2012, InvenTrust disclosed that the SEC had initiated a non-public, formal, fact-finding investigation to determine whether there had been violations of certain provisions of the federal securities laws regarding the payment of fees to InvenTrust’s former business manager and property managers, transactions with InvenTrust’s former affiliates, timing and amount of distributions paid to InvenTrust’s investors, determination of property impairments, and any decision regarding whether InvenTrust would become a self-administered REIT (the “SEC Investigation”). After a multi-year investigation, on March 24, 2015, the Staff of the SEC informed InvenTrust that it had concluded its investigation and that, based on the information received as of that date, it did not intend to recommend any enforcement action against InvenTrust.

Shortly after InvenTrust disclosed the existence of the SEC Investigation, InvenTrust received three related demands (“Derivative Demands”) by stockholders to conduct investigations regarding claims that InvenTrust’s officers, its board of directors, its former business manager, and affiliates of its former business manager breached their fiduciary duties to InvenTrust in connection with the matters that InvenTrust disclosed were subject to the SEC Investigation.

Upon receiving the first of the Derivative Demands, on October 16, 2012, the full board of directors of InvenTrust responded by authorizing the independent directors to investigate the claims contained in the first Derivative Demand, any subsequent stockholder demands, as well as any other matters the independent directors saw fit to investigate. Pursuant to this authority, the independent directors formed a special litigation committee comprised solely of independent directors to review and evaluate the alleged claims and to recommend to the full board of directors whether the maintenance of a derivative proceeding was in the best interests of InvenTrust. The special litigation committee engaged independent legal counsel and experts to assist in the investigation.

On March 21, 2013, counsel for the stockholders who made the first Derivative Demand filed a derivative lawsuit in the Circuit Court of Cook County, Illinois, on behalf of InvenTrust. The court stayed the case - Trumbo v. The Inland Group, Inc. - pending completion of the special litigation committee’s investigation.

On December 8, 2014, the special litigation committee completed its investigation and issued its report and recommendation. The special litigation committee concluded that there is no evidence to support the allegations of wrongdoing in the Derivative Demands. Nonetheless, in the course of its investigation, the special litigation committee uncovered facts indicating that certain then-related parties breached their fiduciary duties to InvenTrust by failing to disclose to the independent directors certain facts and circumstances associated with the payment of fees to InvenTrust’s former business manager and property managers. The special litigation committee determined that it is advisable and in the best interests of InvenTrust to maintain a derivative action against InvenTrust’s former business manager, property managers, and Inland American Holdco Management LLC (the “Inland Entities”). The special litigation committee found that it was not in the best interests of InvenTrust to pursue claims against any other entities or against any individuals.

On January 20, 2015, the board of directors of InvenTrust adopted the report and recommendation of the special litigation committee in full and authorized InvenTrust to file a motion to realign InvenTrust as the party plaintiff in Trumbo v. The Inland Group, Inc., and to take such further actions as are necessary to reject and dismiss claims related to allegations that the board of directors has determined lack merit and to pursue claims against the Inland Entities for breach of fiduciary duties in connection with the failure to disclose facts and circumstances associated with the payment of fees to related parties.

On March 2, 2015, counsel for the stockholders who made the second Derivative Demand filed a derivative lawsuit in the Circuit Court of Cook County, Illinois, on behalf of InvenTrust. The court entered an order consolidating the action with the Trumbo case on March 26, 2015 (the

“Consolidated Action”). On September 18, 2015, the parties entered into the Stipulation and Agreement of Compromise, Settlement, and Release (the “Settlement”) to resolve all matters related to the Derivative Demands, including all claims raised in the Consolidated Action and the claims authorized by the board. The Settlement calls for a payment to InvenTrust of $7.4 million in net proceeds from Midwest Risk Management, LLC, as agent for the Inland Entities. In addition, the Settlement releases InvenTrust’s directors, officers, and former external managers and their affiliates from any liability related to the allegations asserted in the demand letters and the Consolidated Action, and any additional allegations investigated by the special litigation committee. The Settlement also results in the dismissal of the Consolidated Action with prejudice.

In its annual report on Form 10-K for the year ended December 31, 2015, InvenTrust reported the following:

On October 23, 2015, the Circuit Court of Cook County, Illinois approved the Settlement as fair, reasonable, adequate and in the best interests of InvenTrust and its stockholders. Under the terms of the Settlement, the Settlement payment was remitted to InvenTrust during the quarter ended December 31, 2015 when the time to appeal the court’s approval of the Settlement expired.

Inland Diversified Real Estate Trust, Inc., or Inland Diversified, was formed in June 2008. Inland Diversified owned a diversified portfolio of commercial real estate assets, including grocery-anchored shopping centers, necessity-based retail assets, single-tenant office and multifamily assets. Inland Diversified completed its initial public offering on August 23, 2012 and sold a total of approximately 110.5 million shares of its common stock through its “best efforts” offering. As of June 30, 2014, the last full quarter prior to the time that Inland Diversified merged with Kite Realty Group Trust (NYSE: KRG), the portfolio was comprised of 57 retail properties. On July 2, 2014, Inland Diversified merged with KRG.

Inland Real Estate Income Trust, Inc., or IREIT, was formed in August 2011 and is managed by an affiliate of our sponsor. IREIT may acquire and develop a diversified portfolio of commercial real estate including retail properties, office buildings, multi-family properties and industrial/distribution and warehouse facilities, with a primary focus on retail properties located in the United States. IREIT may also invest in joint ventures, development projects, real estate loans and real estate-related securities. As of December 31, 2016, IREIT owned 56 retail properties, collectively totaling 6,345,578 square feet.

IREIT commenced its initial public offering on October 18, 2012. As of October 16, 2015, the date IREIT completed its initial public offering, IREIT had sold a total of approximately 83.9 million shares of its common stock through its “best efforts” offering and raised approximately $834 million in total gross offering proceeds. In addition, through December 31, 2016, IREIT had issued 5,844,521 shares through its distribution reinvestment plan, which it had amended, effective November 2, 2015, to offer up to 25,000,000 shares of its common stock to stockholders who elect to participate in IREIT’s amended distribution reinvestment plan. As of December 31, 2016, IREIT had repurchased 1,523,870 shares through its share repurchase program. As a result, IREIT has realized total gross offering proceeds, before offering costs, of approximately $888.7 million as of December 31, 2016.

Liquidity of Prior Programs

Each of the six public REITs previously sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually, but none of these REITs specified a date or time period at which the REIT might be liquidated. The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•

Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange. On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of the property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately

10% of its common stock at the time of the transaction. The board evaluated market conditions each year thereafter. IRC listed its shares on the NYSE and began trading on June 9, 2004 at a price equal to $11.95 per share. On March 30, 2016, funds managed by DRA Advisors LLC acquired IRC through a merger. The holders of shares of IRC’s common stock received $10.60 in cash for each share of the common stock owned. On May 13, 2016, IRC redeemed all of the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Shares”) and 6.95% Series B Cumulative Redeemable Preferred Stock (“Series B Shares”) at a redemption price of $25.00 per share, plus accumulated and unpaid dividends in the amount of $0.15799 per Series A Share and $0.13514 per Series B Share. As a result of these transactions, IRC is now a privately held real estate company known as IRC Retail Centers LLC and is no longer listed for trading on the NYSE.

•	Inland Retail Real Estate Trust, Inc. IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange. On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock. The board of directors of IRRETI thereafter considered market conditions and chose not to list the common stock. IRRETI instead consummated a liquidity event by merging with DDR on February 27, 2007. As a result of the merger, IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR.

•	Retail Properties of America, Inc. RPAI stated that the company anticipated that, by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock. On November 15, 2007, RPAI became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, RPAI issued to IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 15 million shares of RPAI’s common stock, valued at $25.00 per share for purposes of the merger agreement. In December 2010, 9 million shares of common stock were transferred back to RPAI from shares of common stock issued to the owners of certain of the entities that were acquired in the merger. RPAI effectuated a ten-to-one reverse stock split of its existing common stock, and immediately following the reverse stock split, redesignated its existing common stock as Class A Common Stock. On March 21, 2012, RPAI paid a stock dividend pursuant to which each then outstanding share of its Class A Common Stock received one share of Class B-1 Common Stock, one share of Class B-2 Common Stock and one share of Class B-3 Common Stock. The terms of each Class of B Common Stock were identical in all respects to the Class A Common Stock. The Class B-1, Class B-2 and Class B-3 Common Stock automatically converted into Class A Common Stock on October 5, 2012, April 5, 2013 and October 7, 2013, respectively. RPAI announced that it completed a public offering of 36,750,000 shares of Class A Common Stock at $8.00 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $3.20 per share of its common stock) on April 5, 2012. This public offering generated gross proceeds of approximately $292.6 million, or approximately $272.1 million net of the underwriting discount. Also on April 5, 2012, RPAI listed a portion of its outstanding shares of Class A Common Stock on the NYSE under the symbol “RPAI.” The remaining outstanding shares of Class A common stock were listed on October 5, 2012, April 5, 2013 and October 7, 2013. On October 7, 2013, the date the stock was fully listed on the NYSE, the closing price of the RPAI Class A Common Stock was $13.75. On April 21, 2017, the closing price of the RPAI Class A Common Stock on the NYSE was $14.52 per share (which, without giving effect to the reverse stock split or stock dividend, is equivalent to approximately $5.81 per share).

•

InvenTrust Properties Corp. In the prospectuses used in each of its “best efforts” offerings, InvenTrust disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2010. On March 12, 2014, InvenTrust entered into a series of agreements and amendments to existing agreements with affiliates of The Inland Group pursuant to which InvenTrust began the process of becoming entirely self-managed (collectively, the “Self-Management Transactions”). InvenTrust disclosed that it did not pay an internalization fee or self-management fee to The Inland Group in connection with the Self-Management Transactions.

On March 12, 2014, InvenTrust agreed with its business manager to terminate its business management agreement, hired all of its business manager’s employees, and acquired the assets necessary to conduct the functions previously performed by its business manager. As a result, InvenTrust now directly employs its executive officers and the other former employees of the business manager and no longer pays a fee or reimburses expenses to its business manager. As the first step in taking over management of all of its real estate assets (except its lodging properties, which are managed by third parties), InvenTrust hired certain employees from its property managers; assumed responsibility for performing significant property management activities for its industrial, office and retail properties, including property-level accounting, lease administration, leasing, marketing and construction functions; and amended its property management agreements to reduce its property management fees as a result of its assumption of such responsibilities. As the second step, on December 31, 2014, InvenTrust took over the remaining property management functions performed by the property managers.

InvenTrust’s shares of common stock are not listed on a national securities exchange. On May 1, 2014, InvenTrust announced that it had accepted for purchase in its tender offer, 60,665,233 shares of its common stock at a purchase price (without brokerage commissions) of $6.50 per share for an aggregate cost of approximately $394.3 million, excluding fees and expenses relating to the offer and paid by InvenTrust. As of June 30, 2014, the final number of shares repurchased, allowing for corrections, was 60,761,166 for a final aggregate cost of $394.9 million.

On February 3, 2015, InvenTrust distributed 95% of the outstanding shares of common stock of Xenia Hotels and Resorts, Inc. (“Xenia”), previously a wholly-owned subsidiary of InvenTrust, formerly known as Inland American Lodging Group, Inc., by way of a taxable pro rata special distribution to InvenTrust stockholders of record on January 20, 2015, the record date of the distribution. As a result of the special distribution, each InvenTrust stockholder received one share of Xenia common stock for every eight shares of InvenTrust common stock held by such stockholder. On February 4, 2015, Xenia completed its spin-off into a new, publicly-traded lodging REIT. As a result of the spin-off, Xenia became a self-managed REIT and listed its shares of common stock on the NYSE under the symbol “XHR.” Also on February 4, 2015 and in connection with the spin-off and listing, Xenia commenced a self-tender offer to purchase for cash up to $125 million in value of shares of Xenia’s common stock at a price not greater than $21.00 nor less than $19.00 per share, net to the seller in cash, less any applicable withholding of taxes and without interest. The tender offer expired on March 5, 2015. As a result of the tender offer, Xenia accepted for purchase 1,759,344 shares of its common stock at a purchase price of $21.00 per share, for an aggregate purchase price of $36.9 million (excluding fees and expenses relating to the tender offer). On April 21, 2017, the closing price of Xenia’s common stock on the NYSE was $17.45 per share or $2.18 for each share of InvenTrust common stock owned by the stockholder.

On April 28, 2016, InvenTrust completed the spin-off of Highlands REIT, Inc. (“Highlands”), previously a wholly-owned subsidiary of InvenTrust, and distributed 100% of the outstanding shares of common stock of Highlands by way of a taxable pro rata distribution to InvenTrust stockholders of record on April 25, 2016, the record date of the distribution. As a result of the distribution, each InvenTrust stockholder received one share of Highlands common stock for every share of InvenTrust common stock held by such stockholder. As a result of the spin-off, Highlands became a self-managed REIT. On April 28, 2016, Highlands announced that its board of directors determined an estimated share value of $0.36 per share as of April 28, 2016. On January 4, 2017, Highlands announced that its board of directors determined a new estimated share value of $0.35 per share as of December 31, 2016.

On May 9, 2016, InvenTrust announced that its board of directors determined a new estimated share value of $3.14 per share as of May 1, 2016. This new estimated value was determined after InvenTrust completed the special distributions described above.

On October 27, 2016, InvenTrust announced and commenced a tender offer for the purchase of up to $200 million in value of shares of its common stock, which expired on December 1, 2016. In accordance with rules promulgated by the SEC, InvenTrust had the option to increase the number of shares of common stock accepted for payment in the tender offer by up to 2% of the then-outstanding shares of its common stock without amending or extending the tender offer. InvenTrust exercised that option and increased the tender offer by 14,186,716 shares, or $37.7 million in value, to avoid any proration for the stockholders tendering shares. As a result of the tender offer, InvenTrust accepted for purchase 89,502,449 shares of its common stock at a purchase price of $2.66 per share, for an aggregate purchase price of $238.1 million, excluding fees and expenses relating to the offer.

•	Inland Diversified Real Estate Trust, Inc. In the prospectus used in its “best efforts” offering, Inland Diversified disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2014. On February 9, 2014, Inland Diversified entered into an agreement and plan of merger (the “Merger Agreement”) with Kite, a publicly traded (NYSE: KRG) Maryland real estate investment trust, and KRG Magellan, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Kite (“Merger Sub”). The Merger Agreement provides for, upon the terms and conditions of the Merger Agreement, the merger of Inland Diversified with and into Merger Sub, with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Kite (the “Merger”). As a result of the Merger, each share of Inland Diversified’s common stock was converted into the right to receive 1.707 newly issued shares of Kite common stock. Based on a closing price of $6.40 per share of Kite’s common stock on July 2, 2014, the Inland Diversified shares of common stock were valued at approximately $10.92 per share. On August 11, 2014, Kite effectuated a one-for-four reverse stock split of its existing common stock. On April 21, 2017, the closing price of Kite’s common stock on the NYSE was $21.87 per share (which, without giving effect to the reverse stock split, is equivalent to $5.47 per share of Kite’s common stock). Based on the closing price of Kite’s common stock on April 21, 2017, the value of each former share of Inland Diversified’s common stock was equal to approximately $9.34.

•	Inland Real Estate Income Trust, Inc. In the prospectus used in its “best efforts” offering, IREIT disclosed to its investors that its board would determine when, and if, it should pursue a liquidity event, but does not anticipate evaluating any liquidity event, including a listing on a national securities exchange, until at least 2017. The public reports filed by IREIT with the SEC do not indicate that IREIT’s board of directors had begun evaluating a liquidity event as of December 31, 2016.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business. The board has retained Inland Residential Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven. We have five members on our board of directors. The charter further provides that at, or prior to, the commencement of this offering, the majority of our directors must be “independent,” except for a period of up to 60 days after the death, removal or resignation of an independent director, pending the election of that independent director’s successor. For purposes of our charter, an “independent director” is a director who is not, and within the last two years has not been, directly or indirectly associated with IREIC or the Business Manager by virtue of: (1) ownership of an interest in IREIC, the Business Manager or any of their affiliates; (2) employment by IREIC, the Business Manager or any of their affiliates; (3) service as an officer or director of IREIC, the Business Manager or any of their affiliates; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three REITs sponsored by IREIC or managed by the Business Manager; or (6) a material business or professional relationship with IREIC, the Business Manager or any of their affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the independent director from us, IREIC, the Business Manager and their affiliates will be deemed material per se if it exceeds 5% of the independent director’s: (a) annual gross revenue, derived from all sources, during either of the prior two years; or (b) net worth, on a fair market value basis.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal must indicate that the purpose of the meeting is to determine if the director is to be removed. A vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. However, any replacements for vacancies among the independent directors may be nominated only by our independent directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors will meet at least once each quarter. In the exercise of their duties, our directors will rely on our Business Manager, Real Estate Manager and their affiliates. Our board has a fiduciary duty to our stockholders to supervise the relationship between us and our Business Manager. Our board also has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Real Estate Manager.

Our directors will establish written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We also will follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents — Amendment of the Organizational Documents.”

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.

Name	Age*	Position
Daniel L. Goodwin	73	Director and Chairman of the Board
Adrian B. Corbiere	72	Independent Director
Meredith W. Mendes	58	Independent Director
Michael W. Reid	63	Independent Director
Mitchell A. Sabshon	64	Director, President and Chief Executive Officer
Catherine L. Lynch	58	Chief Financial Officer
David Z. Lichterman	56	Vice President, Treasurer and Chief Accounting Officer
Roderick S. Curtis	49	Vice President
Cathleen M. Hrtanek	40	Secretary

*	As of January 1, 2017

Daniel L. Goodwin has served as one of our directors and as our chairman since December 2013. He has also served as a director and the chairman of the board of the Business Manager since December 2013. Mr. Goodwin is the Chairman and CEO of Inland, headquartered in Oak Brook, Illinois. Inland is comprised of separate real estate investment and financial companies with managed assets with a value of approximately $9.0 billion, doing business nationwide with a presence in 43 states, as of December 31, 2016. Inland owns and manages properties in all real estate sectors, including retail, office, industrial and apartments. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group, Inc. In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman, director and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001. Mr. Goodwin also served as a director of IRC from 2001 until its merger in March 2016, and served as its chairman of the board from 2004 to April 2008. Mr. Goodwin has served as a director and the chairman of the board of IREIT since July 2012 and a director of its business manager since August 2011. Mr. Goodwin has served as chairman of Inland InPoint Advisor, LLC since October 2016. He is also the chairman of the National Association of Real Estate Investment Trusts Public Non-Listed REIT Council and a director of the Chicago Better Government Association.

Housing. Mr. Goodwin is a member of the National Association of Realtors President’s Circle, the National Association of Realtors Hall of Fame, the Illinois Association of Realtors Hall of Fame and the Chicago Association of Realtors Hall of Fame. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multifamily Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also founded New Directions Housing Corporation, a not-for-profit entity that develops affordable housing for low income individuals.

Education. Mr. Goodwin obtained his bachelor’s degree and his master’s degree from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Adrian B. Corbiere has been an independent director of the Company since September 2014. Mr. Corbiere is currently serving as a consultant and advisor to the senior management committee for Bellwether Enterprise, a commercial real estate mortgage banking firm in Cleveland, Ohio. From 2007 until his retirement in 2013 he served as executive vice president and partner in Cohen Financial in Chicago, Illinois responsible for the capital markets group which included overseeing the origination activities of the firm’s debt and equity placement platforms, investment sales and advisory services as well as all of the company’s origination offices and mortgage banking associates. Prior to joining Cohen Financial, Mr. Corbiere was employed by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), located in McLean, Virginia, from 1999 to 2007 as a Senior Vice President of the multi-family division responsible for conventional and structured mortgages, commercial mortgage-backed securities (“CMBS”) and tax credit equity portfolios of approximately $110 billion. Before joining Freddie Mac, he was a Managing Director at Allstate Insurance Corp. (“Allstate”), located in Northbrook, Illinois, from 1996 to 1999, responsible for Allstate’s public and private real estate equity, commercial mortgage and CMBS investments. Prior to his position at Allstate, from 1986 to 1996 he was a senior vice president of fixed income investments including commercial mortgages and private bonds at New England Mutual Life Insurance Company, Boston, Massachusetts (now a subsidiary of MetLife).

Mr. Corbiere obtained his Bachelor of Science degree from Lehigh University and his Master’s Degree from University of Hartford. Mr. Corbiere has been affiliated with the Mortgage Bankers Association, National Multifamily Housing Council as a member of the Board of Governors, Urban Land Institute as a member of the Multifamily Council, National Association of Home Builders as a member of the Multifamily Leaders Board, the Commercial Mortgage Securities Association as a member of the Board of Governors, National Equity Fund as a Board Director, Pembrook Capital Advisors as a member of the Advisory Board, and Ohio Wesleyan University as a Board Trustee.

Meredith W. Mendes has been an independent director of the Company since November 2016. Ms. Mendes served as an independent director of IRC from August 2014 to March 2016, a member of the audit and nominating and corporate governance committees from August 2014 to March 2016 and a member of the compensation committee from June 2015 to March 2016. Ms. Mendes also served as an independent member of the board of directors and was a member of the financial review (formerly audit) and compensation committee of C-Line Products, Inc. from March 1999 to March 2016. Since October 2005 she has served as executive director and chief operating officer of Jenner & Block LLP, a law firm with approximately 550 attorneys and offices in Chicago, London, Los Angeles, New York and Washington, D.C., where she is responsible for firm-wide operations relating to finance, facilities and real estate, technology, human resources and other support functions. Prior to joining Jenner & Block, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc. (from June 1999 to October 2005). Ms. Mendes has been engaged in financing, construction, leasing and management of commercial real estate for over 25 years. She has managed multi-office lease portfolios spanning the globe, is managing member of entities owning commercial retail properties in New York and Illinois, and has been involved in financing construction in the public and private marketplace. She is an Illinois licensed public accountant, earned an MBA with a finance concentration from the University of Chicago Booth (formerly Graduate) School of Business and a law degree from Harvard Law School. She is a Magna Cum Laude graduate of Brown University where she was elected to Phi Beta Kappa and received history department honors. She is an NACD Board Leadership Fellow and attended the Kellogg School of Management Women’s Director Development Program. Ms. Mendes is a member of the University of Chicago Women’s Board where she serves on the engagement and grants committees, and is a trustee, chair of the compensation committee and a member of the audit committee of The Chicago Academy of Sciences and its Peggy Notebaert Nature Museum. She is also a member of the AICPA, The Economic Club of Chicago and the Chicago Chapter of Women Corporate Directors.

Michael W. Reid has been an independent director since September 2014. Since 2009, Mr. Reid has served as a partner at Herald Square Properties, a real estate investment and management company that manages two office buildings totaling nearly 1 million square feet in Midtown Manhattan and recently purchased 251 West 30th Street with the Marciano Investment Group. Previously, Herald Square Properties purchased and sold two office buildings in Times Square South with the Davis Companies and 1372 Broadway with Starwood Capital Group. Mr. Reid has nearly 34 years of investment banking and real estate experience, including heading Lehman Brothers REIT equity practice for nine years (1992-2001) as managing director in the Global Real Estate Department. In that capacity, he was responsible for developing and implementing the business strategy for Lehman’s REIT equity underwriting business. Mr. Reid also served as chief operating officer of SL Green Realty Corp. from 2001-2004, where some of his responsibilities included strategic planning, finance and reporting, capital markets, operations and budgeting for a $4 billion publicly-traded REIT. From 2004-2006, he served as president of Ophir Energy Corp., a company that invested in oil and gas production in Oklahoma. From 2006-2008, he served as chief operating officer of Twining Properties, a real estate company specializing in high rise development in Cambridge, Massachusetts. Since 2009, Mr. Reid has served as a director and audit committee member of Capital Senior Living Corporation, a New York Stock Exchange traded REIT, and became a member of the compensation committee in 2012 and chairman of the board of directors in 2016. Mr. Reid holds a Bachelor of Arts and Master of Divinity, both from Yale University.

Mitchell A. Sabshon has been a director and our president and chief executive officer since December 2013. He has also served as a director and president and chief executive officer of the Business Manager since December 2013. Mr. Sabshon is also currently the chief executive officer, president and a director of IREIC, positions he has held since August 2013, January 2014 and September 2013, respectively. He is a director, chief executive officer and president of IREIT, positions he has held since September and April, 2014 and December 2016, respectively. He is also a director and president of IREIT’s business manager, positions he has held since October 2013 and December 2016, respectively. Mr. Sabshon also serves as the chairman of the board of directors and chief executive officer of InPoint, positions he has held since September 2016 and October 2016, respectively, and as the chief executive officer of the InPoint advisor since August 2016. Mr. Sabshon has also served as a director and chairman of the board of IPCC since September 2013 and January 2015, respectively, and a director of Inland Securities since January 2014.

Prior to joining Inland, Mr. Sabshon served as Executive Vice President and Chief Operating Officer of Cole Real Estate Investments. As Chief Operating Officer, Mr. Sabshon oversaw the company’s finance, property management, asset management and leasing operations. Prior to joining Cole, Mr. Sabshon held several senior executive positions at leading financial services firms. He spent almost 10 years at Goldman, Sachs & Co. in various leadership positions including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers’ real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher and Flom in New York. Mr. Sabshon was the Chair-Elect of the Investment Program Association (the “IPA”) for 2016 and became Chairman of the IPA on January 1, 2017. He is also a member of the Real Estate Roundtable, the International Council of Shopping Centers, the Urban Land Institute, the Commercial Real Estate Finance Council, the Mortgage Bankers Association, and a member of the Board of Trustees of the American Friends of Hebrew University - Midwest Region. Mr. Sabshon is a member of the New York State Bar. He also holds a real estate broker license in New York. He received his undergraduate degree from George Washington University and his law degree at Hofstra University School of Law.

Catherine L. Lynch has served as our chief financial officer since December 2013. She serves in the same role for the Business Manager. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, Inc. since June 2012. She serves as the treasurer and secretary (since January 1995), the chief financial officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities. She has served as the chief financial officer of IREIT since April 2014 and as a director of IREIT’s business manager since August 2011. Ms. Lynch also serves as the chief financial officer and treasurer (since October 2016) of InPoint and as the chief financial officer and treasurer of the InPoint advisor (since August 2016). Ms. Lynch also has served as a director of IPCC since May 2012. Ms. Lynch served as the treasurer of Inland Capital Markets Group, Inc. from January 2008 until October 2010, as the treasurer of the Business Manager from December 2013 to October 2014, as a director and treasurer of Inland Investment Advisors, Inc. from June 1995 to December 2014 and as a director and treasurer of Inland Institutional Capital Partners Corporation from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with FINRA as a financial operations principal.

David Z. Lichterman has been our vice president, treasurer and chief accounting officer, and vice president, treasurer and chief accounting officer of the Business Manager, since October 2014. Mr. Lichterman has been the treasurer and chief accounting officer of IREIT, and the treasurer and chief accounting officer of IREIT’s business manager, since July 2012. In addition, Mr. Lichterman has served as the vice president of IREIT since April 2014. Prior to joining Inland in June 2012, Mr. Lichterman was a consultant for Resources Global Professionals. Mr. Lichterman served as a senior vice president of accounting and financial reporting of Lillibridge Healthcare Services, Inc. until July 2011. Prior to joining Lillibridge in January 2003 as vice president, he owned and operated Lichterman Consulting from August 2001 until January 2003. Mr. Lichterman served as vice president/controller for the National Equity Fund, Inc. from July 1999 until May 2001, served as vice president of JMB Realty Corporation (JMB) from October 1998 to July 1999, as Partnership Accounting Manager at JMB from October 1991 to October 1998 and as senior partnership accountant at JMB from August 1989 to October 1991. In addition, from December 1986 to August 1989 he was a staff accountant at Levy Restaurant Corporation and from November 1984 to December 1986 he was a staff accountant at a local CPA firm, Hechtman & Associates. Mr. Lichterman has volunteered his time and efforts on the board of directors, as former treasurer, of the Leafs Hockey Club, Inc. and Firewagon Hockey, Inc., both registered 501(c)(3) organizations. He received a Bachelor of Science degree in Accounting and Business Administration from Illinois State University in Normal, Illinois. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society, and is a Certified Public Accountant.

Roderick S. Curtis has served as our vice president, and the vice president of our Business Manager, since May 2016. Mr. Curtis joined IREIC in 2011 and currently serves as senior vice president, research and product development for IREIC. Mr. Curtis has also served as a vice president and secretary of InPoint and as president of the InPoint advisor since October 2016 and August 2016, respectively. Prior to joining IREIC, Mr. Curtis held positions with Pacific Office Properties/Priority Capital Group, AmREIT and DWS Scudder Investments. Mr. Curtis received his bachelor degree in economics from the University of Wisconsin.

Cathleen M. Hrtanek has been our secretary, and the secretary of the Business Manager, since December 2013. Ms. Hrtanek joined Inland in 2005 and is an associate counsel and vice president of The Inland Real Estate Group, Inc. In her capacity as associate counsel, Ms. Hrtanek represents many of the entities that are part of The Inland Real Estate Group of Companies on a variety of legal matters. She is also a member of the audit committee for a public partnership sponsored by IREIC. Ms. Hrtanek also has served as the secretary of the InPoint advisor since August 2016, as the secretary of IREIT and its business manager since August 2011, as the secretary of Inland Diversified from September 2008 through July 2014, and its business manager from September 2008 through March 2016, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of IPCC since August 2009. Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois from September 2001 until 2005. Ms. Hrtanek has been admitted to practice law in the State of Illinois. Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.

Duties of Our Executive Officers

As an externally advised corporation with no paid employees, our day-to-day operations generally are performed by our Business Manager. All of our executive officers are also officers or directors of our Business Manager. Generally, the only services performed by our executive officers in their capacity as executive officers of our Company are those required by law or regulation, such as executing documents as required by Maryland law and providing certifications required by the federal securities laws. Otherwise, these executive officers are acting on behalf of our Business Manager in performing its obligations under the business management agreement. Our directors, including a majority of our independent directors, not otherwise interested in the transactions are responsible for approving all transactions between us and our Business Manager or its affiliates and for approving the compensation paid to our Business Manager and its affiliates as reasonable in relation to the nature and quality of services to be performed. Our board also is responsible for ensuring that the provisions of the business management agreement are being carried out.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion. Our bylaws require, however, that a majority of the members of each committee be independent directors.

Nominating and Corporate Governance Committee

Our board has formed a nominating and corporate governance committee consisting of our three independent directors. Mr. Corbiere serves as the chairperson of this committee. The nominating and corporate governance committee is responsible for, among other things: (1) identifying individuals qualified to serve on the board and recommending to the board a slate of director nominees for election by the stockholders at the annual meeting; (2) periodically reevaluating any corporate governance policies and principles adopted by the board, including recommending any amendments thereto if appropriate; and (3) overseeing an annual evaluation of the board. The nominating and corporate governance committee is also responsible for considering director nominees submitted by stockholders. Our nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors. A copy of the charter is available on our website at inland-investments.com/inland-residential-trust under the “Corporate Governance” tab.

Audit Committee

Our board has formed an audit committee consisting of our three independent directors. Mr. Reid qualifies as an “audit committee financial expert” and serves as the chairperson of the committee. The audit committee assists the board in fulfilling its oversight responsibility relating to, among other things:

(1)	the integrity of our financial statements;

(2)	our compliance with legal and regulatory requirements;

(3)	the qualifications and independence of our independent registered public accounting firm;

(4)	the adequacy of our internal controls; and

(5)	the performance of our independent registered public accounting firm.

The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls. Our board has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website at inland-investments.com/inland-residential-trust under the “Corporate Governance” tab.

Compensation Committee Interlocks and Insider Participation

We have no employees and do not compensate our executive officers.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for their services rendered to us. We do not and will not separately compensate our executive officers for their service as officers, nor do we or will we reimburse either our Business Manager or Real Estate Manager for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Business Manager or its affiliates or our Real Estate Manager. For these purposes, our secretary and the secretary of our Business Manager are not considered “executive officers.” In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We also may, from time to time, grant restricted shares of our common stock to one or more of our officers.

Compensation of Directors

We have paid and will continue to pay to each of our independent directors a retainer of $20,000 per year plus $1,000 for each board meeting the director attends in person ($500 for each board committee meeting) and $500 for each board meeting the director attends by telephone ($350 for each board committee meeting). We also have paid and will continue to pay the chairperson of our audit committee an annual fee of $5,000 and the chairperson of our nominating and corporate governance committee an annual fee of $3,000. Our independent directors may elect to receive their annual retainer in cash, unrestricted Class A Shares, or both. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings. We have not and will not compensate any director that also is an employee of our Business Manager or its affiliates. In addition, we have adopted an Employee and Director Incentive Restricted Share Plan, referred to as our Equity Plan, pursuant to which each independent director is automatically granted 219.20 restricted Class A Shares on the date of each annual stockholders’ meeting. These restricted shares vest over a three-year period following the grant date in increments of 33 1/3% per annum, subject to their continued service as directors until each vesting date and will become fully vested earlier upon a liquidity event.

Restricted Share Plan

We have adopted our Equity Plan to:

•	provide incentives to individuals chosen to receive restricted shares because of their ability to improve our operations and increase our profits;

•	encourage selected individuals to accept positions with or continue to provide service to us, our Business Manager and our affiliates; and

•	increase the interest of our directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our Equity Plan is administered by our board of directors. The board of directors has the full authority: (1) to administer and interpret the Equity Plan; (2) to determine the eligibility of our directors, officers and employees (if we ever have employees), directors, officers or employees of any of our affiliates and of our Business Manager to receive an award; (3) to determine the number of shares of common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Equity Plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the Equity Plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Equity Plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of Class A Shares that may be issued as restricted stock awards under our Equity Plan may not exceed 5.0% of our outstanding Class A Shares on a fully diluted basis at any time, and in any event will not exceed 438,404 Class A Shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). Other than the automatic grants to our independent directors described under “Compensation of Directors,” any grants under the Equity Plan must be approved by at least 75% of the members of our board of directors.

Other restricted share awards entitle the recipient to receive shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment, service as a director or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares have the right to vote such shares and may receive distributions prior to the time that the restrictions on the restricted shares have lapsed, but our board of directors may determine that the payment of distributions shall be deferred until the lapse of, and conditioned upon, the same restrictions as the underlying restricted shares.

Compliance with the American Jobs Creation Act

We have not and do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A and legislative history, that restricted share awards granted under our Equity Plan will not be subject to taxation under Section 409A of the Code because such restricted share awards will not be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any restricted share awards or other compensation arrangements that we grant, adopt or enter into will not be affected by Section 409A of the Code or be subject to income taxation under Section 409A of the Code.

Inland Affiliated Companies

Our sponsor, IREIC, is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc. The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year. TIREG and its affiliates are still centered in the Chicago metropolitan area. Over the past forty-five years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc.

The Inland Real Estate Group of Companies was the 2009 and 2014 winner, in the category including 1,000+ employees, of the annual Torch Award for Marketplace Ethics, awarded by the Better Business Bureau serving Chicago & Northern Illinois (the “BBB”). The award is given to companies that the BBB identifies as exemplifying ethical business practices. We note, however, that these rankings do not indicate, and should not be relied upon as to, how we may perform in the future.

As of December 31, 2016, Inland had raised more than $22 billion from investment product sales to over 490,000 investors, many of whom have invested in more than one product. Inland has sponsored 712 programs, including 507 private and public limited partnerships, 197 Section 1031 exchange programs and eight non-listed REITs (including one private REIT), as of December 31, 2016.

As of December 31, 2016, Inland entities cumulatively had 1,011 employees, owned properties in 43 states and managed assets with a value of approximately $9.0 billion. As of December 31, 2016, Inland was responsible for managing 578 properties, comprised of approximately 25 million square feet of commercial properties located in 43 states and 11,402 multi-family units. IREA, an affiliate of IREIC, has extensive experience in acquiring real estate for investment. Over the years, through IREA and other affiliates, Inland has acquired more than 3,400 properties.

As of December 31, 2016, IREIC or its subsidiaries were the general partner of limited partnerships and the general manager of limited liability companies which owned in excess of 44 acres of pre-development land in the Chicago area, as well as over 530,000 square feet of real property.

Inland Institutional Capital Partners Corporation provides real estate portfolio investment and asset management services to institutional investors, institutional separate accounts and pooled investment vehicles. Since 2007, Inland Institutional Capital Partners has facilitated the completion of transactions with a value in excess of $10.5 billion. Inland Institutional Capital Partners is an SEC registered investment advisor.

Inland Real Estate Brokerage & Consulting, Inc., since 2000, has completed more than $1.33 billion in commercial real estate sales and leases and has been involved in the sale of more than 9,000 multi-family units and the sale and lease of over 165 million square feet of commercial property. As of December 31, 2016, another affiliate, Inland Commercial Mortgage Corporation, had originated more than $2.05 billion in financing on behalf of Inland entities since 2008.

The Inland Group, Inc.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group. The biographies of Mr. Goodwin and Ms. Lynch are set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	73	Chairman and Chief Executive Officer
Robert H. Baum	73	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	73	Vice Chairman
Robert D. Parks	73	Director
Catherine L. Lynch	58	Director

*	As of January 1, 2017

Messrs. Goodwin, Baum, Cosenza and Parks also are the principals of The Inland Group.

Robert H. Baum has been with The Inland Real Estate Group, Inc. and its affiliates since 1968 and is one of the four original principals. He is a Vice Chairman and Executive Vice President and General Counsel of The Inland Real Estate Group, Inc. In his capacity as General Counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Real Estate Group, Inc. and its affiliates. This responsibility includes the supervision of the Inland Law Department and serving as liaison with outside counsel.

Following his graduation from Northwestern University School of Law in 1967, Mr. Baum took a teaching position in the Chicago Public School System where he met the three other teaching associates who together with him became the founding principals of Inland. In 1968, he began his practice of law in Chicago with Shulman and Baum, a labor law firm. In January, 1973, Mr. Baum joined Inland on a full-time basis as its General Counsel, a position he has held since that time.

Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and The Private Company General Counsel Group and has also been a guest lecturer for the Illinois State Bar Association and Northwestern University School of Law. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and Inland Bank & Trust and currently serves as a director of Inland Bancorp, Inc., a bank holding company.

Mr. Baum is a member of the Board of Trustees of Window to the World Communications, Inc., Chicago’s premier public media organization that creates and presents unique content for television (WTTW, Channel 11), radio (WFMT, 98.7 FM) and digital media. Mr. Baum is also a Lifetime Trustee and has served as a member of the Board of Directors of Wellness House, a charitable organization that helps cancer patients improve the quality of their lives by providing programs emphasizing emotional support and information as a vital complement to medical treatment, all for no charge. He is also a Governing Member of the Chicago Symphony Orchestra and a Sponsor of the Civic Orchestra of Chicago. In addition, Mr. Baum was named a Paul Harris Fellow by The Rotary Foundation of Rotary International. He is also a past member of the Men’s Council of the Museum of Contemporary Art in Chicago.

G. Joseph Cosenza is a Vice Chairman, Director and one of the four original principals of The Inland Group. He has been a principal of the Inland real estate organization since May 1968 and is currently the president of IREA, a position he has held since November 1988. Mr. Cosenza immediately supervises an extensive staff who engages in property acquisitions and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchases of more than $44 billion, comprising over 3,400 individual transactions (approximately 700 were located in the Chicago metropolitan market), of income-producing real estate from 1968 to the present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University, in Chicago, and his master’s degree from Northern Illinois University, in DeKalb. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts where he also served as assistant principal while operating Inland with Messrs. Goodwin, Parks, and Baum on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and has previously been active in various national and local real estate associations, including the National Association of REALTORS®, the Chicago Association of REALTORS®, and the Illinois Association of REALTORS®. He was inducted into the Chicago Association of REALTORS® (CAR) Hall of Fame on October 5, 2011.

Mr. Cosenza was chairman of the board of American National Bank of DuPage from 1983 to 1990 and served as chairman, 1981 to 1983, and a director, 1983 to 1990, of Continental Bank of Oakbrook Terrace. He also served as a director of Inland Bank & Trust from 1996 to 2005, and was chairman for a short time. He was also a director on the board of Inland Bancorp, Inc., which owns Inland Bank & Trust and which has ten locations in the Chicago area, from 2001 to 2005. Mr. Cosenza was a director and a member of the management committee of IRC from 1994 to 2005.

Robert D. Parks has over forty years of experience in the commercial real estate industry, having been a principal of the Inland real estate organization since May 1968. Mr. Parks is a director of The Inland Group, Inc. and one of its four original principals. Mr. Parks is also a director of IREIC, a position he has held since 2017, and a director of IPCC, a position he has held since 2001. He served as chairman of IREIC from November 1984 to December 2016. He also served as a director of Inland Investment Advisors, Inc. from June 1995 to May 2013, and served as a director of Inland Securities from August 1984 until June 2009. He served as a director of IRC from 1994 through June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008. He also served as a director and chairman of the board of IRRETI from its inception in September 1998 to March 2006, and as chief executive officer until December 2004, and as the chairman of the board and a director of RPAI from its inception in March 2003 to October 2010. Mr. Parks also served as the chairman of the board and a director of Inland Diversified from its inception in June 2008 through July 2014, and InvenTrust from October 2004 through February 2015. He was also a director of Inland Institutional Capital Partners Corporation from May 2006 until August 2012.

Prior to joining Inland, Mr. Parks taught in Chicago’s public schools. He received his bachelor degree from Northeastern Illinois University in Chicago, and his master’s degree from the University of Chicago. He is a member of NAREIT.

Our Business Manager

Our Business Manager, Inland Residential Business Manager & Advisor, Inc., is an Illinois corporation and an indirect wholly owned subsidiary of IREIC. The Business Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The following table sets forth information regarding the executive officers and directors of our Business Manager. The biographies of Mr. Goodwin, Mr. Sabshon, Ms. Lynch, Mr. Lichterman, Mr. Curtis and Ms. Hrtanek are set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	73	Director and Chairman of the Board
Mitchell A. Sabshon	64	Director, President and Chief Executive Officer
Timothy D. Hutchison	51	Director
Catherine L. Lynch	58	Chief Financial Officer
David Z. Lichterman	56	Vice President, Treasurer and Chief Accounting Officer
Roberta S. Matlin	72	Vice President of Administration
Sandra L. Perion	60	Vice President of Operations
Roderick S. Curtis	49	Vice President
Cathleen M. Hrtanek	40	Secretary

*	As of January 1, 2017

Timothy D. Hutchison has served as a director of our Business Manager since March 2015 and a manager of our Real Estate Manager since April 2014. Mr. Hutchison has also served as a director of IREIT’s business manager since November 2012 and as a director of Inland National Services Corp. since July 2012. Mr. Hutchison joined The Inland Real Estate Group, Inc. as vice president of The Inland Services Group, Inc. in November 2005. In April 2010, he was promoted to president of The Inland Services Group, Inc., overseeing the shared service operation which is responsible for human resources, information technology, risk management, marketing and communications and other support functions. In April 2012, Mr. Hutchison was named to the additional position of chief operating officer for The Inland Real Estate Group, Inc. Mr. Hutchison also serves as a manager of Inland National Real Estate Services, LLC and Inland National Real Estate Services II, LLC. Prior to joining Inland, Mr. Hutchison was deputy building commissioner for the City of Chicago Department of Buildings where he oversaw administrative operations as well as occupancy inspections. He also served as an assistant to the mayor in the office of Mayor Richard M. Daley and as finance director for the City’s Department of Aviation, where he focused on the financing of the capital improvement programs for O’Hare International and Midway Airports.

Since 2007, Mr. Hutchison has served as a director of Pan American Bank in Chicago and is a member of its audit committee and chairman of the IT committee. Mr. Hutchison received his bachelor degree from the University of Illinois — Urbana-Champaign in economics.

Roberta S. Matlin is the vice president of administration of our Business Manager. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC. Ms. Matlin has served as senior vice president of The Inland Real Estate Group, Inc. since January 2015, a director of IPCC since May 2001, a vice president of Inland Institutional Capital Partners Corporation since May 2006 and a director since August 2012. She has served as president of Inland Opportunity Business Manager & Advisor, Inc. since April 2009. She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and a director and president of Inland Securities from July 1995 to March 1997 and director and vice president since April 1997. Ms. Matlin has served as a director of Pan American Bank since December 2007. She has served as vice president of administration of IREIT and IREIT Business Manager & Advisor, Inc. since August 2011 and as vice president of administration of the InPoint advisor since August 2016. Ms. Matlin served as vice president of administration of Inland Diversified from June 2008 through July 2014 and also served as the president of Inland Diversified Business Manager & Advisor, Inc. from June 2008 through May 2009 and its vice president until July 2014. She served as vice president of administration of InvenTrust since its inception in October 2004 through February 2014. She also served as the president of Inland American Business Manager & Advisor, Inc. from October 2004 until January 2012, its vice president until February 2014 and a director from March 2014 until March 2016. Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of IRRETI from 1998 until 2004, vice president of administration of IRC from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004.

Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois in Champaign. She holds Series 7, 22, 24, 39, 63, 65, 79 and 99 licenses from FINRA and is a member of the Alternative & Direct Investment Securities Association.

Sandra L. Perion is the vice president of operations of our Business Manager and a manager of our Real Estate Manager. Ms. Perion has also served as vice president of operations of the InPoint advisor since August 2016 and a director of Inland National Services Corp. since July 2012. Ms. Perion joined Inland in 1994. Since July 2008, Ms. Perion has also served as senior vice president of IREIC and as a vice president of Inland Securities. She is responsible for the oversight of investment operations and investor services to ensure timely and accurate processing of investments as well as secure accessibility of account data provided to stockholders and financial advisors. She also serves as the operations liaison to the transfer agent for programs sponsored and managed by IREIC, and evaluates processing of investments, procedures, and programming needs to implement high quality service, regulatory compliance and accurate record keeping for the stockholders of programs sponsored and managed by IREIC. Prior to joining Inland, Ms. Perion worked in the banking and insurance industry. Ms. Perion holds Series 7, 24, 63, 79 and 99 certifications with FINRA, and is a licensed real estate broker in Illinois. Ms. Perion is a member of the Investment Program Association and the Real Estate Investment Securities Association.

Our Real Estate Manager

Our Real Estate Manager, Inland Residential Real Estate Services LLC, is a Delaware limited liability company, the sole member of which is Combined Property Services Group, Inc., which is a wholly owned subsidiary of IREIC. The Real Estate Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

The following table sets forth information regarding the executive officers and managers of our Real Estate Manager. The biography of Mr. Hutchison is set forth above under “— Our Business Manager.”

Name	Age*	Position
Daniel W. Zatloukal	36	Manager and President
Keith D. Lampi	36	Manager
Thomas Lithgow	54	Manager
Shoba Rajanahally	54	Manager
Timothy D. Hutchison	51	Manager
Donna Urbain	54	Manager
Niall J. Byrne	60	Executive Vice President

*	As of January 1, 2017

Daniel W. Zatloukal is a manager and the president of our Real Estate Manager. Mr. Zatloukal also serves as the president of real estate services for Inland Investment Real Estate Services, Inc. (“IIRES”) and Inland Commercial Real Estate Services LLC (“Inland Commercial”), and reports directly to the chief executive officer of IREIC. In his role as president of real estate services of IIRES, Mr. Zatloukal is responsible for overseeing all of IREIC’s real estate services group, which includes property management, leasing and asset management for all of Inland’s commercial and residential portfolios. Mr. Zatloukal has also been a senior vice president of IPCC since 2014 and a manager of Inland Real Estate Services, LLC and Inland Venture Real Estate Services, LLC since May 2016. Mr. Zatloukal rejoined IPCC in February 2013 after previously working for IPCC from 2004 through 2007 in the structuring and financing department. Prior to rejoining Inland, Mr. Zatloukal served as vice president of capital markets at Jones Lang LaSalle in Atlanta from 2007 through 2013. Mr. Zatloukal received his bachelor degree in finance from the University of Illinois at Urbana-Champaign.

Keith D. Lampi is a manager of our Real Estate Manager. Mr. Lampi has served as director and chief operating officer of IPCC since May 2012 and November 2012, respectively, and was appointed as president effective January 2015. Throughout his tenure, Mr. Lampi has helped to shape IPCC into a market leader in the private real estate securities industry. As president of IPCC, Mr. Lampi is responsible for directing the company’s strategic growth plans, while ensuring that Inland’s core principles, including its investor-focused approach, are reflected throughout the organization. During his career, Mr. Lampi has been involved in over $6 billion in real estate transactions across retail, office, industrial, student housing, self-storage and multifamily property types. Mr. Lampi has also served as a manager of Inland Real Estate Services, LLC and Inland Venture Real Estate Services, LLC since May 2016.

Mr. Lampi was appointed to the Board of Directors of the Alternative & Direct Investment Securities Association (ADISA) in 2014; he is currently serving a second two-year term which began in 2016. Mr. Lampi was elected as the 2017 President-Elect of ADISA, and will serve as its President in 2018. In addition, he has previously held the positions of Secretary and Chairman of its Marketing and Membership Committee. He also serves as a Director of the ADISA Foundation, which assists with scholarships and special projects to grow the study and appreciation of the alternative and direct investment arena. Mr. Lampi was the recipient of the 2016 ADISA Distinguished Service Award, an award presented to individuals and companies that have provided exceptional service to ADISA, the alternative investments industry and the overall community. Mr. Lampi also was featured in the October 2013 edition of Real Estate FORUM Magazine – “Top 40 under 40.”

Mr. Lampi received his bachelor degree in economics from the University of Illinois at Urbana-Champaign. He holds Series 7, 24, 63, 79 and 99 licenses with FINRA.

Thomas Lithgow is a manager of our Real Estate Manager. Mr. Lithgow joined Inland in 2004 as the director of due diligence and was promoted to vice president later that year. In 2005, Mr. Lithgow accepted a position with Inland American Holdco Management, LLC (“Holdco”) as vice president of property management and was promoted to senior vice president in 2006. In January 2010 he was promoted to president of Holdco where he led teams overseeing a portfolio of retail, office, industrial, and multi-family assets across multiple markets. During his tenure at Holdco, Mr. Lithgow guided the formation and expansion of the company from zero employees and zero assets to over 200 employees and over 800 commercial assets managed which exceeded 48 million square feet and over 7,000 multi-family units. In late 2011 Mr. Lithgow was named chief executive officer and chairman of the board for Holdco where he directed until their business combination/merger with Inland American Real Estate Investment Trust, Inc. (now known as InvenTrust) in late 2014. Currently, Mr. Lithgow is vice president – special projects director for The Inland Real Estate Group, Inc. Before joining Inland, Mr. Lithgow was the due diligence director for Heritage Realty (and its predecessor). Prior experience includes stints with MS Management Services, VMS Realty, and LaSalle Partners (now JLL).

Mr. Lithgow has over 25 years of extensive real estate experience in the areas of asset management, property management, leasing/brokerage, due diligence, acquisitions, and dispositions. Mr. Lithgow is an active member of ICSC, and is a licensed real estate managing broker in the state of Illinois. Mr. Lithgow received his bachelor’s degree in accounting (cum laude) from Eastern Illinois University, and is a certified public accountant.

Shoba Rajanahally is a manager of our Real Estate Manager. Ms. Rajanahally began her career at Inland as an independent insurance consultant in 1994 and subsequently joined the company in 1996 as a senior risk analyst. She was promoted to president of Inland Risk and Insurance Management Services, Inc. in 2006 and currently oversees the risk management operations which provide consultation, insurance procurement, claims management and administrative services as required by the Inland entities. Ms. Rajanahally and her team are responsible for managing diversified real estate assets in excess of $25 billion and servicing five REITs, a bank holding company, land and condo development companies, construction entities, property management companies, association captive, and tax-deferred property exchanges. Along with servicing the entities, Ms. Rajanahally, in conjunction with the senior risk team members, identifies and evaluates the risk exposures, and actively markets the property/casualty, medical/dental benefits, worker’s compensation, directors and officers, fidelity, cyber liability and professional errors and omissions insurance.

Prior to joining Inland, Ms. Rajanahally was a consultant and worked on projects for AAR, Centel, and Sears Mortgage Corporation. Her career in real estate began in 1986 when she worked at Balcor as a risk management analyst. Ms. Rajanahally holds an Associate Risk Management designation (ARM) and is a licensed property/casualty and life/health producer. She obtained her master of business administration degree from Loyola University of Chicago and bachelor of arts degree in Economics from the University of Chicago. Ms. Rajanahally is an active member and mentor of Risk and Insurance Management Society, Inc. and is a member of the Chubb Real Estate and Hospitality Advisory Board and AIG’s Client Advisory Board.

Donna Urbain is a manager of our Real Estate Manager. Ms. Urbain joined Inland in 2002 and is the principal financial officer of Inland Land Appreciation Fund II, L.P. Ms. Urbain is responsible for the investment accounting department which includes all public partnership accounting functions along with quarterly and annual SEC filings. Ms. Urbain also serves as vice president – controller of IREIC. Prior to joining Inland, Ms. Urbain worked in the field of public accounting for KPMG LLP. Ms. Urbain is a certified public accountant. She received her B.B.A. in accounting from the University of Notre Dame in South Bend, Indiana.

Niall J. Byrne is executive vice president of our Real Estate Manager. Mr. Byrne also serves as executive vice president and head of property management of IIRES and executive vice president of Inland Commercial. In his role as executive vice president and head of property management of IIRES, Mr. Byrne is responsible for overseeing all of property management for IREIC-sponsored investment funds, as well as properties overseen by Inland National Development Corporation and Inland Institutional Capital Partners Corporation. Prior to joining Inland in January 2016, Mr. Byrne served as executive vice president and president of property management of RPAI since October 2010 and November 2007, respectively. Prior to that time, he served as a senior vice president of Inland Holdco Management LLC, which was the property management company for RPAI, since 2005. In this role, Mr. Byrne was responsible for the oversight of all of the property management, leasing and marketing activities for RPAI’s portfolio and was involved in RPAI’s development, acquisitions and joint venture initiatives. Previously, from 2004 to 2005, Mr. Byrne served as vice president of asset management of American Landmark Properties, Ltd., a private real estate company, where he was responsible for a large commercial and residential portfolio of properties. Prior to joining American Landmark Properties, Ltd., Mr. Byrne served as senior vice president/director of operations for Providence Management Company, LLC, or PMC Chicago, from 2000 to 2004. At PMC Chicago, he oversaw all aspects of property operations, daily management and asset management functions for an 8,000-unit multi-family portfolio. Prior to joining PMC Chicago, Mr. Byrne had over 15 years of real estate experience with the Chicago-based Habitat Company and with American Express/Balcor and five years of public accounting experience. Mr. Byrne received his bachelor degree in accounting from DePaul University and is a certified public accountant.

The Business Management Agreement

Duties of Our Business Manager. We have entered into a business management agreement with Inland Residential Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including, but not limited to:

•	selecting our specific investments, subject to the direction and oversight of our board of directors;

•	preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•	maintaining relationships with, and supervising services performed by, lenders, consultants, accountants, brokers, third-party property or asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and sellers and buyers of assets, among others;

•	communicating with stockholders, brokers, dealers, financial advisors and custodians, and arranging for, and planning, our annual meetings of stockholders;

•	assisting the board of directors in evaluating potential asset dispositions and liquidity events, including interacting with experts, investment banking firms and potential acquirers;

•	administering our accounting functions, including without limitation: (1) establishing and implementing accounting and financial reporting procedures, processes and policies; (2) maintaining our general ledger and sub ledgers; (3) budgeting, forecasting and analyzing our performance; (4) monitoring our compliance with The Sarbanes—Oxley Act of 2002, as amended, and the effectiveness of our internal controls; (5) monitoring and ensuring compliance with ratios and covenants set forth in any loan documents; and (6) providing required monthly, quarterly and annual financial reporting to our lenders; and

•	undertaking and performing all services or other activities necessary and proper to carry out our investment objectives, including providing secretarial, clerical and administrative assistance for us and maintaining our web site.

Our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders. See “Conflicts of Interest” for additional discussion regarding the business management agreement.

Service Provider Agreements. Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business. To do so, the Business Manager has entered into various agreements with affiliates of IREIC, each referred to as a “service provider” or, collectively, the “service providers,” as described below:

•	Communications Services Agreement. Inland Marketing & Communications, Inc. provides marketing, communications and media relations services, including designing and placing advertisements, designing and producing marketing materials, preparing and reviewing press releases and maintaining branding standards.

•	Computer Services Agreement. Inland Computer Services, Inc., or ICS, provides data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access. ICS is reimbursed for all direct costs incurred by, and expenses incurred by, ICS in providing computer services, including programming and consulting time, printing costs, equipment rentals and computer usage.

•	Insurance and Risk Management Services Agreement. Inland Risk and Insurance Management Services, Inc., or IRIM, provides insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring our insurance policies. IRIM receives a portion of commissions paid by insurance companies to third-party brokers for placing insurance policies for us. So long as IRIM receives commissions in an amount sufficient to cover operating expenses, the Company will not pay any fees or reimbursements for the services provided by IRIM.

•	Office Services Agreement. Inland Office Services, Inc., or IOS, provides office services, including purchasing and maintaining office supplies, office equipment and furniture, providing mailroom, courier and switchboard services, overseeing all telecommunication functions and managing procurement programs. IOS negotiates and manages contract programs including but not limited to business travel, cellular phone services and shipping services.

•	Personnel Services Agreement. Inland Human Resource Services, Inc. provides personnel services, including pre-employment services, new hire services, human resources, benefits administration and payroll and tax administration.

•	Property Tax Services Agreement. Investors Property Tax Services, Inc. provides property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•	Software License Agreement. ICS has granted the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third-party software according to the terms of the applicable third-party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement. ICS provides the Business Manager with all upgrades to the licensed software, as available.

Except as described above with respect to IRIM, we have agreed to reimburse the service providers for the expenses paid or incurred to provide these services. Expenses include, but are not limited to, all:

•	issuer costs;

•	taxes and assessments on income or real property and taxes;

•	premiums and other associated fees for insurance policies including director and officer liability insurance;

•	expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•	administrative service expenses charged to, or for the benefit of, us by third parties;

•	audit, accounting and legal fees charged to, or for the benefit of, us by third parties;

•	transfer agent and registrar’s fees and charges paid to third parties; and

•	expenses relating to any offices or office facilities maintained for the use of persons employed by the Business Manager or its affiliates who provide services to us.

Except as described above with respect to IRIM, we also reimburse the service providers for the salaries, bonuses, benefits, severance payments and overhead for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Business Manager). In the case of employees of IREIC who also provide services for other entities sponsored by, or affiliated with, IREIC, we reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by those persons on matters for us compared to the time spent by that same person on all other matters including our matters. In the case of each service provider other than IREIC, but except as otherwise provided above or otherwise agreed to in writing by us or the Business Manager, we will be responsible for the payment of the charges billed by that entity for work done for our benefit. These charges will be based upon: (1) the “hourly billing rate” of the persons providing services for the service provider; (2) fixed amounts; or (3) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective agreements between us or the Business Manager and the service provider. The “hourly billing rate” for those persons performing services for the service providers will be based on the budgeted salaries, bonuses, benefits, severance payments, overhead and operating expenses of the service providers. In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to the various entities for which it provides services, based on the revenues attributable to each entity.

These service agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise. However, if we elect to internalize the functions performed by our Business Manager pursuant to the transition process set forth in our business management agreement, during the transition period, at our request, the Business Manager will assign any or all of the service provider agreements to us. We will have full discretion to determine which agreements or services we will continue to obtain directly from these service providers. See “— Self-Management” below for a more detailed discussion regarding the transition process.

Trademark License Agreement. We have entered into a license agreement with TIREG granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business. TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we will not be able to transfer, sell, assign or modify any right granted to us under the trademark license agreement. The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of our obligations under the trademark license agreement. Either party may terminate the license agreement upon 30 days prior written notice. If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term. The business management agreement has been renewed and now expires on December 31, 2017 unless renewed and may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties, including approval by a majority of our independent directors. Our board of directors is required to evaluate the performance of our Business Manager each time before renewing the business management agreement. The criteria used in this review will be reflected in the minutes of that meeting. The agreement may be terminated, without cause or penalty, by us, upon a vote by a majority of the independent directors, or by the Business Manager on 60 days’ written notice to the other party. The agreement may also be terminated for “cause” or for “managerial cause.” “Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Business Manager, or (ii) if any of the following events occur: (A) the Business Manager breaches any material provision of the business management agreement, and after written notice of such breach, does not cure such default within thirty (30) days or have begun action within thirty (30) days to cure the default which is not completed with reasonable diligence; (B) the Business Manager is adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order is made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Business Manager, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Business Manager for reorganization, and such adjudication or order remains in force or unstayed for a period of thirty (30) days; or (C) the Business Manager institutes proceedings for voluntary bankruptcy or files a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or consents to the appointment of a receiver for itself or for all or substantially all its property, or makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts, generally, as they become due. “Managerial cause” means events such as a change of control or the failure of the Company to comply with its obligations under the agreement. If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition through the completion of the transition. Notwithstanding the foregoing, the Company will reimburse the Business Manager for all costs and expenses (including, without limitation, reimbursement for salaries, bonuses, benefits and severance payments) incurred by the Business Manager for time spent by the Business Manager providing the transition services required. Our board of directors, including a majority of our independent directors, will approve a successor business manager only upon determining that the new business manager possesses sufficient qualifications to perform the business management functions for us and that the compensation to be received by the new business manager pursuant to the new business management agreement is justified. See also “— Self-Management” below.

Compensation. We compensate our Business Manager for the services provided to us. See “Compensation Table” for a detailed discussion regarding the fees we pay and expenses that we reimburse to our Business Manager. The terms and conditions of the business management agreement, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties; however, we will continue to be subject to any limits set forth in our charter until our charter is amended, which would require stockholder approval.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we will compensate our Business Manager at rates and in amounts approved by our board of directors. See “Conflicts of Interest” for additional discussion regarding fees paid to the Business Manager.

Our independent directors determine from time to time, and at least annually, that the compensation that we agree to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed and is within the limits prescribed by our charter and applicable law. Our independent directors also supervise the performance of our Business Manager and the compensation that we pay to it to ensure compliance with the provisions of our business management agreement. Each determination is recorded in the minutes of our board of directors meetings and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the business management fee in relation to the size, composition and profitability of our portfolio;

•	the success of our Business Manager in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by business managers performing similar services;

•	additional revenues realized by our Business Manager and its affiliates through its relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our Business Manager;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relation to the investments generated by the Business Manager for its own account.

Reimbursement. Notwithstanding the above, unless our independent directors determine that the excess expenses are justified, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•	2% of our “average invested assets” for that fiscal year; or

•	25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

For these purposes, items such as organization and offering expenses, property-level expenses (including any fees payable under our agreement with the Real Estate Manager), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to the special limited partner, acquisition fees and expenses and any other expenses incurred in connection with acquiring, disposing and owning real estate assets are excluded from the definition of total operating expenses. Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels. See “Compensation Table” for a description of the fees and reimbursements to which our Business Manager is entitled.

Non-Solicitation. Except as otherwise described below, during the period commencing on the date on which the business management agreement was entered into and ending one year following the termination of that agreement, we generally may not, without the Business Manager’s prior written consent, directly or indirectly:

•	solicit or encourage any person to leave the employment or other service of the Business Manager or any of its affiliates to become employed by us or any of our subsidiaries; or

•	hire or offer to hire, on behalf of us or any other person, firm, corporation or other business organization, any employee of the Business Manager or any of its affiliates.

Further, with respect to any person who left the employment of the Business Manager or any of its affiliates during the term of the agreement, or within six months immediately after the termination of the agreement, we may not, without the Business Manager’s prior written consent, directly or indirectly hire, or offer to hire, that person during the six months immediately following his or her cessation of employment.

Self-Management. As noted herein, we have a limited operating history. There is no assurance that we will achieve our objectives or that we will operate profitably. We anticipate incurring significant costs to acquire real estate assets and to operate our business. We have not, however, hired any employees to manage and oversee our business and assets. Instead, we have engaged the Business Manager to manage and operate our business and the Real Estate Manager to provide real estate management services. The Business Manager also will arrange for all of the ancillary services described herein and provided by entities related to, or affiliated with, the Business Manager. Except as otherwise described in this prospectus, we have agreed to reimburse the service providers for the expenses paid or incurred to provide these services including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our Business Manager). In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to the various entities for which it provides services, based on the revenues attributable to each entity. See “— Service Provider Agreements” above for additional discussion regarding these ancillary services and the service providers.

We may, in the future, become self-managed by internalizing the functions performed for us by our Business Manager. There are many ways of doing so. For example, our board could choose to simply terminate the Business Manager and hire all new, outside executives and other employees or by entering into an arrangement with a third party, such as a merger, which would result in us having our own management team.

We may also achieve self-management by transitioning the services performed by our Business Manager. More specifically, the business management agreement provides that we can begin the process of internalizing the functions performed by our Business Manager at any time following the one year anniversary of the completion of the “reasonable best efforts” portion of this offering by notifying the Business Manager of our intent to become self-managed (referred to herein as the “self-management notice”). The decision to pursue a self-management transaction will be made by our board of directors and will require the approval of a majority of our independent directors. During the period beginning upon the Business Manager’s receipt of the self-management notice and ending on the one-year anniversary thereof (referred to herein as the “transition period”), we will transition the services provided by the Business Manager and its affiliates to us. For example, during the transition period, the Business Manager will permit us to solicit for hire the “key” employees of the Business Manager and its affiliates, including all of the persons serving as the executive officers of our Company or the Business Manager who do not also serve as directors or officers of any other IREIC-sponsored REITs. However, presently substantially all of the executive officers of the Company and the Business Manager also serve as directors or officers of at least one other IREIC-sponsored REIT. During all other times beginning on the date on which the business management agreement was entered into and ending one year following the termination of that agreement, we are restricted from soliciting these persons pursuant to certain non-solicitation provisions set forth in the business management agreement, as described under “—Non-Solicitation” above. Any individuals solicited and hired during the transition period will not begin their employment with us until the internalization is complete. In addition, during the transition period, at our request, the Business Manager will assign any or all of the service provider agreements to us. We will have full discretion to determine which agreements or services that we will continue to obtain directly from these service providers.

We will not pay any self-management transaction fee in connection with this process. We will continue to pay and reimburse the Business Manager in the ordinary course under the terms of the existing business management agreement during the transition period. In addition, we will reimburse expenses incurred by our Business Manager in connection with becoming self-managed, and we may incur costs that are incidental to the transaction, such as the cost of purchasing certain tangible assets, like office equipment or computer hardware, from the Business Manager or its affiliates. At the conclusion of the transition period, the business management agreement will terminate, and the Business Manager will neither be entitled to receive any additional management fees nor be entitled to the reimbursement of any expenses that it would have been entitled to had the agreement not been terminated. However, the special limited partner will continue to be entitled to receive the applicable performance-based subordinated incentive distribution under the partnership agreement, and we will be required to reimburse the expenses of the service providers pursuant to any service agreements assigned to us with our approval.

At any time during the process of internalizing the functions performed by our Business Manager pursuant to the transition procedures described herein, our independent directors may elect to terminate the business management agreement, pursuant to the 60-day notice provision described above. If our independent directors elect to terminate the agreement in this manner, both we and the Business Manager will cease all actions related to the self-management transaction, and will not continue with the process. However, if the Business Manager elects to terminate the agreement during the self-management transaction process, the Business Manager must continue to work with us to ensure that the self-management transaction is completed by the termination date. If we seek to internalize the functions performed for us by the Real Estate Manager, the transaction will be separately negotiated by our independent directors, or a committee thereof, and will not be covered by the procedures described above.

Liability and Indemnification. Under our charter, the business management agreement, and the real estate management agreement described below, we are generally required to indemnify our Business Manager, Real Estate Manager and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•	the person seeking indemnity has determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•	the person seeking indemnity was acting on behalf of, or performing services for, us;

•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by that person or entity unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person or entity;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•	a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•	the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advance; and

•	the person receiving the advance provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Real Estate Management Agreement

We have entered into a real estate management agreement, sometimes referred to herein as a “master management agreement,” with our Real Estate Manager.

Duties of our Real Estate Manager. Our Real Estate Manager and its affiliates will manage each of our real properties. At the time we acquire a property that we would like our Real Estate Manager to manage, we will enter into a separate property-specific agreement. Under this agreement, the Real Estate Manager typically will be responsible for:

•	managing the property;

•	overseeing and reporting leasing activities for the property;

•	preparing monthly operating reports and annualized budgets for the property;

•	collecting rent, assessments and other items, including security deposits;

•	making, or causing to be made, ordinary repairs and replacements necessary to preserve the property;

•	negotiating and entering into contracts for budgeted expense items;

•	instituting actions to evict tenants or to recover rent and other sums due, if necessary;

•	administering ongoing preventative maintenance programs for structures such as roofs and parking lots and crisis management programs in the event of a flood, fire, hurricane or other disaster;

•	reviewing environmental needs and remediation projects at each property;

•	coordinating marketing events, including community events to maintain or increase occupancy at properties;

•	performing due diligence, including conducting preliminary site reviews and participating in the review of leases and financial analysis;

•	reviewing incoming invoices, leases and internal control points; and

•	coordinating all post-closing activities related to the purchase and sale of each property, including preparing tax and common area maintenance prorations between the buyer and seller.

Compensation. We compensate our Real Estate Manager for the services it provides to us. See “Compensation Table” for a detailed discussion regarding the fees we pay and expenses that we reimburse to our Real Estate Manager. The terms and conditions of the master management agreement, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties.

Term. The master management agreement has been renewed and now expires on December 31, 2017 unless renewed. The agreement may be renewed for an unlimited number of successive one-year terms. The master management agreement may be terminated by mutual consent of the parties. We also may terminate the master management agreement without cause or penalty upon a vote by a majority of the independent directors on 60 days written notice to the Real Estate Manager. If the master management agreement is terminated, any property-specific agreements will terminate automatically, and the Real Estate Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition. Notwithstanding the foregoing, the Company will reimburse the Real Estate Manager for all costs and expenses (including, without limitation, reimbursement for salaries, bonuses, benefits and severance payments) incurred by the Real Estate Manager for time spent by the Real Estate Manager providing the transition services required.

The Real Estate Manager or its affiliates may subcontract with an affiliate or a third-party agent to provide a limited scope of real estate management services for a particular property. The Real Estate Manager will be responsible for paying any fees due to these entities. Combined Property Services Group, Inc. may form additional subsidiary real estate management companies as necessary to manage the properties we acquire.

Inland Securities

Inland Securities, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States. Since being formed, Inland Securities has served as the dealer manager in connection with offering investment products sponsored by IREIC. Inland Securities has not rendered dealer manager services to anyone other than affiliates of TIREG or programs sponsored by IREIC. Inland Securities is a member firm of FINRA. See “Conflicts of Interest” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors and principal officers of Inland Securities. The biographies of Mr. Sabshon and Ms. Lynch are set forth above under “– Our Directors and Executive Officers” in this section and the biography of Ms. Matlin is set forth above under “– Our Business Manager” in this section.

Name	Age*	Position
Mitchell A. Sabshon	64	Director
Roberta S. Matlin	72	Director and Vice President
Catherine L. Lynch	58	Director, Chief Financial Officer and Secretary
Michael T. Ezzell II	41	Chief Executive Officer and President
Colin G. Cosgrove	48	Executive Vice President – National Sales Manager
Suzanne L. Bond	57	Senior Vice President and Chief Compliance Officer

*	As of January 1, 2017

Michael T. Ezzell II has been Chief Executive Officer of Inland Securities since July 2015 and President since August 2016. He has also served as a vice president of the InPoint advisor since August 2016. Prior to joining Inland Securities, Mr. Ezzell served in leadership and executive positions at Cole Capital for over five years. Most recently, he served as executive vice president of American Realty Capital Properties, Inc. (“ARCP”), now known as VEREIT, Inc., and chief executive officer and president of Cole Capital. He was responsible for all aspects of the management of the non-traded REIT sponsor’s distribution and investment management business, including sales, product development, broker dealer relationship management, securities operations and capital markets. Prior to the merger of Cole Real Estate Investments (“Cole”) with ARCP in February 2014, Mr. Ezzell served as senior vice president of product and business development for Cole, securing selling agreements with broker dealers for existing and new product offerings, opening new distribution channels and overseeing due diligence and new product development.

Prior to joining Cole, Mr. Ezzell served as director of investment research at AIG Advisor Group, where he was responsible for managing investment research for a network of broker dealers serving independent financial advisors. In that role, he managed the research and due diligence for all packaged investment products, including mutual funds, variable annuities, alternative investments and third-party money managers. During his career, he also has held positions with J.P. Carey Asset Management. Mr. Ezzell received his bachelor of arts degree with double majors in Economics and Political Science from Stetson University. He also holds FINRA Series 7, 24 and 63 securities licenses.

Colin G. Cosgrove joined Inland Securities as Executive Vice President – National Sales Manager in July 2016. Prior to joining Inland Securities, Mr. Cosgrove served as Executive Vice President – Head of Sales Strategy for Griffin Capital’s Eagle Capital Markets Group from April 2015 to July 2016. In this position, he was responsible for the organization and launch of Eagle Capital Markets and the development of sales efficiency systems. Prior to his position at Griffin Capital, he served as Senior Vice President – Sales Operations and Strategy for Cole for 10 years, where he was responsible for Cole’s non-traded REIT and 1031 distribution business, including sales and operations, advisor marketing and distribution and reporting models. Prior to Cole, Mr. Cosgrove held positions with Edward Jones, E*TRADE Corporation and the Charles Schwab Corporation. Mr. Cosgrove received his bachelor of arts degree in Political Science from the University of Iowa. He also holds FINRA Series 7, 24 and 63 securities licenses.

Suzanne L. Bond joined as Senior Vice President, Chief Compliance Officer of Inland Securities in April 2015. Her experience in financial services compliance, sales and operations spans over a decade. Ms. Bond recently served as Vice President and Director of Supervision for the Capital Markets Group at Wedbush Securities. Prior to that, she served as Chief Compliance Officer for a number of independent broker/dealers and investment advisory firms, both retail and institutional. She holds FINRA Series 7, 24, 63, 66, 79, and 99 licenses and is a frequent industry conference speaker and subject matter expert.

CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other programs sponsored by, or affiliated with, IREIC. The most significant conflicts of interest we may face in operating our business are described below, and should be read together with the risk factors described in the section of our prospectus captioned “Risk Factors.”

IREIC may face a conflict of interest in allocating personnel and resources among its affiliates, our Business Manager and our Real Estate Manager.

We do not have any employees and rely on persons performing services for our Business Manager and Real Estate Manager and their affiliates to manage our day-to-day operations. Some of these persons also provide services to one or more investment programs currently or previously sponsored by IREIC. These individuals face competing demands for their time and service, and are required to allocate their time among our business and assets and the business and assets of IREIC, its affiliates and the other programs formed and organized by IREIC. Certain of these individuals have fiduciary duties to both us and our stockholders. If these persons are unable to devote sufficient time or resources to our business due to the competing demands of the other programs, they may violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets, and our operating cash flows and ability to pay distributions could be adversely affected.

In addition, if another investment program sponsored by IREIC decides to become self-managed in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Manager, and, if it did so, would likely not allow these persons to perform services for us.

The agreements with our Business Manager, our Real Estate Manager or any other affiliates of IREIC are not necessarily the product of an arm’s-length negotiation.

The agreements and arrangements with our Business Manager, our Real Estate Manager and any other affiliates of IREIC may not reflect the terms and conditions that may result from an arm’s-length negotiation. These agreements may contain terms and conditions (which are subject to change) that may not be in our best interest or would not necessarily be the product of an arm’s-length negotiation.

Our Business Manager and its affiliates face conflicts of interest, which could result in actions that are not in our long-term best interest.

We pay fees or other consideration to our Business Manager, Real Estate Manager and other affiliates of IREIC for services provided to us. The amount of these fees may be significant. Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets. Further, our Real Estate Manager receives fees based on the gross income from properties under management. Other parties related to, or affiliated with, our Business Manager or Real Estate Manager, including Inland Securities, may also receive fees or cost reimbursements from us. These compensation or other arrangements may cause these entities to take or not take certain actions. For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; or (2) sell or not sell assets, or engage or not engage in other transactions such as a merger or listing even if we would be better served by pursuing or not pursuing these options.

The partnership agreement requires us to pay a performance-based termination distribution to the special limited partner or its designees if we terminate the business management agreement prior to the listing of our shares for trading on an exchange, upon listing if the special limited partner elects to defer receipt of the termination distribution until listing or, absent such listing, in respect of its participation in net sales proceeds. Our independent directors must consider the payment of this distribution when deciding whether it would be in our best interest to list our shares or dispose of our investments. In addition, the requirement to pay the distribution could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the special limited partner. Moreover, our Business Manager has the right to terminate the business management agreement for “managerial cause,” as defined in the business management agreement, and thereby trigger the payment of the termination distribution to the special limited partner, which could have the effect of delaying, deferring or preventing the change of control.

We rely on entities affiliated with IREIC to identify real estate assets.

We rely on the real estate professionals employed by IREA and other affiliates of IREIC to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Inland maintains an investment committee that reviews each potential investment and determines whether an investment is acceptable for acquisition. In determining whether an investment is suitable, the investment committee considers investment objectives, portfolio and criteria of all Programs. Other factors considered by the investment committee may include cash flow, the effect of the acquisition on portfolio diversification, the estimated income or unrelated business tax effects of the purchase, policies relating to leverage, regulatory restrictions and the capital available for investment. Our Business Manager will not recommend any investments for us unless the investment is approved for consideration in advance by Inland’s investment committee. Once an investment has been approved for consideration by Inland’s investment committee, the Programs are advised and provided an opportunity to elect to acquire the investment.

If more than one of the Programs is interested in acquiring an investment, Inland’s allocation committee determines which Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. For example, IPCC, like us, acquires and owns multi-family properties. As of December 31, 2016, IPCC owned 44 multi-family properties with an aggregate purchase price of approximately $1.8 billion. In the event that an investment opportunity becomes available that is considered suitable for both us and another Program, then the Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. We may not, therefore, be able to acquire properties that we otherwise would be interested in acquiring. See “Conflicts of Interest — Investment Approval and Allocation Policies and Procedures” for additional discussion regarding our allocation and acquisition procedures.

Our properties may compete with the properties owned by other programs previously sponsored by IREIC or IPCC.

Certain IREIC- or IPCC-sponsored programs own and manage multi-family properties. Therefore, our properties, especially those located in the same geographical area, may compete for tenants or purchasers with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Manager may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants. In addition, a conflict could arise in connection with the resale of properties in the event that we and another IREIC- or IPCC-sponsored program were to attempt to sell similar properties at the same time, including in particular in the event another IREIC- or IPCC-sponsored program engages in a liquidity event at approximately the same time as us, thus impacting our ability to sell the properties or complete a proposed liquidity event.

Inland Securities, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities is an affiliate of IREIC and is not, therefore, independent. Thus, the agreement with Inland Securities, including fees and expenses payable thereunder, was not negotiated at arm’s-length.

In August 2014, Inland Securities submitted a Letter of Acceptance, Waiver and Consent, or “AWC,” to FINRA, the self-regulatory organization that oversees broker dealers, for the purpose of proposing a settlement of certain alleged rule violations. Without admitting or denying the findings, Inland Securities consented to an entry of findings of certain violations of FINRA Rules, including those related to its due diligence obligations in connection with its activities as placement agent to two private placement offerings. FINRA accepted the AWC on August 27, 2014. In connection with the AWC, Inland Securities consented to a fine of $40,000, and agreed to (1) retain an independent consultant to review its written supervisory procedures, and (2) revise its written supervisory procedures as recommended by the independent consultant. Inland Securities has complied with the terms and conditions of the AWC.

Inland Securities has been in the securities business for thirty years, and has not received any complaints regarding the two private placement programs and has never before been the subject of any FINRA disciplinary actions, proceedings or fines. Inland Securities believes that the matter will not have a material adverse effect on it, its business or its ability to perform its obligations under the dealer manager agreement with us.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Our legal counsel also serves as the legal counsel to Inland Securities in connection with this offering and from time to time other entities that are affiliated with our sponsor. Under applicable legal ethics rules, our counsel may be precluded from representing us due to a conflict of interest between us and our dealer manager or any of those other entities. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Policies and Procedures with Respect to Related-Party Transactions

We have adopted a conflicts of interest policy, which prohibits us (except as noted below), without the approval of our independent directors, from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and does not enter the chain of title but merely assigns the purchase agreement to us);

•	making loans to, or borrowing money from, any IREIC-affiliated entities (excluding expense advancements under existing agreements, waivers of fees due under certain agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•	investing in joint ventures with any IREIC-affiliated entities.

Likewise, our agreements or relationships between us and IREIC and its affiliates must also be approved by our independent directors prior to our entry into those agreements. Notwithstanding the foregoing, to facilitate an acquisition or borrowing, the Business Manager, or an affiliate thereof (including IREA), may purchase properties or other assets in its own name or assume loans in connection with the purchase of properties pending allocation of the property to us or our decision to acquire the property. Any asset acquired by the Business Manager or an affiliate thereof will be transferred to us at the lesser of: (1) the price paid for the asset by the entity plus any cost incurred by the entity in acquiring or financing the asset; or (2) a price not to exceed its “fair market value” on an “as is” basis as determined by an MAI appraisal prepared by an unaffiliated third party and dated no earlier than six months prior to the time the asset is transferred to us.

Investment Approval and Allocation Policies and Procedures

We rely on the real estate professionals employed by IREA and other affiliates of our sponsor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Inland maintains an investment committee that reviews each potential investment and determines whether an investment is acceptable for acquisition. In determining whether an investment is suitable, the investment committee considers investment objectives, portfolio and criteria of all Programs. Other factors considered by the investment committee may include cash flow, the effect of the acquisition on portfolio diversification, the estimated income or unrelated business tax effects of the purchase, policies relating to leverage, regulatory restrictions and the capital available for investment. Our Business Manager will not recommend any investments for us unless the investment is approved for consideration in advance by Inland’s investment committee. Once an investment has been approved for consideration by Inland’s investment committee, the Programs are advised and provided an opportunity to elect to acquire the investment.

If more than one of the Programs is interested in acquiring an investment, Inland’s allocation committee determines which Program is ultimately awarded the right to pursue the investment. The allocation committee is responsible for facilitating the investment allocation process and could face conflicts of interest in doing so. From time to time, other Programs may compete with us with respect to certain investments that we may want to acquire. Many investment opportunities that are suitable for us may also be suitable for another Program. In the event that an investment opportunity becomes available that is considered suitable for both us and another Program, then the Program that has had the longest period of time elapse since it was allocated and invested in a contested investment is awarded the investment by the allocation committee. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

We are presently unable to determine how our status as a company with a limited operating history will impact our ability to obtain investment opportunities. On the one hand, we will likely have a greater amount of funds available for new investments during our initial offering, as compared to other Programs that have completed their capital raising. On the other hand, we may not benefit from the allocation policy if we have capital which cannot be deployed until additional investment opportunities become available to us. In addition, the economic recovery may cause the other Programs to receive new capital to invest, thereby creating a queue of Programs seeking new investments.

Independent Directors

In order to reduce the risks that may be created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors. A majority of the independent directors must approve matters relating to or act upon:

•	any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the commencement of this offering;

•	the duty of the board to establish and review written policies on investments and borrowing and to monitor our and our Business Manager’s investment operations and performance to assure that those policies are in the best interests of our stockholders;

•	transactions, including sales and leases, loans and investments, involving our sponsor, the Business Manager, the Real Estate Manager, a director or any affiliate thereof;

•	the business management agreement;

•	liability and indemnification of our directors and our Business Manager and its affiliates;

•	fees, compensation and expenses, including organization and offering expense reimbursements, acquisition fees and expenses, total operating expenses, real estate commissions, incentive fees, and compensation to our Business Manager;

•	real property appraisals;

•	the restrictions and procedures relating to annual and special meetings of stockholders; and

•	the requirements of any distribution reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and the opportunity for participating stockholders to withdraw.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 31, 2017 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,574,031 shares of our common stock outstanding at March 31, 2017. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

	Shares Beneficially Owned(1)
	Common Stock
Name and Address of Beneficial Owner	Shares	Percentage
Directors and Executive Officers:
Daniel L. Goodwin, Director and Chairman of the Board (2)	101,349	6.4%
Adrian B. Corbiere, Independent Director (3)	526	*
Meredith W. Mendes, Independent Director	—	—
Michael W. Reid, Independent Director (4)	526	*
Mitchell A. Sabshon, Director, President and Chief Executive Officer	—	—
Catherine L. Lynch, Chief Financial Officer (5)	469	*
David Z. Lichterman, Vice President, Treasurer and Chief Accounting Officer	—	—
Roderick S. Curtis, Vice President	219	*
Cathleen M. Hrtanek, Secretary	—	—
All Directors and Executive Officers as a group (9 persons)	103,089	6.6%

Other 5% Stockholders:
Inland Real Estate Investment Corporation (2)	96,965	6.2%

*	Less than 1%
(1)	All fractional ownership amounts have been rounded to the nearest whole number. All shares currently owned by our directors and executive officers are Class A Shares.
(2)	Mr. Goodwin’s beneficial ownership includes 4,384 shares directly owned by the Goodwin 2012 Descendants Trust and 96,965 shares owned by Inland Real Estate Investment Corporation. Mr. Goodwin’s wife, as trustee, has sole voting and investment power over the shares owned by the Goodwin 2012 Descendants Trust. Mr. Goodwin controls the voting and disposition decisions with respect to the shares owned by Inland Real Estate Investment Corporation.
(3)	Includes 383.6 unvested restricted shares. Mr. Corbiere’s shares are directly owned by Race Point LLC, which is controlled by Mr. Corbiere.
(4)	Includes 383.6 unvested restricted shares.
(5)	Ms. Lynch shares voting and dispositive power with her husband over all of the shares that they own.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives generally are:

•	to preserve and protect our stockholders’ investments;

•	to acquire a quality portfolio of primarily Class A and Class B multi-family real estate assets that generate, over time, sufficient cash flow from operations to fund sustainable and predictable distributions to our stockholders; and

•	to realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus.

During the offering, we will supplement this prospectus as soon as reasonably practicable to describe any material changes to these investment objectives as well as our investment policies, and the methods for implementing them. We will make this supplement available on our website to our stockholders once it has been filed with the SEC. Following the offering, we will notify our stockholders of any of these changes in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. We cannot guarantee that we will achieve any of our investment objectives.

Investment Strategy

We intend to primarily acquire and manage a portfolio of multi-family properties located primarily in the top 100 U.S. MSAs, which generally contain populations greater than 500,000 people. We expect that once we have used all of the net proceeds raised in this offering to acquire real estate assets, our portfolio will primarily include “stabilized” Class A and Class B apartment properties. Stabilized properties generally have already completed the initial lease-up period and have reached occupancy levels that are reasonably expected to continue into the future with proper marketing, management and maintenance. In terms of risk, stabilized properties tend to present lower volatility in their cash flows and also tend to be more liquid than opportunistic properties. This latter category of properties generally falls into the more volatile spectrum of risk, which we seek to avoid. We may acquire individual assets or portfolios of assets, other REITs or real estate companies. Within the multi-family sector, we plan to diversify our portfolio by class, size and geographic location.

Stable properties tend to be newer and located in major urban or suburban submarkets and generally have fewer near-term capital expenditure requirements, and typically experience high occupancy rates leading to predictable cash flows. We consider a Class A property to be one that is well designed, using above-average materials, workmanship and finish, is very well maintained, and typically less than ten years old or that has been the subject of a significant renovation in the past ten years. We consider a Class B property to be one that has functional design, with standard materials, workmanship and finish, with average to good maintenance, and typically more than ten years old. We do not expect to invest in Class C properties, which are properties located in less desirable locations with dated exteriors, “original” appliances and few amenities, if any. Class C properties may also require capital expenditures to renovate, particularly if the property is more than 20 years old.

In all cases, we will acquire properties directly, by purchasing the property, also known as a “fee interest,” or through joint ventures, including joint ventures in which we do not own a controlling interest. We may acquire individual assets or portfolios of assets.

Our ability to achieve our objectives depends on the amount of net proceeds available for us to invest. Further, market conditions may dictate that we focus on a particular property type or location. We generally endeavor to acquire multiple properties within the same MSA to realize management efficiencies. We are not specifically limited in the number or size of the properties that we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property.

Market Outlook — Multi-family Real Estate and Finance Markets

Our research indicates that, over the last few years, the multi-family sector has experienced significant demand driven by the changing demographics of Baby Boomers and Millennials. Baby Boomers are people born between 1946 and 1964, and Millennials are those born between 1980 and 1996 and are actually the largest generational cohort. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multi-family units located in urban cultural centers. Millennials are renting multi-family units because they generally have a high level of student debt and credit standards for mortgage loans have increased, both of which hinder Millennials from buying traditional single family detached houses. According to the Federal Reserve Bank of New York, overall student debt as of the first quarter of 2016 was $1.26 trillion. In the United States, aggregate student debt trails only mortgage debt and has surpassed automotive, home equity lines of credit and credit card debt. Also, due to the high unemployment rate among Millennials, they prefer the relative mobility of apartment living to pursue job opportunities. For the third quarter of 2016, just 35.2% of Americans under the age of 35 owned a home, which is down from 42% in 2007 and one of the lowest levels since 1982.

According to Green Street Advisors, Inc., multi-family apartment prices peaked in 2015 and are currently approximately 4% lower over the past 12 months. Strong demand, strong occupancy, elevated prices and favorable financing coming out of the global credit crisis were market signals inviting new supply, which is coming to the market now in the multi-family residential sector. Fannie Mae is expecting 400,000 units to be delivered to the market in 2017, resulting in cap rates increasing in 2017 and 2018 before declining again in 2019 to 2021.

We believe this new supply will result in lower prices or at least constrain price growth and, consequently, higher cap rates. New supply will continue to enter the market as long as banks continue to lend to developers. According to the Wall Street Journal article on January 2, 2017, banks are pulling back on lending, which could help slow the pace of construction starting in late 2018.

Based on the foregoing, we believe that there is a fundamental shift towards increased rental demand for multi-family units over the foreseeable future, coupled with a short term, dramatic increase in supply. We believe this represents an ideal time to increase acquisition activity.

Sources: Federal Reserve Bank of New York (report dated May 2016); US Department of Housing and Urban Development (news release dated March 16, 2016); US Census Bureau (news releases dated January 29, 2008 and October 27, 2016); Green Street Advisors, Inc. (reports dated January 17, 2014, May 18, 2014, October 21, 2015 and April 6, 2017); Fannie Mae (report dated January 2017); The Wall Street Journal (article dated January 2, 2017).

The Inland Platform

Our Business Manager, an indirect wholly owned subsidiary of IREIC, has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions. We believe that our Business Manager’s affiliation with Inland, which has more than forty-five years of experience in acquiring and managing real estate assets, will benefit us as we pursue and execute our investment objectives and strategy.

We believe our relationship with Inland provides us with various benefits, including:

•	Sponsor Experience – Inland has more than forty-five years of experience in acquiring and managing real estate assets. Inland has sponsored 712 programs, including 507 private and public limited partnerships, 197 Section 1031 exchange programs and eight non-listed REITs (including one private REIT), as of December 31, 2016.

•	Experienced Acquisition Team – IREA and other affiliates of IREIC assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring real estate assets on our behalf. Since January 2007, the individuals performing services for these entities have closed over 1,700 transactions involving real estate with an aggregate purchase price of approximately $23.6 billion.

•	Experienced Management Team – Inland’s management team has substantial experience in all aspects of acquiring, owning, managing, operating and financing real estate, including multi-family properties. As of December 31, 2016, Inland entities cumulatively owned properties located in 43 states and managed assets with a value of approximately $9.0 billion.

•	Experienced Multi-family Acquirer and Manager – Since 1968, Inland has acquired and managed over 73,000 multi-family units for an aggregate purchase price of approximately $4.3 billion throughout the United States as of December 31, 2016. Currently, Inland owns and operates 55 multi-family properties throughout the United States. Mitchell Sabshon, our president and chief executive officer, has over 18 years of experience acquiring, financing and managing multi-family properties. Mr. Sabshon has been actively involved in financing and acquiring multi-family properties since 1991 at several firms, including Lehman Brothers, Goldman Sachs and GFI Capital.

•	Strong Multi-family Relationships – We believe that Inland’s extensive network of relationships with the real estate brokerage, development and investor communities enable us to successfully execute our strategies. These relationships augment our ability to identify acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, we believe that Inland’s strong multi-family relationships with the residential brokerage communities will aid in attracting and retaining tenants.

•	Centralized Resources – Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, accounting, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in a suburb of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Investment Policies

Due Diligence and Underwriting Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location; creditworthiness of the tenants; condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Business Manager; audited financial statements covering recent operations of properties having operating histories unless those statements are not required to be filed with the SEC and delivered to stockholders; and title and liability insurance policies.

Our Business Manager or its affiliates will review the physical condition of each property and conduct a market evaluation. Our Business Manager will also in most cases conduct, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property. Further, our Business Manager typically will conduct, or require the seller to conduct, a Phase II environmental site assessment in the event that the results of the Phase I assessment warrant further review. In certain cases, we may decide not to conduct or require a Phase I assessment if our officers determine that a Phase I is not required in that circumstance; for example, if satisfactory environmental information is otherwise available for the property. If potential environmental liabilities are identified, we generally will want the seller to resolve the issues before we acquire the property, or we may seek protection in the form of post-closing indemnities or environmental insurance.

We may obtain an appraisal prepared by an appraiser independent of our Business Manager for each property we acquire. The contractual purchase price (including acquisition expenses and any indebtedness assumed or incurred in respect of the investment but excluding acquisition fees and financing fees) for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, market rents, the terms and conditions of the particular lease transaction, the quality of the tenant’s credit, comparable sales and replacement cost. The appraised value may be greater than the construction cost or the replacement cost of a property. Operating results of properties and other collateral may be examined as part of the appraisal, to determine whether or not projected income levels are likely to be met.

Appraisals are only estimates of value. We will not necessarily obtain appraisals or fairness opinions to acquire properties through joint ventures. We will maintain copies of all appraisals in our records for at least five years. These copies will be available for review by our stockholders.

Tenant Leases

Tenants of each of our apartment communities will execute a lease agreement with us. Our leases will typically follow standard forms produced by the National Apartment Association or by the state apartment association where the apartment community is located. Under such leases, tenants are responsible for paying monthly rental charges and, depending on the credit risk associated with the resident, may be required to pay an initial security deposit. As a landlord, we will be responsible for all real estate taxes, special assessments (if applicable), community-level utilities, insurance on the building improvements, building repairs, and other building operation and management costs. Individual tenants generally will be responsible for the utility costs of their apartment home and for insuring their personal possessions. Our lease terms are expected to range from month-to-month to 18 months and generally will be for terms of approximately one year in duration.

Joint Ventures and Other Co-Ownership Arrangements

In all cases, we may acquire or develop real estate assets directly or through joint ventures, including joint ventures in which we do not own a controlling interest. We will pursue acquiring and developing real estate assets through joint ventures where a third party controls a particular acquisition or when the third party has special knowledge of the particular asset(s). We may make these investments to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. In determining whether to invest in a particular joint venture, our Business Manager will evaluate the real estate assets that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for selecting our investments.

The terms of any particular joint venture will be established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest in the venture. Other factors we will consider include: (1) our ability to manage and control the joint venture; (2) our ability to exit the joint venture; and (3) our ability to control transfers of interests held by other partners to the venture. Our interests may not be totally aligned with those of our partner. See “Risk Factors — Risks Related to Our Business” for additional discussion of these risks.

If we enter into a material joint venture to acquire a specific real estate asset or assets, we will supplement this prospectus to disclose the terms of the transaction.

Borrowing Policies

In some instances, we borrow money to acquire real estate assets either at closing or sometime thereafter. These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other third-party lenders. These borrowings generally will be secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings. We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

We expect that our aggregate borrowings will average approximately 60% of the total fair market value of our assets. For these purposes, the fair market value of each asset will be equal to the greater of the contract purchase price paid for the asset or the value reported in a more recent appraisal of the asset. This policy, however, will not apply to individual assets and will apply only after we have completed raising capital under this or any subsequent primary offering and invested substantially all of the net proceeds thereof. As a result, we expect to borrow more than 60% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

Further, our charter limits the amount we may borrow, in the aggregate, to 300% of our net assets, equivalent to 75% of the cost of our assets, unless our board (including a majority of the independent directors) determines that a higher level is appropriate. For these purposes, net assets are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for exceeding the limit.

We may use derivative financial instruments, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements, to hedge exposures to changes in interest rates on loans secured by our assets. To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.

Other Policies. Pending investment in real estate assets, we will invest monies so as to allow us to qualify as a REIT. We will seek highly liquid investments that provide for safety of principal and may include, but are not limited to, commercial mortgage-backed securities such as bonds issued by the Government National Mortgage Association, real estate mortgage investment conduits also known as “REMICs” and other real estate-related securities. See “Material U.S. Federal Income Tax Consequences — REIT Qualification Tests.”

We have no current plans to invest the net proceeds of the offering, other than on a temporary basis, in non-real estate-related investments.

Investments in Securities

For short term cash management, we may also invest up to 5% of our assets in short term investments in government securities and money market funds which can be readily sold, with appropriate safety of principal.

International Investments

We do not intend to invest in properties or real estate assets located outside of the United States.

Development and Construction of Properties

We do not intend to construct or develop our properties or real estate assets.

Disposition of Real Estate Assets

To maintain our status as a REIT and as part of our business plan, we intend to hold our assets for an extended period of time. Circumstances may arise, however, that could result in us selling an asset or assets earlier than contemplated. In determining to sell or hold an asset, we will consider prevailing economic and market conditions, among other things. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding the sale of assets.

Liquidity Events

Although no public market currently exists for our shares, and there is no assurance that one will develop, our board will evaluate the timing and form of a liquidity event or events for our stockholders. A “liquidity event” may take any of the following forms:

•	listing our Class A Shares on a national securities exchange;

•	selling all or substantially all of our assets; or

•	entering into a merger, reorganization, business combination, share exchange or acquisition or other similar transaction, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.

If we pursue listing our Class A Shares on a national securities exchange, we may be able to increase our size, portfolio diversity, stockholder liquidity and access to capital. There is no assurance, however, that we will satisfy the conditions to list or that we will be approved to list. See “Risk Factors — Risks Related to the Offering” for additional discussion of these risks. For discussion regarding the impact of a liquidity event on our special limited partner, see “Compensation Table” and “Summary of our Operating Partnership Agreement — Special Limited Partner Interest.” See “Description of Securities — General Description of Shares — Class T Shares” for discussion regarding the automatic conversion of Class T Shares into Class A Shares upon a liquidity event and see “Description of Securities — General Description of Shares — Class T-3 Shares” for discussion regarding the automatic conversion of Class T-3 Shares into Class A Shares upon a liquidity event.

Competition

The commercial real estate market is highly competitive. We will compete in all of our markets with other owners and operators of multi-family properties. We will compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property’s occupancy levels, rental rates and operating expenses.

We will compete with many third parties engaged in real estate investment activities including other REITs, including other REITs previously sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for real estate investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Insurance

Our properties will have comprehensive liability, rental loss and all-risk property casualty insurance, either purchased by us or provided by commercial tenants under their leases, covering our real property investments, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our investment in the property. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding insurance.

Conservation Initiatives

Inland is a member of the U.S. Green Building Council, a nonprofit organization comprised of corporations, contractors, developers, manufacturers and retailers working to advance buildings that are environmentally responsible, profitable and healthy places to live and work.

One of our goals is to promote cost-effective, environmentally friendly practices at our properties and to increase energy efficiency across our entire portfolio of assets in order to reduce costs. We intend to employ sustainability initiatives that include recycling, installing efficient outdoor lighting and utilizing industry-described “green” roofs that generate energy via solar panels and provide superior insulation for heating and cooling efficiencies. In addition, we expect to adopt eco-friendly practices in the operation of our business and in connection with this offering, including using recycled materials and soy-based inks in the production of marketing materials.

Government Regulations

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act. Under the Americans With Disabilities Act, or Disabilities Act, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the Disabilities Act requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we intend to acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the Disabilities Act. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Other Regulations. The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Investment Company Act of 1940

We engage primarily in the business of investing in real estate and believe that we have conducted, and intend to continue conducting, our operations so that neither our Company nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We have acquired, and intend to continue acquiring, real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest. Our assets generally are and will be held in wholly and majority-owned subsidiaries of the Company, each formed to hold a particular asset.

We believe we have conducted, and intend to continue conducting, our operations so that the Company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of the Company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the Company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the Company nor any of its wholly or majority-owned subsidiaries is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our Company and our subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, our Company and our subsidiaries conduct their respective operations such that none of them is required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

If the Company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We measure our 3(c)(5)(C) exemption on an unconsolidated basis.

We classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our Company and our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our Company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Business.”

DESCRIPTION OF REAL ESTATE ASSETS

The Retreat at Market Square is a 194,732 square foot 206-unit apartment community located at 300 Cormorant Place, Frederick, Maryland. We, through IRESI Frederick Market Square, L.L.C. (the “Retreat Subsidiary”), purchased the fee simple interest in September 2015 from an unaffiliated third party for approximately $45.8 million in cash, plus closing costs. We funded the purchase through a mortgage loan secured by the property, in an aggregate principal amount equal to approximately $45.8 million. The terms of this loan are described below under “— Financing Transactions.” We are obligated to pay our Business Manager an acquisition fee equal to 1.5% of the contract purchase price, or approximately $0.7 million.

The property was constructed in 2014. As of March 31, 2017, no tenant occupied 10% or more of the rentable square footage.

As of March 31, 2017, the property was 94.6% occupied, with 195 residential units leased. The following table sets forth certain information with respect to the expiration of leases in place at the property as of March 31, 2017:

Year Ending December 31(1)	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(2)
2017	160	152,295	2,958,018	83%
2018	34	31,378	608,148	17%

(1)	All of the current leases expire in either 2017 or 2018.
(2)	This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per unit.

Year Ending December 31(1)	Occupancy Rate as of December 31	Average Effective Annual Rental Per Unit ($)
2014	81.6%	18,530
2015	87.9%	18,327
2016	95.2%	18,520

(1)	The first year of occupancy was 2014.

We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 31, 2017, there were three and five competitive apartment complexes located within approximately three and five miles of the property, respectively. As of March 31, 2017, within a five mile radius of the property the population was over 108,000 and the average household income within the same radius was over $91,000 per year. The Retreat at Market Square is part of the residential portion of Market Square at Frederick, within twenty minutes of the I-270 Corridor and situated equidistant from Washington, DC and Baltimore, and competes with at least eight other apartment complexes in its submarket for tenants.

Real estate taxes assessed for the most recent fiscal year were approximately $354,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 1.78%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and improvements based upon estimated useful lives of 40 years and furniture, fixtures, equipment and site improvements for 5 to 20 years.

Probable Investments in Real Estate Assets

Commons at Town Center. Subject to the satisfaction of customary closing conditions, we intend to acquire a fee simple interest in a 105,442 square foot, 85-unit apartment community with a 10,609 square foot extended first floor retail space known as Commons at Town Center, located in Vernon Hills, Illinois. IREA entered into a purchase agreement to acquire the property from an unaffiliated third party for $23.0 million, plus closing costs. The anticipated date of closing is May 3, 2017. If we decide to acquire this property, IREA will assign the contract rights to acquire the property to us or one of our subsidiaries. IREA has not yet assigned this contract to us. Until that time, we have no obligation under the contract between IREA and the seller. If we acquire the property, we intend to fund the purchase with the proceeds of a mortgage loan secured by the property, in an aggregate principal amount equal to $23.0 million. A portion of the mortgage loan, $9.2 million, would be unconditionally guaranteed for payment and performance by IREIC. We would not pay any fees or other consideration to IREIC for this guarantee.

Among the items we are considering in determining to pursue acquiring Commons at Town Center include, but are not limited to, the following:

•	The residential portion of the property was 95.3% occupied, with 81 residential units leased, as of February 15, 2017.

•	The retail portion of the property was 100% occupied, with five retail units leased, as of February 15, 2017.

•	The property is located in an area with good school systems.

•	The property provides easy access to shopping and public transportation.

•	We believe the surrounding one and three mile area has strong housing fundamentals with home values of over $500,000.

The property was constructed in 2010. As of February 15, 2017, no residential tenant occupied 10% or more of the rentable square footage of the residential portion of the property, and three retail tenants each occupied greater than 10% of the rentable square footage of the retail portion of the property. As of February 15, 2017, no tenant occupied 10% or more of the entire rentable square footage of the property.

As of February 15, 2017, based on information provided by the seller, the residential portion of the property was 95.3% occupied, with 81 residential units leased, and the retail portion was 100% occupied, with five retail units leased. The following tables set forth certain information with respect to the expiration of leases currently in place at the property:

Apartment Units

Year Ending December 31(1)	Number of Leases Expiring	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(2)
2017	73	1,766,556	89.7%
2018	8	203,184	10.3%

(1)	All of the current leases expire in 2017 or 2018.
(2)	This percentage assumes that expiring leases are not renewed in each subsequent year.

Retail Units

Year Ending December 31(1)	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(2)
2017	—	—	—	—
2018	1	820	13,800	5.1%
2019	—	—	—	—
2020	1	4,550	109,200	40.7%
2021	3	5,239	145,450	54.2%

(1)	All of the current leases expire in 2018, 2020 or 2021.
(2)	This percentage assumes that expiring leases are not renewed in each subsequent year.

The tables below set forth certain historical information with respect to the occupancy rate at the property and the average effective annual base rent per unit or square foot, as applicable.

Apartment Units

Year Ending December 31	Occupancy Rate as of December 31(1)	Average Effective Annual Rental Per Unit ($)
2016	95.3%	24,468
2015	98.8%	24,384
2014	95.3%	23,928
2013	96.5%	23,664
2012	98.8%	23,064

(1)	Expressed as a percentage of total units.

Retail Units

Year Ending December 31	Occupancy Rate as of December 31(1)	Average Effective Annual Rental Per Square Foot ($)
2016	100%	25.30
2015	100%	23.34
2014	100%	23.30
2013	100%	22.89
2012	100%	22.54

(1)	Expressed as a percentage of total gross leasable area.

We believe that the property is suitable for its purpose and would be adequately covered by insurance. If we acquire the property, we do not intend to make significant renovations or improvements in the foreseeable future. As of February 15, 2017, there were one and four competitive apartment complexes located within approximately three and five miles of the property, respectively (source: CoStar). As of February 15, 2017, within a five mile radius of the property the population was over 152,000 and the average household income within the same radius was over $137,000 per year (source: CLRsearch.com).

Real estate taxes assessed for the most recent fiscal year were approximately $393,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 8.9%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and improvements based upon estimated useful lives of 30 years and furniture, fixtures, equipment and site improvements for three to 15 years.

Financing Transactions

The Retreat at Market Square. On September 30, 2015, we, through the Retreat Subsidiary, entered into a loan for approximately $45.8 million which is secured by a first mortgage on The Retreat at Market Square. On September 30, 2016, the Retreat Subsidiary exercised its option to extend the maturity date of the loan and entered into a Modification of Loan Documents (the “Loan Modification”) with the lender to modify the loan documents relating to the loan.

The Loan Modification, among other things, (a) extends the maturity date of the loan to September 30, 2023, (b) reduces the loan’s outstanding principal balance from approximately $45.8 million to approximately $27.5 million to reflect principal payments made by the Retreat Subsidiary, (c) reduces the loan’s interest rate from a fixed rate of 3.95% per annum to a fixed rate of 3.64% per annum, (d) requires monthly payments of interest only through September 30, 2021 and thereafter, monthly payments of principal and interest based upon a 30-year amortization schedule until maturity and (e) releases IREIC, our sponsor, and substitutes us as the guarantor. As the substitute guarantor, we agreed to guarantee the payment of (a) all real estate taxes on The Retreat at Market Square which accrue or become due during the term of the loan, (b) all Costs and Expenses (as defined in the guaranty agreement) and (c) any and all losses, damages, costs or expenses of the lender, which arise in consequence of certain events specified in the guaranty agreement. The Retreat Subsidiary and IREIC have also entered into an environmental indemnity agreement in favor of the lender.

Subject to satisfying certain conditions, as set forth in the loan documents, the Retreat Subsidiary may prepay the loan in whole or in part, at any time, without premium or penalty. Provided no principal payments were made during the term of the loan, approximately $27.5 million would be due and payable at the maturity date. We are obligated to pay our Business Manager a mortgage financing fee equal to 0.25% of the amount borrowed, or $114,375.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents. The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the entire loan to be immediately due and payable and foreclose the deed of trust securing the loan immediately or at any time after such event of default occurs. In the event of a default, the Retreat Subsidiary will be required to pay a default interest rate equal to 3% per annum above the interest rate.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland. Your rights as a stockholder are governed by Maryland law, our charter and our bylaws. The following summarizes the material terms of our common stock as described in our charter and bylaws which you should refer to for a full description. Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part. You also can obtain copies of these documents if you desire. See “Where You Can Find More Information” below.

General Description of Shares

Our charter authorizes us to issue up to 400,000,000 shares of common stock and 50,000,000 shares of preferred stock, each share having a par value of $0.001. Of the total shares of common stock authorized, 320,000,000 are classified as Class A Shares, 40,000,000 are classified as Class T Shares and 40,000,000 are classified as Class T-3 Shares.

Each share of Class A, Class T and Class T-3 common stock is entitled to participate in distributions on its respective class of shares when and as authorized by the board of directors and declared by us and in the distribution of our assets upon liquidation. Each share of common stock will be fully paid and non-assessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock into other classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. The issuance of any preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our counsel or independent legal counsel.

We will not issue stock certificates unless expressly authorized by our board. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to DST Systems, Inc., or DST, a duly executed transfer form available upon request from DST or from our website at inland-investments.com/inland-residential-trust. Upon the issuance of our shares and upon the request of a stockholder, we will send to each such stockholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

Class A Shares

We pay our dealer manager selling commissions equal to 6.0% of the price per Class A Share sold, or $1.50 per Class A Share, with certain exceptions. Our dealer manager anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. See “Plan of Distribution — Compensation We Pay For the Sale of Our Shares” for additional information. In addition, we also pay a dealer manager fee of approximately $0.69 per Class A share, or 2.75% of the price per share sold. Certain purchasers of Class A Shares may be eligible for volume discounts. See “Plan of Distribution — Volume Discounts (Class A Shares Only)” for additional information.

There are no distribution and stockholder servicing fees charged with respect to the Class A Shares.

We may also sell our Class A Shares at a discount to the offering price of $25.00 per share through the following distribution channels in the event that the investor:

(1)	purchases shares through fee-based programs, also known as wrap accounts;

(2)	purchases shares through certain registered investment advisors;

(3)	purchases shares through soliciting dealers and any of their respective directors, officers, employees or affiliates who request and are entitled to alternative fee arrangements with their clients; or

(4)	purchases shares as a result of a volume discount.

Investors purchasing shares through (1) and (3) of the above distribution channels in this offering and investors purchasing shares through registered investment advisors who are affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities will pay $23.50 per Class A Share, reflecting the absence of selling commissions. Investors purchasing through registered investment advisors who are not affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities will pay $23.16 per Class A Share, reflecting the absence of selling commissions and the reduction of the dealer manager fee to 1.375% of the price per share. The price per Class A Shares purchased as a result of volume discounts is described in “Plan of Distribution — Volume Discounts (Class A Shares Only).” The net proceeds to us will not be affected by any such reduction in selling commissions.

Inland Securities or any of its or our directors, officers, employees or affiliates or any directors, officers and employees of its affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings), may purchase Class A Shares net of sales commissions and the dealer manager fee for $22.81 per Class A Share.

Class T Shares

We pay our dealer manager selling commissions equal to 2.0% of the price per Class T Share sold, or approximately $0.48 per Class T Share. In addition, we also pay a dealer manager fee of approximately $0.66 per share, or 2.75% of the price per share sold.

We also pay the dealer manager a distribution and stockholder servicing fee of 1.0% per annum of the purchase price per share (or, once reported, the amount of the estimated value per share) for Class T Shares sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. The dealer manager may reallow the distribution and stockholder servicing fee to the soliciting dealer who sold the Class T Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. See “Plan of Distribution — Compensation We Pay for the Sale of Our Shares — Distribution and Stockholder Servicing Fee (Class T and Class T-3 Shares Only).”

The distribution and stockholder servicing fee is paid on each Class T Share that is purchased in the primary offering. Although the services to be provided to the Class T stockholders will likely vary depending on the broker-dealer of record, there are numerous ongoing services that might be provided to holders of Class T Shares, including: acting as a broker-dealer of record for the shares; providing ongoing or regular account or portfolio maintenance for the stockholder; assisting with recordkeeping; assisting with processing distribution payments; assisting with share conversion processing; and discussing with the holders of the Class T Shares, upon request, any questions related to the financial condition, portfolio composition and the applicable holder’s investment in the Company. We have not and will not pay the distribution and stockholder servicing fee on any Class T Shares that are issued through our distribution reinvestment plan or distributed by us to the record holders of Class T Shares as stock dividends. We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares held in any particular account and those Class T Shares, along with any Class T Shares purchased through our distribution reinvestment plan in respect of distributions on those Class T Shares purchased in the primary offering and which are held in the same account and any Class T Shares distributed by us as stock dividends in respect of the Class T Shares held in the account, will convert into a number of Class A Shares determined by multiplying each Class T Share to be converted by the “Conversion Rate” described herein on the earlier of (1) a listing of the Class A Shares on a national securities exchange (we do not intend to list the Class T or Class T-3 Shares); (2) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (3) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering; and (4) the end of the month in which the underwriting compensation paid in the primary offering on the Class T Shares plus the distribution and stockholder servicing fee paid with respect to the Class T Shares held by a stockholder within his or her particular account equals 10% of the gross offering price of those Class T Shares. With respect to item (4) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on Class T Shares in a particular account is reached. In the case of a Class T Share purchased in the primary offering at a price equal to $23.95, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share will be equal to approximately $1.26 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares, we expect that this fee would be paid over approximately 5.25 years from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share. The Conversion Rate for Class T Shares will be equal to the quotient, the numerator of which is the estimated value per Class T Share (including any reduction for distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A Share. Until the initial valuation date, the estimated value per Class T Share and Class A Share will be deemed to be equal to the customer account statement amount of the applicable class based on the net investment method. See “ERISA Considerations — Annual Valuation Requirement.” We will further cease paying the distribution and stockholder servicing fee on any Class T Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares as a class are exchanged for cash or other securities.

Class T-3 Shares

We pay our dealer manager selling commissions equal to 3.0% of the price per Class T-3 Share sold, or approximately $0.72 per Class T-3 Share. In addition, we also pay a dealer manager fee of approximately $0.60 per share, or 2.5% of the price per share sold.

We also pay the dealer manager a distribution and stockholder servicing fee of 1.0% per annum of the purchase price per share (or, once reported, the amount of the estimated value per share) for Class T-3 Shares sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. The dealer manager may reallow the distribution and stockholder servicing fee to the soliciting dealer who sold the Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. See “Plan of Distribution — Compensation We Pay for the Sale of Our Shares — Distribution and Stockholder Servicing Fee (Class T and Class T-3 Shares Only).”

The distribution and stockholder servicing fee is paid on each Class T-3 Share that is purchased in the primary offering. Although the services to be provided to the Class T-3 stockholders will likely vary depending on the broker-dealer of record, there are numerous ongoing services that might be provided to holders of Class T-3 Shares, including: acting as a broker-dealer of record for the shares; providing ongoing or regular account or portfolio maintenance for the stockholder; assisting with recordkeeping; assisting with processing distribution payments; assisting with share conversion processing; and discussing with the holders of the Class T-3 Shares, upon request, any questions related to the financial condition, portfolio composition and the applicable holder’s investment in the Company. We have not and will not pay the distribution and stockholder servicing fee on any Class T-3 Shares that are issued through our distribution reinvestment plan or distributed by us to the record holders of Class T-3 Shares as stock dividends. We will cease paying the distribution and stockholder servicing fee with respect to Class T-3 Shares held in any particular account and those Class T-3 Shares, along with any Class T-3 Shares purchased through our distribution reinvestment plan in respect of distributions on those Class T-3 Shares purchased in the primary offering and which are held in the same account and any Class T-3 Shares distributed by us as stock dividends in respect of the Class T-3 Shares held in the account, will convert into a number of Class A Shares determined by multiplying each Class T-3 Share to be converted by the “Conversion Rate” described herein on the earlier of (1) a listing of the Class A Shares on a national securities exchange (we do not intend to list the Class T or Class T-3 Shares); (2) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (3) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T-3 Shares sold in the primary offering is equal to 10% of the gross proceeds of the primary offering; and (4) the end of the month in which the underwriting compensation paid in the primary offering on the Class T-3 Shares plus the distribution and stockholder servicing fee paid with respect to the Class T-3 Shares held by a stockholder within his or her particular account equals 8.5% (or a lower limit described below) of the gross offering price of those Class T-3 Shares. With respect to item (4) above, all of the Class T-3 Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 8.5% limit on Class T-3 Shares (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached. In the case of a Class T-3 Share purchased in the primary offering at a price equal to $24.14, the maximum distribution and stockholder servicing fee that may be paid on that Class T-3 Share will be equal to approximately $0.72 per share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T-3 Shares, we expect that this fee would be paid over approximately three years from the date of purchase, assuming a constant estimated value of $24.14 per Class T-3 Share. The Conversion Rate for Class T-3 Shares will be equal to the quotient, the numerator of which is the estimated value per Class T-3 Share (including any reduction for distribution and stockholder servicing fees as described herein) and the denominator of which is the estimated value per Class A Share. Until the initial valuation date, the estimated value per Class T-3 Share and Class A Share will be deemed to be equal to the customer account statement amount of the applicable class based on the net investment method. See “ERISA Considerations — Annual Valuation Requirement.” We will further cease paying the distribution and stockholder servicing fee on any Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T-3 Shares as a class are exchanged for cash or other securities.

If $1.0 billion in shares (consisting of $800.0 million in Class A Shares, at $25.00 per share, $100.0 million in Class T Shares, at $23.95 per share, and $100.0 million in Class T-3 Shares, at $24.14 per share) are sold in the primary offering, then the maximum amount of distribution and stockholder servicing fees payable is estimated to be up to $8.25 million, before the 10% limit on Class T Shares and the 8.5% limit on Class T-3 Shares are reached. These estimates will change if the actual allocation of Class A, Class T and Class T-3 Shares differs from our estimate. The aggregate amount of underwriting compensation for the Class A Shares, Class T Shares and Class T-3 Shares, including the distribution and stockholder servicing fee for the Class T Shares and Class T-3 Shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Voting Rights. The Class A, Class T and Class T-3 Shares vote together as a single class, and, subject to the restrictions on transfer and ownership of stock set forth in our charter and except as may otherwise be specified in our charter, each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

Rights Upon Liquidation

If we liquidate (voluntarily or otherwise), dissolve or wind up, immediately before liquidation, dissolution or winding up, our Class T Shares and Class T-3 Shares will automatically convert to Class A Shares at the Conversion Rate, and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A Shares, which will include all converted Class T Shares and Class T-3 Shares, in accordance with their proportionate interests.

Preferred Stock

Subject to certain restrictions set forth in our charter, we may issue shares of our preferred stock in the future in one or more classes or series as authorized by our board. Prior to issuing the shares of any series, our board is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Because our board has the power to establish the preferences, powers and rights of each class or series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any class or series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to certain restrictions contained in our charter. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock. See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding change of control restrictions. We have no current plans to issue any preferred stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Distribution Policy

We currently pay cash distributions on Class A Shares, Class T Shares and Class T-3 Shares based on daily record dates, payable monthly in arrears. We began paying cash distributions to stockholders of record each day beginning on the close of business November 1, 2015 through the close of business December 31, 2015, in a daily amount equal to $0.003424658 per day per Class A Share and $0.002768493 per day per Class T Share, based upon a 365-day period. Our board of directors subsequently declared cash distributions payable to stockholders of record each day beginning on the close of business January 1, 2016 through the close of business December 31, 2016, in a daily amount equal to $0.003415301 per day per Class A Share and $0.002760929 per day per Class T Share, based upon a 366-day period. Our board of directors has also declared cash distributions payable to stockholders of record each day beginning on the close of business January 1, 2017 through the close of business June 30, 2017, in an amount equal to $0.003424658 per day per Class A Share and $0.002768493 per day per Class T Share, based on a 365-day period. The cash distributions that we currently pay would be equal to (i) $1.25 per Class A Share, equivalent to a 5.0% annualized rate, based on a purchase price of $25.00 per Class A Share, and (ii) $1.01 per Class T Share, equivalent to a 4.219% annualized rate, based on a purchase price of $23.95 per Class T Share. With respect to the Class T-3 Shares, which we began offering in February 2017, our board of directors declared cash distributions payable to stockholders of record of Class T-3 Shares as of the close of business on each day beginning March 1, 2017 and ending June 30, 2017, in an amount equal to $0.003306849 per day per Class T-3 Share.

There is no assurance, however, that we will continue to declare and pay cash distributions in any particular amount or on any particular date, if at all. Our board of directors may change the amount of any distributions that it declares in the future as well as suspend or cease paying cash or other distributions. The class-specific distribution and stockholder servicing fee may reduce the per share amount of cash distributions payable with respect to Class T Shares and Class T-3 Shares, as applicable, reduce the estimated value per Class T Share and Class T-3 Share, as applicable, or reduce a combination of the foregoing. If the class-specific distribution and stockholder servicing fees paid by the Company exceed the amount by which the cash distributions are reduced for holders of Class T Shares and Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares in a particular month, the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. The cash distributions on Class T Shares have been less than the cash distributions on Class A Shares by an amount equal to the distribution and stockholder servicing fee on the Class T Shares. The cash distributions on Class T-3 Shares are less than the cash distributions on Class A Shares, partially reflecting the distribution and stockholder servicing fee on the Class T-3 Shares. The remaining distribution and stockholder servicing fee will impact the estimated value per share of the Class T-3 Shares.

We have also paid stock dividends on Class A Shares and Class T Shares based on monthly record dates. Our board of directors declared a monthly stock dividend of 0.000833333 Class A Shares and 0.000833333 Class T Shares per Class A Share and Class T Share owned, respectively, payable to stockholders of record at the close of business on the last day of each month beginning November 30, 2015 through March 31, 2017. On February 21, 2017, our board of directors declared a special stock dividend of 1% of each outstanding share of common stock, which is equal to 0.01 Class A Shares per each outstanding Class A Share, 0.01 Class T Shares per each outstanding Class T Share and 0.01 Class T-3 Shares per each outstanding Class T-3 Share, payable to stockholders of record of each applicable class at the close of business on May 31, 2017. Our board of directors does not presently intend to declare dividends payable in additional shares on any class of our common stock after we pay the special stock dividend.

The distributions of Class A Shares, Class T Shares and Class T-3 Shares as stock dividends in respect of Class A Shares, Class T Shares and Class T-3 Shares, respectively, are non-taxable distributions to the recipient stockholders and are disregarded in calculating returns on invested capital for the purpose of determining the special limited partner’s entitlement to the subordinated incentive participation in net sales proceeds, subordinated incentive listing distribution and subordinated incentive distribution upon termination. To maintain our qualification as a REIT, we are required to make aggregate annual distributions (other than capital gain dividends) to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. However, stock dividends are non-taxable distributions and will not be considered dividends for U.S. federal income tax purposes for purposes of meeting the 90% distribution requirement. See the section entitled “Material U.S. Federal Income Tax Consequences — REIT Qualification Tests — Annual Distribution Requirements” for a more detailed discussion of the tax consequences.

To date, we have paid most of our distributions from net offering proceeds. Until we generate sufficient cash flow from operations as determined in accordance with GAAP, we may continue to pay distributions during a given period using sources other than cash flows from operations. For example, in addition to paying distributions from retained earnings (to the extent we have retained earnings) or using our common stock, some or all of our distributions may be funded from borrowings, from cash flow from investing activities, including the net proceeds from the sale of our assets, or from the net proceeds of this offering. We have not limited the amount of monies from any of these sources that may be used to fund distributions.

If our cash flow from operations is not sufficient to pay distributions for any particular period, we also may fund distributions from, among other things, cash that we receive in the form of advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee or its right to be reimbursed for certain expenses. A deferral, accrual or waiver of any fee owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period. Any fee or reimbursement that was deferred or accrued, or any amounts advanced, that we later pay or reimburse, will have the effect of reducing cash flow from operations for the applicable period in which we pay or reimburse these amounts. We will not, however, be required to pay interest on any fee or reimbursement that was previously deferred or accrued. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements. Further, there is no assurance that these other sources will be available to fund distributions. See “Risk Factors — Risks Related to Our Business.”

We will not pay distributions in kind, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or distributions of in-kind property which meet all of the following conditions: our board advises each stockholder of the risks associated with direct ownership of the in-kind property; our board offers each stockholder the election of receiving in-kind property distributions; and we distribute in-kind property only to those stockholders who accept our offer.

Formation Transaction

In connection with our formation, IREIC, our sponsor, invested $200,000 in exchange for 8,000 shares of our common stock. These 8,000 shares were subsequently converted into Class A Shares. Pursuant to our charter, our sponsor may not sell its initial investment in us while it remains our sponsor, but it may transfer all or a portion of its initial investment to any of its affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Book Entry System

Our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board. As a result we anticipate that all shares of our common stock will be issued only in book entry form. This means that, except to the extent expressly authorized by our board, we will not issue actual stock certificates to any holder of our common stock. The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs. Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account. We will send each stockholder a book entry receipt indicating acceptance of his or her subscription. All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Restrictions on Issuance of Securities

We may not issue:

•	common stock which is redeemable;

•	debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt. For these purposes, “debt service coverage” means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service. Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•	options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Real Estate Manager, except on the same terms as sold (if any are sold) to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, on the date of grant of any options or warrants unless waived by the board and in aggregate amount not to exceed 10% of the outstanding shares of common stock or any other shares of stock having the right to elect directors on the date of grant of such options or warrants; or

•	stock on a deferred payment basis or similar arrangement.

Restrictions on Ownership and Transfer

In order for us to maintain our qualification as a REIT under the Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals determined by applying certain attribution rules under the Code to the owners of any entity owning our stock during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to some exceptions, prohibits any person from acquiring or holding, directly or indirectly, more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares. This limit may be reduced if our board of directors waives this limit for certain holders, including The Inland Group and its affiliates. Upon the receipt of certain representations and undertakings required by our charter, our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT, including if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, 10% or more of the interests in the tenant. Our board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our charter prohibits any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT. Our charter further provides that any transfer of our stock that would result in our stock being beneficially owned by fewer than one hundred persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust, is required to give us written notice immediately (or, in the case of a proposed or attempted transaction, give us at least 15 days prior written notice) and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required for us to qualify as a REIT.

If any transfer of shares of our stock is attempted that, if effective, would result in any person violating the transfer or ownership limitations described above, our charter provides that either the number of shares of our stock causing the person to violate the limitations will be automatically placed in a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Code or, if placement of the shares in a trust would not effectively prevent the loss of our qualification as a REIT or the transfer would result in our stock being beneficially owned by fewer than 100 persons, then the attempted transfer itself will be deemed null and void. The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions. Shares of stock held in the trust will continue to be treated as issued and outstanding. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends or other distributions will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or other distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designee, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be immediately paid to the charitable beneficiary.

Our charter requires all persons who own more than 5%, or any lower percentage required by the Code or the regulations thereunder, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any resale of the securities owned by IREIC and its affiliates, and the resale of any such securities that may be acquired by our affiliates, are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our charter and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our charter and bylaws. See “Where You Can Find More Information.”

Business Combinations. Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may condition its approval on the person complying with terms and conditions determined by the board. Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Real Estate Manager are exempt from the Maryland business combination statute. See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition. The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors. “Control shares” means voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors (except solely by virtue of a revocable proxy) within one of the following ranges of voting power:

•	one-tenth or more but less than one-third of all voting power;

•	one-third or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock. The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws exempt acquisitions of our stock by any person from the limits imposed by the Control Share Acquisition Act.

Subtitle 8. Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

LIMITATION OF LIABILITY AND INDEMNIFICATION

OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

Under Maryland law and our charter and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders. However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of conduct. In addition, we have provided in our charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, and our charter permits the limitation of the liability of directors and officers of a corporation. We have included a requirement in our charter and bylaws that we indemnify and without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer. Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•	the person actually received an improper benefit or profit in money, property or services; and

•	the person is held liable based on a final judgment that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court;

and, except as described below, our directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the person actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

Notwithstanding the above, our charter further limits our ability to indemnify our directors, our Business Manager and their respective affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us;

•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, our charter provides that we will not indemnify any director, our Business Manager or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•	there has been a successful defense on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the SEC’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In addition, our charter provides that we will advance amounts to any director, our Business Manager or any of its affiliates entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•	the person seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf. We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Our bylaws further describe situations in which directors and officers will be indemnified by the Company.

We have been advised that, in the opinion of the SEC, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its decision to become a stockholder of our Company. Our organizational documents consist of our charter and bylaws. Our directors, including our independent directors, have reviewed and ratified these documents. The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Charter and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our charter and bylaws require us to hold an annual meeting of stockholders not less than 30 days after delivering our annual report to stockholders. The purpose of each annual meeting will be to elect directors and to transact any other business that may properly come before the meeting. The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders. The secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote on that matter at that meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. Within ten days after receipt of this written request, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting. The meeting will be held on a date not less than 15 nor more than 60 days after the notice is sent, at the time and place specified in the notice.

The notice must state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the outstanding shares entitled to vote at the meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote, will be sufficient to elect directors and the affirmative vote of a majority of votes cast will be sufficient to take action on any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter. Any action permitted or required to be taken at a meeting of stockholders may also be taken by written or electronic consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors. We currently have five members on our board. A majority of these directors must be, and are, “independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf. A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors. A vacancy on the board caused by the death, resignation, removal or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the remaining directors constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. However, any replacements for vacancies among the independent directors may be nominated only by our independent directors. Our bylaws require our audit committee to be comprised entirely of independent directors.

A director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets that we acquire to serve as a director. Our charter provides that at least one of our independent directors must have three years of relevant real estate experience.

Each director is elected by the vote of our stockholders and holds office until his or her successor is duly elected and qualified.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•	amend our charter;

•	transfer all or substantially all of our assets other than in the ordinary course of business;

•	engage in mergers, consolidations or share exchanges; or

•	dissolve or liquidate.

Under our charter, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or on any transaction between us and any of them. For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter. In the case of a business combination with our Business Manager or Real Estate Manager, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our charter. Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of our affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder shall receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of his or her request for the record within a reasonable time of his or her request. However, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our Company. We may require the stockholder requesting the stockholder list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder’s interest in us.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that person’s noncompliance. In addition, no stockholder may transfer any shares held by such stockholder to any person who initiates a non-compliant tender offer unless such stockholder has first offered such shares to us at the tender offer price offered in the non-compliant tender offer.

Amendment of the Organizational Documents

Our charter may be amended, after the amendment is declared advisable by our board, by the affirmative vote of a majority of the then outstanding shares of common stock. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution of the Company

As a Maryland corporation, we may be dissolved at any time if the dissolution is declared advisable by a majority of our entire board and approved by a majority of the then outstanding shares of common stock. Our board will determine when, and whether, to:

•	apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•	commence subsequent offerings of common stock after completing this offering.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board and the proposal of business to be considered by stockholders may be made only:

•	pursuant to the notice of the meeting;

•	by or at the direction of our board; or

•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

Our bylaws also provide that nominations of individuals for election to the board may be made at a special meeting, but only:

•	by or at the direction of our board; or

•	provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 5:00 p.m., Central Time, on the 150th day nor later than 5:00 p.m., Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting; or

•	if the date of the meeting is advanced by more than 30 or delayed by more than 60 days from the anniversary date or if an annual meeting has not yet been held, not earlier than 5:00 p.m., Central Time, on the 150th day prior to the annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of the meeting.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and

•	not later than 5:00 p.m., Central Time, on the later of either:

•	90 days prior to the special meeting; or

•	ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for that year. For these purposes, items such as the business management fee and ancillary service reimbursements (except as specifically excluded) are included in the definition of total operating expenses. Items such as organization and offering expenses, property-level expenses (including any fees payable under our agreement with the Real Estate Manager), interest payments, taxes, non-cash charges such as depreciation, amortization, impairments and bad debt reserves, the incentive fee payable to the special limited partner, acquisition fees and expenses and any other expenses incurred in connection with acquiring, disposing and owning real estate assets are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the 12 months then ended exceed the greater of these limits, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If the independent directors determine that the excess total operating expenses are justified, the disclosure must also include an explanation of the independent directors’ conclusion. If our independent directors do not believe that exceeding the limit was justified, our Business Manager must, within 60 days after the end of our fiscal year, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates of Our Sponsor

Except with the approval of our independent directors, as described below, our charter also restricts certain transactions between us and IREIC, and its affiliates including our Business Manager, Real Estate Manager and IREA, and our directors as follows:

•	Sales and Leases. We may not purchase properties from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the properties is no greater than the cost paid by these parties for the properties, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from, any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•

Loans. Except as provided in clauses (3) and (6) under “Restrictions on Investments” below, or to our wholly owned subsidiaries or the operating partnership, we may not make loans to any of these parties.

Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. For these purposes, amounts owed but not yet paid by us under the business management agreement and the real estate management agreement will not constitute amounts advanced pursuant to a loan.

•	Investments. We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities, except for securities of “publicly-traded entities,” unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. A “publicly-traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

•	Other Transactions. All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In addition to these limits in the charter, we have adopted a conflicts of interest policy that prohibits us (except as noted below) from engaging in the following types of transactions with IREIC-affiliated entities, unless approved by our independent directors as being fair and reasonable: (1) purchasing properties from, or selling properties to, any IREIC-affiliated entities (this excludes circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and does not enter the chain of title but merely assigns the purchase agreement to us); (2) making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements, waivers of fees due under certain agreements and the deposit of monies in any banking institution affiliated with IREIC); and (3) investing in joint ventures with any IREIC-affiliated entities. In approving any particular transaction, our independent directors must also conclude that the terms and conditions of the particular transaction are no less favorable to us than those available from an unaffiliated third party. Notwithstanding the foregoing, to facilitate an acquisition or borrowing, the Business Manager, or an affiliate thereof (including IREA), may purchase properties or other assets in its own name or assume loans in connection with the purchase of properties pending allocation of the property to us or our decision to acquire the property. Any asset acquired by the Business Manager or an affiliate thereof will be transferred to us at the lesser of: (1) the price paid for the asset by the entity plus any cost incurred by the entity in acquiring or financing the asset; or (2) a price not to exceed its “fair market value” on an “as is” basis as determined by an MAI appraisal prepared by an unaffiliated third party and dated no earlier than six months prior to the time the asset is transferred to us.

Restrictions on Borrowing

Our board reviews, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets. In general, our aggregate borrowings secured by all our assets may not exceed 300% of our net assets. For these purposes, “net assets” is defined as total assets, other than intangibles, at cost before deducting depreciation, reserves for bad debts or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. Any borrowings exceeding this limit must be:

•	approved by a majority of our independent directors; and

•	disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Restrictions on Investments

Except as provided below, under our charter, we are prohibited from taking any of the following actions:

•	issuing redeemable shares of common stock; or

•	issuing shares on a deferred payment basis or other similar arrangement.

We do not intend to engage in hedging or similar activities for speculative purposes.

Likewise, except as provided below, our charter also prohibits us from making certain investments, as follows:

(1)	Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)	We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)	We will not make, or invest in, mortgage loans, unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value. This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Real Estate Manager, directors or their respective affiliates, we must obtain the appraisal from an independent third party. We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder. In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)	We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)	We will not make, or invest in, mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, by an independent appraiser, unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan. This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.

(6)	We will not make, or invest in, any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)	We will not invest in equity securities unless a majority of our disinterested directors (including a majority of disinterested independent directors) approves the transaction as being fair, competitive and commercially reasonable. This restriction will not apply, however, to purchases by us of our own securities through our share repurchase program or shares or other securities that are traded on a secondary market or national securities exchange.

(8)	We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors (including a majority of disinterested independent directors) approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)	Our aggregate borrowings secured by all our assets may not exceed 300% of our net assets, unless our board of directors (including a majority of independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. For these purposes, “net assets” is defined as total assets, other than intangibles, at cost before deducting depreciation, reserves for bad debts or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

(10)	We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the debt does not exceed the appraised value of the property at the date of the investment. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit. This restriction will not apply to an investment in a “publicly-traded entity” owning this type of debt.

(11)	We will not engage in securities trading or in the business of underwriting or the agency distribution of securities issued by other persons.

(12)	We will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market, unless a majority of directors, including a majority of disinterested independent directors, determines the purchase is in our best interests.

The investment policies specifically set forth in our charter, which include the restrictions on investments listed above, have been approved by a majority of our independent directors. Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders. Each determination and the basis for that determination will be set forth in the minutes of our board of directors meetings. The board may make material changes to the investment policies set forth in our charter only by amending our charter. Any amendment to our charter generally requires the affirmative vote of holders of a majority of the outstanding shares of our common stock.

Restrictions on Certain Conversion Transactions and Roll-ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction. A roll-up transaction does not include: (1) a transaction involving securities of a roll-up entity that have been listed on a national securities exchange for at least 12 months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	common stockholders’ voting rights;

•	our term and existence;

•	sponsor or Business Manager compensation; or

•	investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;

•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•	assume an orderly liquidation of the assets over a 12-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the Company and its stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•	result in the stockholders of the roll-up entity having rights that are more restrictive to our common stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•	result in our common stockholders having less comprehensive voting rights than are provided in our charter;

•	result in our common stockholders having greater liability than provided in our charter;

•	result in our common stockholders having fewer rights to receive reports than those provided in our charter;

•	result in our common stockholders having access to records that are more limited than those provided for in our charter;

•	include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•	limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•	place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our common stock, we may participate in a proposed roll-up if our common stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Common stockholders who vote “no” on the proposed roll-up must have the choice of:

•	accepting the securities of the roll-up entity offered; or

•	one of either:

•	remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, bylaws and Maryland law, could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally “Risk Factors — Risks Related to Our Corporate Structure.”

Proposed Charter Amendment

In connection with renewing our offering with the applicable states and pursuant to the request of a state securities administrator, our management agreed to recommend to our board of directors an amendment to our charter to revise the roll-up definition to provide that the definition of roll-up transaction will exclude a transaction involving securities of the Company (as opposed to the securities of a roll-up entity) that have been listed on a national securities exchange for at least 12 months. On March 16, 2017, our board of directors determined that the amendment is advisable, and the proposed amendment will be submitted for approval by our stockholders at our next annual meeting of stockholders which we expect to take place in June 2017. We cannot assure you that our stockholders will approve the amendment and that our charter will be amended as proposed. More detail on these undertakings and their effects can be found in our definitive proxy statement, as filed with the SEC on April 6, 2017 and incorporated herein by reference.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the agreement of limited partnership of the operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by the agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find More Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for Class A Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has four classes of units: (a) GP Units; (b) Class A Units; (c) Class T Units; and (d) Class T-3 Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all of these units. In return for our initial capital contribution of $200,000, the operating partnership issued 8,000 GP Units to us.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to these amendments, each Class A Unit, Class T Unit and Class T-3 Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each Class A Unit, Class T Unit and Class T-3 Unit (and GP Unit) will share in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, Class A Units, Class T Units and Class T-3 Units (and GP Units) also will share on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Consequences — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

Class A Units, Class T Units and Class T-3 Units

In general, the Class A Units, Class T Units and Class T-3 Units are intended to correspond on a one-for-one basis with our Class A Shares, Class T Shares and Class T-3 Shares. However, we do not intend for any limited partners other than us to hold Class T Units or Class T-3 Units. For each Class A Unit, Class T Unit or Class T-3 Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Class A Units, Class T Units or Class T-3 Units will not be obligated to make additional capital contributions to the operating partnership. Further, these holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional Class A Units, Class T Units or Class T-3 Units without our consent as general partner. For further information on capital contributions, see the section entitled “—Capital Contributions” below.

After owning a Class A Unit for one year, Class A Unit holders (other than us) generally may, subject to certain restrictions, exchange Class A Units for the cash value of a corresponding number of shares of the same class of our common stock or, at the option of the operating partnership, a corresponding number of shares of the same class of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•	any amendment that alters or changes the limited partner’s exchange rights;

•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. The agreement also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and agents under our charter. See the section entitled “Limitation of Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination will be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to elect to receive, for each Class A Unit, Class T Unit or Class T-3 Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of Class A, Class T or Class T-3 common stock, as applicable. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its Class A Units, Class T Units or Class T-3 Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, or superior to, those of GP Units, Class A Units, Class T Units and Class T-3 Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment plan or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one Class A Unit, Class T Unit or Class T-3 Unit, as the case may be, for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be paid to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, Class A Units, Class T Units and Class T-3 Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units, Class A Units, Class T Units and Class T-3 Units and any other holder of Class A Units entitled to distributions in proportion to each partner’s percentage interests, until the “net investment” balance of our stockholders’ and the other Class A Unit holders is zero;

•	second, 100% to us as holder of GP Units, Class A Units, Class T Units and Class T-3 Units and any other holder of Class A Units entitled to distributions in proportion to each partner’s percentage interests, until our stockholders and the other holders of Class A Units have received a cumulative, pre-tax, non-compounded return of 6.0% per year on their average “net investment” balance; and

•	thereafter, 15% to the holder of the special limited partner interest, and 85% to us as holder of GP Units, Class A Units, Class T Units and Class T-3 Units and any other holder of Class A Units entitled to distributions pari passu and in proportion to each partner’s percentage interest with respect to such partner’s class or series of units.

The return calculation described above applies to cash available for distribution received and distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by the operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as a partner).

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement also requires us, as general partner, to use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership will be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, proportionately equal to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash. This calculation also assumes that all operating partnership liabilities were satisfied and the net sales proceeds of the operating partnership were distributed to the partners immediately after making the allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations will be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, will be allocated to the holder of the special limited partner interest until it has received aggregate allocations of income for all fiscal years with respect to the special limited partner interest equal to the aggregate amount of distributions it is entitled to receive or has received for such fiscal year and all prior fiscal years.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;

•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of Class A Units has the right, but not the obligation, to exchange all or a portion of their Class A Units for cash or, at the operating partnership’s option, for shares in the same class of our common stock on such terms and subject to such conditions and restrictions as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partners, provided, that the applicable Class A Units must have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement will be provided by us as the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner Interest

The special limited partner, as the holder of the special limited partner interest, is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of the operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the business management agreement. Any such subordinated distribution is related to our successful performance. The distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the business management agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the holder of the special limited partner interest is entitled to receive a subordinated distribution, the holder of the special limited partner interest will be entitled to contribute the right to receive the subordinated distribution to the operating partnership in exchange for Class A Units in an amount equal to the value of the subordinated distribution right. If the holder of the special limited partner interest obtains Class A Units in this manner, it will have all the rights of any holder of Class A Units, including the limited partner exchange right described herein. For a more detailed discussion of these distributions, see the section entitled “Compensation Table” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the holder of the special limited partner interest to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Consequences — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2109 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) by an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interests of the limited partners (including limited partner interests held by the general partner), (iii) upon an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consents to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.

This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our shares of common stock that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;

•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;

•	insurance companies;

•	pension plans or other tax-exempt organizations, except to the extent discussed below;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold our shares of common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	REITs;

•	certain U.S. expatriates;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation;

•	“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund; and

•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of our Company, and of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2015. Furthermore, we intend to operate as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP has provided its opinion to the effect that (i) commencing with our taxable year ended December 31, 2015, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code and (ii) the operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed taxable income or net capital gain.

•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.

•	The earnings of our subsidiaries that are C corporations, other than qualified REIT subsidiaries, including any subsidiary we may elect to treat as a taxable REIT subsidiary will generally be subject to U.S. federal corporate income tax.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)	that is neither a financial institution nor an insurance company;

(5)	that meets the gross income, asset and annual distribution requirements;

(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end for U.S. federal income tax purposes, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a taxable REIT subsidiary, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” Although we intend to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. We do not currently own an interest in a taxable REIT subsidiary but we may acquire securities in one or more taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio are not satisfied, a taxable REIT subsidiary generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 25% (20% for taxable years beginning after December 31, 2017) of the gross value of a REIT’s assets may be comprised of securities of one or more taxable REIT subsidiary. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirement (5), (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board of directors. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We currently own the real property described in the section of this prospectus entitled “Description of Real Estate Assets.” In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test. Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than equity investments in other REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. In addition, not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing Asset Tests, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in any taxable REIT subsidiaries, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying qualify under the 75% Asset Test or securities of one or more taxable REIT subsidiaries) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10.0 million; provided, however, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (a) $50,000, or (b) an amount determined (under regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon, which does not include gains from the sale of a nonqualified publicly offered REIT debt instrument and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property. Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the REIT’s cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties.

Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space only, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described above). Our board of directors intends to hire qualifying independent contractors or to utilize our taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income. It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test, provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property or an interest therein and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and an interest therein and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT Gross Income Tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% Gross Income Test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

Dividend Income. We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. As described above, we may establish one or more taxable REIT subsidiaries with which we could enter into leases for any properties in which we may invest. The gross income generated by our taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our annual REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid; and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

The distribution of new Class A Shares, Class T Shares and Class T-3 Shares as stock dividends in respect of Class A Shares, Class T Shares and Class T-3 Shares, respectively, will be non-taxable distributions to the recipient stockholders. These non-taxable stock dividends will not be considered distributions for purposes of meeting the 90% distribution requirement. Each stockholder must allocate the tax basis of his or its “old” common stock, with respect to which the “new” common stock was distributed, to the old common stock and the new common stock in proportion to the fair market value of each on the distribution date. For the purpose of determining the basis of each share of old and new common stock, each stockholder should divide the total basis of his or its shares of old common stock by the total number of shares of old and new common stock and allocate that amount to each share of old and new common stock. For purposes of determining short or long term capital gains, the new shares of common stock will have the same holding period as the old shares of common stock with respect to which they were distributed. Stockholders should consult their tax advisors regarding the specific tax consequences of stock dividends to them as a result of ownership of our shares of common stock.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. The Code provides a safe harbor from this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;

•	generally has been held for at least two years;

•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

•	in some cases, was held for production of rental income for at least two years;

•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when the REIT disposes of less than 20% of its assets as well as 10% or less of its assets based on a 3 year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— REIT Qualification Tests — Ownership of Interests in Taxable REIT Subsidiaries.”

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into a hedging transaction (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets; (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income test or the 95% Gross Income test, or (iii) for taxable years beginning after December 31, 2015, to hedge previously acquired hedges entered into to manage risks associated with property that has been disposed of or liabilities that have been extinguished and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% Gross Income test or 75% Gross Income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Partnerships

General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Residential rental buildings, structural components and improvements are generally depreciated over 27.5 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method.

However, we intend to use a valuation analysis known as “cost segregation.” This valuation approach generally supports allocating value to personal property and improvements, which will allow us to depreciate certain properties over a shorter period of time.

For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders. As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution.

The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate applicable to them on dividends received from corporations that are subject to a corporate level of tax is reduced from the rate applicable on ordinary dividends to the rate applicable on net capital gain if certain holding period requirements are also satisfied. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Conversion of Class T Shares and Class T-3 Shares into Class A Shares. The conversion of Class T Shares and Class T-3 Shares into Class A Shares will not be a taxable transaction for a U.S. Stockholder. The U.S. Stockholder’s tax basis in Class A Shares received on the conversion will equal the U.S. Stockholder’s adjusted tax basis in the Class T Shares or Class T-3 Shares converted, as applicable, and the U.S. Stockholder’s holding period for such Class A Shares will include the U.S. Stockholder’s holding period for the Class T Shares or Class T-3 Shares converted, as applicable.

Cost Basis Reporting. U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased including those purchased through the distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect. Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders. U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If the percentage determined in the preceding sentence is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership, concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting. We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General. The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General. Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such ordinary dividends to Non-U.S. Stockholders ordinarily are subject to a 30% tax, which is collected through withholding (discussed below) at the time the distribution is made unless an applicable tax treaty reduces or eliminates such tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the shares of common stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property. Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder and instead is treated and taxed as an ordinary dividend if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 10% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, if at all, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions. For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the gross amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property unless such capital gain dividend should be treated and taxed as an ordinary dividend as described in the prior paragraph. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares. Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our shares of common stock are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of common stock at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you, that we qualify as “domestically controlled.” However, if we were not domestically controlled, a Non-U.S. Stockholder’s sale of shares of common stock would be subject to tax, unless the shares of common stock were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 10% in value of our shares of common stock. However, it is not anticipated that our shares of common stock will be “regularly traded” on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of common stock may be required to withhold 5% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Conversion of Class T Shares and Class T-3 Shares into Class A Shares. The non-recognition provisions of the Code apply to a transfer by a non-U.S. person of a USRPI on which gain is realized only to the extent that the transferred USRPI is exchanged for a USRPI which, immediately following the exchange, would be subject to U.S. taxation upon its disposition and the transferor complies with certain filing requirements. However, Notice 89-57 has temporarily suspended the filing requirements if the following conditions are satisfied: (1) the transfer or distribution otherwise qualifies in its entirety for non-recognition in accordance with the Temporary Treasury Regulations promulgated under Code Sections 897(d) and (e); (2) the Non-U.S. Stockholder does not have any other income that is effectively connected with a U.S. trade or business during the taxable year that includes the transfer or distribution; and (3) either a withholding certificate is obtained under Treasury Regulation Section 1.1445-3(a) or a notice of non-recognition is submitted to the IRS under the provisions of Treasury Regulation Section 1.1445-2(d)(2).

As described above, we believe, but cannot assure you, that we qualify as “domestically controlled.” However, even if our Class T Shares and Class T-3 Shares were treated as USRPIs because we do not qualify as “domestically controlled” and no other exceptions to recognition of gain upon the sale of a USRPI are available (as described under “— Sales of Shares”), and assuming conditions (2) and (3) of Notice 89-57 are met, the conversion of Class T Shares and Class T-3 Shares into Class A Shares would not be subject to U.S. federal income tax because the Non-U.S. Stockholder would receive an interest that is a USRPI in exchange for its Class T Shares or Class T-3 Shares, as applicable. However, a subsequent disposition of the Class T Shares or Class T-3 Shares, as applicable, by a Non-U.S. Stockholder would be subject to taxation in the manner described above under “— Sales of Shares.”

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally apply to payments of dividends on our common stock and generally will apply in the future to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2018. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Plan. Stockholders who participate in the distribution reinvestment plan will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the section entitled “— Taxation of U.S. Stockholders” above. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program. A repurchase of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus; however, reform proposals have been put forth by members of Congress and the President which, if ultimately proposed as legislation and enacted as law, would substantially change the U.S. federal taxation of (among other things) individuals and businesses. You should consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our common stock.

ERISA CONSIDERATIONS

The following is a summary of the considerations arising under ERISA including the prohibited transaction provisions of ERISA and of Section 4975 of the Code that are likely to be material to a holder of our common stock that is an employee benefit plan, IRA or other tax-exempt entity under the Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF OUR COMMON STOCK ON BEHALF OF A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares of our common stock, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•	will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•	will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in UBTI to the benefit plan (see “Material U.S. Federal Income Tax Consequences —Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders”);

•	will be sufficiently liquid for the benefit plan after taking this investment into account; and

•	is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similarly to the prohibited transaction rules of ERISA and the Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan or any other plan.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets are deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of affiliates of IREIC might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of affiliates of IREIC could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of affiliates of IREIC as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Section 3(42) of ERISA defines “plan assets” in accordance with DOL regulations. A DOL regulation (as modified or deemed modified by Section 3(42) of ERISA), referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment generally will be deemed to be assets of the plan unless the entity satisfies one of the exceptions to this general rule. Generally, an exception applies only if the investment in the entity qualifies as an investment in one of the following:

•	securities issued by an investment company registered under the Investment Company Act;

•	“publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	an entity in which equity participation by “benefit plan investors” is not significant; or

•	an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as certain non-ERISA plans such as IRAs. We anticipate that we will qualify for this exception because we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be significant under the rule described above. However, if we are deemed to have significant participation by benefit plan investors, we believe that we would qualify for one or more of the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a security will meet the requirement to satisfy registration requirements under federal securities laws if the security is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred. We anticipate that we will meet the registration requirements to qualify shares of our common stock as publicly offered securities under the Plan Asset Regulation.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement also must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares of common stock, although there are no assurances that the requirement is met by our shares of common stock.

Our shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. As noted above, the Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or U.S. federal tax purposes ordinarily will not affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, we believe it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the consequences of our assets being treated as plan assets discussed below will not apply.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” For purposes of the Plan Asset Regulation, we will be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We anticipate that more than 50% of our assets will be invested in real estate. These properties generally will not be the subject of development activities. Thus, we will be a “real estate operating company” only if our real estate is managed and we have the right to participate substantially in the management.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets are treated by the DOL as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares of common stock might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager (and possibly other employees of affiliates of IREIC) of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares of common stock might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or other affiliates are treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with affiliates of IREIC or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might be required to provide plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under DOL regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares of common stock, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that the advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to plans and IRAs that invest in our shares of common stock. If we or affiliates of IREIC are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by the plan or IRA in our shares of common stock.

Prohibited Transactions — Consequences

Under ERISA, plans may not engage in non-exempt prohibited transactions. Fiduciaries of a plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation is willful) penalties. If the DOL or the IRS determines that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, with respect to a plan, compensate the plan for any loss resulting therefrom. Additionally, the Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. If an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Annual Valuation Requirement

Fiduciaries of plans are required to determine the fair market value of the assets of the plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the DOL has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares of common stock are listed for trading on a national securities exchange, we do not expect a public market for our shares to develop. We expect to provide a per share estimated value of our shares as determined by our board of directors with the material assistance of a third party valuation expert no later than February 6, 2018, which is 150 days following the second anniversary of breaking escrow in this offering, referred to as the “valuation date.” Until the valuation date, amounts reported on customer account statements will be based on the net investment method. This method calculates the customer account statement amount by reference to the “amount available for investment” for each share class as reflected in the “Estimated Use of Proceeds” table herein. From and after the valuation date, we expect to update our estimate of value on an annual basis. These estimates will not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Furthermore, if we liquidate (voluntarily or otherwise), dissolve or wind up our affairs, then, immediately before liquidation, dissolution or winding up, our Class T Shares and Class T-3 Shares will automatically convert to Class A Shares at the Conversion Rate, and our net assets, or the proceeds therefrom, will be distributed to the holders of Class A Shares, which will include all converted Class T Shares and Class T-3 Shares.

We are offering to the public three classes of shares of our common stock: Class A Shares, Class T Shares and Class T-3 Shares. The per share estimated value will be calculated for each of these classes. Each class will have an undivided interest in our assets and liabilities, other than class-specific distribution and stockholder servicing fees. Unless and until our shares are listed, to assist in determining the per share estimated value, we will engage an independent valuation expert to value our real estate assets and related liabilities. The conclusions reached by our independent valuation expert will likely be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, as well as a number of caveats and conditions. Although our board of directors will rely on our independent valuation expert’s valuation, our board of directors will, as appropriate, consider other factors. Our board of directors will have sole discretion to accept or revise the valuation, and our board of directors will be ultimately and solely responsible for estimating per share value. Further, neither the gross offering price of each class of common stock nor any future estimated value is likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares or what a third party may offer on a proposal to acquire the Company.

To estimate per share value, our independent valuation expert will, consistent with the guidelines established by the Investment Program Association, use the net asset value method described herein, by estimating the value of our real estate and other assets using a discounted cash flow analysis for our real estate assets and subtracting the fair value of our liabilities, along with any value allocable to preferred securities and the present value of any estimated incentive fees, participations or special interests held by or allocable to our sponsor, our Business Manager or our management from the fair value of our assets, assuming that we liquidate our assets on the date of the estimated value.

Changes in our estimated value will include, without limitation, accruals of our net portfolio income, interest expense, the business management fee, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our estimated value will also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the applicable period. On an ongoing basis, we will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of accruals for which financial information is available.

Following the aggregation of the estimated value of our investments, the addition of any other assets (such as cash on hand) and the deduction of any other liabilities, we will incorporate any class-specific adjustments to our estimated value, including additional issuances and repurchases of our common stock and the amounts paid in respect of the class-specific distribution and stockholder servicing fees. Because stockholder servicing fees allocable to a specific class of shares will only be included in the per share estimated value calculation for that class, the per share estimated value for our share classes may differ. The class-specific distribution and stockholder servicing fee may reduce the per share amount of cash distributions payable with respect to Class T Shares and Class T-3 Shares, as applicable, reduce the estimated value per Class T Share and Class T-3 Share, as applicable, or reduce a combination of the foregoing. If the class-specific distribution and stockholder servicing fees paid by the Company exceed the amount by which the cash distributions are reduced for holders of Class T Shares and Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares in a particular month, the estimated value per Class T Share and Class T-3 Share will be reduced by the Excess Fee on the applicable class for the applicable month divided by the number of shares outstanding for that class at the end of the applicable month, reducing both the estimated value of the applicable class used for conversion purposes and the Conversion Rate described herein. The declaration of distributions will reduce the estimated value for each class of our common stock in an amount equal to the accrued liability to pay any applicable distribution to our stockholders of record of each class. The per share estimated value for each class is calculated by dividing the class’s estimated value at the end of the applicable period by the number of shares outstanding for that class at the end of the applicable period.

There can be no assurance, however, with respect to any per share estimated value that we announce that:

•	the estimated value per share of common stock would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties and other assets can be sold;

•	our stockholders would be able to realize estimated share values if they attempted to sell their shares of common stock, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Reporting

Benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500 Annual Return, or the Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

PLAN OF DISTRIBUTION

General

Of the $1.19 billion of shares of our common stock offered by this prospectus, we are offering:

•	up to $1.0 billion in shares to the public in the primary offering, in any combination of Class A Shares, Class T Shares and Class T-3 Shares, priced at $25.00 per Class A Share, $23.95 per Class T Share and $24.14 per Class T-3 Share, through Inland Securities, the dealer manager, on a “reasonable best efforts” basis in our primary offering. Our dealer manager is an affiliate of IREIC, our sponsor. A “reasonable best efforts” basis means that the securities dealers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares, and have no firm commitment or obligation to purchase any of the shares. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering; and

•	up to $190.0 million in shares at a purchase price of $23.75 per Class A Share, $22.81 per Class T Share and $22.81 per Class T-3 Share for issuance through our distribution reinvestment plan.

We reserve the right to reallocate the shares offered between our primary offering and the distribution reinvestment plan, and among classes of common stock.

The offering prices of our Class A Shares, Class T Shares and Class T-3 Shares were determined by our board of directors in its sole discretion. In determining the offering prices, the board specifically considered the offering prices of other REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of our dealer manager. The offering prices are not based on the book value or net asset value of our current or expected investments, or our current or expected cash flow. Until such time as the board, with the material assistance of an independent third party, estimates the value of our shares, the prices of our shares are not intended to reflect the net asset values of our Class A Shares, Class T Shares and Class T-3 Shares. See “Risk Factors — Risks Related to the Offering” for additional disclosure regarding the offering prices of our shares.

The offering commenced on February 17, 2015. On September 9, 2015, we sold 87,680.842 Class A Shares to the sponsor for an aggregate purchase price of $2.0 million, or $22.81 per share. Giving effect to this sale, as of such date, having raised approximately $2.35 million in Class A Shares, we met our minimum offering requirement and broke escrow in all states, except the States of Ohio, Pennsylvania, Tennessee and Washington. The State of Tennessee, however, subsequently waived our escrow obligations for Tennessee investors. On July 8, 2016, we met our minimum offering requirement for, and broke escrow in, the State of Ohio. The offering will terminate on or before February 16, 2018, unless extended. Under the rules of the SEC, in some circumstances we may be allowed to continue this offering until as late as August 16, 2018. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering for this extended period. Our board may terminate this offering at any time. If we decide to extend the primary offering beyond February 16, 2018, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds. Because we have sold the minimum offering amount, subscription proceeds, except for those received from investors in the States of Pennsylvania and Washington, are released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

All funds we receive out of the escrow account will be available for our general use. We use these funds to: pay any costs related to the offering; make capital contributions or additional investments in real estate assets; pay expenses incurred to acquire real estate assets; reimburse IREIC and its affiliates for expenses it and they have paid; pay fees to our Business Manager, Real Estate Manager and their affiliates; and pay day-to-day operating expenses. We do not segregate funds from our other funds pending investment. We will return any of the proceeds of the offering that are not invested in real estate assets within 12 months from the termination of the offering.

Special Notice to Pennsylvania and Washington Investors

Subscription proceeds received from residents of the State of Pennsylvania are placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $50.0 million, or for an escrow period of 120 days, whichever is shorter. If subscriptions for at least $50.0 million have not been received, accepted and paid for by the end of the escrow period, the escrow agent will either:

•	promptly refund the Pennsylvania investors’ funds within fifteen calendar days of the end of the escrow period; or

•	notify the Pennsylvania investors in writing by certified mail, or any other means whereby receipt of delivery is obtained within ten calendar days after the end of the escrow period, that the Pennsylvania investors have a right to have their investment returned to them. If a Pennsylvania investor requests the return of these funds within ten calendar days after receipt of notification, the escrow agent will return the funds within 15 calendar days after receiving the investor’s request.

Any Pennsylvania investor that requests a return of his or her funds at the end of the initial 120-day escrow period or any subsequent 120-day escrow period will be entitled to receive interest earned, if any, for the time that his or her funds remained in escrow.

Subscription proceeds received from residents of the State of Washington are placed in escrow with the escrow agent until we have received and accepted paid subscriptions for at least $50.0 million. If subscriptions for at least $50.0 million have not been received, accepted and paid for within three years from the original effective date of this prospectus, the escrow agent will promptly refund the Washington investors’ funds, together with any interest earned on their investments.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one included in this prospectus as Appendix C-1A or, for Pennsylvania and Washington investors, as Appendix C-1C. Any current stockholder in the Company who desires to purchase additional shares of the same share class of our common stock currently owned and who purchased his, her or its shares from the Company may alternatively complete and sign an additional investment subscription agreement, a form of which is included in this prospectus as Appendix C-1B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. See “How to Subscribe” for additional information on the steps to take to purchase shares in this offering.

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you based on the information provided by you in the subscription agreement or otherwise. The agreement between our dealer manager and the soliciting dealers requires the participating soliciting dealers to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any then-current supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the participating soliciting dealers, as well as to provide them paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at inland-investments.com/inland-residential-trust. The soliciting dealers are required to maintain records of the information used to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive the final prospectus, as supplemented, and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•	you acknowledge that you have received a copy of the prospectus;

•	you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Suitability Standards,” which appears earlier in this prospectus;

•	you are purchasing our common stock for your own account; and

•	you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our dealer manager’s and each soliciting dealer’s responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•	You satisfy the minimum suitability standards described in this prospectus.

•	You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.

•	You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire real estate assets that offer appreciation potential while balancing the objective of preserving your capital.

•	You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in an entity that invests primarily in commercial real estate.

•	You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Determination of Your Suitability as an Investor

IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•	you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

•	you have an apparent understanding of:

•	the fundamental risks and possible financial hazards of this type of investment;

•	the fact that shares of our common stock cannot be readily sold;

•	the role of our Business Manager in directing or managing your investment in us;

•	the tax consequences of your investment; and

•	you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you.

Compensation We Pay For the Sale of Our Shares

Selling Commissions, Dealer Manager Fee and Discounts (Class A, Class T and Class T-3 Shares)

Except for the special sales or volume discounts described later in this section, we pay the dealer manager selling commissions of 6.0% of the gross offering proceeds, or $1.50 per share, for Class A Shares sold in the primary offering, 2.0% of the gross offering proceeds, or approximately $0.48 per share, for Class T Shares sold in the primary offering, and 3.0% of the gross offering proceeds, or approximately $0.72 per share, for Class T-3 Shares sold in the primary offering. Reduced selling commissions are paid with respect to certain volume discount sales of Class A Shares in the form of issuing additional Class A Shares to the investor. The dealer manager anticipates reallowing (paying) the full amount of the selling commissions to participating soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for certain special sales as described later in this section, we also pay the dealer manager a dealer manager fee of 2.75% of the sale price, or approximately $0.69, for each Class A Share, 2.75% of the sale price, or approximately $0.66, for each Class T Share, and 2.5% of the sale price, or approximately $0.60, for each Class T-3 Share for marketing the shares in connection with the primary offering, which includes coordinating the marketing of the shares with any participating soliciting dealers. The dealer manager may, in its discretion, reallow (pay) a portion of this dealer manager fee to participating soliciting dealers.

Our dealer manager utilizes two distribution channels to sell our shares, FINRA-registered broker-dealers and non-FINRA registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price generally is $25.00 per Class A Share, $23.95 per Class T Share and $24.14 per Class T-3 Share. Selling commissions and dealer manager fees generally are paid in connection with these sales as set forth in the table below. The purchase price for Class A Shares sold in our “reasonable best efforts” offering through an investment advisory representative who is affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities, is $23.50 per share, reflecting the fact that we do not pay the 6.0% selling commission on Class A Shares, as described in more detail below. The purchase price of Class A Shares sold in our “reasonable best efforts” offering through an investment advisory representative who is not affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities is $23.16 per share, reflecting the fact that we do not pay the 6.0% selling commission on Class A Shares and pay a reduced dealer manager fee of 1.375% of the price per share, as described in more detail below. The Class T Shares and Class T-3 Shares have not been and will not be sold through investment advisory representatives.

The maximum amount of all items of compensation we may pay to Inland Securities and the soliciting dealers is set forth in the table below. For a complete description of these fees, see “Compensation Table.” This table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Soliciting Dealer Compensation

	Maximum Aggregate(1)		Percent of the Gross Offering Proceeds Raised From Sales of Respective Share Class
Class A Shares
Selling Commission	$48,000,000		6.00%
Dealer Manager Fee	$22,000,000		2.75%
Class T Shares
Selling Commission	$2,000,000		2.00%
Distribution and Stockholder Servicing Fees	—	(2)	— (2)
Dealer Manager Fee	$2,750,000		2.75%
Class T-3 Shares
Selling Commission	$3,000,000		3.00%
Distribution and Stockholder Servicing Fees	—	(2)	— (2)
Dealer Manager Fee	$2,500,000		2.50%

(1)	The maximum aggregate compensation assumes that 80%, 10% and 10% of the shares sold in the primary offering are Class A, Class T and Class T-3 Shares, respectively.
(2)	See “Distribution and Stockholder Servicing Fee (Class T and Class T-3 Shares Only)” below for a description of the distribution and stockholder servicing fee.

In no event will the amount we pay to FINRA members, including selling commissions, the dealer manager fee and the distribution and stockholder servicing fees, exceed, in the aggregate, FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA are subject to FINRA’s 10% cap.

We or our affiliates also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to registered representatives of our dealer manager and the participating soliciting dealers, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;

•	training and education meetings for registered representatives of our selected broker-dealers; and

•	gifts that do not exceed an aggregate of $100 per person and are not conditioned on achievement of a sales target.

The value of such items of non-cash compensation to participating broker-dealers will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.

Assuming the sale of 80% of Class A Shares, 10% of Class T Shares and 10% of Class T-3 Shares, payments deemed to be “underwriting compensation” by FINRA are estimated to be approximately 9.0638% of the proceeds of the $1.0 billion offering. The “underwriting compensation” described in the table above excludes non-transaction based compensation paid to dual employees by our sponsor and the amount that Inland Securities expects to incur in excess of the dealer manager fee that will be paid to Inland Securities by us. We have not and will not reimburse our sponsor or Inland Securities for these payments. Nonetheless, these payments will be deemed to be “underwriting compensation” by FINRA. The total underwriting compensation, giving effect to these payments, will not exceed FINRA’s 10% cap on underwriting compensation.

In connection with FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to, wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with the offering does not exceed FINRA’s 10% cap. Also, our dealer manager will repay to us any compensation over FINRA’s 10% cap if the offering is abruptly terminated before reaching the maximum amount of offering proceeds.

We do not pay selling commissions, but do pay the full 2.75% dealer manager fee, in connection with the following special sales of Class A Shares:

•	the purchase of Class A Shares by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase Class A Shares net of selling commissions for $23.50 per share;

•	the sales of Class A Shares to the client of a registered investment advisor in which the registered investment advisor is affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities; and

•	the sale of Class A Shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature.

In each of the three types of special sales specified directly above, a dealer manager fee equal to approximately $0.69 per share, or 2.75% of the gross purchase price, is paid by us to Inland Securities, which may then reallow (pay) a portion of this dealer manager fee to the participating soliciting dealer.

We do not pay selling commissions, but do pay a 1.375% dealer manager fee, to Inland Securities in connection with the special sales of Class A Shares to the client of a registered investment advisor in which the registered investment advisor is not affiliated with a participating soliciting dealer that is a party to a soliciting dealer agreement with Inland Securities. In the type of special sales specified in the preceding sentence, Inland Securities will not reallow any of the dealer manager fee.

Neither Inland Securities nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for the investment advisor to advise favorably for an investment in us.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to advise you to purchase shares of our common stock. A registered broker-dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock.

Distribution and Stockholder Servicing Fee (Class T and Class T-3 Shares Only)

We will continue to pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the per share estimated value of the applicable share) for each Class T Share and Class T-3 Share sold in the primary offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. We will continue to pay the distribution and stockholder servicing fee to our dealer manager, which may reallow the fee to the soliciting dealer, if any, who sold the Class T or Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T or Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with the dealer manager that provides for reallowance.

The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. The distribution and stockholder servicing fee is paid on each Class T Share or Class T-3 Share that is purchased in the primary offering. Although the services to be provided to the Class T and Class T-3 stockholders will likely vary depending on the broker-dealer of record, there are numerous ongoing services that might be provided to holders of Class T and Class T-3 Shares, including: acting as a broker-dealer of record for the shares; providing ongoing or regular account or portfolio maintenance for the stockholder; assisting with recordkeeping; assisting with processing distribution payments; assisting with share conversion processing; and discussing with the holders of the Class T and Class T-3 Shares, upon request, any questions related to the financial condition, portfolio composition and the applicable holder’s investment in the Company. We have not and will not pay the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares issued under our distribution reinvestment plan or distributed by us to the record holders of Class T Shares or Class T-3 Shares as stock dividends, if any.

We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares held in any particular account and those Class T Shares or Class T-3 Shares, along with any Class T Shares or Class T-3 Shares purchased through our distribution reinvestment plan in respect of distributions on those Class T Shares or Class T-3 Shares purchased in the primary offering and which are held in the same account and any Class T Shares or Class T-3 Shares distributed by us as stock dividends in respect of the Class T Shares or Class T-3 Shares held in the account, will convert into a number of Class A Shares determined by multiplying each Class T Share or Class T-3 Share, as applicable, to be converted by the “Conversion Rate” described herein on the earlier of (1) a listing of the Class A Shares on a national securities exchange (we do not intend to list the Class T or Class T-3 Shares); (2) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (3) the end of the month in which the dealer manager determines that total underwriting compensation paid in the primary offering plus the distribution and stockholder servicing fee paid on all Class T Shares or Class T-3 Shares, as applicable, sold in the primary offering is equal to 10% of the gross proceeds of the primary offering; and (4) the end of the month in which the underwriting compensation paid in the primary offering on the Class T Shares or the Class T-3 Shares, as applicable, plus the distribution and stockholder servicing fee paid with respect to the Class T Shares or the Class T-3 Shares, as applicable, held by a stockholder within his or her particular account equals 10% or 8.5% (or a lower limit described below) of the gross offering price of those Class T Shares or Class T-3 Shares, respectively. With respect to item (4) above, all of the Class T Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 10% limit on Class T Shares in a particular account is reached, and all of the Class T-3 Shares held in a stockholder’s account will automatically convert into Class A Shares as of the last calendar day of the month in which the 8.5% limit on Class T-3 Shares (or a lower limit, provided that, in the case of a lower limit, the agreement between our dealer manager and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and our dealer manager advises our transfer agent of the lower limit in writing) in a particular account is reached. In the case of a Class T Share or Class T-3 Share purchased in the primary offering at a price equal to $23.95 or $24.14, respectively, the maximum distribution and stockholder servicing fee that may be paid on that Class T Share or Class T-3 Share will be equal to approximately $1.26 per Class T Share or approximately $0.72 per Class T-3 Share. Although we cannot predict the length of time over which this fee will be paid due to potential changes in the estimated value of our Class T Shares or Class T-3 Shares, we expect that this fee would be paid over approximately 5.25 years or three years, respectively, from the date of purchase, assuming a constant estimated value of $23.95 per Class T Share or $24.14 per Class T-3 Share. The Conversion Rate will be equal to the quotient, the numerator of which is the estimated value per Class T Share or Class T-3 Share, as applicable (including any reduction for distribution and stockholder servicing fees as described herein), and the denominator of which is the estimated value per Class A Share. Until the initial valuation date, the estimated value per Class T Share, Class T-3 Share and Class A Share will be deemed to be equal to the customer account statement amount of the applicable class based on the net investment method. See “ERISA Considerations — Annual Valuation Requirement.”

We will further cease paying the distribution and stockholder servicing fee on any Class T or Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares or Class T-3 Shares as a class are exchanged for cash or other securities. We cannot predict if or when this will occur for each Class T Share and Class T-3 Share. If $1.0 billion in shares (consisting of $800.0 million in Class A Shares, at $25.00 per share, $100.0 million in Class T Shares, at $23.95 per share, and $100.0 million in Class T-3 Shares, at $24.14 per share) is sold in the offering, then the maximum amount of distribution and stockholder servicing fees payable to the dealer manager is estimated to be up to $8.25 million, before the 10% limit on Class T Shares and the 8.5% limit on Class T-3 Shares are reached. If $1.0 billion in Class T Shares, at $23.95 per share, is sold in the offering, then the maximum amount of distribution and stockholder servicing fees on the Class T Shares payable to the dealer manager over the life of the Company is estimated to be approximately $52.5 million, before the 10% limit on Class T Shares is reached. If $1.0 billion in Class T-3 Shares, at $24.14 per share, is sold in the offering, then the maximum amount of distribution and stockholder servicing fees on the Class T-3 Shares payable to the dealer manager over the life of the Company is estimated to be approximately $30.0 million, before the 8.5% limit on Class T-3 Shares is reached. These estimates will change if the actual allocation of Class A, Class T and Class T-3 Shares differs from our estimate. The aggregate amount of underwriting compensation for the Class A Shares, Class T Shares and Class T-3 Shares, including the distribution and stockholder servicing fee for the Class T Shares and Class T-3 Shares, will not exceed FINRA’s 10% cap on underwriting compensation.

Volume Discounts (Class A Shares Only)

We are offering volume discounts to single purchasers who purchase more than $500,000 worth of Class A Shares through the same soliciting dealer, reducing the reallowable $1.50 per share, or 6.0%, selling commission payable in connection with the purchase of those shares. Volume discounts are not applicable to Class T or Class T-3 Shares or shares purchased pursuant to our distribution reinvestment plan. Specifically, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges in the schedule set forth below. Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional Class A Shares, which has the effect of reducing the purchase price per share payable by the investor, as follows:

Amount of Purchaser’s Investment		Purchase Price per Class A Share in Volume Discount Range	Maximum Reallowable Commission Per Class A Share
From	To
$0	$ 500,000	$25.00	6.0%
$500,001	$ 1,000,000	$24.75	5.0%
$1,000,001	$ 2,000,000	$24.50	4.0%
$2,000,001	$ 3,000,000	$24.25	3.0%
$3,000,001	$ 4,000,000	$24.00	2.0%
$4,000,001	and over	$23.75	1.0%

As an example, a single purchaser who invests $1,250,000 in shares would receive 50,406.10 shares rather than 50,000 shares. The discount would be calculated as follows: for the first $500,000 invested, the purchaser would acquire 20,000 shares at a cost of $25.00 per share (selling commissions of 6.0%); for the next $500,000 invested, the purchaser would acquire 20,202.02 shares at a cost of $24.75 per share (selling commissions of 5.0%); and for the last $250,000 invested, the purchaser would acquire 10,204.08 shares at a cost of $24.50 per share (selling commissions of 4.0%). The amount of net proceeds available to us, also referred to as the “amount available for investment,” from the sale of our shares subject to a volume discount will be the same as other sales of shares of our common stock.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commissions payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. The following are the types of purchases that may be combined for these purposes.

•	Purchases by a “single purchaser” may be combined, so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity;

•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our Company; and

•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940, as amended.

•	Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you and your spouse or “domestic or life partner.” For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests.

•	Purchases by entities required to pay U.S. federal income tax that are combined with purchases by other entities not required to pay U.S. federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay U.S. federal income tax whose purchases are sought to be combined.

•	Subscriptions made in this and any subsequent offering will be combined with other subscriptions in this and any subsequent offering for the purposes of computing amounts invested.

The dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer permitting the participating broker-dealer to aggregate subscriptions of individuals and related accounts, or subscriptions received through an aggregating registered representative or investment adviser, as part of a combined order for the purpose of offering investors reduced aggregate selling commissions. Volume discounts enable qualifying purchasers to acquire more shares for their aggregate subscription amount, resulting in a lower effective per share purchase price for such purchasers. However, the amount of net proceeds available to us from the sale of our shares subject to a volume discount will be the same as other sales of shares of our common stock. Qualifying purchasers or aggregating registered representatives or investment advisers must notify our dealer manager of their eligibility for volume discounts or their intention of reaching the required eligibility over time prior to purchase. For aggregated subscriptions, any reduction in the selling commissions would be prorated among the separate subscribers. The maximum selling commissions and dealer manager fees payable for the Class A Shares is 8.75%.

You must mark the “Additional Investment” space in Section A of the subscription agreement (or complete an additional investment subscription agreement) and provide a Letter of Instruction to identify the accounts to be combined, in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space (or fail to complete an additional investment subscription agreement) or fail to provide a Letter of Instruction.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis, unless otherwise directed by you. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional Class A Shares to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional Class A Shares to be credited to any entities not required to pay U.S. federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay U.S. federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a volume discount greater than 5% on any purchase of Class A Shares if you already own, or may be deemed to already own, any Class A Shares. This restriction will limit the amount of the volume discount available to you after your initial purchase and the amount of additional Class A Shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to qualify for a volume discount. For example, if you are investing $150,000 with us today, but had previously invested $400,000, these amounts can be combined to qualify for a volume discount by purchasing $100,000 at $25.00 per share and $50,000 at $24.75 per share.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Indemnification

We have agreed to indemnify the dealer manager and the participating soliciting dealers against liabilities, including liabilities under the Securities Act, if one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and, therefore, unenforceable. The dealer manager and each of the participating soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act.

Status of the Offering

The following table provides information regarding the total shares sold in our offering as of March 31, 2017:

	Shares	Gross Offering Proceeds ($) (1)	Commissions and Fees ($) (2)	Proceeds To Us, Before Expenses ($) (3)
Class A Shares
From our sponsor in connection with our formation (4):	8,000.000	200,000	—	200,000
Class A Shares sold in the offering:	1,190,173.076	29,202,512	2,043,932	27,158,580
Class A Shares issued pursuant to our distribution reinvestment plan:	23,778.971	564,750	—	564,750

Total (Class A Shares):	1,221,952.047	29,967,262	2,043,932	27,923,330

Class T Shares
Class T Shares sold in the offering (5):	330,398.843	7,913,052	378,575	7,534,477
Class T Shares issued pursuant to our distribution reinvestment plan:	4,140.474	94,444	—	94,444

Total (Class T Shares):	334,539.317	8,007,496	378,575	7,628,921

Class T-3 Shares
Class T-3 Shares sold in the offering (5):	4,971.001	120,000	6,600	113,400
Class T-3 Shares issued pursuant to our distribution reinvestment plan:	—	—	—	—

Total (Class T-3 Shares):	4,971.001	120,000	6,600	113,400

Total (Class A, Class T and Class T-3 Shares):	1,561,462.365	38,094,758	2,429,107	35,665,651

(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.
(2)	Inland Securities serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in this prospectus.
(3)	Organization and offering expenses, excluding selling commissions and dealer manager fees, will not exceed 2.0% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses.
(4)	In connection with our formation, we sold 8,000 shares of our common stock to our sponsor for an aggregate purchase price of $200,000. These 8,000 shares were subsequently converted into Class A Shares.
(5)	The Company pays a distribution and stockholder servicing fee, subject to certain limits, on the Class T Shares and Class T-3 Shares sold in the primary offering in an annual amount equal to 1.0% of the purchase price per Class T Share and Class T-3 Share (or, once reported, the per share estimated value of the applicable share), payable on a monthly basis. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase, are not intended to be a principal use of offering proceeds and are not included in the above table.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Suitability Standards” and “Plan of Distribution — Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•	Read the entire prospectus, any appendices and supplement(s) accompanying the prospectus.

•	Complete the subscription agreement. A specimen copy of the general subscription agreement is included in the prospectus as Appendix C-1A. A specimen copy of the subscription agreement applicable for investors purchasing additional shares is included in this prospectus as Appendix C-1B. A specimen copy of the subscription agreement applicable for Pennsylvania and Washington investors is included in this prospectus as Appendix C-1C.

•	For investors in states other than Pennsylvania and Washington, deliver a check for the full purchase price of the shares being subscribed for, payable to “Inland Residential Properties Trust, Inc.” Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

•	For Pennsylvania and Washington investors, deliver a check for the full purchase price of the shares being subscribed for, payable to “UMB Bank, Escrow Agent for Inland Residential Properties Trust, Inc.,” or a recognizable contraction or abbreviation thereof. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, UMB Bank, N.A., 1010 Grand Boulevard, Kansas City, Missouri, pending release to us. The monies contained in the escrow account will not be commingled with any other funds. For additional information on the conditions for satisfying Pennsylvania and Washington’s escrow requirements, see the section entitled “Plan of Distribution – Special Notice to Pennsylvania and Washington Investors.”

•	By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the final prospectus, as supplemented. Within ten days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts and 401(k) plans. In the case of individual retirement accounts and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must complete a transfer on death form (in the form included in the prospectus as Appendix C-2).

SALES LITERATURE

In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of real estate assets similar to those we intend to acquire that entities organized and sponsored by IREIC previously have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, real estate assets of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the FINRA members designated by Inland Securities and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide annual reports and other information, collectively “documents,” electronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. Our distribution reinvestment plan provides that distributions on Class A Shares reinvested pursuant to our distribution reinvestment plan will be used to purchase Class A Shares, distributions on Class T Shares reinvested pursuant to our distribution reinvestment plan will be used to purchase Class T Shares and distributions on Class T-3 Shares reinvested pursuant to our distribution reinvestment plan will be used to purchase Class T-3 Shares. A participant will not be able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter. Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically will be issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price in our primary offering because of a decrease in costs associated with these issuances. Common stock will be purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan will be paid at the same time that distributions are paid on common stock purchased outside the plan.

DST Systems, Inc., or DST, serves as the plan administrator. DST will administer the plan, keep records and, on a quarterly basis, provide each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this plan is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan. We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of our primary offerings, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing the appropriate section of the subscription agreement. By signing the subscription agreement, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s subscription agreement is received by the administrator prior to or on a record date, reinvestment of distributions will begin with that distribution payment date for that record date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by submitting an election form at least five days prior to a distribution payment date.

If we declare a distribution on Class A Shares, Class T Shares or Class T-3 Shares, participants in the distribution reinvestment plan will be able to use distributions paid by us to purchase additional Class A Shares, Class T Shares or Class T-3 Shares, respectively. The price per share for the Class A Shares purchased for holders of Class A Shares under the plan on any distribution payment date will be equal to $23.75 per Class A Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change; and

•	termination of any “reasonable best efforts” public offering of the Company’s Class A Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class A Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class A Shares, the price per Class A Share purchased for you under the plan on any distribution payment date will be equal to one of the following: (i) until such time as the Company reports an estimated value of its Class A Shares, 95% of the last price at which Class A Shares were offered by the Company in a “reasonable best efforts” public offering of its shares; (ii) once reported, the estimated value of a Class A Share; or (iii) assuming that the plan has not been terminated or suspended in connection with a listing, if a listing occurs, the average daily open and close sales price per Class A Share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any distribution payment date.

The price per share for Class T Shares purchased for holders of Class T Shares under the plan on any distribution payment date will be equal to $22.81 per Class T Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change; and

•	termination of any “reasonable best efforts” public offering of the Company’s Class T Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class T Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class T Shares, the price per Class T Share purchased for you under the plan on any distribution payment date will be equal to the “market price” of a Class T Share. For these purposes, “market price” means, prior to a liquidity event, the last price at which Class T Shares were offered by the Company in a “reasonable best efforts” public offering less selling commissions and dealer manager fees or, once reported, the estimated value of a Class T Share. Assuming that the plan has not been terminated or suspended in connection with a liquidity event, if a liquidity event occurs, or upon another conversion event described in the Company’s charter, the Class T Shares will convert into Class A Shares, and the price per Class A Share purchased for you under the plan will be determined in the manner described above for plan participants who are holders of Class A Shares.

The price per share for Class T-3 Shares purchased for holders of Class T-3 Shares under the plan on any distribution payment date will be equal to $22.81 per Class T-3 Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T-3 Shares from $24.14 per Class T-3 Share, if there is a change; and

•	termination of any “reasonable best efforts” public offering of the Company’s Class T-3 Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class T-3 Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T-3 Shares from $24.14 per Class T-3 Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class T-3 Shares, the price per Class T-3 Share purchased for you under the plan on any distribution payment date will be equal to the “market price” of a Class T-3 Share. For these purposes, “market price” means, prior to a liquidity event, the last price at which Class T-3 Shares were offered by the Company in a “reasonable best efforts” public offering less selling commissions and dealer manager fees or, once reported, the estimated value of a Class T-3 Share. Assuming that the plan has not been terminated or suspended in connection with a liquidity event, if a liquidity event occurs, or upon another conversion event described in the Company’s charter, the Class T-3 Shares will convert into Class A Shares, and the price per Class A Share purchased for you under the plan will be determined in the manner described above for plan participants who are holders of Class A Shares.

The number of shares purchased for each participant will depend upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own or control more than 9.8% in value of our outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of our shares, without the prior approval of our board of directors.

Participants may terminate their participation in the plan at any time. A participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend, suspend or terminate the plan at any time, for any reason, including changing the purchase price of shares issued under the plan, without the prior consent of stockholders. In the event that we amend, suspend or terminate the distribution reinvestment plan, however, we will send participants notice of the change at least ten days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. Neither we nor IREIC, our Business Manager, our directors or any of their affiliates, including the dealer manager, receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan. We will not pay the distribution and stockholder servicing fee with respect to Class T Shares and Class T-3 Shares sold through our distribution reinvestment plan.

See “Material U.S. Federal Income Tax Consequences — Other Tax Considerations — Distribution Reinvestment Plan” for a discussion regarding tax effects of participating in the plan.

Share Repurchase Program (Class A, Class T and Class T-3 Shares)

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death or “qualifying disability” of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).

Repurchase Price. Subject to certain restrictions discussed below, we may make ordinary repurchases, from time to time, with respect to Class A Shares, Class T Shares and Class T-3 Shares from stockholders who have owned their shares continuously for at least a year. The repurchase price will be $21.60 per Class A Share, $21.61 per Class T Share and $21.61 per Class T-3 Share until the initial valuation date, and thereafter the repurchase price will be 96.0% of the most recent applicable estimated value per share reported by the Company. In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to $22.50 per Class A Share, $22.51 per Class T Share and $22.51 per Class T-3 Share until the initial valuation date, and thereafter the repurchase price will be equal to the most recent applicable estimated value per share reported by the Company.

Notwithstanding the foregoing, the repurchase price of the shares for ordinary repurchases and exceptional repurchases may never be greater than the then-current public offering price.

Ordinary Repurchases. In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all of his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment plan. We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase. In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases. Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to no more than 5% of the aggregate number of Class A Shares, Class T Shares and Class T-3 Shares outstanding on December 31st of the previous calendar year. In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above. Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

Exceptional Repurchases. We are authorized to use any funds to make exceptional repurchases. In addition, there is no one-year holding period applicable to exceptional repurchases. With respect to any exceptional repurchases, we must receive the repurchase request within one year after the death or qualifying disability of the stockholder. If persons are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies or becomes disabled. If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase does not apply.

In the case of exceptional repurchases upon the death of a stockholder, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance, even where the recipient subsequently registered the shares in his or her own name; or (3) in the case of the death of a beneficial owner who purchased shares and held those shares through a trust, the beneficiary of the trust, even where the beneficiary subsequently registered the shares in his or her own name, or, with respect to a revocable grantor trust, the trustee of that trust.

In order for a disability to entitle a stockholder to qualify for an exceptional repurchase upon a disability (i.e., to be a “qualifying disability”): (1) the stockholder would have to receive a determination of disability arising after the date the stockholder acquired the shares to be repurchased; and (2) the determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (a) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social

Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to qualify for an exceptional repurchase. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits; and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not entitle a stockholder to qualify for an exceptional repurchase, except in the limited circumstances when the stockholder would be awarded disability benefits by the other applicable governmental agencies described above.

General. To request repurchase, the stockholder must submit a repurchase request at least five days prior to the repurchase date. The repurchase request form is available on our website, inland-investments.com/inland-residential-trust, and also may be obtained by calling (800) 826-8228. The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed. In the case of a request for an exceptional repurchase upon the death of a stockholder, the request also must include evidence of the death of the stockholder (which includes the date of death). In the case of a request for an exceptional repurchase upon a disability, the request also must include both the stockholder’s initial application for disability benefits and documentation issued by the governmental agency demonstrating an award of the disability benefits. The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date. We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the requesting party the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares or as otherwise described herein. Further, the program is only available to those stockholders who purchased their shares from us or received the shares through a non-cash transaction, not in the secondary market. All shares presented for repurchase must be fully transferable and not subject to any liens or encumbrances, and in certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange or if we enter into a merger or other business combination which results in our stockholders receiving shares of another entity that are listed on a national securities exchange. In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program. In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change at least 30 days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate. Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases. See “Risk Factors — Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program. No fees will be paid to IREIC, our Business Manager, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program. See “Material U.S. Federal Income Tax Consequences — Other Tax Considerations — Share Repurchase Program” for a discussion regarding tax effects of participating in the plan.

INVESTMENTS THROUGH IRA ACCOUNTS

Mainstar Trust (formerly known as First Trust Company of Onaga) has agreed to act as an IRA custodian for investors of our common stock electing to hold their investment in a Traditional, ROTH or SEP IRA, or Mainstar Trust IRA. Enrollment forms must be submitted directly to Mainstar Trust in order to open a Mainstar Trust IRA.

For any Mainstar Trust IRA accountholder that makes an initial investment equal to or greater than $10,000, Mainstar Trust will waive the Mainstar Trust IRA account set-up fee, and we will pay the initial 12-month account maintenance fee. Each accountholder will be responsible for paying subsequent account maintenance fees charged by Mainstar Trust. Our payment of the initial 12-month account maintenance fee will be treated as a purchase price adjustment for our shares and will result in a lower tax basis in the shares purchased.

Further information about custodial services can be found on our website at inland-investments.com/inland-residential-trust, or may be obtained by calling (800) 826-8228. For additional information and forms regarding the establishment of a Mainstar Trust IRA account, please contact Mainstar Trust by phone at 1-800-521-9897 (customer service) or by visiting its web site at www.mainstartrust.com.

REPORTS TO STOCKHOLDERS

Our Business Manager keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, are at all times maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report contains:

•	audited income statements and balance sheets for the previous three and two years, respectively, or the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, our Real Estate Manager and IREA, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•	a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, our Real Estate Manager and IREA, occurring in the most recently completed fiscal year. Our independent directors must examine and comment on the fairness of these transactions.

Our directors, including the independent directors, are required to take reasonable steps to ensure that the annual report requirements set forth above are satisfied.

Further, we will continue to supplement this prospectus to describe any material assets that we acquire or propose to acquire during the course of this offering.

We submit appropriate tax information to the stockholders on or before January 31st of each fiscal year but we do not provide a specific reconciliation between GAAP and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. We also provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix D to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including, but not limited to, our Business Manager and our Real Estate Manager certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s-length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager and our Real Estate Manager may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. A detailed discussion of the material terms of our agreements with our Business Manager, our Real Estate Manager and other affiliates of IREIC is set forth under “Management,” above.

On December 23, 2013, we issued 8,000 shares of our common stock for $25.00 per share, or an aggregate purchase price of $200,000, to IREIC, our sponsor, in connection with our formation and our board of directors approved the issuance. No sales commission or other consideration was paid in connection with the sale. These 8,000 shares were converted into Class A Shares upon the filing of our Articles of Amendment and Restatement. On September 9, 2015, we sold to IREIC 87,680.842 Class A Shares net of sales commissions and the dealer manager fee for $22.81 per Class A Share, or an aggregate purchase price of $2.0 million.

LEGAL MATTERS

Proskauer Rose LLP, New York, NY, has passed upon legal matters in connection with our status as a REIT. Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock. Proskauer Rose LLP has relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Proskauer Rose LLP nor Venable LLP purports to represent our stockholders or potential investors, who should consult their own counsel.

EXPERTS

The consolidated balance sheets of Inland Residential Properties Trust, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule III, have been incorporated by reference herein, and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summary of gross income and direct operating expenses of The Retreat at Market Square for the year ended December 31, 2014 has also been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report related to the historical summary of gross income and direct operating expenses refers to the fact that the statement was prepared for the purpose of complying with the rules and regulations of the SEC and is not intended to be a complete presentation of revenues and expenses.

WHERE YOU CAN FIND MORE INFORMATION

We are filing a registration statement on Form S-11 with the SEC in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-199129), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 17, 2017;

•	Definitive Proxy Statement filed with the SEC on April 6, 2017 in connection with our Annual Meeting of Stockholders to be held on June 20, 2017;

•	Registration Statement on Form 8-A12G (Reg. No. 000-55765) filed with the SEC on March 23, 2017;

•	Current Report on Form 8-K/A filed with the SEC on December 16, 2015 (includes the summary select financial statements for The Retreat at Market Square and the required pro forma financial information);

•	Current Report on Form 8-K filed with the SEC on January 24, 2017;

•	Current Report on Form 8-K filed with the SEC on February 2, 2017; and

•	Current Report on Form 8-K filed with the SEC on February 17, 2017.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Sandra L. Perion, 800-826-8228. The documents also may be accessed on our website at inland-investments.com/inland-residential-trust. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC-Sponsored Entities” in the prospectus. For purposes of these tables and the related narrative information, we consider a program to be completed at the earlier of the time when affiliates of IREIC are no longer serving as the business manager, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds
Table III	Operating Results of Prior Programs
Table IV	Results of Completed Programs
Table V	Sales or Disposals of Properties

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC. For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (1) preserve and protect our stockholders’ investments; (2) acquire a quality portfolio of primarily Class A and Class B multi-family real estate assets that generate, over time, sufficient cash flow from operations to fund sustainable and predictable distributions to our stockholders; and (3) realize capital appreciation through the potential sale of our assets or other liquidity events, as described in this prospectus. In determining which prior programs share similar investment objectives with us, we primarily considered the degree of risk associated with the types of investments made by a particular prior program and whether the prior program was intended to provide capital appreciation in value over the long term and generate sufficient cash flow from operations to fund sustainable and predictable distributions to its investors. Based primarily on these factors, we determined that the following public programs have or had investment objectives similar to ours during the last ten years. Retail Properties of America, Inc., or “RPAI,” and Inland Real Estate Income Trust, Inc., or “IREIT,” primarily invest in multi-tenant shopping centers. InvenTrust Properties Corp., or “InvenTrust,” primarily invests in several segments of real estate properties. Inland Diversified Real Estate Trust, Inc., or “Inland Diversified,” also primarily invested in several segments of real estate properties.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

This Table sets forth a summary of the experience of the public IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2014 and that have similar or identical investment objectives to us. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures for IREIT are as of December 31, 2016.

	Inland Real Estate Income Trust, Inc.
	(December 31, 2016)
Dollar amount offered	$1,500,000	(A)
Dollar amount raised	$888,735	(B)
Length of offering	36 months	(C)
Months to invest 90% of amount available for investment (measured from beginning of offering)	43 months	(C)

NOTES TO TABLE I

(A)	This amount reflects the aggregate amount offered on a “reasonable best efforts” basis in the program’s initial offering. The amount does not reflect shares offered for distribution to stockholders participating in IREIT’s distribution reinvestment plan.
(B)	This figure is cumulative and is as of December 31, 2016. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment plan.
(C)	In October 2012, the program commenced an initial public offering, on a best efforts basis, of 150,000,000 shares of common stock at $10.00 per share. On October 16, 2015, the offering closed. As of December 31, 2016, 100% of the net proceeds available for investment from the initial best efforts offering were invested.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of public IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2012 and that had similar or identical investment objectives to us. Inland Diversified’s results are through December 31, 2013, the last full year prior to completion of the program. IREIT’s results are through December 31, 2016. The operating results consist of:

•	Taxable income or loss from operations;

•	Summary statements of cash flows;

•	The amount and source of cash distributions; and

•	A summary balance sheet.

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Inland Diversified Real Estate Trust, Inc. (A)

	2013		2012	2011	2010	2009
Summary Operating Results
Gross revenues		$220,208	134,335	72,115	18,198	96
Operating expenses(A)		$(168,756)	(100,067)	(55,798)	(15,680)	(396)
Operating income (loss)		$51,542	34,268	16,317	2,518	(300)
Interest expense		$(53,333)	(34,001)	(19,835)	(4,522)	0
Net income (loss)-GAAP basis		$(283)	2,616	(2,279)	(1,743)	(297)
Summary Statements of Cash Flows
Net cash flows provided by operating activities		$84,333	56,670	27,872	2,658	(342)
Net cash flows provided by (used in) investing activities		$(43,606)	(1,215,402)	(454,168)	(346,755)	(9,691)
Net cash flows provided by (used in) financing activities		$(44,793)	1,134,777	445,649	369,262	25,369
Amount and Source of Distributions
Total Distributions paid to common stockholders:		$69,824	51,767	23,641	7,031	96
Distribution data per $1,000 invested:
Total Distributions paid to common stockholders:		$60	60	60	60	60
From operations		$60	60	60	60	60
From sales of properties		$0	0	0	0	0
From all other sources (financing or offering proceeds)		$0	0	0	0	0
Summary Balance Sheet
Total assets (before depreciation)		$2,422,697	2,448,366	1,030,430	453,443	26,456
Total assets (after depreciation)		$2,327,598	2,393,523	1,010,386	450,114	26,439
Total liabilities		$1,363,778	1,412,325	524,736	224,165	3,661
Estimated per share value	$	N/A	N/A	N/A	N/A	N/A

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Inland Real Estate Income Trust, Inc. (C)

	2016	2015	2014	2013	2012
Summary Operating Results
Gross Revenues	$121,498	76,542	18,946	2,825	102
Operating expenses (B)	$108,454	(79,726)	(20,785)	(3,952)	1,144
Operating income (loss)	$13,044	(3,184)	(1,839)	(1,127)	(1,042)
Interest expense	$(21,635)	(10,339)	(2,622)	(1,408)	(98)
Net loss-GAAP basis	$(7,961)	(13,436)	(4,356)	(2,527)	(1,140)

Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	$36,203	27,080	2,922	(961)	(524)
Net cash flows used in investing activities	$(88,034)	(740,542)	(310,485)	(30,375)	(32,164)
Net cash flows (used in) provided by financing activities	$(21,151)	691,434	386,800	55,733	34,891

Amount and Source of Distributions
Total Distributions paid to common stockholders:	$52,358	42,537	10,597	998	0

Distribution data per $1,000 invested:
Total Distributions paid to common stockholders:	$60	63	60	60	0
From operations	$41	40	17	4	0
From sales of properties	$0	0	0	0	0
From all other sources (financing or offering proceeds)	$19	23	43	56	0

Summary Balance Sheet
Total assets (before depreciation)	$1,420,191	1,428,913	576,033	91,696	34,870
Total assets (after depreciation)	$1,357,560	1,401,368	569,797	90,888	34,838
Total liabilities	$703,106	710,524	218,338	38,135	35,818
Estimated per share value	$9.05	9.02	N/A	N/A	N/A

NOTES TO TABLE III

(A)	On August 23, 2012, Inland Diversified’s offering closed. On July 1, 2014, Inland Diversified merged with and into a subsidiary of Kite Realty Group Trust and ceased filing reports under the Exchange Act. The information contained in the chart above for Inland Diversified is through the last completed fiscal year prior to the merger.
(B)	Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.
(C)	On October 16, 2015, IREIT’s offering closed.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted)

This Table sets forth summary information on the results of public IREIC-sponsored prior real estate programs that have been completed since January 1, 2000 and that have similar or identical investment objectives to us. For purposes of this Table and the related narrative information, we consider a program to be completed at the earlier of the time when affiliates of IREIC are no longer serving as the business manager, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger. All figures are through the last full quarter prior to completion of the program unless otherwise noted.

Program Name	Inland Real Estate Corporation(A)	Inland Retail Real Estate Trust, Inc. (B)	Retail Properties of America, Inc. (C)	InvenTrust Properties Corp. (D)	Inland Diversified Real Estate Trust, Inc. (E)
Date program completed	07/00	12/04	11/07	03/14	07/14
Duration of program (months)	69	70	50	103	58
Dollar amount raised (F)	$532,196	$2,131,268	$4,219,693	$7,872,412	$1,099,311
Annualized Return on Investment (G)	13.16%	10.41%	9.79%	3.12%	10.98%
Median Annual Leverage	31.95%	49.75%	48.74%	42.37%	47.95%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$78,410	$286,281	$636,317	$1,373,955	$165,722

(A)	On July 1, 2000, IRC internalized the functions performed by the business manager and property manager. Assuming an investment on the first day of IRC’s initial public offering, the annualized return on investment was 13.16% on the date of the program’s completion, based upon the stock’s internalization value of $11.00. Internalization value, as used in these notes, means the value of the shares of the program as determined in connection with the self-management transaction which was a transaction among the program, its advisor and property management and not a liquidity event available to all stockholders.

On June 9, 2004, IRC listed its shares on the New York Stock Exchange (“NYSE”). Assuming an investment on the first day of IRC’s initial public offering, the annualized return on investment on the date the stock was listed on the NYSE was 13.51%, based upon the stock’s closing price of $11.95. The annualized return on investment through liquidity is calculated in these notes as (a) (i) the total amounts distributed to an investor who invested on the first day of the program’s primary offering, plus (ii) the value of the stock at the date of liquidity, minus (b) the offering price paid by such investor, divided by (c) the offering price paid by such investor, divided by (d) the number of years from the first day of the program’s primary offering to the date of liquidity. The calculation excludes any underwriting fees and commissions disclosed to investors. The approximate total distributions paid by IRC through June 9, 2004 ($365 million), plus the aggregate value of all IRC shares outstanding as of June 9, 2004, based upon the stock’s closing price of $11.95, was equal to $1.0 billion.

(B)	On December 29, 2004, IRRETI internalized the functions performed by the business manager and property managers. Assuming an investment on the first day of IRRETI’s initial public offering, the annualized return on investment was 10.41% on the date of the program’s completion, based upon the stock’s internalization value of $10.00.

On February 27, 2007, IRRETI and DDR merged and IRRETI stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR. Assuming an investment on the first day of IRRETI’s initial public offering, the annualized return on investment on the date the merger with DDR closed was 15.34%. The approximate total distributions paid by IRRETI through February 27, 2007 ($872 million), plus the aggregate consideration received by all IRRETI stockholders as of February 27, 2007, was equal to $4.5 billion.

(C)	On November 15, 2007, RPAI became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. Assuming an investment on the first day of RPAI’s initial public offering, the annualized return on investment was 9.79% on the date of the program’s completion, based upon the stock’s internalization value of $10.50.

On April 5, 2012, RPAI listed a portion of its outstanding shares of Class A common stock on the NYSE. The remaining outstanding shares of Class A common stock were listed on October 5, 2012, April 5, 2013 and October 7, 2013. Assuming an investment on the first day of RPAI’s initial public offering, the annualized return on investment on the date the stock was fully listed on the NYSE was 1.03%, based upon the stock’s closing price of $13.75 (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $5.50 per share). The approximate total distributions paid by RPAI through October 7, 2013 ($1.7 billion), plus the aggregate value of all RPAI shares outstanding as of October 7, 2013, based upon the stock’s closing price of $13.75 (which, without giving effect to the reverse stock split or stock dividend, is equivalent to $5.50 per share), was equal to $5.0 billion.

(D)	On March 12, 2014, InvenTrust agreed with its business manager to terminate its business management agreement, hired all of its business manager’s employees, and acquired the assets necessary to conduct the functions previously performed by its business manager. Assuming an investment on the first day of InvenTrust’s initial public offering, the annualized return on investment was 3.12% on the date of the program’s completion, based upon the stock’s estimated value of $6.94.

InvenTrust stock has not been listed on any national trading exchange, and the company has not had a full liquidity event, as of the date of this prospectus. As a result, the annualized return on investment as of the date of a liquidity event is not determinable at this time. On February 3, 2015, InvenTrust distributed 95% of the outstanding shares of common stock of Xenia Hotels and Resorts, Inc. (“Xenia”), previously a wholly-owned subsidiary of InvenTrust, formerly known as Inland American Lodging Group, Inc., by way of a taxable pro rata special distribution to InvenTrust stockholders of record on January 20, 2015, the record date of the distribution. As a result of the special distribution, each InvenTrust stockholder received one share of Xenia common stock for every eight shares of InvenTrust common stock held by such stockholder. On February 4, 2015, Xenia completed its spin-off into a new, publicly-traded lodging REIT. As a result of the spin-off, Xenia became a self-managed REIT and listed its shares of common stock on the NYSE under the symbol “XHR.” On April 21, 2017, the closing price of Xenia’s common stock on the NYSE was $17.45 per share or $2.18 for each share of InvenTrust common stock owned by the stockholder.

On April 28, 2016, InvenTrust completed the spin-off of Highlands REIT, Inc. (“Highlands”), previously a wholly-owned subsidiary of InvenTrust, and distributed 100% of the outstanding shares of common stock of Highlands by way of a taxable pro rata distribution to InvenTrust stockholders of record on April 25, 2016, the record date of the distribution. As a result of the distribution, each InvenTrust stockholder received one share of Highlands common stock for every share of InvenTrust common stock held by such stockholder. As a result of the spin-off, Highlands became a self-managed REIT. On April 28, 2016, Highlands announced that its board of directors determined an estimated share value of $0.36 per share as of April 28, 2016. On January 4, 2017, Highlands announced that its board of directors determined a new estimated share value of $0.35 per share as of December 31, 2016.

InvenTrust’s approximate total cash distributions through December 31, 2016, plus distributions of Xenia common stock and Highlands common stock pursuant to the spin-offs described above, was equal to $5.4 billion (the “InvenTrust Approximate Total Distributions”). The InvenTrust Approximate Total Distributions, plus the aggregate value of all InvenTrust shares outstanding as of June 30, 2016, based upon the estimated value of $3.14 per InvenTrust share as of May 1, 2016, was equal to $8.1 billion.

(E)	On July 1, 2014, Inland Diversified merged with and into a subsidiary of Kite. As a result of the merger, each share of Inland Diversified’s common stock was converted into the right to receive 1.707 newly issued shares of Kite common stock. Based on a closing price of $6.40 per share of Kite’s common stock on July 2, 2014, the Inland Diversified shares of common stock were valued at approximately $10.92 per share. The approximate total distributions paid by Inland Diversified through July 1, 2014 ($193 million), plus the aggregate value of the Kite shares received by all Inland Diversified stockholders as of July 2, 2014, based upon a closing price of $6.40 per share of Kite’s common stock, was equal to $1.5 billion.
(F)	The dollar amount raised excludes cash proceeds from the sale of shares pursuant to the program’s distribution reinvestment plan.
(G)	Calculated as (a) (i) the total amounts distributed to an investor who invested on the first day of the program’s primary offering plus (ii) the value of the stock at the date of the program’s completion, minus (b) the offering price paid by such investor, divided by (c) the offering price paid by such investor, divided by (d) the number of years from the first day of the program’s primary offerings to the date of the program’s completion. The calculation excludes any underwriting fees and commissions disclosed to investors.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

InvenTrust, Inland Diversified and IREIT were the only public IREIC-sponsored prior real estate programs for which affiliates of IREIC were responsible for managing the day-to-day operations of the entity since January 1, 2014 and which had similar or identical investment objectives to us. Results of Inland Diversified and InvenTrust are not provided because the last full year prior to completion of each of these programs was December 31, 2013. IREIT is presently managed by affiliates of IREIC but has not sold or disposed of any of its properties.

APPENDIX B

FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Inland Residential Properties Trust, Inc. (the “Company”), as a service to its stockholders, hereby offers participation in its fourth amended and restated distribution reinvestment plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock, including shares of the Company’s Class A common stock (the “Class A Shares”), Class T common stock (the “Class T Shares”) and Class T-3 common stock (the “Class T-3 Shares”). Stockholders who choose not to participate in the Plan will receive distributions, in the form declared and paid by the Company.

Purchases of shares will be made directly from the Company and shall be made in the same class as the shares on which the participant received the cash distributions that are being reinvested through the Plan, i.e., distributions paid on Class A Shares will be used to purchase additional Class A Shares, distributions paid on Class T Shares will be used to purchase additional Class T Shares and distributions paid on Class T-3 Shares will be used to purchase additional Class T-3 Shares.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

The following question-and-answer statements define the Company’s Plan, effective as of February 17, 2017.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple and convenient way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock.

Maximum Ownership of Shares. To maintain the Company’s qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test, its charter provides that no person may own more than 9.8% in value of its outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of its shares, without the prior approval of the Company’s board of directors. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own more than 9.8% in value of the Company’s outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of its shares, without the prior approval of the Company’s board of directors, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.	What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest cash distributions on a percentage of the shares of common stock you own and continue to receive distributions in the form declared and paid by the Company on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only that percentage of your shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.	What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•	You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive distributions in the form declared and paid by the Company for those shares of common stock that you choose not to enroll in the Plan.

•	No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan resulting in a lower purchase price than you would otherwise pay if you acquired shares in our primary offering. In addition, no fees will be paid to Inland Real Estate Investment Corporation, Inland Residential Business Manager & Advisor, Inc., our directors or any of their affiliates in connection with purchases under the Plan.

•	Your funds will be fully invested because the Plan permits fractions of shares of common stock to be purchased for you and registered in your name. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and registered in your name.

•	Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•	You will be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock purchased for you as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company’s current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company’s current and accumulated earnings and profits and the tax basis in your shares of common stock). Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•	You may not know the actual number of shares of common stock purchased for you as a result of the reinvestment of cash distributions until after the applicable Distribution Payment Date, as defined in Question 16.

•	You may incur brokerage commissions, fees and income taxes, as described in Question 20.

•	We may amend, suspend, modify or terminate the Plan at any time, without the prior consent of participants in the Plan.

Administration

4.	Who administers the Plan for participants?

DST Systems, Inc. (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in your name.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

For answers to questions regarding the Plan and to request Plan forms, please contact the Company at (800) 826-8228.

Eligibility and Enrollment

5.	Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful, or where it is unduly burdensome, for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 26).

6.	When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 12.

7.	What happens if a participant’s financial condition changes after enrollment?

You must notify the Administrator in the event that, at any time during your participation in the Plan, there is any material change in your financial condition, as compared to information previously provided to your broker or financial advisors, or inaccuracy of any representation under the subscription agreement for your initial purchase of securities, including specifically with respect to the concentration limits applicable to residents of certain states. A “material change” also includes any anticipated or actual material decrease in your net worth or annual gross income, or any other material change in circumstances that may be likely to cause you to fail to meet the minimum income and net worth standards or the concentration limits set forth in the Company’s prospectus for your initial purchase of shares or cause your broker or financial advisor to determine that an investment in shares of the Company’s common stock is no longer suitable and appropriate for you.

8.	How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement or submitting a distribution election form. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

You should send any original subscription agreement to the address indicated on your subscription agreement. You should send any distribution election forms to the address set forth on the form.

9.	Is partial participation possible under the Plan?

Yes. You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.

10.	For what reinvestment options does the Election Form provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. The Plan also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the percentage of shares of common stock you do wish enrolled.

11.	How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution election form and returning it to the Administrator at the address set forth on the form. Any change in reinvestment option must be received by the Administrator not later than five days prior to the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 12, 14 and 16).

12.	When does enrollment in the Plan become effective?

Your signed subscription agreement will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•	If your signed subscription agreement is received by the Administrator prior to or on a record date, reinvestment of distributions on your enrolled shares of common stock will begin with the Distribution Payment Date for that record date.

For a discussion of record dates and Distribution Payment Dates, see Questions 14 and 16.

Costs

13.	Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 20). Distribution and stockholder servicing fees will not be paid on Class T Shares or Class T-3 Shares purchased under the Plan.

Purchases

14.	When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. The Company’s board of directors will establish Distribution Payment Dates and corresponding record dates.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

15.	What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

16.	When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Shares generally will be purchased for you and registered in your name on the Distribution Payment Date.

17.	What will be the price of the shares purchased under the Plan?

The price per share for the Class A Shares purchased for holders of Class A Shares under the Plan on any Distribution Payment Date will be equal to $23.75 per Class A Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change; and

•	termination of any “reasonable best efforts” public offering of the Company’s Class A Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class A Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class A Shares from $25.00 per Class A Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class A Shares, the price per Class A Share purchased for you under the Plan on any Distribution Payment Date will be equal to one of the following: (i) until such time as the Company reports an estimated value of its Class A Shares, 95% of the last price at which Class A Shares were offered by the Company in a “reasonable best efforts” public offering of its shares; (ii) once reported, the estimated value of a Class A Share; or (iii) assuming that the Plan has not been terminated or suspended in connection with a listing, if a listing occurs, the average daily open and close sales price per Class A Share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Distribution Payment Date.

The price per share for Class T Shares purchased for holders of Class T Shares under the Plan on any Distribution Payment Date will be equal to $22.81 per Class T Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change; and

•	termination of any “reasonable best efforts” public offering of the Company’s Class T Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class T Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T Shares from $23.95 per Class T Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class T Shares, the price per Class T Share purchased for you under the Plan on any Distribution Payment Date will be equal to the “market price” of a Class T Share. For these purposes, “market price” means, prior to a liquidity event, the last price at which Class T Shares were offered by the Company in a “reasonable best efforts” public offering less selling commissions and dealer manager fees or, once reported, the estimated value of a Class T Share. Assuming that the Plan has not been terminated or suspended in connection with a liquidity event, if a liquidity event occurs, or upon another conversion event described in the Company’s charter, the Class T Shares will convert into Class A Shares, and the price per Class A Share purchased for you under the Plan will be determined in the manner described above for Plan participants who are holders of Class A Shares.

The price per share for Class T-3 Shares purchased for holders of Class T-3 Shares under the Plan on any Distribution Payment Date will be equal to $22.81 per Class T-3 Share until the earlier of:

•	the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T-3 Shares from $24.14 per Class T-3 Share, if there is a change; and

•	termination of any “reasonable best efforts” public offering of the Company’s Class T-3 Shares, unless followed by a subsequent “reasonable best efforts” public offering of Class T-3 Shares.

After the earlier of (1) the change of the public offering price in a public “reasonable best efforts” offering of the Company’s Class T-3 Shares from $24.14 per Class T-3 Share, if there is a change, and (2) termination of all “reasonable best efforts” public offerings of the Company’s Class T-3 Shares, the price per Class T-3 Share purchased for you under the Plan on any Distribution Payment Date will be equal to the “market price” of a Class T-3 Share. For these purposes, “market price” means, prior to a liquidity event, the last price at which Class T-3 Shares were offered by the Company in a “reasonable best efforts” public offering less selling commissions and dealer manager fees or, once reported, the estimated value of a Class T-3 Share. Assuming that the Plan has not been terminated or suspended in connection with a liquidity event, if a liquidity event occurs, or upon another conversion event described in the Company’s charter, the Class T-3 Shares will convert into Class A Shares, and the price per Class A Share purchased for you under the Plan will be determined in the manner described above for Plan participants who are holders of Class A Shares.

18.	How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 17. A number of shares of common stock, including fractions computed to three decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 20 and Question 21), divided by the applicable purchase price per share, will be purchased for you and registered in your name. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own more than 9.8% in value of its outstanding stock, or 9.8% in value or in number (whichever is more restrictive) of each class of its shares, unless those limitations are waived by the Company’s board of directors.

19.	Will shares purchased through the Plan earn distributions?

Yes. All shares purchased through the Plan, including fractional shares, will be entitled to any cash distributions when and as declared by the Company. Only shares of common stock held as of a record date for a given distribution are entitled to that distribution.

Taxes

20.	What are the U.S. federal income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the U.S. federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1) Cash distributions reinvested under the Plan are, in effect, treated for U.S. federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for U.S. federal income tax purposes as having received, on the Distribution Payment Date, a distribution equal to the sum of (a) the fair market value of any common stock purchased under the Plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the Plan, and such distribution (provided it is not designated as a capital gain dividend or qualified dividend income) will constitute a taxable dividend to the extent of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) allocable to the distribution. Distributions in excess of the Company’s current and accumulated earnings and profits first will constitute a tax-deferred return of capital that reduces the tax basis in your shares, but not below zero, and then capital gain to the extent the excess distribution exceeds the tax basis in your shares.

(2) The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was purchased for you and registered in your name.

(3) The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were purchased for you and registered in your name (see Question 16).

(4) A gain or loss may be recognized upon your disposition of common stock purchased through the Plan. The amount of gain or loss recognized will be the difference between the cash and fair market value of property received for the whole or fractional shares of common stock and your tax basis in the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for U.S. federal income tax purposes as a capital gain or loss.

21.	How are U.S. federal income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and fail to certify that you are not subject to backup withholding, then the Administrator is required by law under the backup withholding rules to withhold taxes from the amount of distributions and the proceeds from any sale of your shares. Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder you must provide the required U.S. federal income tax certifications to establish your status as a non-U.S. stockholder in order for backup withholding not to apply to you. You also must provide the required certifications if you wish to claim the benefit of exemptions from U.S. federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the Plan whose dividends are subject to U.S. federal income tax withholding, the appropriate amount will be withheld and the balance will be applied to purchase shares of common stock, which will be registered in your name.

Reports to Participants

22.	What kinds of reports will be sent to participants in the Plan?

On a quarterly basis, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for U.S. federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 24 and 25 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator five business days prior to the next Distribution Payment Date.

Certificates for Shares

23.	Will certificates be issued for shares purchased?

No. Shares of the Company’s common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company’s common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be registered in your name. The number of shares of common stock registered in your name will be shown on your statement of your account.

Termination of Participation

24.	When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. Any distributions earned subsequent to the effective date of your termination will be paid to you in cash unless you re-enroll in the Plan.

25.	How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so. An election form should be sent to the address set forth on the election form.

26.	May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions.

27.	What happens when a participant’s share repurchase request is dishonored or partially dishonored by the Company?

If you make a share repurchase request that is dishonored or partially dishonored by the Company, your participation in the Plan will automatically be terminated as of the date that the request is dishonored. Any distributions earned subsequent to the effective date of your termination will be paid to you in cash unless you re-enroll in the Plan.

Sales of Shares

28.	What happens when a participant sells or transfers all of his or her shares?

If you sell or transfer all the shares registered in your name, your participation in the Plan will automatically terminate. Any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the record date and before the Distribution Payment Date), will be paid in cash.

29.	What happens when a participant sells or transfers some but not all of his or her shares?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a percentage of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50% of the 100 shares registered in your name, and then you transferred or sold 20 shares, the Company would continue to reinvest the distributions on 40 shares. If instead, you transferred or sold 80 shares, the Company would continue to reinvest the distributions on 10 shares.

Other Information

30.	What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

31.	May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without the prior consent of participants in the Plan. In the event that the Company amends, suspends or terminates the Plan, however, the Company will mail participants notice of the change at least ten calendar days prior to the change, and the Company will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.

APPENDIX C-1A

GENERAL SUBSCRIPTION AGREEMENT

C-1A-1

Inland Residential Properties Trust, Inc.
The Inland name and logo are SUBSCRIPTION AGREEMENT registered trademarks being used under license.
Regular Mail ~ P.O. Box 219182, Kansas City, Missouri 64121-9182
Overnight Delivery ~ 430 W. 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228
Please read this Subscription Agreement and the Terms and Conditions of the Offering set forth in the prospectus, as supplemented to date, before signing.
AN INVESTMENT IN INLAND RESIDENTIAL PROPERTIES TRUST, INC. (THE “COMPANY”) CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.
A—INVESTMENT
1. Minimum initial investment is $3,000; $1,000 for qualified accounts.
Total Invested: $
2. Method of Payment:
FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Please send the completed and executed subscription agreement and your check made payable to: Inland Residential Properties Trust, Inc. to the address above.
CHECK ENCLOSED—Make check payable to Inland Residential Properties Trust, Inc. (We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.)
FUNDS WIRED
FUNDS SENT SEPARATELY
FOR CUSTODIAL OWNERSHIP ACCOUNTS:
Checks should be made payable to the Custodian and sent along with the completed and executed subscription agreement to the Custodian.
FUNDS WIRED
FUNDS SENT SEPARATELY
3. This is an:
INITIAL INVESTMENT
ADDITIONAL INVESTMENT TO ACCOUNT #
Complete all sections except B and D or complete the separate simplified Additional Investment Subscription Agreement.
Minimum additional investment is $1,000.
4. Type of Purchase: Please consult with your financial advisor regarding the type of purchase and commission structure of your investment. Check one of the following options. The prospectus contains additional information regarding the different class shares.
CLASS A SHARES
For purchases of Class A shares without selling commissions, please check the box below, if applicable:
Registered Representative Purchase (Net of Selling Commission). Representative will not receive selling commission.
Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “WRAP” fee feature for advisory and related brokerage services. No sales commissions are paid on these accounts.
CLASS T SHARES
CLASS T-3 SHARES
5. Volume Discount Qualification:
Check if purchase qualifies for volume discount breakpoint. See prospectus for additional information.
5080SA-4 Page 1 of 6 4/10/2017

B - TYPE OF OWNERSHIP

Please complete either section 1 or 2.

1. NON-CUSTODIAL ACCOUNT TYPE

- ☐ **Individual Ownership**
  - ☐ Transfer on Death *(Complete TOD Form)*
- ☐ **Joint Tenants with Rights of Survivorship***
  - ☐ Transfer on Death *(Complete TOD Form)*
- ☐ **Tenants in Common***
- ☐ **Tenants by Entirety***
- ☐ **Community Property***
- ☐ **Trust** *(Include Trust Certification or Trust Documents)*
  - ☐ Revocable ☐ Irrevocable
- ☐ **Pension or PSP** *(Plan Documents Required)*
- ☐ **UTMA / UGMA**
  - State of ______________________________
  - Guardian ______________________________
- ☐ **Corporate Ownership** *(Corporate Resolution Required)*
  - ☐ C-Corp ☐ S-Corp
- ☐ **LLC Ownership** *(LLC Agreement Required)*
- ☐ **Other** ______________________________

* All Parties Must Sign

2. CUSTODIAL ACCOUNT TYPE

- ☐ **Traditional IRA**
- ☐ **Beneficiary IRA**
  - Decedent Name ______________________________
  - Date of Death ______________________________
- ☐ **Roth IRA**
- ☐ **SEP IRA**
- ☐ **Brokerage Account**
- ☐ **Pension or PSP**
- ☐ **Other** ______________________________

Custodian Information *(To be completed by Custodian)*

Custodian Name ______________________________

Custodian Address ______________________________

____

____

Custodian Tax ID # ______________________________

Custodian Account # ______________________________

Custodian Telephone # ______________________________

C - INVESTOR INFORMATION

1. **INVESTOR/BENEFICIAL OWNER** Mr. ☐ Mrs. ☐ Ms. ☐

   Investor/Trustee/Administrator/UTMA/UGMA Minor's Name

   ______________________________ **Date of Birth** ____________

   First Middle Last MM/DD/YYYY

2. **Social Security/Tax ID #** ______________________________

4. **CO-INVESTOR/BENEFICIAL OWNER** Mr. ☐ Mrs. ☐ Ms. ☐

   ______________________________ **Date of Birth** ____________

   First Middle Last MM/DD/YYYY

5. **Social Security/Tax ID #** ______________________________

   ____

   City ____________ **State** ______ **Zip** ______

8. **Alternate Mailing Address** - P.O. Boxes are Acceptable ______________________________

   City ____________ **State** ______ **Zip** ______

9. **Telephone Number** ______________________________ ☐ Home ☐ Cell ☐ Work

5080SA-4

Page 2 of 6

B - TYPE OF OWNERSHIP
Please complete either section 1 or 2.
1. NON-CUSTODIAL ACCOUNT TYPE
2. CUSTODIAL ACCOUNT TYPE
Individual Ownership
Traditional IRA
Transfer on Death (Complete TOD Form)
Beneficiary IRA
Joint Tenants with Rights of Survivorship*
Decedent Name
Transfer on Death (Complete TOD Form)
Date of Death
Tenants in Common*
Roth IRA
Tenants by Entirety*
SEP IRA
Community Property*
Brokerage Account
Trust (Include Trust Certification or Trust Documents)
Pension or PSP
Revocable
Irrevocable
Other
Pension or PSP (Plan Documents Required)
Custodian Information (To be completed by Custodian)
UTMA / UGMA
Custodian Name
State of
Custodian Address
Guardian
Corporate Ownership (Corporate Resolution Required)
C-Corp
S-Corp
Custodian Tax ID #
LLC Ownership (LLC Agreement Required)
Custodian Account #
Other
Custodian Telephone #
* All Parties Must Sign
C - INVESTOR INFORMATION
1. INVESTOR/BENEFICIAL OWNER
Mr.
Mrs.
Ms.
Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name
Date of Birth
First
Middle
Last
MM/DD/YYYY
2. Social Security/Tax ID #
3. Citizenship Status (Required)
U.S. Citizen
Resident Alien
Non-Resident Alien
*If non-resident alien, investor must submit an original of the appropriate Form W-8 (W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.
4. CO-INVESTOR/BENEFICIAL OWNER
Mr.
Mrs.
Ms.
Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Guardian’s Name
Date of Birth
First
Middle
Last
MM/DD/YYYY
5. Social Security/Tax ID #
6. If Trust/Pension/PSP or Other Entity, Please Provide Complete Title - See Section B-1 for documentation requirements
Tax ID #
OR Social Security #
Date of Trust/Pension/PSP/Other
7. Residence Address - Required by Law - No P.O. Boxes
City
State
Zip
8. Alternate Mailing Address - P.O. Boxes are Acceptable
City
State
Zip
9. Telephone Number
Home
Cell
Work
5080SA-4

D - DISTRIBUTION OPTIONS
SELECT ONE DISTRIBUTION PAYMENT OPTION (will default to Residence Address or Custodian if an option is not selected):
1. FOR NON-CUSTODIAL OWNERSHIP:
Distribution Reinvestment Plan (See Prospectus for details)
Mail to Residence Address
Mail Distributions to a Third Party (Complete Section Below)
Name of Bank, Brokerage Firm, or Individual
Mailing Address
City
State
Zip
Account#
Send Distributions via ACH
I (we) hereby authorize Inland Residential Properties Trust, Inc. (The “Company”) to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated in Section D of the Subscription Agreement. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.
This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.
Checking (Enclose a VOIDED check)
A. Routing #
B. Account #
Savings (Provide a letter from your bank)
(Please attach a pre-printed VOIDED check as shown below)
John Adams 01/02
1234 Main Street
New York, NY 12345-0000
123
12-34/1234
PAY TO THE ORDER OF $
DOLLARS
Checking Savings Investments Bank
New York, NY 12345-0000
FOR
123456789
1234567899
0123
A. B.
2. FOR CUSTODIAL OWNERSHIP:
Distribution Reinvestment Plan (See Prospectus for details)
Mail to the Custodian
E - ELECTRONIC DELIVERY
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet website. You may access and print all documents provided through this service. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us at a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
1. Yes, I consent to the electronic delivery of documents including the prospectus and prospectus supplements.
E-mail Address (Required)
Signature (Alabama residents only):
5080SA-4

F - INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES
1. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:
PLEASE NOTE: Items (A) through (D) below MUST BE INITIALED by the investor(s), and if applicable, the trustee or administrator from ALL states and jurisdictions. Items (E) through (T) must be initialed if you reside in one of the applicable states listed below.
Initials
Investor Co-Investor
(A) I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented, relating to the shares, wherein the terms and conditions of the offering of the shares as described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Initials not required for residents of the State of Minnesota.)
(B) I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In addition to the foregoing general suitability standards, I (we) meet, and have represented as such below, the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
(C) I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.
Initials Please initial the appropriate box if you reside in one of the states listed below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.
Investor Co-Investor
(E) For Alabama residents: In addition to the general suitability requirements described above, this investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.
(F) For California residents: In addition to the general suitability requirements described above, the investor’s maximum investment in our common shares will be limited to 10% of the investor’s net worth. In addition, California investors must have either, (i) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (ii) a minimum liquid net worth of at least $250,000.
(G) For Iowa residents: In addition to the general suitability requirements described above, an Iowa investor must have either (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (ii) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.
(H) For Kansas residents: In addition to the general suitability requirements described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should not invest, in the aggregate, more than 10% of their liquid net worth in this and other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
(I) For Kentucky residents: In addition to the general suitability requirements described above, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliate’s non-publicly traded real estate investment trusts.
(J) For Maine residents: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
(K) For Massachusetts residents: In addition to the general suitability requirements described above, the investor’s maximum in- vestment in the issuer and its affiliates and other illiquid direct participation programs cannot exceed 10% of the Massachusetts resident’s liquid net worth.
(L) For Michigan residents: The maximum investment allowable in the Company for a Michigan investor is 10% of his or her net worth.
(M) For Missouri residents: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.
(N) For Nebraska residents: Investors must have either (i) a minimum net worth of $100,000 and minimum annual income of $70,000 or (ii) a minimum net worth of $350,000. The investor’s maximum aggregate investment in the issuer and other non-publicly traded real estate investment programs cannot exceed 10% of the investor’s net worth (excluding home, home furnishings, and automobiles).
5080SA-4 Page 4 of 6

Initials Investor Co-Investor (O) For New Jersey residents: New Jersey investors must have either, (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth. (P) For North Dakota residents: The Company’s common shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in the Company and that they meet one of the general suitability standards described above. (Q) For Ohio residents: An Ohio investor’s aggregate investment in the Company’s common shares, shares of the Company’s affiliates, and in other non-traded investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (R) For Oregon, Pennsylvania and Washington residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Oregon, Pennsylvania or Washington resident’s net worth. (S) For New Mexico residents: A New Mexico investor’s aggregate investment in the Company’s common shares, shares of the Company’s affiliates, and in other non-traded real estate investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (T) For Tennessee residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the Company’s common shares and the Company’s affiliates shall not exceed 10% of the resident’s net worth. As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and InPoint Commercial Real Estate Income, Inc., but does not include (i) InvenTrust Properties Corp., a REIT previously sponsored by IREIC, which internalized its management in March 2014, (ii) IRC Retail Centers LLC, an entity previously sponsored by IREIC, or (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange. 2. THE UNDERSIGNED CERTIFIES, under penalties of perjury, (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. See Form W-9 instructions at http://www.irs.gov Exempt payee code (if any) Exemption from FATCA reporting code (if any) BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, AS SUPPLEMENTED, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. For Custodian Use - Affix Medallion Date Signature Guarantee Stamp Here. Signature - Investor/Trustee/Administrator/POA* MM/DD/YYYY Print Name - Investor/Trustee/Administrator/POA Date Signature - Co-Investor/Co-Trustee (If Applicable) MM/DD/YYYY Print Name - Co-Investor/Co-Trustee *Must Include Supporting Document(s) Signature - Custodian I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES. 5080SA-4 Page 5 of 6

G - BROKER DEALER - REGISTERED REPRESENTATIVE
1. BROKER DEALER DATA - To be completed by selling registered representative or RIA.
Registered Representative Name Mr. Mrs. Ms.
Joint Representative Name Mr. Mrs. Ms.
Mailing Address
City State Zip
Registered Representative Telephone Registered Representative E-mail
Broker Dealer Name
OR
RIA Firm Name
Broker Dealer Rep ID # (Required)
Broker Dealer Branch # (Required)
Broker Dealer Client Account #
The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) if applicable, have discussed such higher suitability as may be required or recommended by certain states as set forth in Section F of this subscription agreement; and (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
The undersigned Registered Representative further represents and certifies that, in connection with this subscription for shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.
Signature - Registered Representative or RIA (Required) Signature - Broker Dealer (If Required by Broker Dealer)
Signature - Joint Registered Representative (If Applicable)
For Non-Custodial Ownership Accounts: Please send the completed and executed subscription agreement and your check made payable to:
INLAND RESIDENTIAL PROPERTIES TRUST, INC. to the address below.
For Custodial Ownership Accounts: Checks should be made payable to the custodian and sent along with the completed and executed subscription agreement to the custodian.
Regular Mail P.O. Box 219182, Kansas City, Missouri 64121-9182
Overnight Delivery 430 W. 7th Street, Kansas City, Missouri 64105 800.826.8228
5080SA-4 Page 6 of 6

APPENDIX C-1B

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT

C-1B-1

INLAND Inland Residential Properties Trust, Inc.
The Inland name and logo are registered trademarks
being used under license.
Inland Residential Properties Trust, Inc.
SUBSCRIPTION AGREEMENT FOR ADDITIONAL SHARES OF INLAND RESIDENTIAL
Regular Mail ~ P.O. Box 219182, Kansas City, Missouri 64121-9182 Overnight Delivery ~ 430 W. 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228
This form may be used by any current stockholder in Inland Residential Properties Trust, Inc. (“Inland Residential” or the “Company”) who desires to purchase additional shares of the same share class of Inland Residential common stock currently owned and who purchased his, her or its shares from Inland Residential. Stockholders who elect to purchase shares in a new share class must complete the Inland Residential initial Subscription Agreement. Stockholders who acquired shares through a transfer of ownership or transfer on death and who wish to make an additional investment must complete the Inland Residential initial Subscription Agreement.
A - INVESTMENT / REGISTRATION
1. Amount of Additional Purchase: $ Existing Account Number:
2. Existing Account Registration (Name on Account):
Social Security/Tax ID #:
3. Method of Payment: CHECK ENCLOSED FUNDS WIRED FUNDS SENT SEPARATELY
4. Volume Discount (if applicable):
Check if purchase qualifies for volume discount breakpoint. See prospectus for additional information.
Inland Residential will pay distributions per your existing instructions. To make changes to your distribution payments, please complete the Inland Residential Change of Distribution Form.
B - INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES
The undersigned acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:
PLEASE NOTE: Items (A) through (E) below MUST BE INITIALED by the investor(s), and if applicable, the trustee or administrator from ALL states and jurisdictions. Items (F) through (U) must be initialed if you reside in one of the applicable states listed below.
Initials Investor Co-Investor
(A) I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented, relating to the shares, wherein the terms and conditions of the offering of the shares as described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Initials not required for residents of the State of Minnesota.)
(B) I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In addition to the foregoing general suitability standards, I (we) meet, and have represented as such below, the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
(C) I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.
(E) Except as may otherwise be set forth herein, I (we) hereby confirm that all information and representations made in my (our) Inland Residential initial Subscription Agreement are correct.
5090SAAS Page 1 of 3 4/10/2017

Please initial the appropriate box if you reside in one of the states listed below. In each case, these special suitability standards exclude from the Initials calculation of net worth the value of the investor’s home, home furnishings and automobiles. Investor Co-Investor (F) For Alabama residents: In addition to the general suitability requirements described above, this investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates. (G) For California residents: In addition to the general suitability requirements described above, the investor’s maximum investment in our common shares will be limited to 10% of the investor’s net worth. In addition, California investors must have either, (i) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (ii) a minimum liquid net worth of at least $250,000. (H) For Iowa residents: In addition to the general suitability requirements described above, an Iowa investor must have either (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (ii) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities. (I) For Kansas residents: In addition to the general suitability requirements described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should not invest, in the aggregate, more than 10% of their liquid net worth in this and other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. (J) For Kentucky residents: In addition to the general suitability requirements described above, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliate’s non-publicly traded real estate investment trusts. (K) For Maine residents: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. (L) For Massachusetts residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates and other illiquid direct participation programs cannot exceed 10% of the Massachusetts resident’s liquid net worth. (M) For Michigan residents: The maximum investment allowable in the Company for a Michigan investor is 10% of his or her net worth. (N) For Missouri residents: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division. (O) For Nebraska residents: Investors must have either (i) a minimum net worth of $100,000 and minimum annual income of $70,000 or (ii) a minimum net worth of $350,000. The investor’s maximum aggregate investment in the issuer and other non-publicly traded real estate investment programs cannot exceed 10% of the investor’s net worth (excluding home, home furnishings, and automobiles). (P) For New Jersey residents: New Jersey investors must have either, (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth. (Q) For North Dakota residents: The Company’s common shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in the Company and that they meet one of the general suitability standards described above. (R) For Ohio residents: An Ohio investor’s aggregate investment in the Company’s common shares, shares of the Company’s affiliates, and in other non-traded investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (S) For Oregon, Pennsylvania and Washington residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Oregon, Pennsylvania or Washington resident’s net worth. (T) For New Mexico residents: A New Mexico investor’s aggregate investment in the Company’s common shares, shares of the Company’s affiliates, and in other non-traded real estate investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (U) For Tennessee residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the Company’s common shares and the Company’s affiliates shall not exceed 10% of the resident’s net worth. As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and InPoint Commercial Real Estate Income, Inc., but does not include (i) InvenTrust Properties Corp., a REIT previously sponsored by IREIC, which internalized its management in March 2014, (ii) IRC Retail Centers LLC, an entity previously sponsored by IREIC, or (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange. 5090SAAS Page 2 of 3

THE UNDERSIGNED CERTIFIES, under penalties of perjury, (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all inter- est or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
See Form W-9 instructions at http://www.irs.gov
Exempt payee code (if any)
Exemption from FATCA reporting code (if any)
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU AC- KNOWLEDGE RECEIPT OF THE PROSPECTUS, AS SUPPLEMENTED, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.
THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
Medallion Signature Guarantee
Date
REQUIRED
Signature - Investor/Trustee/Administrator/POA*
MM/DD/YYYY
Print Name - Investor/Trustee/Administrator/POA
Date
Signature - Co-Investor/Co-Trustee (If applicable)
MM/DD/YYYY
All signatures must be medallion signature guaranteed
Print Name - Co-Investor/Co-Trustee
Signature - Custodian
*Must Include Supporting Document(s)
I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
C - REGISTERED REPRESENTATIVE - BROKER DEALER
1. Registered Representative (to be completed by selling Registered Representative)
Print Name of Registered Representative
Representative and Branch ID #
2. Registered Investment Advisor (RIA) Representative (to be completed by RIA Representative)
Print Name of RIA Representative
RIA Representative #
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Inland Residential that I have reason- able grounds for believing that the additional purchase of the shares by the investor is a suitable and appropriate investment for this investor.
Signature - Registered Representative or RIA (Required)
Signature of Broker-Dealer (if applicable)
5090SAAS

APPENDIX C-1C

ESCROW SUBSCRIPTION AGREEMENT

C-1C-1

Inland Residential Properties Trust, Inc.
The Inland name and logo are ESCROW SUBSCRIPTION AGREEMENT registered trademarks being used under license.
Regular Mail ~ P.O. Box 219182, Kansas City, Missouri 64121-9182
Overnight Delivery ~ 430 W. 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228
Please read this Subscription Agreement and the Terms and Conditions of the Offering set forth in the prospectus, as supplemented to date, before signing.
AN INVESTMENT IN INLAND RESIDENTIAL PROPERTIES TRUST, INC. (THE “COMPANY”) CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.
A—INVESTMENT
1. Minimum initial investment is $3,000; $1,000 for qualified accounts.
Total Invested: $
2. Method of Payment:
FOR CUSTODIAL OWNERSHIP ACCOUNTS:
Checks should be made payable to the Custodian and sent along with the completed and executed subscription agreement to the Custodian.
FUNDS WIRED
FUNDS SENT SEPARATELY
FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Please send the completed and executed subscription agreement and your check made payable to: UMB Bank, N.A. as escrow agent for Inland Residential Properties Trust, Inc. to the address above.
CHECK ENCLOSED—Make check payable to UMB Bank, N.A. as escrow agent for Inland Residential Properties Trust, Inc. (We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.)
FUNDS WIRED
FUNDS SENT SEPARATELY
3. This is an:
INITIAL INVESTMENT
ADDITIONAL INVESTMENT TO ACCOUNT #
A completed Subscription Agreement is required for each additional investment. Minimum additional investment is $1,000.
4. Type of Purchase: Please consult with your financial advisor regarding the type of purchase and commission structure of your investment. Check one of the following options. The prospectus contains additional information regarding the different class shares.
CLASS A SHARES
For purchases of Class A shares without selling commissions, please check the box below, if applicable:
Registered Representative Purchase (Net of Selling Commission). Representative will not receive selling commission.
Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “WRAP” fee feature for advisory and related brokerage services. No sales commissions are paid on these accounts.
CLASS T SHARES
CLASS T-3 SHARES
5. Volume Discount Qualification:
Check if purchase qualifies for volume discount breakpoint. See prospectus for additional information.
5080SA-4 Page 1 of 6 4/10/2017

B - TYPE OF OWNERSHIP

Please complete either section 1 or 2.

1. **NON-CUSTODIAL ACCOUNT TYPE**

- ☐ **Individual Ownership**
  - ☐ Transfer on Death *(Complete TOD Form)*
- ☐ **Joint Tenants with Rights of Survivorship***
  - ☐ Transfer on Death *(Complete TOD Form)*
- ☐ **Tenants in Common***
- ☐ **Tenants by Entirety***
- ☐ **Community Property***
- ☐ **Trust** *(Include Trust Certification or Trust Documents)*
  - ☐ Revocable ☐ Irrevocable
- ☐ **Pension or PSP** *(Plan Documents Required)*
- ☐ **UTMA / UGMA**
  - State of ____________________
  - Guardian ____________________
- ☐ **Corporate Ownership** *(Corporate Resolution Required)*
  - ☐ C-Corp ☐ S-Corp
- ☐ **LLC Ownership** *(LLC Agreement Required)*
- ☐ **Other** ____________________

* All Parties Must Sign

2. **CUSTODIAL ACCOUNT TYPE**

- ☐ **Traditional IRA**
- ☐ **Beneficiary IRA**
  - Decedent Name ____________________
  - Date of Death ____________________
- ☐ **Roth IRA**
- ☐ **SEP IRA**
- ☐ **Brokerage Account**
- ☐ **Pension or PSP**
- ☐ **Other** ____________________

Custodian Information *(To be completed by Custodian)*

Custodian Name ____________________

Custodian Address ____________________

Custodian Tax ID # ____________________

Custodian Account # ____________________

Custodian Telephone # ____________________

C - INVESTOR INFORMATION

1. **INVESTOR/BENEFICIAL OWNER** Mr. ☐ Mrs. ☐ Ms. ☐

Investor/Trustee/Administrator/UTMA/UGMA Minor's Name

First ________ Middle ________ Last ________ **Date of Birth** MM/DD/YYYY

2. **Social Security/Tax ID #** ____________________

4. **CO-INVESTOR/BENEFICIAL OWNER** Mr. ☐ Mrs. ☐ Ms. ☐

First ________ Middle ________ Last ________ **Date of Birth** MM/DD/YYYY

5. **Social Security/Tax ID #** ____________________

City ____________ **State** ______ **Zip** ______

8. **Alternate Mailing Address** - P.O. Boxes are Acceptable ____________________

City ____________ **State** ______ **Zip** ______

9. **Telephone Number** ____________________ ☐ Home ☐ Cell ☐ Work

5080SA-4

Page 2 of 6

B - TYPE OF OWNERSHIP
Please complete either section 1 or 2.
1. NON-CUSTODIAL ACCOUNT TYPE
2. CUSTODIAL ACCOUNT TYPE
Individual Ownership
Traditional IRA
Transfer on Death (Complete TOD Form)
Beneficiary IRA
Joint Tenants with Rights of Survivorship*
Decedent Name
Transfer on Death (Complete TOD Form)
Date of Death
Tenants in Common*
Roth IRA
Tenants by Entirety*
SEP IRA
Community Property*
Brokerage Account
Trust (Include Trust Certification or Trust Documents)
Pension or PSP
Revocable Irrevocable Other
Pension or PSP (Plan Documents Required)
Custodian Information (To be completed by Custodian)
UTMA / UGMA
Custodian Name
State of Custodian Address Guardian
Corporate Ownership (Corporate Resolution Required)
C-Corp S-Corp
Custodian Tax ID #
LLC Ownership (LLC Agreement Required)
Custodian Account # Other Custodian Telephone #
* All Parties Must Sign
C - INVESTOR INFORMATION
1. INVESTOR/BENEFICIAL OWNER
Mr. Mrs. Ms.
Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name
Date of Birth First Middle Last
MM/DD/YYYY
2. Social Security/Tax ID #
3. Citizenship Status (Required)
U.S. Citizen Resident Alien Non-Resident Alien
*If non-resident alien, investor must submit an original of the appropriate Form W-8 (W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.
4. CO-INVESTOR/BENEFICIAL OWNER
Mr. Mrs. Ms.
Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Guardian’s Name
Date of Birth First Middle Last
MM/DD/YYYY
5. Social Security/Tax ID #
6. If Trust/Pension/PSP or Other Entity, Please Provide Complete Title - See Section B-1 for documentation requirements
Tax ID # OR Social Security #
Date of Trust/Pension/PSP/Other
7. Residence Address - Required by Law - No P.O. Boxes
City State Zip
8. Alternate Mailing Address - P.O. Boxes are Acceptable
City State Zip 9. Telephone Number Home Cell Work
5080SA-4

D - DISTRIBUTION OPTIONS
SELECT ONE DISTRIBUTION PAYMENT OPTION (will default to Residence Address or Custodian if an option is not selected):
1. FOR NON-CUSTODIAL OWNERSHIP:
Distribution Reinvestment Plan (See Prospectus for details)
Mail to Residence Address
Mail Distributions to a Third Party (Complete Section Below)
Name of Bank, Brokerage Firm, or Individual
Mailing Address City State Zip
Account #
Send Distributions via ACH
I (we) hereby authorize Inland Residential Properties Trust, Inc. (The “Company”) to deposit distributions from my (our) common stock of the Company into the account at the financial institution indicated in Section D of the Subscription Agreement. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.
This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authori- zation in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.
Checking (Enclose a VOIDED check)
A. Routing # B. Account #
Savings (Provide a letter from your bank)
(Please attach a pre-printed VOIDED check as shown below)
John Adams
1234 Main Street
New York, NY 12345-0000 123 12/34/1234 01/02
20 PAY TO THE ORDER OF $
DOLLARS
Checking Savings Investments Bank
New York, NY 12345-0000
FOR
123456789
1234567899
0123
A. B.
2. FOR CUSTODIAL OWNERSHIP:
Distribution Reinvestment Plan (See Prospectus for details)
Mail to the Custodian
E - ELECTRONIC DELIVERY
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) elec- tronically by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use elec- tronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet website. You may access and print all documents provided through this service. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us at a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.
1. Yes, I consent to the electronic delivery of documents including the prospectus and prospectus supplements.
E-mail Address (Required)
Signature (Alabama residents only):
5080SA-4

F - INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES
1. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:
PLEASE NOTE: Items (A) through (D) below MUST BE INITIALED by the investor(s), and if applicable, the trustee or administrator from ALL states and jurisdictions. Items (E) through (T) must be initialed if you reside in one of the applicable states listed below.
Initials
Investor Co-Investor
(A) I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented, relating to the shares, wherein the terms and conditions of the offering of the shares as described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Initials not required for residents of the State of Minnesota.)
(B) I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In addition to the foregoing general suitability standards, I (we) meet, and have represented as such below, the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
(C) I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.
Initials Please initial the appropriate box if you reside in one of the states listed below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.
Investor Co-Investor
(E) For Alabama residents: In addition to the general suitability requirements described above, this investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.
(F) For California residents: In addition to the general suitability requirements described above, the investor’s maximum investment in our common shares will be limited to 10% of the investor’s net worth. In addition, California investors must have either, (i) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (ii) a minimum liquid net worth of at least $250,000.
(G) For Iowa residents: In addition to the general suitability requirements described above, an Iowa investor must have either (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (ii) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.
(H) For Kansas residents: In addition to the general suitability requirements described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors should not invest, in the aggregate, more than 10% of their liquid net worth in this and other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
(I) For Kentucky residents: In addition to the general suitability requirements described above, no Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or our affiliate’s non-publicly traded real estate investment trusts.
(J) For Maine residents: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
(K) For Massachusetts residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates and other illiquid direct participation programs cannot exceed 10% of the Massachusetts resident’s liquid net worth.
(L) For Michigan residents: The maximum investment allowable in the Company for a Michigan investor is 10% of his or her net worth.
(M) For Missouri residents: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.
(N) For Nebraska residents: Investors must have either (i) a minimum net worth of $100,000 and minimum annual income of $70,000 or (ii) a minimum net worth of $350,000. The investor’s maximum aggregate investment in the issuer and other non-publicly traded real estate investment programs cannot exceed 10% of the investor’s net worth (excluding home, home furnishings, and automobiles).
5080SA-4 Page 4 of 6

Initials Investor Co-Investor (O) For New Jersey residents: New Jersey investors must have either, (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth. (P) For North Dakota residents: The Company’s common shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in the Company and that they meet one of the general suitability standards described above. (Q) For Ohio residents: An Ohio investor’s aggregate investment in the Company’s common shares, shares of the Company’s affiliates, and in other non-traded investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (R) For Oregon, Pennsylvania and Washington residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Oregon, Pennsylvania or Washington resident’s net worth. (S) For New Mexico residents: A New Mexico investor’s aggregate investment in the Company’s common shares, shares of the Company’s affiliates, and in other non-traded real estate investment programs may not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. (T) For Tennessee residents: In addition to the general suitability requirements described above, the investor’s maximum investment in the Company’s common shares and the Company’s affiliates shall not exceed 10% of the resident’s net worth. As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and InPoint Commercial Real Estate Income, Inc., but does not include (i) InvenTrust Properties Corp., a REIT previously sponsored by IREIC, which internalized its management in March 2014, (ii) IRC Retail Centers LLC, an entity previously sponsored by IREIC, or (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange. 2. THE UNDERSIGNED CERTIFIES, under penalties of perjury, (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding, (iii) I am a U.S. citizen or other U.S. person and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. See Form W-9 instructions at http://www.irs.gov Exempt payee code (if any) Exemption from FATCA reporting code (if any) BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, AS SUPPLEMENTED, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. For Custodian Use - Affix Medallion Date Signature Guarantee Stamp Here. Signature - Investor/Trustee/Administrator/POA* MM/DD/YYYY Print Name - Investor/Trustee/Administrator/POA Date Signature - Co-Investor/Co-Trustee (If Applicable) MM/DD/YYYY Print Name - Co-Investor/Co-Trustee *Must Include Supporting Document(s) Signature - Custodian I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES. 5080SA-4 Page 5 of 6

G - BROKER DEALER - REGISTERED REPRESENTATIVE
1. BROKER DEALER DATA - To be completed by selling registered representative or RIA.
Registered Representative Name Mr. Mrs. Ms.
Joint Representative Name Mr. Mrs. Ms.
Mailing Address
City
State
Zip
Registered Representative Telephone
Registered Representative E-mail
Broker Dealer Name
OR
RIA Firm Name
Broker Dealer Rep ID # (Required)
Broker Dealer Branch # (Required)
Broker Dealer Client Account #
The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) if applicable, have discussed such higher suitability as may be required or recommended by certain states as set forth in Section F of this subscription agreement; and (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
The undersigned Registered Representative further represents and certifies that, in connection with this subscription for shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.
Signature - Registered Representative or RIA (Required)
Signature - Broker Dealer (If Required by Broker Dealer)
Signature - Joint Registered Representative (If Applicable)
For Non-Custodial Ownership Accounts: Please send the completed and executed subscription agreement and your check made payable to: UMB BANK, N.A. AS ESCROW AGENT FOR INLAND RESIDENTIAL PROPERTIES TRUST, INC. to the address below.
For Custodial Ownership Accounts: Checks should be made payable to the custodian and sent along with the completed and executed subscription agreement to the custodian.
Regular Mai ~ P.O. Box 219182, Kansas City, Missouri 64121-9182
Overnight Delivery ~ 430 W. 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228
5080SA-4 Page 6 of 6

APPENDIX C-2

TRANSFER ON DEATH FORM

C-2-1

INLAND ®
Inland Residential Properties Trust, Inc.
INLAND Inland Residential Properties Trust, Inc.
The Inland name and logo are registered trademarks being used under license.
TRANSFER ON DEATH FORM
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.
As our transfer agent, DST Systems, Inc. is located in Missouri, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri.
PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE FORM:
1. Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana.
2. Designation of beneficiaries: The account owner may designate one or more beneficiaries on the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3. Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4. Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the TOD Form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5. Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6. Transfer to designated beneficiaries upon the account owner’s death: a. Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the TOD Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner. b. Form of ownership: Multiple beneficiaries will be treated as tenants in common (TEN COM) unless the account owner expressly indicates otherwise. c. Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries in the event the designated beneficiaries predecease the account owner, the account owner must check one of the boxes under Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If a box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all primary and/or all contingent beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner. d. Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
7. Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of TOD Form is available for this purpose on our website (www.inland-investments.com) or from your registered representative.
8. Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account. a. Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify Inland Residential Properties Trust, Inc. of the desired change in writing as specified in paragraph 7 above. b. Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will. c. Dividends, interest, capital gains, and other distributions after the account owner’s death: i. Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries. ii. Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
9. TOD registrations may not be made irrevocable.
5080TOD-1 Page 1 of 2 03/13/2015

A - STOCKHOLDER INFORMATION
Name of investor(s) exactly as indicated on subscription agreement:
Stockholder Name
First
Middle
Last
Co-Stockholder Name
(If applicable)
First
Middle
Last
Social Security Number(s) of Investor(s)
Stockholder
Co-Stockholder
Daytime Telephone
State of Residence
(Not accepted from residents of Louisiana)
B - TRANSFER ON DEATH (Not permitted in Louisiana)
I (we) authorize Inland Residential Properties Trust, Inc. (“Inland Residential”) to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Whole numbers ONLY. Allocations must equal 100%.
PRIMARY Beneficiary Name
TOD Share Percentage
%
Name of Custodian/Guardian if Beneficiary is a Minor
Social Security/Tax ID #
Date of Birth
Relationship
PRIMARY Beneficiary Name
TOD Share Percentage
%
Name of Custodian/Guardian if Beneficiary is a Minor
Social Security/Tax ID #
Date of Birth
Relationship
PRIMARY Beneficiary Name
TOD Share Percentage
%
Name of Custodian/Guardian if Beneficiary is a Minor
Social Security/Tax ID #
Date of Birth
Relationship
Contingent Beneficiary Name
TOD Share Percentage
%
Name of Custodian/Guardian if Beneficiary is a Minor
Social Security/Tax ID #
Date of Birth
Relationship
Contingent Beneficiary Name
TOD Share Percentage
%
Name of Custodian/Guardian if Beneficiary is a Minor
Social Security/Tax ID #
Date of Birth
Relationship
Lineal Descendants per Stirpes (“LDPS”): Check below if you wish to have the account pass to children of the above-designated beneficiary(ies) in the event the designated beneficiary(ies) predecease(s) the stockholder. The LDPS designation will apply to all designated beneficiaries by category.
Primary Only
Contingent Only
Both Primary and Contingent
C - SIGNATURE
By signing below, I (we) authorize Inland Residential to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Residential and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, Inland Residential reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.
I (we) further understand that Inland Residential cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the subscription agreement. All investors must sign. This TOD is effective subject to the acceptance of Inland Residential.
Signature - Stockholder (Required)
Date
Signature - Co-Stockholder (If Applicable)
Date
5080TOD-1

APPENDIX D

PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to all IREIC affiliates, including Inland Residential Properties Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•	Information about your transactions with us, affiliates of IREIC and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•	Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•	If we suspect fraud.

•	To protect the security of our records, web site and telephone customer service center.

•	Information you have authorized us to disclose.

•	To your broker-dealer or financial representative.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

D-1

Opt-Out. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Sandra L. Perion at (630) 218-8000.

D-2

$1,000,000,000 of Common Stock: Class A Shares,

Class T Shares and Class T-3 Shares

Inland Residential Properties Trust, Inc.

Common Stock

PROSPECTUS

April 24, 2017

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Residential Properties Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until July 23, 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.